UNITED STATES BANKRUPTCY COURT

 SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

In re:

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Chapter 11

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HII TECHNOLOGIES, INC., et al.

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15-60070-H2-11 (DRJ)

Debtors

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(Jointly Administered)

______________________________________________________________________________

DEBTORS’ SECOND AMENDED DISCLOSURE STATEMENT IN SUPPORT OF

JOINT AMENDED PLAN OF REORGANIZATION

______________________________________________________________________________

IMPORTANT DATES

•

Date by which Ballots must be received is 5:00 p.m., prevailing Central Time, April 8, 2016

•

Deadline by which objections to Confirmation of the Plan must be Filed and served: 5:00 p.m., prevailing Central Time, April 8, 2016.

•

Hearing on Confirmation of the Plan: 2:00 p.m., prevailing Central Time, April 15, 2016 at 515 Rusk, Courtroom 400, Houston, Texas, USA.

McKOOL SMITH, PC

600 Travis, Suite 7000

Houston, Texas 77002

Telephone:

(713) 485-7300

Facsimile:

(713) 485-7344

Dated:  March 10, 2016

Attorneys for the Debtors and Debtors in

Possession

THE PLAN VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN DESCRIBED HEREIN IS April 8, 2016 AT 5:00 P.M., PREVAILING CENTRAL TIME, UNLESS THE DEBTORS EXTEND THIS DATE PRIOR TO THE PLAN VOTING DEADLINE.  TO BE COUNTED, THE BALLOTING AGENT MUST RECEIVE YOUR BALLOT ON OR BEFORE THE PLAN VOTING DEADLINE.

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THE DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION.  THE INFORMATION INCLUDED IN THE DISCLOSURE STATEMENT IS PROVIDED FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN.

EACH HOLDER OF A CLAIM OR INTEREST ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN, THE DISCLOSURE STATEMENT, AND THE PLAN SUPPLEMENT IN THEIR ENTIRETY BEFORE CASTING A BALLOT.  THE DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE.  ENTITIES DESIRING SUCH ADVICE OR ANY OTHER ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.

NO ONE IS AUTHORIZED TO GIVE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THE DISCLOSURE STATEMENT.  ANY INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE PLAN THAT ARE OTHER THAN AS SET FORTH, OR INCONSISTENT WITH THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT OR THE DOCUMENTS ATTACHED TO THE DISCLOSURE STATEMENT AND THE PLAN, SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING, THREATENED, OR POTENTIAL LITIGATION OR OTHER ACTIONS, THE DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN THE CONTEXT OF SETTLEMENT NEGOTIATIONS PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE.

THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS THAT, THOUGH CONSIDERED REASONABLE BY THE DEBTOR AND ITS PROFESSIONALS, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL.  THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE ABILITY TO ACHIEVE THE PROJECTED RESULTS.    NEITHER THE DEBTORS NOR THEIR COUNSEL CAN WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS WITHOUT INACCURACIES.  NEITHER THE

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DEBTORS NOR THEIR COUNSEL HAVE VERIFIED ALL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, ALTHOUGH THEY DO NOT HAVE ACTUAL KNOWLEDGE OF ANY INACCURACIES.

THE BANKRUPTCY COURT HAS SCHEDULED THE CONFIRMATION HEARING TO COMMENCE ON APRIL 15, 2016, AT 2:00 P.M. PREVAILING CENTRAL TIME BEFORE THE HONORABLE DAVID R. JONES, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS, VICTORIA DIVISION, 515 RUSK STREET, COURTROOM 400, HOUSTON, TEXAS 77002.  THE CONFIRMATION HEARING MAY BE ADJOURNED FROM TIME TO TIME BY THE BANKRUPTCY COURT WITHOUT FURTHER NOTICE EXCEPT FOR AN ANNOUNCEMENT OF THE ADJOURNED DATE MADE AT THE CONFIRMATION HEARING OR ANY ADJOURNMENT OF THE CONFIRMATION HEARING.

TO BE COUNTED, THE BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY THE BALLOTING AGENT, NO LATER THAN 5:00 P.M. PREVAILING CENTRAL TIME, ON APRIL 8, 2016.

OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE FILED AND SERVED ON OR BEFORE 5:00 P.M. PREVAILING CENTRAL TIME ON APRIL 8, 2016.  UNLESS OBJECTIONS TO CONFIRMATION ARE TIMELY SERVED AND FILED IN COMPLIANCE WITH THE ORDER CONDITIONALLY APPROVING THE DISCLOSURE STATEMENT, THEY MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

IF THE REQUISITE VOTE IS ACHIEVED FOR EACH CLASS OF IMPAIRED CLAIMS, THE PLAN IS SUBSEQUENTLY CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN), WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS AND RELEASES CONTEMPLATED THEREBY.

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TABLE OF CONTENTS

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TABLE OF EXHIBITS1

Exhibit

Name

A

Plan of Reorganization

B

Statement of Financial Affairs Disclosure of Transfers (Question 3)

C

Pro Forma Financials

D

Liquidation Analysis

E

Litigation Trust Agreement [To Be Filed Separately]

F

Hypothetical Waterfall Analysis

G

Order Conditionally Approving the Disclosure Statement

H

Compromise with the AES Ad Hoc Creditors’ Committee. et al.

1

To the extent the referenced Exhibits are not attached to the Disclosure Statement, they will be filed as part of the Plan Supplement.

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ARTICLE I  DEFINITIONS

The definitions used in the Plan, attached hereto, apply to this Disclosure Statement.  Definitions used in the Bankruptcy Code (i.e., 11 U.S.C. § 101) apply to this Disclosure Statement, unless such definitions conflict with the Plan Definitions.

ARTICLE II  INTRODUCTION

This Disclosure Statement is being provided in order to disclose important and necessary information to allow a reasonably informed decision by creditors receiving distribution under the Plan to exercise its rights to vote on the Plan.  The purpose of this summary is to answer questions which are most often asked by a party receiving a Disclosure Statement.  Unless otherwise stated, the information contained herein is current as of October 31, 2015, which is at the end of the Debtor’s most recently reported accounting period.  Any forecasts provided with the Disclosure Statement are figured around that date as well. A term used in this Disclosure Statement and not defined herein has the meaning assigned to that term in either the Plan or the Bankruptcy Code.

In addition to reviewing this Disclosure Statement, all persons receiving the Disclosure Statement are urged to review fully the provisions of the Plan and all attachments to the Disclosure Statement.

This Disclosure Statement is not intended to replace careful review and analysis of the Plan.  Rather, it is submitted as an aid and supplement in your review of the Plan and in an effort to explain the terms and implications of the Plan on file with the Bankruptcy Court.  Every effort has been made to explain fully the various aspects of the Plan as it may affect all creditors and holders of interest.  If you have any questions, the Debtors urge you to contact the Debtors’ legal counsel and every effort will be made to assist you.

On March 10, 2016 the Bankruptcy Court entered an order conditionally approving the Disclosure Statement as containing information of a kind and in sufficient detail, adequate to enable creditors whose votes on the Plan are being solicited to make an informed judgment whether to accept or reject the Plan, subject to a final determination at the confirmation hearing.

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ARTICLE III  SUMMARY OF PLAN

On March 4, 2016, the Debtors filed their Amended Joint Plan of Reorganization1 (the “Plan”), which proposes to reorganize each of the Debtors and transfer certain assets of the Debtors, including the Initial Litigation Trust Administrative Cash provided by the DIP Lenders and Causes of Action, as described in Section 21.12 of the Disclosure Statement, to a Litigation Trust.  The Litigation Trust will investigate and pursue Causes of Action and distribute any proceeds from such Causes of Action to the Litigation Trust Beneficiaries, in accordance with the Waterfall (as defined under Section 1.73 of the Plan) and pursuant to the DIP Order, Mediated Settlement Agreement, and the terms of the Plan.

Under Section 4.1 the Plan, each Allowed Secured Claim will be paid in full to the extent of the value of the Collateral securing such Claim.  Under Section 2.4 of the Plan,  the DIP Lenders shall receive on account of their over $11 Million super-priority Administrative Expense, (i) repayment of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash (as defined in the Plan) from the Debtors’ cash and/or the first monies from the Litigation Trust in accordance with the Warterfall, (ii) Distributable Cash (as defined in the Plan), (iii) HIIT Preferred Convertible Stock to the DIP Agent for the benefit of the DIP Lenders that will eventually constitute 95% of the equity of the reorganized debtors, (iv) fifty-five (55%) of the beneficial interests in the Litigation Trust and the Litigation Trust Assets, in accordance with the Waterfall, and (v) 100% of the insurance proceeds of their collateral.

Under Section 4.5 of the Plan, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of such Claim: (i) its Pro Rata Share of 5% of the New HIIT Common Stock; and (ii) its Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest, in accordance with the Waterfall, on account of which such holder shall receive, as soon as is reasonably practicable after the Litigation Trustee, from time to time, determines that there is sufficient Distributable Trust Cash to make a distribution to Litigation Trust Beneficiaries, its Pro Rata Share of such Distributable Trust Cash based upon such Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest, in accordance with the Waterfall.

Other Allowed Administrative Expenses sought before the Administrative Expense Bar Date and all Allowed Priority Tax Claims will be paid in full, upon Final Order authorizing the Expense, or on or promptly after the Effective Date, whichever is later.  Holders of Allowed General Unsecured Claims will share pro rata in (i) 5% of the stock of the new HIIT Common Stock, and (ii) a pro rata share of the Unsecured Creditor Beneficial Litigation Trust Interest, from which the Litigation Trustee shall make distributions of cash as set forth in the Plan.

Brent Mulliniks and Billy Cox, Jr. will receive Allowed Mulliniks/Cox Priority Claims as more fully described in Section 4.3 of the Plan and the Mediated Settlement Agreement, dated February 29, 2016, among Mr. Mulliniks, Mr. Cox, the Ad Hoc Committee of Unsecured Creditors of Apache Energy Services, LLC, the Debtors, the DIP Lenders, and the Committee.  A copy of the Mediated Settlement Agreement is attached to this Disclosure Statement as Schedule

Capitalized terms used in this Disclosure Statement and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

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H.  In sum, the Allowed Mulliniks/Cox Priority Claims total, collectively, $150,000, with the Claim of Mr. Mulliniks totaling $75,000, individually, and the Claim of Mr. Cox totaling, $75,000, individually.  The Mulliniks/Cox Priority Claims will receive priority beneficial interests in the Litigation Trust. These beneficial interests will entitle Mr. Mulliniks and Mr. Cox to receive up to $150,000 collectively ($75,000 to Mr. Mulliniks and $75,000 to Mr. Cox) following the resolution, through judgment, settlement or otherwise, of all Claims and Causes of Action of the Litigation Trust against Mr. Mulliniks and Mr. Cox.

This priority distribution will be reduced by the amount of any final and non-appealable judgment obtained by the Litigation Trust against Mr. Mulliniks and Mr. Cox, respectively, for which there are inadequate or no insurance proceeds available to pay such a judgment.  All other Claims and Causes of Action of Mr. Mulliniks and Mr. Cox against the Debtors, the DIP Lenders, the Committee and their respective professionals, representatives and agents will be released and discharged in their entirety.

Holders of Allowed Subordinated Claims will receive nothing.

Existing Equity Interests in HIIT will be cancelled, all stock de-listed, and no SEC filings will be required upon entry of an administrative order from the SEC that de-registers the HIIT Stock.  The Debtors’ tax attributes will be preserved and it will continue operating.  A hypothetical “waterfall” analysis is attached as Exhibit F that describes the sources and uses of funds under the Plan.

The Plan is also a motion requesting that the Bankruptcy Code substantively consolidate the Debtors’ estates solely for the purposes of voting and making distributions, as more fully set forth below.  The Plan is also a motion to compromise with the DIP Lenders on the amount of their superpriority administrative expense of over $11 Million, accepting less than full payment in exchange for payment under the Plan.

The Plan must meet the requirements of section 1129 of the Bankruptcy Code with respect to the Debtors on a consolidated basis in order to be confirmed.  As set forth in more detail in Article XIII, the Debtors believe that the proposed plan is the best option for recovery for Holders of Claims when compared with the alternative, which would result in a foreclosure and payment to the DIP Lenders or holders of administrative expenses.

ARTICLE IV - BACKGROUND

Section 4.01

Introduction

HII Technologies, Inc.; Apache Energy Services LLC, dba AES Water Solutions, and its division AES Safety Services; Sage Power Solutions, Inc.; Aqua Handling of Texas LLC, dba AquaTex; and Hamilton Investment Group (collectively, “the Debtors”) submit the following Joint Disclosure Statement pursuant to Bankruptcy Code section 1125 for the purpose of soliciting votes to accept or reject the Debtors’ Plan.  A copy of the Plan is attached hereto as Exhibit A.  The Disclosure Statement describes certain aspects of the Plan, including the treatment of holders of Claims and Interests, and also describes certain aspects of the Debtors’ operations, financial projections, and other related matters.

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On September 18, 2015 (the “Petition Date”), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532 (as amended, the “Bankruptcy Code”). The Debtors continue to maintain their businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. On September 9, 2015, the United States Trustee for the Southern District of Texas filed a Notice of Appointment of Committee of Unsecured Creditors.  The current members of the Committee are Power Reserve Corp., Bold Production Services, L.L.C., and Worldwide Power Products, L.L.C.

Section 4.02

Description of Debtors’ Businesses and Assets

The Debtors operate through wholly-owned subsidiaries of HIIT.  The table below provides an overview of the current subsidiaries and their oilfield service activities:

Name	Doing Business As (dba):	Business
Apache Energy Services, LLC	AES Water Solutions	Frac Water Management Solutions
	AES Safety Services	Oilfield Safety Services
Aqua Handling of Texas, LLC	AquaTex	Frac Water Management Solutions
Hamilton Investment Group	Hamilton Water Transfer	Frac Water Management Solutions
Sage Power Solutions, Inc.	Sage Power, South Texas Power, or STP	Oilfield Power Management Solutions

HIIT is a publicly-traded oilfield services company which entered the hydraulic fracturing (“frac”) water management business via the acquisition of Apache Energy Services dba AES Water Solutions in September 2012.  Previous to HIIT’s frac water operations, the company operated an oilfield machining and manufacturing company known as Shumate Machine Works and a proprietary industrial valve product line company known as the Hemiwedge Cartridge valve.  In 2008, HIIT sold Shumate Machine Works, and in May 2011, HIIT sold the Hemiwedge valve product line and related assets including trademarks. HIIT subsequently changed its name to “HII Technologies, Inc.” in connection with the sale of Hemiwedge’s oilfield valve technology and HIIT’s strategy to reposition the company to focus on oilfield services, especially frac water management solutions.  HIIT believed the frac water, portable oilfield power and safety consultancy market areas as necessary services to support exploration and production (“E&P”) company operators with their domestic U.S. horizontal drilling and related hydraulic fracturing activities. HIIT also endeavored to commercialize certain new technologies in frac water management to complement its legacy services to build a sustained market advantage.    HIIT sought to scale its business quickly through the acquisition of numerous small oilfield service providers with unique product and service offerings as part of a roll-up strategy.

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In September 2012, HIIT purchased 100% of the membership interests of Apache Energy Services, LLC dba AES Water Solutions.  AES Water Solutions managed the logistical and transportation associated with water used typically during hydraulic fracturing and completion of horizontally drilled oil and gas wells.  In December 2012, HIIT established a new subsidiary specialized in oilfield power solutions under the name of South Texas Power, which was subsequently renamed in 2014 to Sage Power Solutions (“Sage”).  Sage operated a fleet of mobile generators, light towers and related oilfield rental equipment for in-field power where remote locations provide little or no existing electrical infrastructure.  In January 2013, HIIT expanded its service offering with AES Safety Services which provided safety consulting services to oil and gas operating companies in Texas, Ohio and West Virginia. AES Safety Services provided in-classroom training for SafeLand, Hydrogen Sulfide safety training, and other certification programs.

In November 2013, 2013, in furtherance of its roll-up strategy, HIIT purchased 100% of the membership interests of Aqua Handling of Texas, LLC dba AquaTex, a frac water transfer company that provided lay flat, hose and aluminum pipe for the high volume transfer of salt and fresh water necessary for hydraulic fracturing operations.

The most recent acquisition took place on August 12, 2014, when HIIT purchased 100% 100% of the capital stock of Hamilton Investment Group of Guthrie Oklahoma, (“Hamilton”) which performed frac water transfer services in Oklahoma.

HIIT’s corporate office is located at 8588 Katy Freeway, Suite 430, Houston, Texas, 77024, and its most recent regions of operations included Texas, Oklahoma, Ohio and West Virginia.  The Debtors expect to vacate the premises pre-confirmation and operate from a new address in the next 60 days.

Section 4.03

Debtor’s Corporate Structure

HIIT is a Delaware corporation that is publicly-traded company traded on the OTC marketplace under the symbol HIIT1.  Total outstanding common stock as of the Petition Date was approximately 58 million shares of stock prior to the conversion, if completed, of Series “A” and Series “B” convertible preferred shares into common HIIT shares.  Total insider ownership is estimated at less than 20% before dilution of the convertible preferred stock.

HIIT used convertible preferred stock, common stock, lines of credit, senior term loan financing, debentures and equipment leases, both capital and operating leases, to finance its growth.  A summary of Company’s current material capitalizations is as follows:

- Series A Convertible Preferred Stock – Numerous individual accredited investors and institutional investors participated and yielded proceeds of $4 million; closed July 8, 2014.

1 Since the Chapter 11, the symbol has been modified to HIITQ to reflect the existence of a bankruptcy.

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- Senior Term Loan with Heartland Bank, as Agent – Senior secured credit facility comprised of a $12 million term loan; closed August 12, 2014.

- Line of Credit/Account Purchase Agreement with Heartland Bank, as Agent – $6 million line of credit (replacing the Rosenthal Line of Credit); closed August 12, 2014.

- Series B Convertible Preferred Stock – Numerous individual accredited investors and institutional investors participated and yielded proceeds of $3.05 million; closed May 27, 2015.

HIIT is the sole shareholder of the other four Debtors and will remain so as the Reorganized Debtor.

Section 4.04

The Debtor’s Pre-Petition Indebtedness

(a)  Secured Debt

On August 12, 2014, the Debtors entered into a senior secured credit facility (the "Facility" or "Pre-Petition Senior Loan") with Heartland Bank as Agent, consisting of two parts:

(a) that certain Credit Agreement dated as of August 12, 2014, as amended and modified (the "Prepetition Credit Agreement"), by and between HII Technologies, Inc., a Delaware corporation, Apache Energy Services, LLC, a Nevada limited liability company, Aqua Handling of Texas, LLC, a Texas limited liability company, Hamilton Investment Group, an Oklahoma corporation, KMHVC, Inc n/k/a Sage Power Solutions, Inc., a Texas corporation (collectively, the "Borrowers"), and Heartland Bank, an Arkansas state bank ("Heartland"), as administrative agent (the "Prepetition Agent"), and McLarty Capital Partners SBIC, L.P., a Delaware limited partnership ("MCP"), together with Heartland, as lenders  (collectively, the "Prepetition Term Lenders"); and

(b) that certain Account Purchase Agreement dated as of August 12, 2014, as amended (the "Prepetition A/R Agreement" and together with the Prepetition Credit Agreement, the "Prepetition Loan Documents"), by and between HII Technologies, Inc., a Delaware corporation, Apache Energy Services, LLC, a Nevada limited liability company, Aqua Handling of Texas, LLC, a Texas limited liability company, Hamilton Investment Group, an Oklahoma corporation, KMHVC, Inc, a Texas corporation (collectively, the "A/R Borrowers") and Heartland, as administrative agent, and certain financial institutions and their successors and assigns (collectively, "Prepetition A/R Lenders", and together with the Prepetition Term Lenders, the "Prepetition Lenders"), which replaced the Debtors' previous senior secured revolving facility.

The Pre-Petition Senior Loan was incurred in the Debtors’ ordinary course of business; the proceeds of the financing were used to fund the acquisition of Hamilton in furtherance of HIIT’s roll-up strategy, to refinance existing indebtedness, and to provide working capital for business operations.

The Debtors subsequently entered into certain modification and waiver agreements as to the Prepetition Loan Documents with the Prepetition Agent in which the Prepetition Lenders waived certain existing defaults, waived default interest, and agreed to the distribution of

" = "1" "" "" McKool 1163931v3

proceeds of an equity raise. Under the Third Modification and Waiver Agreement of the Prepetition Loan Documents, the interest rate was increased to a non-variable 13.75%, and the principal payment terms were changed to monthly payments of $110,000. A balloon payment remained due on the August 12, 2017 (the maturity date). The Debtors were in default under the Prepetition Loan Documents, which were extended by numerous forbearances between July 1, 2015 and the Petition Date.

            (b) Unsecured Debt

(i)

Equipment and Vehicle Leases.

The Debtors have a series of equipment and vehicle leases, some of which may have been disguised financing transactions.  If a lease, the lessor may file a damage claim for the rejection of the lease and loss of any leased equipment.  If a financing transaction, the lessor may file a claim for breach of contract.  All known equipment and vehicle leases were rejected as of the Petition Date.  Some of the significant leases are listed below:

BCL Lease On June 30, 2014, the Debtors entered into a lease agreement with BCL-Equipment Leasing, LLC ("BCL") under which it leased equipment with a capitalized cost of $3,244,976.  The lease term is for 24 months, with an automatic 12-month extension if the purchase option is not elected at the end of year.  The purchase price is for the greater of fair market value or 20% of the total capitalized cost.  The monthly payments under the lease are $150,769 and Debtors paid a security deposit of $657,243 and an origination fee of $32,347.  The equipment under the lease consisted of lay flat hose which is used in frac water transfer service related activities.

Nations Fund Lease On July 10, 2014, the Debtors entered into a lease agreement with Nations Fund I, LLC ("NEF") under which we leased equipment with a value of $1,908,542.  The lease requires 36 monthly payments during such term of $52,485 per month and a purchase at the end of term of $572,563.  The lease contains a purchase option at the end of the initial 36-month term, granting the Company the right to purchase all equipment covered under the lease for its fair market value.  The equipment under the leases consisted of flowback equipment, evaporation units, and generators which are used in the Debtors' flowback, evaporation, and portable power service revenue activities.

Enterprise Vehicle Lease  The Debtors also leased vehicles from Enterprise FM Trust.  Those leases were all rejected on the Petition Date.  The vehicles were turned over, made available, or reported stolen.

Axis Capital Lease  The Debtors leased equipment from Axis Capital and has returned much of the equipment.  To the extent it is missing, the Debtor has cooperated with filing police reports or insurance claims.

(ii)

General Unsecured Debt.

As set forth in more detail in the First Day Declaration, as of the Petition Date, the Debtors had aggregate outstanding unsecured debt of approximately $3 Million arising in

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connection with trade debt, accounts payable, accrued and other liabilities.  Since then, the Debtors have learned of approximately $12 Million in additional claims arising from loss of collateral, rejection of leases, or otherwise non-routine items.

(iii)

Intercompany Debts.

HIIT managed a centralized accounting system and unified cash management system that required significant amounts to be registered between the Debtors as Intercompany Debt.

(c) Equity/Subordinated Convertible Debt

Series B Shares.  From May 20, 2015 to May 27, 2015, HIIT issued a total of 3,050 shares of series B convertible preferred stock and warrants to acquire an aggregate of 3,812,500 shares of common stock to 14 accredited investors for an aggregate gross purchase price of $3,050,000.  Each share of series B convertible preferred stock had a par value of $1,000 and was convertible into shares of common stock.  The investors also received warrants to purchase additional shares of common stock.

From these proceeds, approximately $1.97 million was used for payment of accounts payable and $757,575 were deposited into a restricted account with Heartland Bank which will be used for payment on the Company's term loan with Heartland Bank. The remainder was used to pay the costs and expenses associated with the offering and for working capital and general corporate expenses, including $213,500 to Roth Capital Partners, LLC as placement agent.

Series A Shares.  From June 21, 2014 through July 8, 2014, HIIT sold 4,000 shares of Series A stock to 22 accredited investors at a price of $1,000 per Series A Unit for total gross proceeds of $4,000,000.  Each Series A share consisted of convertible shares and warrants to acquire more shares.  The Series A Conversion Shares and the Series A Warrant Shares contained standard piggy back registration rights.

The Debtor used $242,700 of these proceeds as payment for nonexclusive placement agent fees to FINRA registered broker-dealers.  In addition, approximately $500,000 was used to repay outstanding indebtedness under 10% promissory notes.  The remaining proceeds were used for working capital and general corporate purposes and to fund growth opportunities.

Treated as Equity Interests for all Purposes Bankruptcy courts consider the claims of convertible equity to be simply equity1 or, if converted to claims, as subordinated claims treated as stock.  Under 11 U.S.C. §510(b) certain securities claims are automatically subordinated and treated as equity.  Under that statute or other law, the Series A and Series B shares are treated either as equity interests (shares) or subordinated debt treated as equity.   Holders of Series A and Series B shares (as with all other Holders of Interests) receive nothing under the Plan and are deemed to vote against confirmation.

1     Compare 11 U.S.C. §101(5) and §101(17); In re Charter Company, 44 B.R. 256, 258 (Bankr. M.D. Fla. 1984).

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Section 4.05

Debtor’s Management

On the Petition Date, the following persons were employed as senior management of the Debtor:

Matt Fleming, President and Chief Executive Officer

Loretta Cross, Chief Restructuring Officer

Under the Plan, Loretta Cross will continue as the Chief Executive Officer of each of the reorganized Debtors.

Section 4.06

Events Precipitating the Bankruptcy Case

As the market for frac water management and related services grew in 2013 and 2014, HIIT grew its annual revenues from approximately $14.5 million to approximately $35 million, respectively. Full year 2014 HIIT revenues, on a pro forma basis inclusive of full-year Hamilton results, were $44 million and EBITDA was $6 million. HIIT entered into the above described Pre-Petition Senior Loan and the financing proceeds were used to pay for the purchase price due at closing for the Hamilton acquisition, refinancing of existing indebtedness, and for working capital purposes.

The 2014 pro forma EBITDA actual results, determined after January 2015, were below original estimates and did not achieve the needed financial ratios within the loan agreements. The Debtors were in default of their loan agreements by February 2015.

During 2015, the oilfield services market continued to decline in activity and pricing due to the macroeconomic environment, in particular the sharp decline in oil prices. Consecutive operating losses at HIIT developed monthly in 2015. The Debtors responded by shutting down non-profitable divisions and areas with an objective to move their idle equipment to remaining active areas including the Permian basin in West Texas. This "shrink-to-the-core" strategy left intact the division known as AES Water Solutions' Flowback operations, located near Midland, Texas.

In the first quarter of 2015, the Debtors engaged Roth Capital, broker dealer, to assist in raising new capital via a private placement in an effort to help resolve the Debtors’ default issues related to EBITDA results and other covenants.

Notwithstanding the substantial, industry-wide oilfield activity decline which began in late 2014 and continued into 2015, HIIT was able to close on a Series B convertible preferred equity raise on May 12, 2015, in the amount of $3.05 million. The Debtors entered into a waiver and modification agreement on May 20, 2015, with its lenders that in connection with the Series B equity raise the company would waive covenants for quarterly periods ending December 31, 2014 and March 31, 2015 and reset covenant ratios for the remaining quarters of 2015.

Despite the preferred equity raise, the Debtors were quickly back in default. Loretta Cross was appointed Chief Restructuring Officer on July 30, 2015.  Between July 30, 2015 and the Petition Date, the Debtors sought an alternative out-of-court transaction that would avoid a

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bankruptcy filing.  Unfortunately, the Debtors were unable to avoid filing these Bankruptcy Cases.

ARTICLE V

THE CHAPTER 11 CASE

Section 5.01

Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Chapter 11 authorizes a debtor to reorganize its business for the benefit of its creditors, equity interest holders, and other parties in interest.  Commencing a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The principal objective of a chapter 11 case is to consummate a plan of reorganization.  A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor.  Confirmation of a plan of reorganization by a bankruptcy court binds a debtor, any issuer of securities thereunder, any person acquiring property under the plan, any creditor or equity interest holder of a debtor, and any other person or entity the bankruptcy court may find to be bound by such plan.

Prior to soliciting acceptances of a proposed plan of reorganization, Bankruptcy Code section 1125 requires a debtor to prepare a disclosure statement containing information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the plan of reorganization.  This Disclosure Statement is submitted in accordance with Bankruptcy Code section 1125.

Section 5.02

Administration of the Chapter 11 Case

(a) First-day Motions

On the Petition Date, or soon thereafter, the Debtors filed first-day motions requesting, among other things, authority to (i) jointly administer the separate chapter 11 cases of each of the Debtors, (ii) pay pre-petition compensation, wages, salaries and other reimbursable employee expenses, as well as to continue certain workers’ compensation programs and insurance programs, and (iii) use cash collateral of their lenders and provide adequate assurance for the use of same.

(b) Retention of Professionals

The Debtors filed several applications to retain professionals.  Specifically, the Debtors  retained (i) McKool Smith, PC, as their general bankruptcy and restructuring counsel; (ii) Indeglia & Carney LLP as their corporate and securities counsel; (iii) Wells & Cuellar P.C. as special collections counsel; (iv) Loretta Cross and the firm of Stout Risius Ross, Inc. as Chief Restructuring Officer and management and restructuring firm, respectively, and (v) Garden City Group as notice and solicitation agent.

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The Debtors estimate that, as of the Effective Date, the total amount of unpaid Administrative Expenses (including professional fee expenses) will be approximately $435,000.

(c) Appointment of Official Committee of Unsecured Creditors

The United States Trustee appointed one official committee to represent the interest of unsecured creditors in these Chapter 11 Cases.  The Committee was reconstituted and currently consists of a representative of Power Reserve Corp., Bold Production Services, LLC., and Worldwide Power Products, L.L.C.  The Committee is represented by Locke Lord, LLP.

(d) Post-Petition Secured Financing

The Debtors have limited ability to pay for the expenses of maintaining and marketing of its assets, as well as for the administration of these estates.  Absent funding to estate expenses the Debtors would have been unable to conduct a reorganization.

On the Petition Date, the Debtors sought an order for cash collateral usage and post-petition financing that has permitted the Chapter 11 reorganization to proceed forward.  The Motion (docket #7) sought an order:

a)

authorizing the Debtors, pursuant to sections 105(a) and 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rules 2002, 4001, 6004 and 9014, to use “cash collateral,” as defined in section 363(a) of the Bankruptcy Code (“Cash Collateral”) and to obtain from McLarty Capital Partners SBIC, L.P., a Delaware limited partnership (“MCP”), as the administrative and collateral agent, and Heartland Bank, an Arkansas state bank (“Heartland”) and MCP, as lenders  (collectively, the “DIP Lenders”) a senior secured superpriority debtor-in-possession term loan facility (the “DIP Facility”) with a commitment in an aggregate principal amount of up to $12 Million (the “Commitment”), comprised of (i) an amount up to $500,000 in respect of new money funding (the “New Money Loan”); (ii) a dollar-for-dollar roll-up as Cash Collateral is used by the Debtors, subject to and in accordance with the approved budget (the “Budget”) subject to Permitted Variances (as defined below) based on written consent by MCP as the administrative and collateral agent under the DIP Facility under a collateral agreement acting for the DIP Lenders (the “DIP Agent”) from the date of the entry of the interim order (the “Interim Order”) until the date of the entry of the final order (the “Final Order”, and together with the Interim Order, the “DIP Order”); and (iii) a roll-up in the amount of $11.5 million in respect of outstanding loans and obligations under the Prepetition Credit Agreement and Prepetition A/R Agreement (the “Roll-Up Loan”) occurring promptly upon the entry of the Final Order, in accordance with the DIP Facility Term Sheet set forth herein;

b)

authorizing the Debtors to execute and deliver the DIP Facility Term Sheet and to perform such other and further acts as may be necessary and appropriate in connection therewith and, on an interim basis, in accordance with the Budget, to use Cash Collateral and to access the DIP Facility, pursuant to the DIP Facility Term Sheet;

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c)

authorizing the Debtors, pursuant to the DIP Facility Term Sheet, to use the DIP Facility, solely in accordance with the Budget, and not otherwise prohibited under the DIP Facility Term Sheet, (i) for working capital purposes and payment of administrative fees, costs and expenses incurred in the Cases; (ii) to pay all principal, interest, fees, expenses and other amounts payable to the DIP Lenders under the DIP Facility as such amounts become due and payable, as provided hereunder and in the DIP Documentation; and (iii) to repay in full all loans, obligations, and other amounts outstanding under the DIP Loans, Prepetition Credit Agreement and/or Prepetition A/R Agreement;

d)

entering orders, first at an interim and then at a final hearing, pursuant to sections 364(c)(1), (2), (3) and 364(d) of the Bankruptcy Code, to provide that the obligations of the Debtors to the DIP Lenders under the DIP Facility Term Sheet (the “DIP Obligations”) (i) be granted an allowed superpriority administrative expense claim against each Debtor (the “Superpriority Claim”) pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expense claims of any kind asserted against the Debtors, including, but not limited to, the kinds specified in or arising or ordered under sections 105(a), 326, 328, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 552(b), 726(b), 1113 and 1114 of the Bankruptcy Code, subject only to the Carve-Out; (ii) subject only to the Carve-Out, be secured (A) under section 364(d) of the Bankruptcy Code, by valid, fully perfected, unavoidable, priming first-priority security interest in the Collateral (as defined herein); (B) under section 364(c)(2) of the Bankruptcy Code, by valid, fully perfected, unavoidable, first priority, senior security interests in and liens on all of the all of the Collateral; and (C) under section 364(c)(3) of the Bankruptcy Code, by valid, fully perfected, unavoidable, junior priority, security interests in and liens on all of the Debtors’ currently owned and after acquired encumbered property (collectively, the “Post-Petition Liens”);

e)

granting to the Prepetition Lenders (as defined below), as adequate protection for any diminution in the value of their collateral resulting from the Debtors’ use of cash collateral, the priming liens in favor of the DIP Obligations, or otherwise, (i) replacement liens on all collateral, subordinate only to the liens in favor of the DIP Obligations and the Carve-Out, (ii) superpriority administrative expense claims junior only to the superpriority administrative expense claims of the DIP Lenders and subject to the Carve-Out, and (iii) payment of fees and expenses of the Prepetition Agent and Prepetition Lenders, which shall be reimbursed in cash on a current basis (collectively, “Prepetition Lenders’ Replacement Liens and Protections”);

f)

authorizing, with respect to the proceeds of the DIP Facility, the refinancing in full, on the Closing Date (as defined below), of the outstanding principal amount of the Pre-Petition Senior Secured Loans, subject to the reservation of rights of parties in interest under the Interim Order;

g)

authorizing (i) the DIP Agent to terminate the funding commitments under the DIP Agreement, and (ii) the DIP Agent to terminate the Debtors’ sale, use, or lease of Cash Collateral, each upon the occurrence and continuance of an Event of Default (as defined in the DIP Facility) on the terms specified herein;

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h)

subject to the entry of the Final Order, authorizing the waiver of the Debtors’ right to assert any claims to surcharge the DIP Collateral under section 506(c) of the Bankruptcy Code;

i)

modifying the automatic stay imposed under section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Facility, the Interim Order, and, as later applicable, the Final Order;

j)

waiving any applicable stay (including under Rule 6004 of the Bankruptcy Rules) and the provision of immediate effectiveness of this Interim Order, and as later applicable, the Final Order;

k)

scheduling an emergency interim hearing (the “Interim Hearing”) on the Motion for the Court to consider entry of the Interim Order; and

l)

scheduling, pursuant to Bankruptcy Rule 4001, a final hearing (the “Final Hearing”) on the Motion for a date that is before the 45th day after the Petition Date (as defined below) to consider entry of the Final Order authorizing the Debtors to use Cash Collateral and to obtain, on a final basis, the DIP Facility, pursuant to the DIP Facility Term Sheet.

The Court entered orders granting interim relief.  Objections were filed by several parties, including the Ad Hoc Committee of AES.  The AES Ad Hoc Committee argued that the DIP Order improperly released valuable claims against the DIP Lenders.

After a contested evidentiary hearing on October 14, 2015, the Court overruled the objections of the Ad Hoc Committee of AES and granted final relief as set forth on Docket #149 granting substantially all the relief sought.  As a result, the DIP Lenders have loaned over $11 Million to the Debtors post-bankruptcy, which consists of:

-

Cash Collateral Usage according to a budget;

-

A New Money Loan of approximately $500,000 to help pay the expenses of the case to the extent not covered as cash collateral; and

-

A Roll Up Loan of approximately $11 Million that fully terminated the pre-bankruptcy Term Loan and Account Purchase Agreement indebtedness.

Prepetition, the Debtors jointly pledged all assets to the secured Prepetition Lenders under the Pre-petition Senior Loan.  The Debtors waived all claims against the DIP Lenders repeatedly in loan modification agreements, which were each unanimously authorized by the board of directors of HIIT and as sole shareholder of each subsidiary entity.  As permitted by the DIP Order, the Official Committee of Unsecured Creditors investigated claims against the DIP Lenders and negotiated a direct recovery of 45% from all Avoidance Actions.  The Official Committee conducted an investigation of potential claims against the DIP Lenders, but declined

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to make any claim after significant investigation.  The time to challenge the rights of the DIP Lenders has expired.

The Debtors believe that the final DIP Order permitted the Debtors to propose this reorganization and was in the best interests of the estate.

(e) Sale of Non-Core Assets to ENSERVCO

Before the bankruptcy, the Debtors had been approached by Enservco to be acquired as an operating business.  The Debtors had not accepted the offer, but continued expressions of interest up until the bankruptcy.

As set forth in the DIP Order, the Debtors were planned to monetize some assets within certain milestones established by the DIP Order.  Therefore, the Debtors engaged Hilco Industrial, LLC as an auctioneer to conduct a live auction in situ with court approval.  Hilco began marketing the Debtors’ assets in newspapers, electronic media, and through direct contact.  Hilco also made promotional materials.  Hilco’s sole compensation for this work would be 18% charged as a buyer’s premium.

Meanwhile, the Debtors and Hilco continued to discuss the possibility of a sale with Enservco, who expressed interest in non-core equipment used in the Debtors’ frac water operations, including an exclusive distribution agreement for HydroFLOW water treatment equipment.  The Debtors eventually accepted an offer to acquire some frac water treatment assets for $1.225 Million.  As part of this reorganization, the Debtors would retain certain core business assets and enter into leasing arrangements for future business with Enservco and an additional revenue stream.

The Debtors sought approval of the sale and leases, which was opposed by the Ad Hoc Committee of AES on the basis that the assets should not be sold to Enservco.  After hearing evidence at a lengthy contested hearing, the Court determined that the sale was in the best interests of all creditors and overruled the objection and authorized the sale of non-core assets and retention of core assets and the new leasing agreements.    This sale of non-core assets to Enservco closed on January 4, 2016.

(f) Emergency Turnover Relief against alleged Contemnors

The Bankruptcy Code embodies an “Automatic Stay” in 11 U.S.C. §362.  11 U.S.C. § 362(a)(3) prevents “any act to obtain possession of property of the estate or to exercise control over property of the estate.”  Any property rights of the Debtors are property of the estate.

The Debtors learned of property being held by Calen Baucom (member of the Ad Hoc Committee of AES), Brent Mulliniks (member of the Ad Hoc Committee of AES), and Billy Cox (and their entities).  Debtors also learned of property held by William Mark Hamilton and Craig Hamilton in Oklahoma.  After several requests, the Debtors felt it necessary to ask the Bankruptcy Court to enforce the automatic stay and show cause why these individuals should not be held in contempt.  The Court entered show cause orders and, after some negotiations, many truckloads property was turned over by Calen Baucom and Brent Mulliniks, including valuable

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HydroFLOW units.  The Hamiltons have denied intentionally holding property but agreed to turn assets and records over as they were identified.

            (g) Motions of the Ad Hoc Committee of AES

The Ad Hoc Committee of AES unsecured creditors (which includes Mr. Baucom and Mr. Mulliniks) takes the position that AES should not be part of the bankruptcy of the other debtors.  They have opposed the DIP Order, the sale of non-core assets to Enservco, the leases with Enservco, and several other actions.  Any one of these actions would constitute a breach of the DIP Order and permit the foreclosure on all Collateral by the DIP Lenders.  These motions have since abated subject to Mediated Settlement Agreement discussed below in subsection (j) and described in full by Schedule H.

The Ad Hoc Committee of AES has filed motions seeking the following relief:

-

To extend the challenge deadline under the DIP Order to challenge the DIP Lenders’ rights. (The Debtors, the Official Committee appointed by the United States Trustee, and the DIP Lenders filed oppositions to the motion);

-

To appoint an official committee of unsecured creditors of AES only.  (The Debtors, the Official Committee appointed by the United States Trustee, the United States Trustee’s office, and the DIP Lenders filed oppositions to the motion);

-

To terminate the Debtors’ exclusive period to propose a plan to propose a standalone plan for AES. (The Debtors, the Official Committee appointed by the United States Trustee, and the DIP Lenders filed oppositions to the motion);

-

To appoint a Chapter 11 Trustee to operate AES  (The Debtors, the Official Committee appointed by the United States Trustee, and the DIP Lenders filed oppositions to the motion); and

-

To reconsider the DIP Order (The Debtors, the Official Committee appointed by the United States Trustee, and the DIP Lenders filed oppositions to the motion).

The Ad Hoc Committee of AES has abated these motions under the Mediation Settlement Agreement.

(h) Preference Analysis and Other Potential Avoidance Actions

The Bankruptcy Code preserves the Debtors’ rights to prosecute claims and Causes of Action which exists outside of bankruptcy, and also empowers the Debtors to prosecute certain claims which are established by the Bankruptcy Code, including claims to avoid and recover preferential transfers and fraudulent conveyances.  As described below, the Plan preserves all of the Debtors’ rights in respect of all Causes of Action, including Avoidance Actions, transfers the Debtors’ rights in respect of such Causes of Action and Avoidance Actions to the Litigation

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Trust, and empowers the Litigation Trustee to prosecute, collect, and/or settle the Causes of Action and Avoidance Actions, as deemed appropriate.  To date, the Debtors have not conclusively identified and/or investigated potential Causes of Action and Avoidance Actions except as set forth later herein.

IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN, AND IN DETERMINING WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN, HOLDERS OF CLAIMS AND INTERESTS (INCLUDING PARTIES THAT RECEIVED PAYMENTS FROM THE DEBTORS WITHIN NINETY (90) DAYS PRIOR TO THE PETITION DATE) SHOULD CONSIDER THAT A CAUSE OF ACTION MAY EXIST AGAINST THEM, THAT THE PLAN PRESERVES ALL CAUSES OF ACTION, AND THAT THE PLAN AUTHORIZES THE LITIGATION TRUSTEE TO PROSECUTE THE SAME.  A COPY OF THE LISTS FOR EACH DEBTOR AS DISCLOSED ON THE STATEMENT OF FINANCIAL AFFAIRS OF EACH DEBTOR IS ATTACHED AS EXHIBIT B.

(i) Claims against Insiders

The Debtors, Committee and DIP Lenders have worked to investigate potential claims and have identified the following categories of claims that are specifically preserved (including any that are generally preserved) and will be conveyed to the Litigation Trust in the Plan in Section 21.12. Those claims include claims against Brent Mulliniks, Calen Baucom, Billy Cox, Carlos Buchanan, Mark Hamilton, Sharon Hamilton and Craig Hamilton, the entities they control and those in active concert with them based on alleged breaches of duty, fraudulent transfers, diversion of assets and other tortious, contractual, and statutory wrongs that the Debtors may pursue.

(j) Mediated Settlement with the Ad Hoc Committee

The Debtors, DIP Lenders, and the Official Committee agreed to mediate their disputes with the Ad Hoc Committee of AES in an effort to reduce the expenditure of estate funds litigating over the motions described above in subsection (g).  As set forth on Schedule H attached, the motions and other claims of the ad hoc committee have been compromised in a Mediated Settlement Agreement, which is currently before the court for approval. The Debtors believe that the Mediated Settlement Agreement will be approved.  In the event that the compromise is not approved, the Ad Hoc Committee’s allegations and motions set forth in subsection (g) are likely to reemerge.

The essential elements of the compromise between the Debtors, DIP lenders, Official Committee and the Ad Hoc Committee of AES are as follows1:

1)

All parties disclaim any liability to the other and the settlement is to buy peace only.

1 To the extent any terms described herein vary from the terms set forth on Schedule H, Schedule H controls. This is intended to be a synopsis of the material terms only.

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2)

Mr. Cox and Mr. Mulliniks are not released from any liability to the Debtors or their Estates, but the litigation trust established by the plan will limit collection to insurance proceeds and setoff of any claims they hold against the litigation trust.

3)

Mr. Mulliniks and Mr. Cox will collectively receive the sum of $100,000, consisting of $50,000 reserved from the sales proceeds of the sale to Enservco for the sale of the name and $50,000 from the Debtors’ Estates.

4)

Each of the Ad Hoc Committee of AES, Mr. Cox, and Mr. Mulliniks will abate all pending motions and, upon final approval of the compromise and payment of the $100,000, dismiss all claims against the Debtors and release all the other parties from all claims.

5)

Notwithstanding their releases of Claims, the Mr. Cox and Mr. Mulliniks will have a $150,000 charge against the proceeds of the litigation trust, which is subordinate to and subject to the payment in full of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash (but in no event to cumulatively exceed $500,000) to the DIP Lenders, and which may be offset against claims and Causes of Action against Mr. Cox and Mr. Mulliniks, through judgment, settlement, or otherwise, that exceed the insurance proceeds.1

6)

If the Plan is not confirmed, the compromise will be part of any future plan, and if the case is converted Cox and Mulliniks receive the same economic substance of in a Chapter 7 liquidation.

1 Specifically, as part of the Chapter 11 plan, Brent Mulliniks and Billy Cox, Jr. shall be allowed priority claims (as defined in the bankruptcy code) totaling, collectively, $150,000, with such Claim of Brent Mulliniks totaling $75,000.00, individually and such Claim of Billy Cox, Jr. totaling $75,000.00 (the “Priority Claims”).  The Priority Claims shall be placed in a separate class under the Chapter 11 plan and shall only be enforceable against the Chapter 11 estates through a confirmed Chapter 11 plan and shall entitle the holders of the Priority Claims to a beneficial interest in the litigation trust.  Provided, however, no distribution shall be made on account of the Priority Claims until all of the Chapter 11 Estates’ claims against Brent Mulliniks and Billy Cox, Jr. have been fully resolved, through judgment, settlement or, or otherwise.  The trustee of the litigation trust will reserve the first $150,000 received by the litigation trust after payment of all Postpetition Obligations and advances to the litigation trust (but in no event to cumulatively exceed $500,000).  Immediately after the final resolution (whether by way of settlement or entry of a final and non-appealable judgment) of all of the claims of the Chapter 11 Estates asserted against Billy Cox, Jr. and Brent Mulliniks by the litigation trust, the litigation trustee will distribute the $150,000 reserved for distribution on account of the Priority Claims to Cox and Mulliniks in accordance with their respective Priority Claims, minus the amount of any final and non-appealable judgment obtained by the litigation trust against Billy Cox, Jr. and Brent Mulliniks, respectively, for which there are inadequate or no insurance proceeds available to pay such a judgment.  Billy Cox, Jr. and Brent Mulliniks’ right to a distribution on account of their Priority Claims is senior to the right of any other holder (but subject to an amount up to $500,000 as described earlier in this paragraph) of a beneficial interest in the litigation trust to receive distributions from the trust and is subject only to the offset for judgment(s) obtained against Billy Cox, Jr. and Brent Mulliniks and settlement payments as described in this paragraph.  The litigation trust will be vested with, and pending distribution of the $150,000.00 (subject to the offset above) will not divest itself of (but, of course, may retain contingency fee counsel on standard terms), all litigation rights of the Chapter 11 Estates, including without limitation all matters disclosed in the disclosure statement.  Accordingly, collections from fraudulent conveyances, preferences, breach of fiduciary duty suits and all other matters will be placed into the litigation trust for distribution as set forth in this paragraph, and this obligation may offset, but not otherwise release or discharge, any causes of action of the litigation trust.

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7)

The litigation trust will be bound by the Mediated Settlement Agreement.

The Motion to Compromise has been filed and set for hearing on April 15, 2016 at 2:00 PM, which is the same date and time as the confirmation hearing and final disclosure statement hearing.

(k) Claims against Other HIIT Directors

In accordance with Sections 12.5 and 13.1 of the Plan, the Debtors also expressly reserve all Causes of Action against any directors of HII Technologies, Inc. that the Committee identifies in any notice or notices of such Causes of Action that the Committee may send to the Debtors (with a copy to the DIP Lenders) by April 1, 2016. All directors are hereby notified that such claims or Causes of Action, including based on acts or omissions of the directors, are preserved in full.

ARTICLE VI

CLASSIFICATION AND TREATMENT

OF CLAIMS AND INTERESTS

Section 6.01

Introduction

The categories of Claims and Equity Interests set forth below classify Claims and Equity Interests for all purposes, including for purposes of voting, Confirmation and distribution pursuant to the Plan and Bankruptcy Code sections 1122 and 1123(a)(l).  A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that it qualifies within the description of such Class, and shall be deemed classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. Notwithstanding anything to the contrary in the Plan, a Claim or Equity Interest shall be deemed classified in a Class only to the extent that such Claim or Equity Interest has not been paid, released, or otherwise settled prior to the Effective Date.

All Claims (except for Administrative Claims and Priority Tax Claims, which are not classified pursuant to Bankruptcy Code section 1123(a)(l)) are classified in Section 6.07 below.

Section 6.02

Voting; Acceptance by Impaired Classes

Each Impaired Class of Claims that will (or may) receive or retain property or any interest in property under the Plan shall be entitled to vote to accept or reject the Plan.  An Impaired Class of Claims shall have accepted the Plan if (i) the holders (other than any holder designated under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan, and (ii) the holders (other than any holder designated under Bankruptcy Code section 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.  An impaired Class of Equity Interests shall have accepted the Plan if the holders (other than any holder designated under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.  All classes are impaired under the Plan except for Secured Claims, Priority Non-Tax Claims, and Class 2a Priority Claims.

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Section 6.03

Administrative Expenses

Except to the extent a holder of an Allowed Administrative Expense agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Administrative Expense, in full satisfaction of such Allowed Administrative Expense, an amount of Cash equal to the Allowed amount of such Administrative Expense, except for the DIP Lender Claims which are specifically dealt with below.

Except for the DIP Lender Claims, all entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 327, 328, 330, 331 (503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for service rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Confirmation Date, and (ii) shall be paid in full such amounts as are allowed by the Bankruptcy Court (A) on the date on which the order relating to any such Administrative Expenses is entered or (B) upon such other terms as may be mutually agreed upon between the holder of such Administrative Expense and the Debtors.

Section 6.04

Priority Tax Claims

Except to the extent a holder of an Allowed Priority Tax Claim agrees to a different treatment, or the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall pay to each holder of an Allowed Priority Tax Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

Section 6.05

Compromise Claims of Billy Cox, Jr. and Brent Mulliniks

All claims of Billy Cox, Jr. and Brent Mulliniks relating to any of the Debtors shall be dealt with only as set forth on the Mediated Settlement Agreement (Schedule H).  To the extent this paragraph conflicts with Mediated Settlement Agreement, the Mediated Settlement Agreement controls.  Notwithstanding their releases of Claims, the Mr. Cox and Mr. Mulliniks will maintain Priority Claims of $150,000 (total) against the proceeds of the litigation trust, which is subordinate to and subject to the payment in full of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash (but in no event to cumulatively exceed $500,000) to the DIP Lenders, and which may be offset against Causes of Action against Mr. Cox and Mr. Mulliniks, through judgment, settlement, or otherwise, that exceed the insurance proceeds.1  The litigation trust is bound by the Mediated Settlement Agreement.

1 See note 6.

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Section 6.06

The DIP Lender Claims

(a) Satisfaction of Postpetition Obligations and Initial Litigation Trust Administrative Cash.

On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall distribute to the DIP Agent for the benefit of the DIP Lenders all Distributable Cash, which shall be applied by the DIP Agent, first, towards the satisfaction of Postpetition Obligations and, second, toward the satisfaction of the Initial Litigation Trust Administrative Cash in accordance with the Waterfall.  In the event that the full amount of the Postpetition Obligations is not satisfied from the Distributable Cash, then from and after the Effective Date, and until such time as the Postpetition Obligations and the Initial Litigation Trust Administrative Cash have been paid in full, the Litigation Trustee shall distribute all proceeds of the Causes of Action to pay the Postpetition Obligations, until such time as they are paid in full in accordance with the Waterfall.  After the Postpetition Obligations have been paid in full and the Initial Litigation Trust Administrative Cash, proceeds of Causes of Action shall be paid to the Litigation Trust Beneficiaries in accordance with the Waterfall and as provided in Section 2.4(b), Section 4.3, or Section 4.5 of the Plan, as the case may be.

(b) Satisfaction of Roll-Up Obligations.

On the Effective Date, or as soon thereafter as is reasonably practicable, in satisfaction of the DIP Lender Claims (except as provided in Section 2.4(a) of the Plan) and in exchange for the Litigation Trust Funding: (i) Reorganized HIIT shall issue the New HIIT Preferred Convertible Stock to the DIP Agent for the benefit of the DIP Lenders; and (ii) the DIP Agent for the benefit of the DIP Lenders shall receive a fifty-five percent (55%) beneficial interest in the Litigation Trust and the Litigation Trust Assets, in accordance with the Waterfall, on account of which the DIP Agent for the benefit of the DIP Lenders shall receive, as soon as is reasonably practicable after the Litigation Trustee, from time to time, determines that there is sufficient Distributable Trust Cash to make a distribution to Litigation Trust Beneficiaries, its share of such Distributable Trust Cash based upon such fifty-five percent (55%) beneficial interest, in accordance with the Waterfall.

(c) Reduction of DIP Lender Claims.

(1)

Insurance Proceeds Attributable to Collateral.  From and after the Effective Date, to the extent that any insurance proceeds attributable to Collateral securing the DIP Lender Claims are recovered/recoverable, the DIP Agent for the benefit of the DIP Lenders shall be entitled to receive such insurance proceeds directly from the applicable insurance carrier (and to the extent received by the Reorganized Debtors or the Litigation Trustee shall be immediately paid by the Reorganized Debtors or Litigation Trustee, as applicable, to the Heartland Bank for the benefit of the lenders under the APA), but only to the extent of the value of the DIP Lenders’ interest in such Collateral, and in no event shall the DIP Lenders receive more than 100% of the value of their interest in the Collateral from any source or set of sources.  The DIP Lender Claims shall be reduced dollar-for-dollar, for insurance proceeds paid to Heartland Bank under this section.  In the event of any dispute regarding application of insurance proceeds, the Bankruptcy Court shall be the exclusive forum within which to resolve such dispute.

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(2)

APA Receivables. From and after the Effective Date, to the extent that receivables sold pursuant to the Prepetition A/R Agreement (as defined in the DIP Order) are collected by Reorganized HIIT or the Litigation Trust, such proceeds shall be immediately paid to Heartland Bank (as agent and designated payee of the DIP Lenders for further credit to the Lenders under the APA), and the DIP Lenders that were APA Lenders shall have their claim reduced dollar-for-dollar, for proceeds paid to Heartland Bank under this section.  In the event of any dispute regarding application of proceeds from APA Receivables, the Bankruptcy Court shall be the exclusive forum within which to resolve such dispute.

    (3)  Recoveries Under Subordination Agreements.  Any proceeds that the DIP Lenders receive on a final, indefeasible, non-appealable basis from enforcement of the subordination agreements with Holders of the Subordinated Secured Seller Notes reduce the DIP Lender Claims dollar-for-dollar.

(d) Retention of Liens.

The DIP Lenders shall retain their Liens on Collateral until such time as the Postpetition Obligations and the Initial Litigation Trust Administrative Cash are paid in accordance with the Waterfall, at which time the DIP Lenders Liens shall be released.  If requested by the Litigation Trustee, the DIP Lenders shall file all necessary documents to evidence the release of Liens on the Collateral.

Section 6.07

Classes and Treatments

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan.

Class	Designation	Impairment	Entitled to Vote
Class	Secured Claims	Unimpaired	No (deemed to accept)
Class	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class	Cox/Mulliniks Priority Claims	Unimpaired	No (deemed to accept)
Class	Convenience Claims	Impaired	Yes
Class	General Unsecured Claims	Impaired	Yes
Class	Subordinated Claims	Impaired	No (deemed to reject)
Class	Equity Interests	Impaired	No (deemed to reject)

For convenience of identification, Allowed Claims in Class 1 are shown above as a single Class.  As set forth below, Class 1 is actually a group of subclasses, depending on the underlying circumstances of such Allowed Claims, and each subclass is treated as a distinct Class for voting and distribution purposes.

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(a) Class 1: Secured Claims

Classification:  Class 1 consists of all Allowed Secured Claims of 1(a), 1(b) and 1(c)

Class 1(a) – Magna Secured Claims.  To the extent the Magna Secured Claim has an Allowed Secured Claim, and except to the extent the holder agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, the holder of the Magna Secured Claim shall receive in full satisfaction of such Claim, Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim.  The Liens securing such Allowed Magna Secured Claim shall be deemed released upon payment in accordance with such clause.  To the extent Magna’s Claims are determined to be unsecured, such unsecured Claims will be treated under Class 4.

Class 1(b) – Subordinated Secured Seller Note Claims.  To the extent (i) each of the Subordinated Secured Seller Notes has an Allowed Secured Claim, and (ii) after payment in full of the DIP Lender Claims, the holders of Subordinated Secured Seller Note Claims shall be treated as follows:

except to the extent a holder of an Allowed Subordinated Secured Seller Note Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, each holder of a Subordinated Secured Seller Note Claim shall receive, at the option of the Reorganized Debtors, and in full satisfaction of such Claim, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim, (ii) the proceeds of the sale or disposition of Collateral securing such Allowed Subordinated Secured Seller Note Claim, (iii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Claim is entitled, or (iv) such other distribution as necessary to satisfy the requirement of section 1129 of the Bankruptcy Code.  In the event a Subordinated Secured Seller Note Claim is treated under clause (i) of this section, the Liens securing such Claim will be released upon payment in accordance with such clause.  To the extent a Subordinated Secured Seller Note Claim is determined to be unsecured, such unsecured Claim will be treated under Class 4.

Notwithstanding the foregoing, Brent Mulliniks and Billy Cox will receive no distribution on account of their respective Subordinated Seller Note Claims and are discharged, and the Liens securing such Claims will be released and are discharged on the Effective Date. All Claims held by Mr. Mulliniks and Mr. Cox are treated as provided in Section 4.3 of this Plan and the Mediated Settlement Agreement.

Class 1(c) – Other Secured Claims. To the extent Allowed as a Secured Claim, and except to the extent a holder of an Allowed Secured Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, each holder of a Secured Claim shall receive, at the option of the Reorganized Debtors, and in full satisfaction of such Claim, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim, (ii) the proceeds of the sale or disposition of Collateral securing such

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Allowed Secured Claim, (iii) the return of the Collateral securing such Allowed Secured Claims (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Claim is entitled, or (v) such other distribution as necessary to satisfy the requirement of section 1129 of the Bankruptcy Code.  In the event a Secured Claim is treated under clause (i) or (iii) of this section, the Liens securing such Claim will be released upon payment in accordance with such clause. To the extent an Other Secured Claim is determined to be unsecured, such unsecured Claim will be treated under Class 4.

Notwithstanding the foregoing, to the extent that any insurance proceeds attributable to Collateral securing an Allowed Class 1(a), (b) or (c) Secured Claim are recovered/recoverable, the holder of such Allowed Secured Claim shall be entitled to receive such insurance proceeds directly from the applicable insurance carrier (and to the extent received by the Reorganized Debtors or the Litigation Trustee shall be immediately paid by the Reorganized Debtors or Litigation Trustee, as applicable, to such holder), but only to the extent of the value of the holder’s interest in such Collateral, and in no event shall the holder of an Allowed Secured Claim receive more than 100% of the value of its interest in the Collateral from any source or set of sources.  In the event of any dispute regarding application of insurance proceeds, the Bankruptcy Court shall be the exclusive forum within which to resolve such dispute.  The extent, nature, validity and priority of liens asserted as a secured claim may be contested as set forth in Section 15.01 herein.

Voting:  Claims in Class 1 are Unimpaired.  Each holder of an Allowed Claim in Class 1 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(b) Class 2:  Priority Non-Tax Claims1

Classification:  Class 2 consists of all Allowed Priority Non-Tax Claims.

Treatment:  Except to the extent a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, each such holder shall receive, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

Voting:  Claims in Class 2 are Unimpaired.  Each holder of an Allowed Claim in Class 2 shall be conclusively deemed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), and, therefore, shall not be entitled to vote to accept or reject the Plan.

(c) Class 2a:  Mulliniks/Cox Priority Claims (based on the Mediated Settlement Agreement)

Classification:  Class 2a consists of the Allowed Priority Claims of Brent Mulliniks and Billy Cox for $75,000 each, a total of $150,000, who have consented to the classification and

1 Priority Tax Claims are paid on the Effective Date as described in .

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treatment of their claims and the creation of this class in the Mediated Settlement Agreement attached as Schedule H.

Treatment:

All Claims of Billy Cox, Jr. and Brent Mulliniks relating to any of the Debtors (including without limitation the Subordinated Seller Note Claims held by Mr. Cox and Mr. Mulliniks) shall be dealt with only as set forth in the Mediated Settlement Agreement  and this Section 4.3.  To the extent this Plan conflicts with Mediated Settlement Agreement regarding the treatment of the Claims of Mr. Cox and Mr. Mulliniks, the Mediated Settlement Agreement controls that treatment.

Brent Mulliniks and Billy Cox, Jr. shall be  Allowed the Mulliniks/Cox Priority Claims totaling, collectively, $150,000, with such Mulliniks/Cox Priority Claim of Brent Mulliniks totaling $75,000.00, individually, and such Mulliniks/Cox Priority Claim of Billy Cox, Jr. totaling $ 75,000.00.

The Mulliniks/Cox Priority Claims shall be Class 2a under this Plan and shall only be enforceable against the Chapter 11 estates through a confirmed Chapter 11 Plan. On the Effective Date, and in full satisfaction of the Mulliniks/Cox Priority Claims, Billy Cox and Brent Mulliniks shall receive priority beneficial interests in the Litigation Trust; provided, however, that no distribution shall be made on account of such priority beneficial interests until all of the Chapter 11 Estates’ claims against Brent Mulliniks and Billy Cox, Jr. have been fully resolved, through judgment, settlement or, or otherwise.

The Litigation Trustee will reserve the first $150,000 received by the Litigation Trust after payment of all Postpetition Obligations and advances to the Litigation Trust (but in no event to cumulatively exceed $500,000).  Immediately after the final resolution (whether by way of settlement or entry of a final and non-appealable judgment) of all of the claims of the Chapter 11 Estates asserted against Billy Cox, Jr. and Brent Mulliniks by the Litigation Trust, the Litigation Trustee will distribute to Mr. Cox and Mr. Mulliniks the $150,000 reserved for distribution on account of  such priority beneficial interest of Mr. Cox and Mr. Mulliniks in accordance with their respective Mulliniks/Cox Priority Claims, minus the amount of any final and non-appealable judgment obtained by the Litigation Trust against  Mr. Cox and  Mr. Mulliniks, respectively, for which there are inadequate or no insurance proceeds available to pay such a judgment.

Billy Cox, Jr. and Brent Mulliniks’ right to a distribution on account of their priority beneficial interests in the Litigation Trust is senior to the right of any other holder (but subject to an amount up to $500,000 as described earlier in this section 4.3) of a beneficial interest in the Litigation Trust to receive distributions from the Litigation Trust in accordance with the Waterfall and is subject only to the offset for judgment(s) obtained against  Mr. Cox and  Mr. Mulliniks and settlement payments as described in this section 4.3.

The Litigation Trust will be vested with, and pending distribution of the $150,000.00 (subject to the offset above) will not divest itself of (but, of course, may retain contingency fee counsel on standard terms), all litigation rights and Causes of Action of the Chapter 11 Estates,

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including without limitation all matters disclosed in the Disclosure Statement.  Accordingly, collections from fraudulent conveyances, preferences, breach of fiduciary duty suits and all other matters will be placed into the Litigation Trust for distribution as set forth in this Plan, and the right of Mr. Cox and Mr. Mulliniks to the distribution of the first $150,000 received by the Litigation Trust may offset, but not otherwise release or discharge, any Causes of Action of the Litigation Trust.

Voting:  Claims in Class 2a are receiving the payment terms that they consented to receive in the Mediated Settlement Agreement.  Since Class 2a retains all payment terms unaltered, and has no adverse variance in terms of payment as a result of the Plan, Class 2a is unimpaired, deemed to consent to the Plan and treatment thereunder and, therefore, not entitled to vote.

(d) Class 3:  Convenience Claims

Classification:  Class 3 consists of holders of Allowed Convenience Claims.  A Convenience Claim is a claim held by a holder of a General Unsecured Claim (i) in the amount of $1,000, or less, or (ii) who has a Claim in an amount greater than $1000, but has elected to reduce the amount of their to $1,000 and to have their Claim treated as a Convenience Claim under Class 3.

Treatment:  On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed Convenience Class Claim shall receive, in full satisfaction of such Claim, Cash in an amount equal to fifty percent (50%) of the unpaid amount of such Claim.

Voting:  Class 3 Claims are impaired.  Each holder of an Allowed Claim in Class 3 shall be entitled to vote to accept or reject the Plan.

(e) Class 4:  General Unsecured Claims

Classification:  Class 4 consists of all Allowed General Unsecured Claims.

Treatment:  In accordance with Sections 6.3(j) and 6.4 of the Plan, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of such Claim: (i) its Pro Rata Share of 5% of the New HIIT Common Stock; and (ii) its Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest, in accordance with the Waterfall, on account of which such holder shall receive, as soon as is reasonably practicable after the Litigation Trustee, from time to time, determines that there is sufficient Distributable Trust Cash to make a distribution to Litigation Trust Beneficiaries, its Pro Rata Share of such Distributable Trust Cash based upon such Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest, in accordance with the Waterfall; provided, however, that the maximum amount recoverable by holders of Allowed General Unsecured Claims shall be the Allowed amount of such Claims, without interest.

Voting:  Class 4 Claims are impaired.  Each holder of an Allowed Claim in Class 3 shall be entitled to vote to accept or reject the Plan.

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            (f) Class 5:  Subordinated Claims

Classification:  Class 5 consists of Allowed Subordinated Claims.

Treatment:  Holders of Subordinated Claims will not receive any property or distribution on account of their Claims; nor will they retain any claim against the Debtors, their Estates, the Reorganized Debtors, or the Litigation Trust.

Voting:  Class 4 Claims are impaired.  Each holder of an Allowed Claim in Class 5 shall be deemed to reject the Plan.

(g) Class 6:  Equity Interests

Classification:  Class 6 consists of all Equity Interests in HIIT (and Allowed Claims that are subordinated to the tranche of equity).

Treatment:  All prepetition Equity Interests in HIIT Technologies, Inc. shall be cancelled on the Effective Date. Each holder of an Equity Interest in HII Technologies, Inc. shall neither receive nor retain any property or interest on account of such Equity Interest.  Reorganized HIIT shall retain its Equity Interests in the remaining Reorganized Debtors.

Voting:  Class 6 Equity Interests are Impaired.  Each holder of an Allowed Interest in Class 6 shall be deemed to reject the Plan.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

Section 7.01

 Limited Substantive Consolidation of the Debtors

Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors and their respective Estates for voting, confirmation, and distribution purposes under the Plan. Solely for such purposes, on and after the Effective Date, (i) all assets and all liabilities of the Debtors and their Estates shall be deemed merged into Reorganized HIIT, (ii) all guaranties of any Debtor of the payment, performance, or collection of obligations of another Debtor shall be eliminated and cancelled, (iii) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated Debtors, (iv) all joint obligations of two or more Debtors and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated Debtors and shall be treated and allowed only as a single Claim against the consolidated Debtors, (v) all Claims between or among the Debtors shall be cancelled, and (vi) each Claim filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Effective Date.

The substantive consolidation effected pursuant to Section 6.1 of the Plan shall not affect (other than for purposes related to funding distributions under the Plan), (i) the legal and

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organizational structure of the Debtors, (ii) defenses to any Causes of Action or requirements for any third party to establish mutuality to assert a right of setoff, and (iii) distributions out of any insurance policies or proceeds of such policies.

Section 7.02

Business Operations of the Reorganized Debtors.

The Reorganized Debtors shall operate independent from the Litigation Trust.  Except as set forth in the Plan, any assets or liabilities of the Reorganized Debtors are not assets or liabilities of the Litigation Trust and assets or liabilities of the Litigation Trust are not assets or liabilities of the Reorganized Debtors

Section 7.03

The Litigation Trust

This section and the Litigation Trust Agreement sets forth certain of the rights, duties, and obligations of the Litigation Trustee. In the event of any conflict between the terms of this section and the terms of the Litigation Trust Agreement, the terms of the Litigation Trust Agreement shall govern, except that the Litigation Trust Agreement may not vary the terms of the Mediated Settlement Agreement (Schedule H) and the priority of payments to the Litigation Trust Beneficiaries as set forth under the Waterfall (Section 1.73 of the Plan).

(a)

Execution of Litigation Trust Agreement. On the Effective Date, the Litigation Trust Agreement, in a form acceptable to the Debtors, the Committee, the DIP Lenders, and the Litigation Trustee, shall be executed, and all other necessary steps shall be taken to establish the Litigation Trust, which shall be for the benefit of the holders of DIP Lender Claims and holders of Allowed General Unsecured Claims.

(b)

Purpose of Litigation Trust. .  The Litigation Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, and shall be treated as "grantor trust" for federal and state income tax purposes.  Accordingly,  for all  purposes of the Tax Code, (i) the Debtors shall be treated as having distributed to the beneficiaries of the Trust such beneficiaries' respective shares (as determined in accordance with the Plan) of the Litigation Trust Assets, (ii) such beneficiaries shall be treated as having received their respective shares of the such Litigation Trust Assets, (iii) such beneficiaries shall be treated as having contributed the respective shares of such Litigation Trust Assets so deemed to have been received by them to the Litigation Trust, and (iv) such beneficiaries shall be treated as the grantors and deemed owners of the Litigation Trust.  The Litigation Trustee shall, within a reasonable period of time after the Effective Date, make a good faith determination of the value of the Litigation Trust Assets, which valuation shall be made available to the Debtors, the Litigation Trustee, and the beneficiaries of the Litigation Trust.  The Debtors, the Litigation Trustee, and the beneficiaries of the Litigation Trust shall use such valuation for all federal income tax purposes.

(c)

Litigation Trust Assets. The Litigation Trust shall consist of the Litigation Trust Assets. On the Effective Date, the Debtors shall transfer all of the Litigation Trust Assets to the Litigation Trust free and clear of all liens, claims, interests and encumbrances. Except as specifically set forth herein, Litigation Trust Beneficiaries, including, without limitation, holders

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of Allowed General Unsecured Claims shall look solely to the Litigation Trust Assets for satisfaction of their Claims, and the Litigation Trust Assets shall be available for only the Litigation Trust Beneficiaries.  For the avoidance of doubt, the Reorganized Debtors are not beneficiaries of the Litigation Trust and are not entitled to receive any distribution of Litigation Trust Assets.

(d)

The Litigation Trustee. The Litigation Trustee shall be selected by mutual agreement of the Committee and the DIP Lenders, and the identity of the Litigation Trustee and the Litigation Trust Representatives shall be disclosed in the Plan Supplement.

(e)

Role of the Litigation Trustee. Consistent with the purpose of the Litigation Trust, the Plan, and the Litigation Trust Agreement, the Litigation Trustee shall (i) subject to the limitations as set forth in the Litigation Trust Agreement, have the power and authority to hold, invest, borrow against, pledge and/or manage the Litigation Trust Assets, (ii) hold the Litigation Trust Assets for the benefit of the Litigation Trust Beneficiaries, (iii) have the power and authority to prosecute and resolve Causes of Action, in the name of the Debtors and as the representative of their respective Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, (iv) have the power to object to, settle, compromise, withdraw or litigate to judgment any objections to Claims, (v) have the power and authority to distribute to the DIP Agent for the benefit of the DIP Lenders Litigation Trust Assets in an amount necessary to satisfy in full the balance of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash in accordance with the Waterfall after distribution of the Distributable Cash to the DIP Agent for the benefit of the DIP Lenders, (vi) have the power and authority to distribute to the holders of Allowed Cox/Mulliniks Priority Claims, (vii) have the power and authority to distribute to other Litigation Trust Beneficiaries any remaining Litigation Trust Assets after payment of the Postpetition Obligations and Initial Litigation Trust Administrative Cash and the Initial Litigation Trust Administrative Cash in accordance with the Waterfall, (viii) have the power and authority to assert, prosecute, settle, and resolve, through judgment, settlement, or otherwise, any Causes of Action against Brent Mulliniks and Bill Cox, Jr. and to offset any settlement(s) or judgment(s) obtained against Brent Mulliniks and Bill Cox, Jr. against the Priority Claims of Brent Mulliniks and Bill Cox, Jr. under the Mediation Settlement Agreement, and (ix) have the power and authority to perform such other functions as are provided in the Plan and the Litigation Trust Agreement. The Litigation Trustee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets. In all circumstances, the Litigation Trustee shall act in the best interests of the Litigation Trust Beneficiaries and in furtherance of the purpose of the Litigation Trust.  No bond shall be required of the Litigation Trustee.

(f)

Establishment of Cash Reserves.  The Litigation Trustee shall consult with the Litigation Trust Representatives regarding the funding of the Litigation Trust Disputed Claims Reserve.  In the event of a disagreement between the Litigation Trust Representatives regarding the funding of the Litigation Trust Disputed Claims Reserve, the Litigation Trustee shall have the deciding vote. The reserve for the Allowed Mulliniks/Cox Priority Claims shall be determined as set forth in section 4.3 and the Mediated Settlement Agreement.

(g)

Cash. The Litigation Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as would be permitted by section 345 of the Bankruptcy Code were the

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Litigation Trust a debtor under the Bankruptcy Code, or as otherwise permitted by an order of the Bankruptcy Court, which may include the Confirmation Order.

(h)

Costs and Expenses of the Litigation Trustee. The costs and expenses of the Litigation Trust, including the fees and expenses of the Litigation Trustee and its retained professionals, shall be paid out of the Litigation Trust Assets, subject to the provisions of the Litigation Trust Agreement.

(i)

Compensation of the Litigation Trustee. The Litigation Trustee shall be entitled to reasonable compensation, subject to the provisions of the Litigation Trust Agreement, in an amount consistent with that of similar functionaries in similar types of bankruptcy cases. Such compensation shall be payable solely from the Litigation Trust Assets.

(j)

Distribution of Litigation Trust Assets. After payment in full of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash in accordance with the Waterfall, the Litigation Trustee shall distribute Distributable Trust Cash to Litigation Trust Beneficiaries, in accordance with the Waterfall, on a periodic basis, and at least once per year, except such amounts (i) as have been reserved on account of Disputed Claims or are otherwise part of the Disputed Claims Reserve established by the Litigation Trustee, (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Litigation Trust Assets during their liquidation, (iii) as are necessary to pay reasonable incurred or anticipated expenses (including, but not limited to, any taxes imposed on or payable by the Litigation Trust), or (iv) as are necessary to satisfy other liabilities incurred or anticipated by the Litigation Trust in accordance with the Plan or the Litigation Trust Agreement; provided, however, that the Litigation Trustee shall not be required to make a distribution pursuant to the Plan if the aggregate amount of Distributable Cash (taking into account the above-listed exclusions) is such as would make the distribution impractical as reasonably determined by the Litigation Trustee; and provided further, however, that all distributions to Mr. Brent Mulliniks and Mr. Billy Cox, Jr. on account of their priority beneficial interests in the Litigation Trust shall be made as described in section 4.3 of this Plan and the Mediated Settlement Agreement.

(k)

 Retention of Professionals by the Litigation Trustee. The Litigation Trustee may retain and reasonably compensate counsel and other professionals to assist in his duties as Litigation Trustee on such terms as he deems appropriate without Bankruptcy Court approval, but subject to the provisions of the Litigation Trust Agreement. All fees and expenses incurred in connection with the foregoing shall be payable solely from the Litigation Trust Assets and shall be subject to the provisions of the Litigation Trust Agreement.

(l)

Dissolution. The Litigation Trustee and the Litigation Trust shall be discharged or dissolved, as applicable, at such time as (i) all Litigation Trust Assets have been liquidated, and (ii) all distributions required to be made by the Litigation Trustee under the Plan and the Litigation Trust Agreement have been made; provided, however, that, the Litigation Trust shall be dissolved by no later than five (5) years after the Effective Date unless, prior to such date, the Bankruptcy Court, on motion of the Litigation Trustee or any Litigation Trust Beneficiary, approves an extension of such deadline for a fixed period of time.

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(m)

Indemnification of the Litigation Trustee and Litigation Trust Representatives. The Litigation Trustee (and its agents and professionals), and the Litigation Trust Representatives, shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the Litigation Trustee, Litigation Trust Representative or the Litigation Trust, except those acts arising out of its or their own willful misconduct, gross negligence, bad faith, self-dealing, breach of fiduciary duty, or ultra vires acts, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its or their capacity as, or on behalf of, the Litigation Trustee, Litigation Trust Representative or the Litigation Trust, except for any actions or inactions involving willful misconduct, gross negligence, bad faith, self-dealing, or ultra vires acts. Any indemnification claim of the Litigation Trustee and the other parties entitled to indemnifications under this subsection shall be satisfied from the Litigation Trust Assets. The Litigation Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

(n)

Closing of Chapter 11 Cases. When all Disputed Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all of the Litigation Trust Assets have been distributed in accordance with the Plan, the Litigation Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

(o)

Cooperation from Reorganized Debtors. The Reorganized Debtors shall cooperate with the Litigation Trust and the Litigation Trustee and use commercially reasonable efforts to take or cause to be taken all appropriate actions and do or cause to be done all things necessary or appropriate to effectuate the transfer of the Litigation Trust Assets to the Litigation Trust. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated, to the extent practicable, to (i) provide the Litigation Trust with copies of insurance policies and settlement agreements included within or relating to the Litigation Trust Assets and (ii) execute further assignments or allow the Litigation Trust to pursue claims relating to the Litigation Trust Assets in its name, including by means of arbitration, alternative dispute resolution proceedings, or litigation, to the extent necessary or helpful to the efforts of the Litigation Trust to obtain insurance coverage under the Litigation Trust Assets.

(p)

Litigation Trust Tax Matters

(i)

The Litigation Trustee shall be responsible for filing all federal, state and local tax returns for the Litigation Trust.  The Litigation Trustee shall file all federal income tax returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4 unless otherwise required by applicable law.  The Litigation Trustee also will annually send to each beneficiary a separate statement regarding the receipts and expenditures of the Litigation Trust as relevant for U.S. federal income tax purposes and will instruct all such beneficiaries to use such information in preparing their U.S. federal income tax returns  or to forward the appropriate information to such beneficiaries or underlying beneficiaries with instructions to utilize such information in preparing their U.S. federal income tax returns.  The Litigation Trustee shall also file (or cause to be filed) any other statement, return, or a disclosure relating to the Litigation Trust that is required by any governmental entity.

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(ii)

The Litigation Trust Assets (other than any assets allocated to the Disputed Claims Reserve) are treated, for U.S. federal income tax purposes, as having been transferred (subject to any obligations relating to those assets) directly to the Litigation Trust Beneficiaries in full or partial satisfaction of their Claims (with each holder receiving an undivided interest in such assets in accordance with their economic interest in such assets), followed by the transfer by the holders to the Litigation Trust in exchange for their respective beneficial interests in the Litigation Trust.

(iii)

Allocations of the taxable income of the Litigation Trust among the beneficiaries shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all its assets (valued at their book value)  to the Litigation Trust beneficiaries adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Litigation Trust.  Similarly, taxable loss of the Litigation Trust shall be allocated by referenced to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Litigation Trust Assets.  The tax book value of the Litigation Trust Assets for purposes of this paragraph shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Tax Code, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(iv)

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), the Litigation Trustee shall (a) timely elect to treat the Disputed Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9, and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Litigation Trustee, the Debtors and the beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(v)

Interests in the Litigation Trust shall be non-transferable and any such transfer shall be disregarded by the Litigation Trustee except with respect to a transfer by will or under the laws of descent and distribution; provided however that such transfer shall not be effective unless and until the Litigation Trustee receives written notice of such transfer.

(vi)

The Litigation Trustee shall be further authorized to (i) administer and pay any domestic or foreign taxes imposed on the Litigation Trust or its assets (including the Disputed Claims Reserve) and (ii) file domestic and foreign tax returns for the Litigation Trust and the Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (a) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (b) to the extent such Disputed Claims have been subsequently resolved, deducted from any amounts otherwise distributable by the Litigation Trustee as a result of the resolution of such Disputed Claims.

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Section 7.04

Securities Law Matters

(a)

Issuance of New Stock.  On the Effective Date, Reorganized HIIT shall (i) issue to the Litigation Trustee warrants for 50,000 shares equal to a non-dilutable five percent (5%) of New HIIT Common Stock, which shares shall be distributable to the holders of Allowed Claims in Class 4 in accordance with the terms of Section 4.5 of the Plan; and (ii) issue 950,000 shares of convertible participating and voting preferred stock with a dividend that will be specified in the Plan Supplement, convertible into ninety-five percent (95%) of the New HIIT Common Stock (the “New HIIT Preferred Convertible Stock”), which shares shall be distributed to the DIP Agent for the benefit of the DIP Lenders in accordance with the terms of section 2.4(b) of this Plan.  While the warrants for 5% are non-dilutable, the shares, after issuance, are subject to dilution as stock commonly is.

In reliance upon section 1145(a) of the Bankruptcy Code, the offer and/or issuance of the New HIIT Common Stock and New HIIT Preferred Convertible Stock by Reorganized HIIT is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any equivalent securities law provisions under state law. The exemption from Securities Act registration provided by section 1145(a) of the Bankruptcy Code (as well as any equivalent securities law provisions under state law) also is available for the offer and/or issuance of beneficial interests in the Litigation Trust in accordance with the Plan.

(b)

Consent to Administrative Proceeding Under Section 12(j) of the Exchange Act to Revoke HII Technologies, Inc.’s  Registration and Preservation of SEC Powers.  On the Effective Date (or as soon as practicable thereafter), HII Technologies, Inc. shall consent to an administrative proceeding brought by the SEC under Section 12(j) of the Securities Exchange Act of 1934 (the “Exchange Act”) to revoke its section 12 registration.  Upon entry of this order of the SEC, HII Technologies, Inc. will have no further obligation to file reports with the SEC, including past due reports and there will be no further trading in the common stock of HII Technologies, Inc.   Notwithstanding any provision herein to the contrary, nothing in the Confirmation Order or Plan, including Section 12.5 of the Plan, shall discharge or release any nondebtor person or entity from any claim, right, or cause of action held or assertable by the U.S. Securities and Exchange Commission, or otherwise impair, preclude or enjoin the SEC from commencing or continuing any investigation or taking any action against any person or entity in a nonbankruptcy forum.

Section 7.05

Cancellation of Existing Securities and Agreements

Except for purposes of evidencing a right to distributions under the Plan of the Litigation Trust Agreement, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including all Indentures and bonds, debentures, and notes issued thereunder evidencing such Claims, all Note Claims, and any options or warrants to purchase Equity Interests, or obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be cancelled and discharged. The Plan and Confirmation Order will extinguish all issued and outstanding shares of stock and other Equity Interests of Debtor HII Technologies, Inc.

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Section 7.06

Equity Interest in HIIT Subsidiaries Held by the Debtors

On the Effective Date, each respective Equity Interest of HII Technologies, Inc. in Debtors Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Sage Power Solutions, Inc., and Hamilton Investment Group Inc. shall be unaffected by the Plan, in which case Reorganized HIIT shall continue to hold such Equity Interests.

Section 7.07

Corporate Action

Upon the Effective Date, the Debtors shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefor, and all matters provided for under the Plan that would otherwise require approval of the stockholders, partners, members, directors, or comparable governing bodies of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law (or other applicable governing law) of the states in which the Debtors are incorporated or organized, without any requirement of further action by the stockholders, members, or directors (or other governing body) of the Debtors.

Section 7.08

Board of Directors/Officers of the Debtors

Upon entry of the Confirmation Order, in accordance with 1129(a)(5) of Bankruptcy Code and Section 303 of the Delaware Code, the board of directors of HII Technologies, Inc. shall consist solely of Loretta Cross.   In addition, in accordance with Section 1129(a)(5) of the Bankruptcy Code, Loretta Cross will also serve as the sole officer of HII Technologies, Inc. and the other Debtors, as its Chief Executive Officer.  Each of the Sage Power Solutions, Inc. and Hamilton Investment Group, Inc. will appoint Ms. Cross as their sole director upon entry of the Confirmation Order.

Section 7.09

Effectuating Documents and Further Transactions

Each of the officers of each of the Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

ARTICLE VIII PROCESS FOR DISTRIBUTIONS UNDER THE PLAN

Section 8.01

Distribution Record Date.

As of the close of business on the applicable Distribution Record Date, the various transfer registers for each of the Classes of Claims as maintained by the Debtors or Reorganized Debtors, or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims.  All distributions made on account of Claims pursuant to the terms of this Plan shall be made to the record holders of such Claims as of the applicable Distribution Record Date.

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Section 8.02

Method of Distributions Under the Plan.

(a)

Payments and Transfers on the Effective Date.  On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall (i) remit to holders of Allowed Administrative Expenses, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Secured Claims and Allowed Convenience Claims an amount in Cash equal to the Allowed amount of such Claims, (ii) remit all Distributable Cash to the DIP Agent for the benefit of the DIP Lenders, and (iii) transfer the Litigation Trust Assets to the Litigation Trust free and clear of all Liens, Claims and encumbrances, but subject to any obligations imposed by this Plan and the Litigation Trust Agreement.  Beginning ninety days (90) days after the Effective Date, and continuing every ninety (90) days thereafter for each period in which it makes a payment under the Plan, Reorganized HIIT shall provide an accounting to the Litigation Trustee of all payments made under the Plan.

(b)

Distributions of Cash. At the option of the Reorganized Debtors or the Litigation Trustee, as applicable, any Cash payment to be made under the Plan or the Litigation Trust, as applicable, may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

Section 8.03

Delivery of Distributions and Undeliverable Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or Reorganized Debtors or their agents or in a letter of transmittal unless the Reorganized Debtors or the Litigation Trustee, as applicable, have/has been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, no further distributions to such holder shall be made unless and until the Reorganized Debtors or the Litigation Trustee, as applicable, are/is notified of such holder’s then-current address, at which time all missed distributions shall be made to such holder, without interest. All demands for undeliverable distributions shall be made on or before ninety (90) days after the date such undeliverable distribution was initially made. Thereafter, the amount represented by such undeliverable distribution shall irrevocably revert to the Reorganized Debtors or the Litigation Trust, as applicable, and any Claim in respect of such undeliverable distribution shall be discharged and forever barred from assertion against the Reorganized Debtors or the Litigation Trust, and their respective property.

Section 8.04

Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution under the Plan and all related agreements shall be subject to any such holding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the

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distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Notwithstanding the foregoing, each holder of an Allowed Claim or Equity Interest that receives a distribution under the Plan shall have responsibility for any taxes imposed by any governmental unit, including income, withholding, and other taxes, on account of such distribution.  The aggregate consideration to be distributed to holders of Claims in each Class will be allocated first to the principal amount of such Claim, with any excess allocated to untaxed interest that accrued on such Claim, if any.

Section 8.05

Time Bar to Cash Payments.

Checks issued by the Reorganized Debtors or the Litigation Trustee, as applicable, in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Requests for re-issuance of any check shall be made to the Reorganized Debtors or the Litigation Trustee, as applicable, by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the one hundred eighty (180) day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors or the Litigation Trust, as applicable, and any Claim in respect of such voided check shall be discharged and forever barred.

Section 8.06

Minimum Distributions and Fractional Shares or Units.

No payment of Cash less than $25 shall be made by the Reorganized Debtors or the Litigation Trustee, as applicable, to any holder of an Allowed Claim. No fractional shares of New HIIT Common Stock shall be distributed. For purposes of distribution, fractional shares of New HIIT Common Stock shall be rounded down to the next whole number or zero, as applicable; provided, however, that if a Person’s fractional shares are rounded down to zero, such Person shall receive one share of New HIIT Common Stock. If a Person holds more than one Allowed Claim in a particular Class, such Person’s Allowed Claims in such Class shall be aggregated for purposes of rounding down pursuant to this section. After all distributions under the Plan have been made, any New HIIT Common Stock that is undistributable as a result of the foregoing shall be retained by Reorganized HIIT as treasury stock.

Section 8.07

Transactions on Business Days.

If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

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ARTICLE IX

THE SOLICITATION; VOTING PROCEDURES

Section 9.01

Solicitation Package

Accompanying this Disclosure Statement for the purpose of soliciting votes on the Plan are copies of (i) the Plan; (ii) the Order conditionally approving this Disclosure Statement giving notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time, and place of the hearing to consider Confirmation of the Plan and related matters, and the time for filing objections to Confirmation of the Plan; and, as applicable, (iii) a Ballot or Ballots (and return envelope(s)) that you may use in voting to accept or to reject the Plan), or a notice of non-voting status, (collectively the “Solicitation Package”).  Only Holders eligible to vote in favor of or against the Plan will receive a Ballot(s) as part of their Solicitation Package.  If you did not receive a Ballot and believe that you should have, please contact the Debtors’ counsel at the address or telephone number set forth in Section 21.13 hereof.

Section 9.02

Voting Instructions

After carefully reviewing the Plan and this Disclosure Statement, and the Exhibits thereto, and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot.  Please complete and sign your Ballot and return it in the envelope provided so that it is RECEIVED by the Balloting Agent on or before the Plan Voting Deadline set forth on the Ballot.

The Balloting Agent Address is:

HII Technologies, Inc.

Ballot Processing

c/o GCG

PO Box 10236

Dublin, OH 43017-5736

For hand-delivery of the ballots, the ballots should be hand-delivered to:

HII Technologies, Inc.

Ballot Processing

c/o GCG

5151 Blazer Parkway, Suite A

Dublin, OH 43017

If you have any questions about the procedure for voting your eligible Claim or with respect to the Solicitation Package that you have received, please contact counsel for the Debtor:

McKool Smith, PC

Attn: Hugh M. Ray, III

600 Travis Street, Suite 7000

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Houston, Texas 77002

Telephone: 713.485.7300

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE ACTUALLY RECEIVED BY THE BALLOTING AGENT ON OR BEFORE 5:00 P.M., PREVAILING CENTRAL TIME, ON April 8, 2016, AT THE ABOVE ADDRESS.  EXCEPT TO THE EXTENT ALLOWED BY THE BANKRUPTCY COURT OR DETERMINED OTHERWISE BY THE DEBTORS, BALLOTS RECEIVED AFTER THE PLAN VOTING DEADLINE WILL NOT BE ACCEPTED OR USED IN CONNECTION WITH THE DEBTORS’ REQUEST FOR CONFIRMATION OF THE PLAN OR ANY MODIFICATION THEREOF.

ONLY BALLOTS WITH ORIGINAL SIGNATURES WILL BE COUNTED.  BALLOTS WITH COPIED SIGNATURES WILL NOT BE ACCEPTED OR COUNTED.  YOU MAY NOT SUBMIT A BALLOT ELECTRONICALLY, INCLUDING VIA EMAIL OR FACSIMILE.  ONLY ORIGINAL BALLOTS (INCLUDING BALLOTS FORWARDED BY AGENTS) RECEIVED BY THE BALLOTING DEADLINE BY THE PLAN VOTING DEADLINE WILL BE COUNTED.

Section 9.03

Voting Tabulation

Under the Bankruptcy Code, for purposes of determining whether the requisite acceptances have been received, only holders of Claims and Equity Interests who actually vote will be counted.  The failure of a holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another Person acting in a fiduciary or representative capacity, such Person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act.

The period during which Ballots with respect to the Plan will be accepted by the Debtors will terminate on the Plan Voting Deadline.  Except to the extent permitted by the Bankruptcy Court, Ballots that are received after the Plan Voting Deadline will not be counted or otherwise used by the Debtors in connection with the Debtors’ request for Confirmation of the Plan (or any permitted modification thereof).  IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE BALLOTING AGENT.

ARTICLE X

FEASIBILITY, BEST INTEREST OF THE CREDITORS

AND LIQUIDATION

Section 10.01

Feasibility of the Plan

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the

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Debtors or any successors to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.  The Plan proposed by the Debtor provides for a preservation of the Debtor’s remaining business.  The ability of the Litigation Trustee to make the Distributions described in the Plan does not depend on future earnings of the Debtor.

The Reorganized Debtors will remain in the oilfield services business and continue to provide water management services through the rental of its water transfer equipment.  It will exit bankruptcy with lease agreements that will extend into 2018.  These agreements will allow the company a steady revenue stream that will offset the cost of operations.  In addition, the company will have additional equipment available for lease including an excavator and a portable evaporation facility.  Over the next two years the company may have additional opportunities to act as the leasing agent for Enservco for HydoFlow units in the future.  If additional equipment is recovered, those units will either be available for lease operations or for sale.

The proforma (Exhibit C) shows the company’s operations with only the existing lease agreements at the time of the restructure.  The company will be funded with adequate liquidity to maintain its operations for the next two years while it identifies the appropriate strategic business candidates for growth via merger and/or acquisition, or grows organically with the addition of equipment leases to its existing fleet.

Reorganized HIIT will relinquish its public listing and become a private organization, decreasing its costs of operation considerably.

Accordingly, the Debtors believe that the Plan is feasible and meets the requirements of section 1129(a)(11) of the Bankruptcy Code.

Section 10.02

Best Interest of Creditors Test

Before the Plan may be confirmed, the Bankruptcy Court must find (with certain exceptions) that the Plan provides, with respect to each Class, that each holder of a Claim or Equity Interest in such Class either: (i) has accepted the Plan or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that such person would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. In chapter 7 liquidation cases, unsecured creditors and interest holders of a debtor are paid from available assets generally in the following order, with no junior Class receiving any payments until all amounts due to senior Classes have been paid fully or any such payment is provided for:

•

Secured creditors (to the extent of the value of their collateral);

•

Administrative and other priority creditors;

•

Unsecured creditors;

•

Debt expressly subordinated by its terms, by agreement or by order of the Bankruptcy Court; and

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•

Interest holders.

As described in the liquidation discussion set forth in Section 13.01 hereof, the Debtors believe that the Plan provides significant value above a hypothetical liquidation under chapter 7.  As described in Article I above, and as set forth in the DIP Order, the secured claims of the Prepetition Lenders totaled approximately $11 million.  As shown in Exhibit D, the value of the Debtors’ assets in a hypothetical liquidation would be significantly less than the Prepetition Lenders’ Claims.  Accordingly, under a hypothetical chapter 7 liquidation there would be no distribution to any creditor other than the Prepetition Lenders.

Under the Plan, holders of Allowed General Unsecured Claims will receive their pro rata share of the Litigation Trust Assets, including a share of proceeds of Causes of Action, and stock in Reorganized HIIT.  Additionally, the Plan provides that the Debtors will receive a commitment from the DIP Lenders (subject to the terms of the Litigation Trust Agreement and Confirmation Order) for up to $500,000 for the Litigation Trust on the Effective Date.  None of these assets would be available to unsecured creditors under a hypothetical chapter 7 liquidation.

ARTICLE XI

CONFIRMATION PROCEDURES

Section 11.01

The Confirmation Hearing

Bankruptcy Code section 1128(a) requires the Bankruptcy Court, after notice, to hold a Confirmation Hearing.  Bankruptcy Code section 1128(b) provides that any party in interest may object to Confirmation of the Plan.

The Bankruptcy Court has scheduled the Confirmation Hearing for April 15, 2016, at 2:00 p.m., prevailing Central Time, before the Honorable David R. Jones, United States Bankruptcy Judge, United States Bankruptcy Court for the Southern District of Texas at the United States Courthouse, Courtroom 400 515 Rusk Street, Houston, Texas 77002.

Objections to Confirmation of the Plan must be filed and served on the Debtors and the other parties set forth in the order conditionally approving the Disclosure Statement, and certain other parties, by no later than April 8, 2016, at 5:00 p.m. prevailing Central Time, in accordance with the order conditionally approving the Disclosure Statement (attached hereto as Exhibit G).  THE BANKRUPTCY COURT MAY NOT CONSIDER OBJECTIONS TO CONFIRMATION OF THE PLAN IF ANY SUCH OBJECTIONS HAVE NOT BEEN TIMELY SERVED AND FILED IN COMPLIANCE WITH THE ORDER CONDITIONALLY APPROVING THE DISCLOSURE STATEMENT.

The notice of the Confirmation Hearing will contain, among other things, the deadline to object to Confirmation of the Plan, the Plan Voting Deadline, and the date and time of the Confirmation Hearing.

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Section 11.02

Statutory Requirements for Confirmation of the Plan

At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of Bankruptcy Code section 1129 have been satisfied. The Debtors believe that the Plan satisfies or will satisfy the applicable requirements, as follows:

•

The Plan complies with the applicable provisions of the Bankruptcy Code.

•

The Debtors, as Plan proponents, have complied with the applicable provisions of the Bankruptcy Code.

•

The Plan has been proposed in good faith and not by any means forbidden by law.

•

Any payment made or promised under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment: (a) made before the Confirmation of the Plan is reasonable or (b) is subject to the approval of the Bankruptcy Court as reasonable if it is to be fixed after the Confirmation of the Plan.

•

The Debtors, as Plan proponents, have disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Debtors, any affiliate of the Debtors participating in the Plan with the Debtors, or successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity security holders and with public policy.

•

The Debtors, as Plan proponents, have disclosed the identity of any insider (as defined in Bankruptcy Code section 101) that will be employed or retained by the Litigation Trust, and the nature of any compensation for such insider.

•

The Plan does not propose any rate change that is subject to approval by a governmental regulatory commission.

•

Either each holder of an impaired Claim or Equity Interest has accepted the Plan, or will receive or retain under the Plan on account of that Claim or Equity Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that the Holder would receive or retain if the Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

•

Each Class of Claims that is entitled to vote on the Plan has either accepted the Plan or is not impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to Bankruptcy Code section 1129(b).

•

Except to the extent that the holder of a particular Claim will agree to a different treatment of its Claim, the Plan provides that Administrative Claims, Priority Tax

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Claims and, Priority Non-Tax Claims will be paid in full, in Cash, on the Effective Date, or as soon thereafter as practicable.

•

At least one Class of impaired Claims will accept the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of that Class.

•

Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successors thereto under the Plan unless such a liquidation or reorganization is proposed in the Plan.

•

All fees of the type described in 28 U.S.C. § 1930, including the fees of the United States Trustee, will be paid as of the Effective Date.

•

The Debtors have no retirement benefit obligations.

The Debtors believe that: (i) the Plan satisfies or will satisfy all of the statutory requirements of chapter 11 of the Bankruptcy Code; (ii) the Debtors have complied or will have complied with all of the requirements of chapter 11; and (iii) the Plan has been proposed in good faith.

(a) Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to Confirmation, that, except as described in the following section, each Class of Claims or Equity Interests that is Impaired under the Plan accept the Plan.  A class that is not impaired under a plan of reorganization is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.  A class is impaired unless the plan: (i) leaves unaltered the legal, equitable and contractual rights to which the claim or interest entitles the holder of that claim or equity interest, or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest after the occurrence of a default—(a) cures any such default that occurred before or after the commencement of the case under this title, other than a default of a kind specified in section 365(b)(2) of this title or of a kind that section 365(b)(2) expressly does not require to be cured; (b) reinstates the maturity of such claim or interest as such maturity existed before such default; (c) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; (d) if such claim or such interest arises from any failure to perform a nonmonetary obligation, other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(l)(A), compensates the holder of such claim or such interest (other than the debtor or an insider) for any actual pecuniary loss incurred by such holder as a result of such failure; and (e) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

(b) Confirmation Without Acceptance by All Impaired Classes

Bankruptcy Code section 1129(b) allows a bankruptcy court to confirm a plan, even if an impaired class entitled to vote on the Plan has not accepted it, provided that the Plan has been accepted by at least one impaired Class.  If any impaired Class does not accept the Plan, the

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Debtors intend to seek confirmation of the Plan pursuant to Bankruptcy Code section 1129(b). Bankruptcy Code section 1129(b) states that, notwithstanding an impaired class’s failure to accept a plan of reorganization, the plan shall be confirmed, at the plan proponent’s request, in a procedure commonly known as “cram down,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is Impaired under, and has not accepted, the plan.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of secured creditors includes the following requirements that either: (i) the plan provides that holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims and that each holder of a claim of such class receive on account of such claims deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder’s interest in the estate’s interest in such property; (ii) the plan provides for the sale, subject to 363(k) of this title, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under (i) or (iii) of this paragraph; or (iii) the plan provides for the realization by such holders of the indubitable equivalent of such claims.

The condition that a plan be “fair and equitable” with respect to a non-accepting class of unsecured claims includes the following requirement that either: (i) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim or (ii) the holder of any claim or equity interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or equity interest any property.

The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Exhibit or Schedule, including the right to amend or modify it to satisfy Bankruptcy Code section 1129(b), if necessary.

Section 11.03

Identity of Persons to Contact for More Information

Any interested party desiring further information about the Plan should contact counsel for the Debtors at the phone number and/or address listed in Section 9.02 of this Disclosure Statement.

ARTICLE XII

CERTAIN RISK FACTORS AFFECTING

THE DEBTORS

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF IMPAIRED CLAIMS SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH BELOW, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.  THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

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Section 12.01

Risks Related to Value of Trusts Assets Available for Distribution to General Unsecured Creditors

(a)

Holders of Allowed General Unsecured Claims will receive their pro rata share of the 5% of New HIIT Stock allocated to their claims.  As set forth in Exhibit D, the Debtors believe that the stock will have value.  However, the value of the New HIIT Stock is dependent upon the ability of reorganized HIIT to profit in the highly competitive and volatile oil and gas service industry.  If reorganized HIIT is less successful than projected the value of the New HIIT Stock will be less than projected.

(b)

Holders of Allowed General Unsecured Claims will also receive their pro rata share of the Unsecured Creditor Beneficial Trust Interest.  Article II and Article XXI, set forth the Debtors’ analysis of potential Causes of Action.  At this time, the value of these Causes of Action is extremely speculative.  If the proceeds from the Causes of Action are less than projected the distribution to holders of General Unsecured Claims would be less than projected.

ARTICLE XIII

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the alternatives to the Plan include: (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code, and (ii) an alternative plan of reorganization.

Section 13.01

Liquidation Under Chapter 7

If no plan can be confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed (or elected) to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests is set forth below.  The Debtors believe that liquidation under chapter 7 would result in no distributions to creditors other than the Prepetition Lenders because the secured claims of the Prepetition Lenders exceeded the value of the Debtors’ assets.

Additionally, the Debtors’ costs of liquidation under chapter 7 of the Bankruptcy Code would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other Professionals that such a trustee might engage.  In addition, claims would arise by reason of the breach or rejection of obligations incurred by the Debtors during the pendency of the Chapter 11 Cases.  The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors during the Chapter 11 Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Allowed Claims or Allowed Equity Interests.

To determine if the Plan is in the best interests of each impaired Class, the value of the distributions from the proceeds of a liquidation of the Debtors’ unencumbered assets and

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properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to the holders of Claims and Equity Interests in the Chapter 11 Cases, including (i) the lack of unencumbered assets available to creditors, (i) the increased costs and expenses of a liquidation under chapter 7 of the Bankruptcy Code arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; (iii) the likely erosion in value of assets in a chapter 7 case in the context of an expeditious liquidation and the “forced sale” atmosphere that would prevail under a chapter 7 liquidation; and (iv) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that Confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

The Debtors’ Liquidation Analysis is attached hereto as Exhibit D.  The information set forth in Exhibit D provides a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates.

Underlying the liquidation analysis is a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management and advisors.  The liquidation analysis is also based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such liquidation.  The chapter 7 liquidation period is assumed to be a period of twelve (12) months, allowing for, among other things, the sale of assets, collection of receivables, and prosecution of claims. Also attached as Exhibit F, for demonstrative purposes only, is a hypothetical waterfall analysis that demonstrates how funds would flow into the Litigation Trust and Reorganized Debtors and out to holders of Allowed Claims.  In a Chapter 7, commercial tort claims (such as for breach of duty) would be owned by the DIP Lenders, not the Chapter 7 Estates.  Thus, the options for recovery on litigation proceeds are much lower in a Chapter  7 liquidation.

Section 13.02

Alternative Plan of Reorganization

If the Plan is not confirmed, the Bankruptcy Court could confirm a different plan.  A different plan might involve either a reorganization and continuation of the Debtors’ businesses or an orderly liquidation of the Debtors’ assets, or some combination of the two.  The Debtors believe that the Plan, as described herein, enables holders of General Unsecured Claims to realize the highest and best value under the circumstances.  The Debtors believe that any alternative form of chapter 11 plan is a much less attractive alternative than the Plan because of the far greater returns provided by the Plan.  Other alternatives could involve diminished recoveries, significant delay, uncertainty, and substantial additional administrative costs.

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ARTICLE XIV

EXECUTORY CONTRACTS, UNEXPIRED LEASES,

AND OTHER AGREEMENTS

Section 14.01

Executory Contracts and Unexpired Leases

The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all prepetition executory contracts and unexpired leases to which any of the Debtors are a party, except for executory contracts or unexpired leases that (a) have been specifically assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (b) are listed on Schedule 8 to this Plan.

On the Confirmation Date, Reorganized HIIT will be deemed to have assumed the prepetition executory contracts and unexpired leases listed on Schedule 8 of the Plan without further motion or order of the Bankruptcy Court.  Reorganized HIIT will pay the cure amounts set forth on Schedule 8.

Section 14.02

Approval of Rejection of Executory Contracts and Unexpired Leases

Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected as of the Effective Date pursuant to the Plan.

Section 14.03

Rejection Claims

In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Litigation Trust, the Litigation Trustee, or any property to be distributed under the Plan or the Litigation Trust, unless a proof of Claim is filed with the Bankruptcy Court and served upon the Reorganized Debtors and the Litigation Trustee on or before the date that is thirty (30) days after the Effective Date.

ARTICLE XV

PROCEDURES FOR RESOLVING DISPUTED,

CONTINGENT, AND UNLIQUIDATED CLAIMS

Section 15.01

Objections to Claims

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, on and after the Effective Date, the Reorganized Debtors, the DIP Lenders, the Litigation Trustee, and the United States Trustee shall have the right to the exclusion of all others to object to Administrative Expenses, Compensation and Reimbursement Claims, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims, but not the Class 2a Priority Claims created under the Mediated Settlement Agreement.  For the avoidance of doubt, however, the Litigation Trustee has the power and authority to assert, prosecute, settle, and resolve, through judgment,

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settlement, or otherwise, any Causes of Action against Brent Mulliniks and Billy Cox, Jr. and to offset any settlement(s) or judgment(s) obtained against Brent Mulliniks and Billy Cox, Jr. against the Priority Claims of Brent Mulliniks and Billy Cox, Jr. under the Mediation Settlement Agreement.

On and after the Effective Date, the Litigation Trustee shall have the exclusive right to object, and/or continue prosecution of objections to Convenience Claims, General Unsecured Claims and Subordinated Claims.

The Reorganized Debtors, Debtors, or the Litigation Trustee, as applicable, shall file with the Bankruptcy Court and serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred eighty (180) days after the Effective Date. The Bankruptcy Court shall have the authority on request of the Reorganized Debtors or the Litigation Trustee, as applicable, to extend the foregoing dates ex parte. On and after the Effective Date, the Reorganized Debtors or the Litigation Trustee shall have the power and authority to prosecute objections to Disputed Claims. All objections shall be litigated to a Final Order except to the extent the Reorganized Debtors or the Litigation Trustee, as applicable, elects to withdraw any such objection or the Reorganized Debtors or the Litigation Trustee, as applicable, and the holder of such Disputed Claim elect to compromise, settle, or otherwise resolve any such objection, in which event they may compromise, settle, or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court.

Section 15.02

No Distribution Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder to the holder thereof shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Until such time, with respect to General Unsecured Claims, the Litigation Trustee shall withhold from the property to be distributed to holders of beneficial interests in the Litigation Trust the portion of such property allocable to such Disputed General Unsecured Claims.  To the extent any Disputed General Unsecured Claim is Disallowed, the Litigation Trust Assets reserved on account thereof shall be distributed to the holders of Allowed General Unsecured Claims in accordance with Section 4.5 of the Plan based upon their recalculated Pro Rata Share thereof.

Section 15.03

Estimation

The Reorganized Debtors or the Litigation Trustee, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Reorganized Debtors, the Litigation Trustee, or any other party in interest previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.

In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the

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estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors or the Litigation Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.

All the aforementioned objection, estimation, and resolution procedures are indented to be cumulative and not exclusive of one another. On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently (i) without further order of the Bankruptcy Court with the consent of the DIP Lenders, or (ii) with approval of the Bankruptcy Court by Final Order.

Section 15.04

Allowance of Disputed Claim

On the Effective Date, or as soon as reasonable possible thereafter, the Reorganized HIIT and the Litigation Trustee shall establish respective Disputed Claims Reserves for the payment of subsequently Allowed Disputed Claims.

If, on or after the Effective Date, any Disputed Claim becomes, in whole or in part, an Allowed Claim, the Reorganized Debtors or the Litigation Trustee, shall, on the next applicable distribution date following when the Disputed Claim becomes an Allowed Claim, distribute to the holder thereof the distributions, if any, that such holder would have received had its Claim been Allowed on the Effective Date, except as otherwise provided herein.

ARTICLE XVI

CONDITIONS PRECEDENT TO CONFIRMATION

AND CONSUMMATION OF THE PLAN

Section 16.01

Conditions Precedent to Confirmation

The following are conditions precedent to the occurrence of Confirmation, each of which must be satisfied or waived in accordance with the subsections below:

(a)

The Bankruptcy Court shall have approved the Mediated Settlement Agreement by Final Order;

(b)

The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors and the DIP Lenders, and

(c)

The Bankruptcy Court shall have entered the Confirmation Order by no later than April 30, 2016, unless and except to the extent waived by the DIP Lenders in writing.

Section 16.02

Conditions Precedent to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the subsections below:

(a)

The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect;

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(b)

The Confirmation Order shall have become a Final Order by no later thanMay 15, 2016, unless and except to the extent waived by the DIP Lenders in writing;

(c)

The Litigation Trust Agreement shall have been executed;

(d)

The Litigation Trust Assets shall have been transferred to the Litigation Trust; and

(e)

The Debtors shall have sufficient Cash on hand to: (i) pay all Allowed Administrative Expenses (excluding the DIP Lender Claims), Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Secured Claims, (ii) reserve for the payment of Disputed Administrative Expenses, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, and, if applicable, Disputed Secured Claims if all such Claims are subsequently Allowed, and (iii) fund the amount of the Initial Litigation Trust Administrative Cash; and

(f)

The Distributable Cash on the Effective Date shall equal at least $1.00, unless and except to the extent waived by the DIP Lenders in writing.

Section 16.03

Satisfaction and Waiver of Conditions

Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors decide that any of the conditions precedent set forth above cannot be satisfied and the occurrence of such conditions is not waived or cannot be waived, then the Debtors, after written notice to and consultation with the DIP Lenders, shall file a notice of the failure of the Effective Date with the Bankruptcy Court.

Section 16.04

Effect of Nonoccurrence of Conditions to Consummation

If each of the conditions to the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is one hundred eighty (180) days after the Confirmation Date, or such later date as shall be agreed by the Debtors, the Committee, and the DIP Lenders, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to this section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against any of the Debtors.

ARTICLE XVII

AMENDMENTS, MODIFICATIONS REVOCATION AND WITHDRAWAL OF PLAN

Section 17.01

Modification

With the prior written consent of the Committee and the DIP Lenders, the Plan may be amended, modified, or supplemented by the Debtors or Reorganized Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy

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Court may otherwise direct.  In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of the DIP Lenders, holders of Claims or Equity Interests under the Plan, the Debtors (and as of the Effective Date, the Litigation Trustee) may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.  Notwithstanding the foregoing, no modification may alter the Mediated Settlement Agreement without the consent of all parties to it.

Section 17.02

Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date.  If the Debtors take such action, the Plan shall be deemed null and void.  In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors.

ARTICLE XVIII

RETENTION OF JURISDICTION

Section 18.01

Jurisdiction of Bankruptcy Court

The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan, including, without limitation, pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes;

(a)

To hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance or disallowance of Claims resulting therefrom;

(b)

To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, including, without limitation, any proceeding with respect to a cause of action or Avoidance Action;

(c)

To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d)

To consider Claims or the allowance, disallowance, classification, priority, compromise, estimation, or payment of any Claim;

(e)

To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f)

To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the

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consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)

To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purpose and effects thereof;

(h)

To hear and determine all applications under sections 330 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(i)

To hear and determine disputes arising in connection with or related to the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Litigation Trust Agreement, or any transactions or payments contemplated hereby;

(j)

To hear and determine any Causes of Action, adversary proceeding, application, contested matter, and other litigated matter asserted, prosecuted, or resolved by the Litigation Trustee, through judgment, settlement, or otherwise, against Brent Mulliniks and Billy Cox, Jr.;

(k)

To hear and determine disputes arising in connection with or related to the interpretation, implementation, or enforcement of the Mediated Settlement Agreement;

(l)

To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

(m)

To recover all assets of the Debtors, property of the Debtors’ Estates, and the Litigation Trust Assets, wherever located;

(n)

To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(o)

To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, matters with respect to any taxes payable by a trust or reserve established in furtherance of the Plan);

(p)

To enforce all orders previously entered by the Bankruptcy Court;

(q)

To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; and

(r)

To enter a final decree closing the Chapter 11 Cases.

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ARTICLE XIX EFFECT OF CONFIRMATION

Section 19.01

Vesting of Assets.

As of the Effective Date, the property of the Debtors’ Estates shall vest in the Reorganized Debtors and, in accordance with the Plan and subject to the exceptions contained therein, the Litigation Trust Assets shall be transferred to the Litigation Trust. From and after the Effective Date, the Litigation Trustee may dispose of the Litigation Trust Assets free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Litigation Trust Agreement. As of the Effective Date, all assets of the Reorganized Debtors and the Litigation Trust shall be free and clear of all Liens, Claims and encumbrances, except as provided in the Plan or the Confirmation Order.

Section 19.02

Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

Section 19.03

Term of Injunctions or Stays.

Unless otherwise expressly provided herein, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall terminate on the Effective Date.

Section 19.04

Injunction.

On and after the Effective Date, all Persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively, or otherwise) on account of or respecting any claim, debt, right, or cause of action of the Debtors or the Estates for which the Reorganized Debtors or the Litigation Trustee retains sole and exclusive authority to pursue in accordance with the Plan.

Section 19.05

Injunction Against Interference with Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

Section 19.06

Preservation of Insurance Claims.

Nothing in the Plan or the Confirmation Order will impair any rights that a Person might otherwise have to assert a claim for insurance proceeds regarding any property owned by, or now or previously in the possession of, the Debtors.  This includes property that is, or is claimed to be, collateral of the DIP Lenders or any other secured party.  Likewise, nothing in the Plan or

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Confirmation order will adversely affect the DIP Lender’s rights to insurance proceeds or liens thereon.

ARTICLE XX

COMPROMISES AND SETTLEMENTS

Pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies that are resolved pursuant to the Plan, including, without limitation, DIP Lender Claims and Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of, or transactions with, the Debtors.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of all compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their estate, Creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

ARTICLE XXI

MISCELLANEOUS PROVISIONS

Section 21.01

Dissolution of the Committee.

On the Effective Date, the Committee shall dissolve; provided, however, that, following the Effective Date, the Committee shall continue to have standing and a right to be heard with respect to (i) Claims and/or applications for compensation by professionals and requests for allowance of Administrative Expenses for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code, and (ii) any appeals of the Confirmation Order that remain pending as of the Effective Date to which the Committee is a party.  Upon the dissolution of the Committee, the then-existing members of the Committee, solely in their capacity as Committee members, and their respective officers, employees, counsel, advisors, and agents, shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with their service on the Committee in these Debtors’ Chapter 11 Cases, and the retention or employment of the Committee’s attorneys, accountants, and other agents shall terminate.

Section 21.02

Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

Section 21.03

Exemption from Transfer Taxes.

Pursuant to section 1146(a) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition of assets contemplated by the Plan (including transfers of assets

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to and by the Litigation Trust) shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use, or other similar tax.

Section 21.04

Exculpation.

Neither the Debtors, the directors of HIIT that were directors during the Bankruptcy Case (with the exception of Brent Mulliniks), the Litigation Trustee, the Committee, the then-existing members of the Committee as of the Effective Date (solely in their capacity as members of the Committee), the DIP Lenders, nor any of their respective professionals, representatives or agents, shall have liability to any holder of a Claim or Equity Interest for any act or omission in connection with the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.  In all respects, the Debtors, the directors of HIIT that were directors during the Bankruptcy Case (with the exception of Brent Mulliniks), the Litigation Trustee, the Committee, the then-existing members of the Committee as of the Effective Date (solely in their capacity as members of the Committee) are released from such claims unless explicitly disclosed and preserved in Section 21.12 of the Disclosure Statement.

Notwithstanding the foregoing, the Committee will have until April 1, 2016 to notify the Debtors (with a copy to the DIP Lenders) of any Causes of Action that the Committee believes that the Estates may hold against any director of HIIT.  Any Cause of Action described in this notice will not be released, and such director will not be exculpated from such Cause of Action, under this section.

Section 21.05

Bar Dates for Certain Actions

(a) Administrative Expenses; Substantial Contribution Claims

Except for the DIP Lenders’ administrative expenses granted under the Final DIP Order, the holder of any Administrative Expense other than (i) a Claim for Compensation or Reimbursement, (ii) a liability incurred and paid in the ordinary course of business by the Debtor, or (iii) an Allowed Administrative Expense, must file with the Bankruptcy Court and serve notice of such Administrative Expense within 30 days after the Confirmation Date.  At a minimum, such notice must identify (i) the name of the holder of such Claim, (ii) the amount of such Claim, and (iii) the basis of such Claim.  FAILURE TO FILE THIS NOTICE TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE BEING FOREVER BARRED AND DISCHARGED.

Except to the extent a holder of an Allowed Administrative Expense agrees to a different treatment, and subject to the provisions of section 2.2 of the Plan (if applicable), on the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense, in full satisfaction of such Allowed Administrative Expense, an amount of Cash equal to the Allowed amount of such Administrative Expense.

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(b) Compensation and Reimbursement Claims

All Persons seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 503(b)(2), 503(b)(3), or 503(b)(4) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for service rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Effective Date, and (ii) shall be paid in full such amounts as are allowed by the Bankruptcy Court (A) within 7 days of the date on which the order relating to any such Administrative Expenses is entered or (B) upon such other terms as may be mutually agreed upon between the holder of such Administrative Expense and the Reorganized Debtors.

Section 21.06

Priority Tax Claims

Except to the extent a holder of an Allowed Priority Tax Claim agrees to a different treatment,1 on the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay to each holder of an Allowed Priority Tax Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

Section 21.07

Payment of Statutory Fees

On the Effective Date, the Reorganized Debtors, and thereafter as may be required, the Litigation Trustee, shall (i) pay all the respective fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code and (ii) be responsible for the filing of post confirmation quarterly operating reports with the Bankruptcy Court.

Section 21.08

Court of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Section 21.09

Governing Law.

Except to the extent the Bankruptcy Code or other U.S. federal law is applicable, or to the extent an Exhibit to the Plan or an Exhibit or schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

1 Such as the compromise with the Texas Comptroller regarding sales and franchise taxes, approved by order of the Bankruptcy Court (docket 337).

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Section 21.10

Severability of Plan Provisions

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

Section 21.11

Successors and Assigns

All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

Section 21.12

Preservation of Rights of Action; Settlement

Except to the extent such rights, claims, Causes of Action, defenses, and counterclaims are otherwise dealt with in the Plan, the Confirmation Order or are expressly and specifically released in connection with the Plan, the Confirmation Order or in any settlement agreement approved during the Chapter 11 Case, or otherwise provided in the Confirmation Order or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Bankruptcy Code section 1123(b): (a) any and all rights, claims, Causes of Action (including Avoidance Actions), defenses, and counterclaims of or accruing to the Debtors or their estates shall become assets of and vest in the Litigation Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such rights, claims, Causes of Action, defenses and counterclaims have been listed or referred to in the Plan, the Schedules, or any other document filed with the Bankruptcy Court, and (b) the Litigation Trustee does not waive, relinquish, or abandon (nor shall it be estopped or otherwise precluded from asserting) any right, claim, cause of action, defense, or counterclaim that constitutes property of the estates: (i) whether or not such right, claim, cause of action, defense, or counterclaim has been listed or referred to in the Plan or the Schedules, or any other document filed with the Bankruptcy Court; (ii) whether or not such right, claim, cause of action, defense, or counterclaim is currently known to the Debtors; and (iii) whether or not a defendant in any litigation relating to such right, claim, cause of action, defense or counterclaim filed a Claim in the Chapter 11 Cases, filed a notice of appearance or any other pleading or notice in the Chapter 11 Cases, voted for or against the Plan, or received or retained any consideration under the Plan.  Without in any manner limiting the generality of the foregoing, notwithstanding any otherwise applicable principle of law or equity, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, or refer to a right, claim, cause of action, defense, or counterclaim, or potential right, claim, cause of action, defense, or counterclaim, in the Plan, the Schedules, or any other

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document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Debtors’ rights to commence, prosecute, defend against, settle, and realize upon any rights, claims, Causes of Action, defenses, or counterclaims that the Litigation Trustee has, or may have, as of the Effective Date.

The Debtors and Litigation Trustee reserve the right to amend and supplement the preservation of rights described in this Section.

Subject to the above reservations, the Debtors explicitly reserve for the benefit of the estates and creditors the Causes of Action described below:

(a) Avoidance Actions and Related Claims

During the 90-day period immediately preceding the Petition Date, the Debtor made various payments and other transfers while insolvent to creditors on account of antecedent debts.  In addition, during the one-year period before the filing date, the Debtor made certain transfers to, or for the benefit of, certain “insider” creditors.  Some of those payments may be subject to avoidance and recovery by the Estate as preferential and/or fraudulent transfers pursuant to Bankruptcy Code sections 329, 544, 547, 548, 549 and/or 550.

Under Bankruptcy Code section 1123(b)(3)(B), the Litigation Trust, on behalf of holders of Allowed Claims and Allowed Equity Interests, shall retain all claims, Causes of Action, and other legal and equitable rights that the Debtor has (or had power to assert) immediately prior to confirmation of the Plan, including Avoidance Actions under Bankruptcy Code sections 329 and 550, or transfers avoidable under Bankruptcy Code sections 544, 545, 547, 548, 549 or 553(b), and the Litigation Trust may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such actions.  All recoveries from the above-referenced actions will be distributed to holders of beneficial interests in the Litigation Trust in accordance with the Plan.

With respect to any potential avoidance actions, the likelihood of successful recovery must be weighed against the legal fees and other expenses that would likely be incurred by the Estate in determining whether to pursue legal remedies for the avoidance and recovery of any transfers.  Inasmuch as the Debtor’s investigation of such payments is in the nascent phase, it is unable to provide any meaningful estimate of the total amount that could be recovered.  The Debtors’ Statement of Financial Affairs on file with the Bankruptcy Court identifies the creditors and insiders who received transfers from the Debtor during the applicable periods as well as the corresponding amount of those transfers.  Each of the transfers may constitute an avoidable preference and/or fraudulent conveyance.

The incurrence of an obligation or lien without reasonable equivalent value may be avoided under Bankruptcy Code sections 544, 548, 550 and 551 and/or the Texas Uniform Fraudulent Transfer Act.  If avoided the entire proceeds from the liened property would be preserved for unsecured creditors under Bankruptcy Code section 551.

The Debtors disclose that all persons who received transfers within 90 days before the Petition Date, and insiders who received transfers within 365 days before the Petition Date,

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including those identified on Exhibit B, are potentially at risk of having claims brought against them for recovery of assets (or the value of assets) under the bankruptcy code.

Any person receiving a transfer from any of the Debtors within four years before the petition date for which they did not give reasonably equivalent value may be sued for recovery of the asset transferred or its value.  This specifically includes those persons disclosed on the statement of financial affairs of the Debtors, but also may include others.

(b) Claims against the Hamiltons

(i)

Claims against William “Mark” Hamilton and Sharon Hamilton:

The Hamiltons and their entities disagree entirely with the characterization of the facts asserted by the Debtors in this disclosure statement regarding them.

The Debtor contends that Mark and Sharon Hamilton sold their company, Hamilton Investment Group, to HIIT August 12 2014.  Hamilton had trailing twelve months EBITDA of approximately $6 million.  After the sale, EBITDA shrank suddenly and without explanation.  The Debtors believe Mark Hamilton did not disclose the risks he was obligated to disclose as part of the sale of his business.  Specifically, the Debtors have made written demand upon the Hamiltons based on the sale agreement that the agreement was breached and representations and warranties were false or misleading as to the Hamilton Investment Group’s customers, the assets (including receivables), liabilities, material adverse changes, and the accuracy of other information provided.

Mark Hamilton is believed to have breached his duties under his employment agreement non-complete and other fiduciary duties.  He made trips to Wyoming in Debtor-owned vehicles (confirmed by GPS tracking), apparently to assist Craig Hamilton in work for a competitor, which was a misuse of Debtor assets, breach of duty, and a loss of value to HIG.

In addition, the Debtors allege that Mark Hamilton operated the business in violation of his employment agreement.  The Debtors were rendered undercapitalized as a result of the acquisition of Hamilton and they did not receive reasonably equivalent value for the assets transferred.  The Hamiltons may have actively diverted Debtor resources for their own use.  Accordingly, the Hamiltons may be liable for fraud, breach of contract, breach of fiduciary duty, constructively fraudulent transfers, preferences, and other claims relating to their work with HIG.

This claim is strongly objected to by Mr. and Mrs. Hamilton, and they affirmatively state that there was no wrongful conduct or liability on their part and that such claim will be fully defended if pursued.

(ii)

Claims against S&M Assets LLC

The Debtors allege that HIIT overpaid rent and other payments to S&M Assets LLC, an entity owned by Mark and Sharon Hamilton, for hose, office space, and other assets.  The

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Debtors may seek to recover that overpayment as a constructively fraudulent transfer if made while the Debtors were undercapitalized or insolvent.

The Debtors may have claims against S&M Assets LLC for other actions relaing to its role as lessor, fiduciary, or bailor.  Specifically, The Hamiltons and S&M Assets obtained a restraining order that prohibited the Debtors from accessing their assets.  To obtain that order, the Hamiltons and S&M Assets filed a document under penalty of perjury stating which assets were in their possession.  The Hamiltons and S&M Assets were in sole control and fiduciary costody of the assets after entry of the restraining order.  Upon lifting of the restraining order, the Debtors discovered that the assets were no longer present and the Hamiltons (and S&M Assets) have notbeen able to satisfactorily explain the loss or make the Debtors whole for the loss.  Notwithstanding language in the Statement of Financial Affairs that the suit in Logan County, Oklahoma is closed, the suit remains pending.  Only the restraining order has been lifted.

These claims are strongly objected to by S&M Assets, LLC, and S&M Assets, LLC affirmatively states that there was no wrongful conduct or liability on its part and that such claims will be fully defended if pursued.

(iii)

Claims against Craig Hamilton:

The Debtor believes that Mr. Hamilton continued to use HIIT-owned and leased equipment for frac water transfer jobs with former Hamilton customers, after the Hamilton Investment Group was shut down as part of the Debtors’ “shrink to the core” strategy in 2015 and during the period that a temporary restraining order was in effect.  Craig Hamilton was a consultant to HIG and the Debtors in a special relationship with them and owing fiduciary duties to them.  While in that relationship, he used HIG-owned and leased equipment for personal frac water transfer jobs with Debtor/HIG customers.

When confronted with the loss of assets described in the claims against S&M assets, above, approximately 5 miles of HIIT’s layflat hose was thereafter disclosed as being in use at a job site for a non-Debtor.  The Debtors believe there is missing equipment of approximately $1.4 Million. Craig Hamiliton has admitted he took a equipment to a “hidey hole”, which he subsequently disclosed.  The Debtor believes it has Causes of Action against Craig Hamilton for conversion, breach of fiduciary duty, bailment, fraudulent transfer, quantum meruit, and other claims based on these facts.

This claim is strongly objected to by Mr. Hamilton, and Mr. Hamilton affirmatively states that there was no wrongful conduct or liability on his part and that such claim will be fully defended if pursued.

(c) Claims against Calen Baucom, Brent Mulliniks, and Billy Cox

All of the claims described below are based on the Debtors’ investigation and the Debtors’ analysis and belief.  Each of the parties below affirmatively deny any wrongly conduct alleged.

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Mr. Mulliniks is a current board member who has also acted as a member of the Ad Hoc Committee of AES and passed board information to the Ad Hoc Committee and actively opposed actions of the Debtors, including the sale to Enservco.  He was in possession of property of the Debtors that required judicial intervention to obtain, including two delicate HydroFLOW units.  Mr. Baucom likewise was in possession of property of the Debtors and provided some of the property back under compulsion.  Some property may have been lost, stolen, or retained.  For all missing property, the Debtors have a right to seek compensation.

The Debtors believe that Mulliniks, Baucom and Cox worked together with others to divert resources from the Debtors while working with or for the Debtors.  The Debtors believe that the Debtors’ assets, specifically including (but not limited to) vehicles, trailers, generators, goodwill, contract rights and equipment (among other things) were used by Cox, Baucom and Mulliniks for other employers jobs and/or for personal use.

It appears that one or more of Mulliniks,, Baucom and/or Cox conspired with others to establish a competing company for the purpose of diverting business.  Also, one or more of them have used names very similar to AES in a manner that confuses customers.  In any case, the Debtors have been harmed by the disclosure of information, transfer or loss of use of assets, diversion of corporate assets and opportunities, and willful, gross, misconduct.

Brent Mulliniks, cashed a check (or created a cashiers’ check) for approximately $110,000 that HIIT moved to AES’ Chase checking account for the purpose of payroll.  It appears that the check was embezzled and that payroll was not made.  The Debtors sought confirmation the check was actually used for payroll, but have not received any evidence the check was actually used for the intended purpose.

Mr. Mulliniks attempted to have the debtor engage a factoring company Momentum Capitals when the insider of that company had formed a company with former AES employees to compete against AES.

Brent Mulliniks apparently brokered the sale of HydroFlow units to Kinder Morgan (misusing the AES distribution agreement with HydroFlow) without the knowledge or consent of the board, CEO or CRO.  This sale diluted the ability of AES to provide the sole source of hydroflow flowback treatment and appears to have breach fiduciary duties of loyalty and care.  Indeed, it appears Mr. Mulliniks made a secret profit, or tried to, by using the Debtors’ distribution agreement for himself.

Brent Mulliniks sent confidential internal financial information to an Investment Banker, Brandon Neff, who was no longer engaged by HIIT, and Carlos Buchannan (a competitor) without the knowledge of the other board members, without a non-disclosure agreement, and in a manner that damaged the goodwill of HIIT.  The Debtors have claims for the losses incurred by the disclosure of the financial information and loss of marketshare, among other direct losses.

Calen Baucom used AES equipment to perform flow back services for AES customers with AES paying for the labor, costs and overhead while revenues went to another company. He breached his fiduciary duty by setting up another flow-back company while representing that he was exclusive to AES and in a special relationship with it. The Debtors have been damaged by

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the breaches of fiduciary duty and tortious interference with business relationships, as well as the loss of labor, equipment and other assets misused.

Mr. Baucom apparently fabricated invoices from a major customer for August 2015, which he sent to the CRO in the amount of approximately $200,000.00.  The CRO and others funded money based on the anticipated receipt from the invoices, only to learn they were fictional.  The Debtors were defrauded in breach of their fiduciary duties in an amount in excess of the $200,000 because they lost the opportunity to reorganize with a recapitalization partner.

Mr. Baucom is believed to have taken the Debtors’ equipment and not returned all of it.  Calen Baucom started a company called “Prodigy Flowback Services” with Elizabeth Cox Bowden in early July 2015, while both of them were still employees of AES.  He used these companies to siphon customers and assets of AES away during the period he was in a special relationship with AES as the sole provider of labor and services in the area.

All of these actions cause the Debtors to conclude that numerous Causes of Action exist against Baucom, Cox, and Mulliniks, those in active concert with them, and the entities they control.  The Debtors have a right to assert claims numerous claims against Mulliniks, Baucom and Cox which include, but are not limited to, claims for the diversion of corporate opportunities, breach of employment agreements, breach of fiduciary duties of loyalty, diligence and care, civil theft, conspiracy, loss of use of assets and trespass to chattel, quantum meruit, and violations of securities laws.  Any Causes of Action against these persons and those in active concert with them (including, but not limited to, Carlos Buchanan and Water Transfer, LLC), and/or the entities they control, are expressly preserved and transferred to the Litigation Trust.

The following statement was provided by Mssrs. Cox and Mulliniks in response:

“

Brent Mulliniks and Billy Cox vehemently deny the unsubstantiated allegations made by the Debtors and their CRO, Loretta Cross.  The allegations of wrongful possession of property, diverting corporate business, and conspiracy as set forth in the Amended Disclosure Statement are false.   Mssrs. Mulliniks and Cox point out that there are not any detailed confirmed facts referenced by the Debtors in the Disclosure Statement which support the false allegations of wrongdoing, only conclusions and innuendo.   Creditors of the Debtors should not believe these allegations and further should not believe that the Debtors or Litigation Trust established under the Plan will be able to recover any money from the Debtors’ D&O Policy as related to these claims, which could be distributed to unsecured creditors.

Mssrs. Mulliniks or Cox assert that they have at all times both before and during the chapter 11 bankruptcy worked to preserve and protect the going concern value of the company they started, Apache Energy Services LLC.  Instead, their good faith efforts were stymied by Matt Fleming, Loretta Cross and Acie Palmer.

Further, Mssrs. Mulliniks and Cox assert that the allegations against them made by the Debtors are merely an attempt to divert attention away from the serious wrongdoing by Matt Fleming, Loretta Cross and Acie Palmer that occurred both pre and post petition.  Mssrs. Mulliniks and Cox believe that the

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Amended Disclosure Statement and Plan should not give releases to Fleming, Palmer, or Cross and should further state that all claims are preserved against these individuals arising from their breach of fiduciary duty to the Debtors.   By way of example, they allege Loretta Cross and Matt Fleming failed to account for the assets of AES Safety, a profitable division of debtor Apache Energy Services.  AES Safety and its assets were not even mentioned in the Debtors’ bankruptcy schedules.  Mulliniks and Cox believe the Debtors should also preserve claims against Matt Flemming arising out of leasing and purchase transactions by debtor Sage Power Solutions.

Mssrs. Mulliniks and Cox believe that the most valuable litigation claims held by the Debtors and the bankruptcy estates are claims against the Debtors’ current and former officers, Matt Flemming, Acie Palmer and Loretta Cross.”

The Debtors would further note that, as discussed in Sections 4.01 and 4.02, above, AES Safety is not a separate entity, but a d/b/a of Apache Energy Services LLC and therefore included in all bankruptcy filings for that entity.

(d) Claims against Acie Palmer

The Debtors’ former Chief Financial Officer, Acie Palmer, was terminated ‘for cause’ for agreeing to go to work for a competitor and using his inside knowledge to acquire the position.  By secretly making this agreement, he was able to frustrate the contractual expectancy of HIIT, who was under contract to acquire the entity.  HIIT and the Debtors appear to have claims for breach of fiduciary duty against Mr. Palmer for his actions taken while an officer of HIIT.

(e) Claims against Peter Baldwin

Peter Baldwin continued to contact customers after he was laid off.  He represented to thosew customers that he was still employed with AES.  Pete Baldwin, with the knowledge and consent of Brent Mulliniks, continued to use AES email account to divert and solicit business from customers that was diverted elsewhere (and without the knowledge of the CRO or CEO).  After September 2015, Peter Baldwin was signing nondisclosure agreements purportedly on behalf of AES and was in possession of a “landshark” that belonged to Nations Equipment Finance but was leased to the Debtors.  He and Brent Mulliniks were bidding on jobs on behalf of AES using AES Master Services Agreement after being terminated by AES.  The Debtors are entitled to the lost profits, loss of use of assets and other direct and indirect damages resulting from the misuse of the Debtors’ name, equipment, and contractual relationships.

           (f) Claims against alleged conspirators of Mr. Cox, Mr. Baucom and Mr. Mulliniks.

The Debtors believe that Mrrs. Mulliniks, Baucom and Cox worked together with the following group of companies to divert resources from the Debtors, utilize the Debtors’ assets including tangible equipment and less tangible contract rights without consent or authorization, and may have interfered with the Debtors’ business relationships, contracts, and business expectancies, assisting in the wrongful acts described above:

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Water Transfer, LLC

OneFlow Energy Services, LLC

Fields Water Services, LLC

L&D Energy, LLC

Gulf & Western Oilfield Services, LLC

Prodigy Flowback and Testing, LLC

LHB Energy Consultants, LLC

Hydrotech Solutions, Inc.

Wes Tex Vacuum Services, Inc.

RPMG, LLC

Armada Water Assets, Inc.

Each of these entities may be investigated, subpoenaed, and/or sued by the Litigation Trust for any of their actions dealing with the Debtors.

            (g) Claims against Carlos Buchanan and his entities

The Debtors believe that Carlos Buchanan conspired with Mr. Mulliniks, Mr. Baucom, and Mr. Cox (and potentially others) to establish a competing company to divert business away from AES.

The Debtors believe that the Debtors’ assets, specifically including (but not limited to) vehicles, trailers, generators, goodwill, contract rights and equipment (among other things) were used by Cox, Baucom and Mulliniks for (among other things) jobs that benefitted Carlos Buchanan and Gulf & Western Oilfield Services, LLC (a company wholly owned by Carlos Buchanan either directly or indirectly). The Debtors believe that Carlos Buchanan and Gulf & Western Oilfield Services, LLC were aware that Cox, Baucom, and Mulliniks were using the Debtors’ assets for these jobs.

The Debtors believe that numerous Causes of Action exist against Carlos Buchanan and Gulf & Western Oilfield Services, LLC, including but not limited to, aiding and abetting breaches of fiduciary duty, conversion, civil theft, conspiracy, loss of use of assets and trespass to chattel, and tortious interference with business relationships.  Any Causes of Action against these persons and those in active concert with them and/or the entities they control, are expressly preserved and transferred to the Litigation Trust.

            (h) Claims against Matt Flemming

The Debtors’ financial advisor performed an investigation into the activities of Matt Flemming for the timeframe ranging from January 2012 through September 2015.  The investigation included review of payroll records, expense reports,  Board of Directors minutes, employee advance records,  email accounts, cloud documents related to Mr. Flemming, Heartland Bank’s APA Security Agreements, Heartland Bank’s Credit Term Loan Agreements, including modifications, default letters, forbearance agreements, and Term Loan 2 Agreements, employment agreement dated 1/30/2014, and company policies.

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Upon conclusion of the review, they determined that Mr. Flemming owes HII $10,982.61 for an unpaid employee advance, and $564.89 for the meals that were reimbursed but lacked a justified business reason that could be identified.  Mr. Flemming is not being released from these amounts that are owed and the Estates preserve all claims related to these actions.

(i) Claims Against Other HIIT Directors

In accordance with Sections 12.5 and 13.1 of the Plan, the Debtors also expressly reserve all Causes of Action against any directors of HII Technologies, Inc. that the Committee identifies in any notice or notices of such Causes of Action that the Committee may send to the Debtors (with a copy to the DIP Lenders) by April 1, 2016. All directors are hereby notified that such Causes of Action, including based on acts or omissions of the directors, are preserved in full.

Section 21.13

Notices

12.1.

To be effective, all notices, requests, and demands to or upon the Debtors, the Committee, or the Litigation Trustee shall be in writing (including by facsimile or electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors

Hugh M. Ray, III

McKool Smith, P.C.

600 Travis, Suite 7000

Houston, Texas 77002

USA

If to the Reorganized Debtors:

Mark Joachim

Arent Fox LLP

1717 K Street NW

Washington, DC 20006

USA

AND

Hugh M. Ray, III

McKool Smith, P.C.

600 Travis, Suite 7000

Houston, Texas 77002

USA

If to the Committee:

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Elizabeth Guffy

Locke Lord, LLP

600 Travis, Suite 2800

Houston, Texas, 77002

USA

If to the Litigation Trustee:

[Insert]

Section 21.14

Setoffs

The Reorganized Debtors and/or the Litigation Trustee may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors, their Estates, the Reorganized Debtors or the Litigation Trust may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, their Estates, the Reorganized Debtors, the Litigation Trust and/or the Litigation Trustee, as applicable, of any such claim the Debtors, their Estates, the Reorganized Debtors or the Litigation Trust may have against the holder of such Claim.

In no event shall any holder of a Claim or Equity Interest be entitled to setoff any Claim or Equity Interest against any Claim, right, or cause of action of the Debtors or the Litigation Trust, as applicable, unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise.

Section 21.15

Releases and Discharges

THE CLAIMS OF ALL HOLDERS OF CLAIMS AND INTERESTS AGAINST THE DEBTOR AND REORGANIZED DEBTORS AND LITIGATION TRUST WILL BE DISCHARGED, RELEASED AND FOREVER DISCHARGED EXCEPT AS SPECIFICALLY PROVIDED FOR IN THE PLAN.  HOLDERS OF SUCH CLAIMS OR INTERESTS ARE PROHIBITED FROM USING OR PURSUING THOSE CLAIMS OR INTERESTS AGAINST BOTH THE REORGANIZED DEBTOR AND LITIGATION TRUST, EXCEPT AS PROVIDED FOR IN THE PLAN.

(a) Discharge/Release of Debtors, DIP Lenders and Estate Representatives

The Reorganized Debtors and Litigation Trust shall have no liability for the Claims against any of the Debtors.

No Holder of a Claim or Interest or other party in interest shall have any Claim against (a) the Debtors; (b) the DIP Lenders and their professionals, representatives, or

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agents; (c) the Committee; (d) the professionals retained by Court Order in the Bankruptcy Case; and/or (e) with the exception of Brent Mulliniks, any directors of HIIT that were directors during the Bankruptcy Case for any act or omission in connection with, related to or arising out of 1) the Bankruptcy Case, 2) the decision to file bankruptcy, 3) the DIP Order, 4) the Prepetition Secured Claims, 4) the pursuit of confirmation of the Plan, 5) the consummation of the Plan, or 6) the administration of the Plan or the Chapter 11 Cases.  Notwithstanding the foregoing and for purposes of clarity, this release will not release any director of HIIT for Avoidance Actions or other Causes of Action to the extent explicitly described in Section 21.12 of the Disclosure Statement.

In all instances, the Debtors’ directors (with the Exception of Brent Mulliniks) have been entitled to reasonably rely on the advice of counsel retained with Bankruptcy Court approval with respect to their responsibilities relating to the Bankruptcy Case, Prepetition Secured Debt, DIP Loan, and/or Plan.

Notwithstanding the foregoing, the Committee will have until April 1, 2016 to notify the Debtors (with a copy to the DIP Lenders) of any Causes of Action that the Committee believes that the Estates may hold against any director of HIIT.  Any Cause of Action described in this notice will not be released, and such director will not be exculpated from such Claim or cause of action under this section.

(b) Limitation

Notwithstanding anything in the Plan to the contrary, the exculpations and releases herein shall not apply to Brent Mulliniks, Billy Cox, Calen Baucom, William Mark Hamilton, Craig Hamilton, Sharon Hamilton,  Carlos Buchanan the entities they control or those in active concert with them, the auditors for the Debtors pre-petition, or any entity holding funds for the benefit of the Debtors. The Debtors and their Estates reserve all Causes of Action against such individuals and entities, including, without limitation, Causes of Action described herein, Causes of Action for breach of duty, negligence, malpractice, negligent misrepresentation, fraudulent transfer, claims against officers and directors not released in Section 13.1, Avoidance Actions and any other claim or cause of action of any nature, whatsoever, whether at law or in equity; and from and after the Effective Date, the Litigation Trustee, as the representative of the Debtors and their Estates pursuant to section 1123(b)(3) of the Bankruptcy Code, shall have standing and the authority to pursue such Causes of Action and other claims.

(c) Sole Venue for Disputes

The Confirmation Order will provide that the United States Bankruptcy Court for the Southern District of Texas shall retain jurisdiction over any suit brought on any alleged claim or cause of action related to the Chapter 11 Cases that exists as of the Effective Date, including suit against any of the following parties: (i) the Debtor; (ii) members of the Debtor’s Board of Directors in their representative capacity; (iii) any of the DIP Lenders; (iv) the Professionals retained in the Bankruptcy Case; and (v) any of such parties’ agents, successors and assigns. Any Person wishing to bring such a suit shall do so in the United States Bankruptcy Court for the Southern District of Texas (or, if necessary for the constitutional exercise of jurisdiction, the United States District Court for the Southern District of Texas, if said court has jurisdiction). Any

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disputes over insurance proceeds relating to Collateral or assets held by the Debtors will be determined by the Bankruptcy Court alone.

Section 21.16

Discharge of Debtors

Except as otherwise expressly provided elsewhere in the Plan, after the Effective Date, all Persons who have been, are, or may be holders of Claims against, or Equity Interests in, the Debtors arising before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtors, their Estates, the Reorganized Debtors, the Litigation Trust, or the Litigation Trustee regarding such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

(a)

commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors or the Estates, which shall be deemed to be withdrawn or dismissed with prejudice, regarding any claim, debt, liability, or other cause of action;

(b)

enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Litigation Trust, Reorganized Debtors, Debtors or their Estates;

(c)

creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Litigation Trust, Reorganized Debtors, Debtors or their Estates;

(d)

asserting any right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtors; and

(e)

proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

ARTICLE XXII

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

Section 22.01

Federal Income Tax Consequences of the Plan

The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and certain Holders of Claims and Interests.  The following summary is based on the Tax Code, Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the IRS, all as in effect on the date hereof.  Changes to the Tax Code or new interpretations thereof may have retroactive effect and could significantly affect the tax consequences described below.  The following summary does not address foreign, state, or local tax consequences of the Plan, nor does it address the United States federal income tax consequences of the Plan to the particular circumstances of any Holder or to Holders subject to any special income tax rules (such as banks, governmental authorities or agencies, pass-through

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entities, brokers and dealers in securities, mutual funds, regulated investment companies, insurance companies, financial institutions, small business investment companies, trusts, estates, and tax-exempt organizations). Furthermore, this summary does not apply to Holders of Claims or Interests that are not United States persons (as such term is defined in the Tax Code).

The United States federal income tax consequences of the Plan are complex and are subject to significant uncertainties.  No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would require significant modification of the statements expressed in this section.  The Debtors have not requested any ruling from the IRS or an opinion of outside tax counsel with respect to any of the tax aspects of the Plan.  Thus, no assurance can be given as to the interpretation that the IRS will adopt.

Furthermore, this summary does not purport to cover all aspects of U.S. federal income taxation that may apply to the Debtors and the Holders of Claims or Interests. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than U.S. federal income tax law, including under state, local, or foreign tax law.  This summary also assumes that the various debt and other arrangements to which any of the Debtors is a party will be respected for U.S. federal income tax purposes according to their form.

ACCORDINGLY, THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE PARTICULAR CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM.  EACH HOLDER OF A CLAIM AFFECTED BY THE PLAN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THAT HOLDER’S CLAIM OR INTEREST.  THE INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT MAY NOT BE USED OR QUOTED IN WHOLE OR IN PART IN CONNECTION WITH ANY OFFERING FOR SALE OF SECURITIES.

Section 22.02

Certain Tax Consequences to the Debtors

            (a) General

The Debtors consist of HIIT and four subsidiaries (each a “Debtor Subsidiary”) of HIIT, each of which subsidiary is wholly-owned by HIIT.  HIIT does not have any subsidiaries other than the Debtor Subsidiaries.  No Debtor Subsidiary has any subsidiary.

Two of the Debtor Subsidiaries – (Apache and Aqua Handling) -- are limited liability companies.  Each of these Subsidiaries is treated for federal income tax purposes as an entity that is disregarded as separate from its sole owner, HIIT.  In general, items of income, gain, loss or deduction of a disregarded entity are reported on the U.S. federal income tax return, and the related federal income tax consequences of such items are the responsibility, of the owner of the disregarded entity, not the disregarded entity itself.  Accordingly, to the extent that the Plan would otherwise trigger federal income tax consequences to such a disregarded Debtor, the Debtors believe that the federal income tax consequences of the Plan will not be borne by such Debtor for federal income tax purposes.  Instead, they will be reported on the U.S. federal income tax return, and borne, by its owner, HIIT.

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Two of the Debtor Subsidiaries – (Hamilton and Sage) -- are corporations.  In contrast to the situation with respect to Apache and Aqua Handling, these Debtor Subsidiaries are not entities that are disregarded as separate from HIIT for federal income tax purposes.  Instead, they are “regarded” for such purposes.  However, they and HIIT (together, the “HIIT Consolidated Group”) have filed, and will continue under the Plan to file, consolidated income tax returns for federal income tax purposes.  In general, the income and losses of such entities are “consolidated” into a single return, subject to the elimination of various inter-company items.  Each member of the HIIT Consolidated Group – i.e., each of HIIT, Hamilton and Sage – remains liable, however, for the taxes of the whole Consolidated Group.

(b) Cancellation of Indebtedness Income

Upon implementation of the Plan, the amount of the Debtors’ aggregate outstanding indebtedness will be reduced substantially.  In general, the discharge of a debt obligation in exchange for an amount of cash and other property having a fair market value (or, in the case of a new debt instrument, an “issue price”) less than the “adjusted issue price” of the debt gives rise to cancellation of indebtedness (“COD”) income to the debtor, unless the payment of the debt obligation would have given rise to a deduction for United States federal income tax purposes.  COD income, however, is not taxable to the debtor if the debt discharge occurs in a Title 11 bankruptcy case pursuant to a confirmed plan of reorganization.  Rather, under the Tax Code, such COD income instead will reduce certain of the Debtor’s tax attributes, generally in the following order:  (a) net operating losses (“NOLs”) and NOL carryforwards; (b) general business credit carryforwards; (c) minimum tax credit carryforwards; (d) capital loss carryforwards; (e) the tax basis of the Debtors’ depreciable and non-depreciable assets (but not below the amount of its liabilities immediately after the discharge); and (f) foreign tax credit carryforwards.  However, a debtor may elect under Tax Code section 108(b)(5) (the “Section 108(b)(5) Election”) to reduce its basis in depreciable property first.  The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues during such year, including the period between the date of discharge and the end of the Debtor’s tax year).  Any excess COD income over the amount of available tax attributes is not, except as provided in the next paragraph in the event of an “excess loss account”, subject to United States federal income tax and has no other United States federal income tax impact.

COD income is determined on a company-by-company basis (treating HIIT and the two Debtor Subsidiaries that are treated as disregarded entities as a single company for this purpose).  If a debtor with excluded COD income is a member of a consolidated group, Treasury regulations address the application of the rules for the reduction for tax attributes (the “Consolidated Attribute Reduction Rules”).  If the debtor is a member of a consolidated group and is required to reduce its basis in the stock of another group member, a “look-through rule” generally requires a corresponding reduction in the tax attributes of the lower-tier member.  If the amount of a debtor’s excluded COD income exceeds the amount of attribute reduction resulting from the application of the foregoing rules, certain other tax attributes of the consolidated group may also be subject to reduction.  If the debtor is a member of a consolidated group, the debtor may treat stock in another group member as depreciable property for purposes of the Section 108(b)(5) Election, provided the lower-tier member consents to a corresponding reduction in its basis in its depreciable property.  Finally, if the attribute reduction is less than the amount of

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COD income and a member of the consolidated group has an excess loss account (an “ELA”) (i.e., negative basis in the stock of another member of the consolidated group), the consolidated group will recognize taxable income to the extent of the lesser of such ELA or the amount of the COD income that was not offset by tax attributes.

The Debtors expect to realize a significant amount of COD income as a result of the Plan.  The amount of COD income will depend upon, among other things, the fair market value of the new HIIT common stock and preferred stock and of the Litigation Trust Assets.  As discussed above, the Debtors will not include this COD income in gross income.  Instead, the Debtors will be required to reduce their tax attributes in accordance with the Consolidated Attribute Reduction Rules after determining the taxable income (or loss) of the HIIT Consolidated Group for the taxable year of discharge.  The ultimate amount of such COD income and, hence, the reduction in the NOLs and other tax attributes of the HIIT Consolidated Group cannot be predicted at this time.

            (c) Potential Limitations on NOL Carryforwards and Other Tax Attributes

Under Tax Code Section 382, if there is an ownership change as defined under that Section (a “Section 382 ownership change”) with respect to a corporation that has NOLs or built-in losses (a “loss corporation”), the amount of such NOLs and built-in losses that the loss corporation may apply to reduce its taxable income in subsequent tax periods, including the “stub” period beginning after the “change date” and ending at the end of the tax year that includes such change date, is subject to an annual limit (the “Section 382 limit”).  The Section 382 limit is determined at the time of the Section 382 ownership change and is a function of federal interest rates and the fair market value of the loss corporation’s equity at that time.  Generally speaking, the value of such equity is determined immediately before such ownership change (with certain adjustments).  However, if a corporation in bankruptcy undergoes an ownership change pursuant to a confirmed bankruptcy plan, the fair market value of the stock of the corporation is generally determined after the ownership change, after giving effect to the discharge of creditors’ claims but subject to certain adjustments.  If the value of the loss corporation’s equity at that time is small, then the Section 382 limit will also be small, the result of which would be that the NOLs and built-in losses would not provide much, if any, tax benefit to the loss corporation going forward; and a large portion of such NOLs could well expire before they were fully utilized.

The issuance of HIIT common stock and convertible preferred stock pursuant to the Plan would be expected to result in a Section 382 ownership change for purposes of Tax Code section 382 absent special bankruptcy provisions.

Tax Code section 382(l)(5), however, provides an exception to these limits under Section 382 if, pursuant to a confirmed Chapter 11 plan, former shareholders and certain creditors holding certain types of debt of the loss corporation own, by virtue of being such shareholders and creditors, 50% or more of the loss corporation coming out of bankruptcy.  In such circumstances, the NOLs and built-in losses will not be subject to a Section 382 limit with respect to an ownership change that occurred in connection with the bankruptcy reorganization.  (To the extent that there had been any previous Section 382 ownership change, however, the use of any NOLs or built-in losses that existed at that time will continue to be subject to the Section

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382 limit applicable at the time of such previous change.)  In such circumstances, however, the NOLs of the loss corporation will be reduced by interest expense accrued with respect to such debt of such creditors during the period that began 3 full taxable years prior to the reorganization, and the Section 382 limit will be reduced to zero if there is another Section 382 ownership change within 2 years.

If the requirements of Tax Code section 382(l)(5) are otherwise satisfied, the relief provided thereunder is automatically available unless the taxpayer elects not to have the provision apply.  (Such an election is irrevocable and must be made by no later than the due date, including extensions, of the loss corporation’s U.S. federal income tax return for the taxable year that includes the change date.)  If the provision does not apply, or if the taxpayer elects not to have it apply, then under Tax Code section 382(l)(6) the Section 382 limit will be determined after giving effect to the increase (if any) in the value of the loss corporation resulting from the surrender or cancellation of the creditors’ claims in the transaction.

The application of Tax Code section 382(l)(5) is highly fact specific, and its application to the reorganization set forth in the Plan and described in this Disclosure Statement is uncertain.  If the Reorganized Debtors take the position that Tax Code section 382(l)(5) does apply to the reorganization, there can be no assurance that the IRS will not challenge this position; and if such a challenge were successful, there can no assurance that the IRS would not assert penalties in connection with the additional taxes and interest thereon that would be owed.

For years in which the Reorganized Debtors would otherwise have taxable income before application of any NOL carryforwards, the Reorganized Debtors will be subject to some tax on such income even if it is reduced to zero as a result of the application of NOL carryforwards.  The reason for this is that, for purposes of  the alternative minimum tax (“AMT”), alternative minimum taxable income can only be reduced by 90% as a result of  a carryforward of NOLs, rather than by 100%, which means that at least 10% of such alternative minimum taxable income (determined before application of NOL carryforwards) would be subject to AMT even if the Reorganized Debtors were not subject to regular tax as a result of such carryforwards.  The AMT tax rate on corporations is 20%.

(d) Transfer of Assets by Debtors, Including Transfer of Litigation Trust Assets to Litigation Trust

As discussed above at Article III, the Debtors will transfer various assets to various creditors, all with recourse debt.  In addition, pursuant to the Plan, on the Effective Date, the Debtors will transfer the Litigation Trust Assets to the Litigation Trust.  Such transfers will result in the recognition of gain or loss by the Debtors depending on the value of such assets and the Debtors’ respective tax bases therein.

Subject to possible alternative minimum tax, the Debtor anticipates that, in addition to any current year losses incurred through the effective date of the plan, the NOL carryforwards of the Debtor generally should be available to offset any such gain or income recognized by the Debtors as a result of such transfers.  As noted in Section 20.02(c) above, however, for AMT purposes alternative minimum taxable income can only be reduced by 90% as a result of a carryforward of NOLs, rather than by 100%, which means that at least 10% of such alternative

McKool 1163931v3

minimum taxable income (determined after application of current year losses, if any, but before application of NOL carryforwards) would be subject to AMT even if the Reorganized Debtors were not subject to regular tax as a result of such carryforwards.  The AMT tax rate on corporations is 20%.  Thus, if any gains on such transfers, or other income of the Debtors’ in such year, are not fully offset by other losses of the Debtors in such year, there will be at least some AMT on the residual, even if such gain and income was otherwise offset by NOL carryforwards from prior years.

Section 22.03

Certain Tax Consequences to Holders of Claims and Interests

The following discusses certain United States federal income tax consequences of the transactions contemplated by the Plan to Holders of Claims and Interests.  The United States federal income tax consequences to Holders of Claims (including the character, timing, and amount of income, gain or loss recognized) will depend upon, among other things, (1) the manner in which a Holder acquired a Claim; (2) the length of time the Claim has been held; (3) whether the Claim was acquired at a discount; (4) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior tax years; (5) whether the Holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim; (6) the Holder’s method of tax accounting; and (7) whether the Claim is an installment obligation for United States federal income tax purposes.  Furthermore, if the Holder of a Claim or Interest is a partnership, the United States federal income tax consequences to an owner or partner in such partnership generally will depend on the status of such owner or partner and on the activities of such partnership.  Therefore, Holders of Claims should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan.

The U.S. Federal income tax consequences to a Holder of a Claim also depends on whether the underlying debt instrument constitutes a “security” under the provisions  of the tax Code involving reorganizations and incorporation transactions.  Whether a debt instrument constitutes a security for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes.  These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security.  There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued.  Since the terms of the Debtors’ debt obligations are less than five years the discussion below assumes that the debt instruments underlying the Claims do not constitute securities for such U.S. federal income tax purposes.

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In addition, the expected U.S. federal income tax consequences of the Plan to Holders of Claims will also depend on the identity (for U.S. federal income tax purposes) of the primary obligor or borrower with respect to each of the claims with respect to which HIIT common stock or convertible preferred stock is issued pursuant to the Plan.  The discussion below assumes that Holders of Claims with respect to which Hamilton and/or Sage are the primary obligors or borrowers for U.S. federal income tax purposes will not receive with respect to such Claims stock representing 80% or more of the total combined voting power of all classes of stock entitled to vote and 80% or more of the number of shares of all other classes of stock issued by HIIT (i.e., they will not have “control” of HIIT as defined in Tax Code section 368(c)).

                (a) Holders of Claims

The Holder of a Claim that receives Cash or other property (including common and convertible preferred stock in HIIT and its share of the Litigation Trust Assets transferred to the Litigation Trust) in discharge of its Claim pursuant to the Plan will recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) Cash and the fair market value on the Effective Date of any property received by such Holder in respect of its Claim, and (2) the Holder’s adjusted tax basis in the Claim.  The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim.  A Holder of a Claim recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year.  Any capital gain or loss would be long-term gain or loss if the Holder’s holding period for its Claims was more than one (1) year on the Effective Date.  A Holder’s adjusted tax basis in property received in exchange for its Claim will generally be equal to the fair market value of such property on the Effective Date.  See also the discussion below in subsection (c)(iv) regarding the treatment of any accrued but untaxed interest.

Holders of a Claim constituting an installment obligation for U.S. federal income tax purposes should consider the application of Tax Code section 453B and whether such a Holder will be required to currently recognize any gain remaining with respect to such obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold, or otherwise disposed of within the meaning of Tax Code section 453B.

As discussed at Section 22.03(c) below (“The Treatment of Litigation Trust and Litigation Trust Beneficiaries”) below, the Litigation Trust has been structured to qualify as a “grantor trust” for U.S. federal income tax purposes.  Accordingly, each Holder of a Claim shall be treated as directly receiving, and as a direct owner of, its respective share of the Litigation Trust Assets (consistent with its economic rights in the trust) and then contributing such respective share to the Litigation Trust.  Pursuant to the Plan, the Litigation Trustee will in good faith value the assets transferred to the Litigation Trust and all parties to the Litigation Trust (including the Debtors and the Litigation Trust Beneficiaries) must consistently use such valuation or all U.S. federal income tax purposes.

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Notwithstanding the foregoing, it is possible that the IRS may assert that any income, gain or loss by a Litigation Trust Beneficiary with respect to the distribution of the Litigation Trust Assets to the Litigation Trust should be deferred until the Litigation Trustee makes the final distributions therefrom.

After the Effective Date, a Litigation Trust Beneficiary’s share of any collections received on the assets of the Litigation Trust (other than as a result of a subsequent disallowance of Disputed Claims or the redistribution among Holders of allowed Claims of undeliverable Distributions, and subject to the discussion at Section 22.03(c)(iii) below regarding tax reporting for assets allocable to Disputed Claims – such as gains with respect to recoveries on Causes of Action – should not be included for federal income tax purposes in the Holder’s amount realized in respect of its allowed Claim but instead treated as an amount realized in respect of such Holder’s ownership interest in the underlying assets of the Litigation Trust.

            (b) Holders of Interests

The Holder of an Existing Equity Interest in HIIT will generally recognize a loss for U.S. federal income tax purposes in an amount equal to the stockholder’s adjusted tax basis in its shares of stock of HIIT cancelled under the Plan.  The character of such loss as capital loss or as ordinary loss will be determined by a number of factors, including the tax status of the Holder and whether the Holder holds its equity interests in HIIT as a capital asset.

(c) Tax Treatment of the Litigation Trust and Litigation Trust Beneficiaries

(i)

Classification of the Litigation Trust

The Litigation Trust is intended to qualify as a “liquidating trust” for U.S. federal income tax purposes.  In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor trust” (i.e., a pass-through type entity).  However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for U.S. federal income tax purposes.  The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan.  The Litigation Trust has been structured with the intention of complying with such general criteria.  Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including, without limitation, the Debtors, the Litigation Trustee, and the Litigation Trust Beneficiaries) are required to treat, for U.S. federal income tax purposes, the Litigation Trust as a grantor trust of which the Litigation Trust Beneficiaries are the owners and grantors.  The following discussion assumes that the Litigation Trust will be so respected for U.S. federal income tax purposes.  However, no ruling has been requested from the IRS and no opinion of counsel has been requested concerning the tax status of the Litigation Trust as a grantor trust.  Accordingly, there can be no assurance that the IRS would not take a contrary position.

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(ii) General Tax Reporting by the Litigation Trust and Litigation Trust Beneficiaries

For all U.S. federal income tax purposes, all parties (including, without limitation, the Debtors, the Litigation Trust, the Litigation Trustee, and the Litigation Trust Beneficiaries) must treat the transfer of the Litigation Trust Assets to the Litigation Trust in accordance with the terms of the Plan.  Pursuant to the Plan, the Litigation Trust Assets (other than any assets allocated to the Disputed Claims Reserve, discussed below) are treated, for U.S. federal income tax purposes, as having been transferred (subject to any obligations relating to those assets) directly to the holders of the respective Claims in full or partial satisfaction, as the case may be, of their Claims (with each holder receiving an undivided interest in such assets in accordance with their economic interests in such assets), followed by the transfer by the holders to the Litigation Trust of such assets in exchange for Litigation Trust Interests.  Accordingly, all parties must treat the Litigation Trust as a grantor trust of which the Litigation Trust Beneficiaries are the owners and grantors, and treat the Litigation Trust Beneficiaries as the direct owners of an undivided interest in the Litigation Trust Assets (other than any assets allocated to the Disputed Claims Reserve), consistent with their economic interests therein, for all U.S. federal income tax purposes.

Pursuant to the Plan, the Litigation Trustee will in good faith value the Litigation Trust Assets.  All parties to the Litigation Trust (including, without limitation, the Debtors, the Litigation Trustee, and the Litigation Trust Beneficiaries) must consistently use such valuation for all U.S. federal income tax purposes.  The valuation will be made available, from time to time, as relevant for tax reporting purposes.

Allocations of the taxable income of the Litigation Trust among the beneficiaries shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all its assets (valued at their book value)  to the Litigation Trust beneficiaries adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Litigation Trust.  Similarly, taxable loss of the Litigation Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Litigation Trust Assets.  The tax book value of the Litigation Trust Assets for purposes of this paragraph shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Tax Code, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

Taxable income or loss allocated to a Litigation Trust Beneficiary will be treated as income or loss with respect to such Beneficiary’s undivided interest in the Litigation Trust Assets, and not as income or loss with respect to its prior Allowed Claim.  The U.S. federal income tax obligations of a holder with respect to its Litigation Trust interest are not dependent on the Litigation Trust distributing any cash or other proceeds.  Thus, a holder may incur a U.S. federal income tax liability with respect to its allocable share of Litigation Trust income even if the Litigation Trust does not make a concurrent distribution to the holder.  Holders are urged to consult with their tax advisors regarding the appropriate federal income tax treatment of any

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subsequent distribution of cash originally retained by the Litigation Trust on account of Disputed Claims.

The Litigation Trustee will comply with applicable governmental withholding requirements. Thus, in the case of any Litigation Trust Beneficiary that is not a U.S. person, the Litigation Trustee may be required to withhold up to 30% of the amount of income or proceeds allocable to such persons, depending on the circumstances (including whether the type of income is subject to a lower treaty rate).  Since such a Beneficiary is treated for federal income tax purposes as holding an undivided interest in the Litigation Trust Assets, income received by the Litigation Trust, the economic benefit of which inures to such Beneficiary, is treated as being received by the Beneficiary with respect to the underlying assets and not in respect of its Claim.  So, for example, the recovery with respect to a cause of action may be subject to a 30% income tax withholding with respect to a Beneficiary that is not a U.S. person.

The Litigation Trustee will file with the IRS returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a).  Except as discussed below with respect to the Disputed Claims Reserve, the Litigation Trustee will annually send to each holder of a Litigation Trust Interest a separate statement regarding the receipts and expenditures of the Litigation Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.

(iii)

Tax Reporting for Assets Allocable to Disputed Claims

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of an IRS private letter ruling if such Administrator so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by such Administrator), such Administrator will (A) elect to treat Litigation Trust Assets allocable to, or retained on account of, Disputed Claims (the “Disputed claims Reserve”) as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

The 5% of in non-dilutable stock warrants issued to the Litigation Trust will act as an escrow and a disputed ownership fund for purposes of tax accounting and reporting.  Thus, the stock is issued only upon allowance of unsecured claims and is in escrow until all Disputed Claims are resolved by Final Order.  Pending that determination, the entire 5% of stock is escrowed.  Likewise, pending allowance or disallowance of all Claims by a Final Order, all funds due to holders of holders of beneficial interests in the Litigation Trust are escrowed.

Accordingly, the Disputed Claims Reserve will be subject to tax annually on a separate entity basis on any net income earned with respect to the Litigation Trust Assets in such reserves, such as income recovered in connection with the prosecution of Causes of Action, and all distributions from such reserves (which distributions will be net of the related expenses of the reserve, including income taxes) will be treated as received by holders in respect of their Claims as if distributed by the Debtor.  In addition, under the rules of Treasury Regulation section

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1.468B-9, if a disputed ownership fund distributes, on resolution of a Disputed Claim, an asset in kind (such as a holder’s proportional interest in a cause of action) that has appreciated in value since it was transferred to such fund, income tax will be imposed on such appreciation.  Further, since under Section 6.1 of the Plan, the assets held in the Disputed Claims Reserve are treated under the Plan as a payment and reduction of such claims in computing any additional amounts owed, the taxes imposed on such fund are to be borne by those to whom the amounts thereof are ultimately distributed.  All parties (including, without limitation, the Debtors, the Litigation Trustee and the Litigation Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing.

            (d) Other Considerations for Holders of Claims

(i)

Accrued Interest

A portion of the consideration received by Holders of Claims may be attributable to accrued but untaxed interest on such Claims.  Any such amount should be taxable to that Holder as interest income if such accrued interest has not been previously included in the Holder’s gross income for U.S. federal income tax purposes.  However, the IRS has privately ruled that a holder of a security of a corporate issuer, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID.  Accordingly, it is also unclear whether, by analogy, a Holder that disposes of a Claim that does not constitute a security in a taxable transaction would be required to recognize a capital loss, rather than an ordinary loss, with respect to previously included OID that is not paid in full.

If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on the Claims, the extent to which such consideration will be attributable to accrued but untaxed interest is uncertain.  Under the Plan, the aggregate consideration to be distributed to Holders of Claims in each class will be allocated first to the principal amount of Claims, with any excess allocated to untaxed interest that accrued on such Clams, if any.  Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury regulations treat payments as allocated first to any accrued but untaxed interest.  The IRS could take the position that the consideration received by Holders should be allocated in some way other than as provided in the Plan.  Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan between principal and accrued but untaxed interest.

(ii)

Market Discount

Under the “market discount” provisions of the Tax Code, some or all of any gain recognized by a Holder upon the disposition of a Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of market discount on the debt constituting the Claim.  In general, a debt instrument is considered to have been acquired with market discount if it is acquired other than on original issue and if the Holder’s adjusted tax basis in such instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest,” or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount (equal to the product of 0.25%

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of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, and the number of remaining whole years to maturity).

Any gain recognized by a Holder on the taxable disposition of debt instruments that it acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such debt instruments were considered to be held by the Holder (unless such Holder elected to include market discount in income as it accrued).  To the extent that debt instruments that were acquired with market discount are exchanged in a tax-free transaction for other property, any market discount that accrued on such debt instruments (i.e., up to the time of the exchange) but was not recognized by the Holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued, but not recognized, market discount.

Section 22.04

Information Reporting and Backup Withholding

Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payor to the IRS.  Moreover, such reportable payments are subject to backup withholding under certain circumstances.  Under the Tax Code’s backup withholding rules, a United States Holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Plan, unless the Holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact, or (b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the Holder is a United States person, the taxpayer identification number is correct, and the Holder is not subject to backup withholding because of a failure to report all dividend and interest income.

Backup withholding is not an additional tax.  Amounts withheld under the backup withholding rules may be credited against a Holder’s United States federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal Revenue Service.

Section 22.05

Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE.  THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF THE HOLDER OF THE CLAIM OR INTEREST.  ACCORDINGLY, HOLDERS OF CLAIMS OR INTERESTS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND ANY APPLICABLE FOREIGN, INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN,  INCLUDING WITH RESPECT TO TAX REPORTING AND RECORD KEEPING REQUIREMENTS.

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ARTICLE XXIII

CONCLUSION AND RECOMMENDATION

The Debtors believe that the Plan is in the best interests of all creditors, and urges those holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be RECEIVED by the Balloting Agent no later than 5:00 p.m., prevailing Central Time on April 8, 2016.  If the Plan is not confirmed, or if holders in those Classes do not vote to accept the Plan, the holders in those Classes may not receive a distribution.

Dated:

 March 10, 2016

HII Technologies, Inc., Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Sage Power Solutions, Inc., and Hamilton Investment Group, Inc.

 By: /s/ Loretta A. Cross, CRO

                                                                        Title: Chief Restructuring Officer

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UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

In re:

§

Chapter 11

§

HII TECHNOLOGIES, INC., et al.

§

15-60070-H2-11 (DRJ)

Debtors

§

(Jointly Administered)

DEBTORS’ SECOND AMENDED JOINT PLAN OF REORGANIZATION

McKool Smith, P.C.

600 Travis St., Suite 7000

Houston, TX 77002

Telephone: (713) 485-7300

Telecopy: (713) 485-7344

ATTORNEYS FOR DEBTORS

Dated: March 9, 2016

1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

VICTORIA DIVISION

In re:

§

Chapter 11

§

HII TECHNOLOGIES, INC., et al.1

§

15-60070-H2-11 (DRJ)

Debtors

§

(Jointly Administered)

DEBTORS’ AMENDED JOINT PLAN OF REORGANIZATION

HII Technologies, Inc., Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Sage Power Solutions, Inc., and Hamilton Investment Group Inc., the Debtors in the above-captioned jointly administered case, propose the following amended joint chapter 11 plan pursuant to section 1121(a) of title 11 of the United States Code for the resolution of outstanding Claims against and Equity Interests in each of the Debtors. Reference is made to the Disclosure Statement distributed with this Plan for a discussion of the Debtors’ history, businesses, assets, operations, risk factors, a summary and analysis of this Plan, and certain related matters. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, the Debtors respectfully reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to consummation.

SUBSTANTIVE CONSOLIDATION

The Plan is proposed as a joint chapter 11 plan for all of the Debtors. Claims against, and Equity Interests in, the Debtors (other than Administrative Expenses, DIP Lender Claims, and Priority Tax Claims) are classified in Article III and treated in Article IV.

The Plan is also a motion requesting that the Bankruptcy Court substantively consolidate the Debtors’ estates solely for the purposes of voting and making distributions, as more fully set forth below. The Plan must meet the requirements of section 1129 of the Bankruptcy Code with respect to the Debtors on a consolidated basis in order to be confirmed.

ARTICLE I

DEFINITIONS

Defined Terms. The following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural, masculine and feminine forms of the terms defined).

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number,

are: (i) Apache Energy Services, LLC (4404); (ii) Aqua Handling of Texas, LLC (4480); (iii) HII Technologies, Inc. (3686); (iv) Sage Power Solutions, Inc. fka KMHVC, Inc. (1210); and (v) Hamilton Investment Group, Inc. (0150).

2

1.1

Administrative Expense means costs or expenses of administration of any of the Chapter 11 Cases allowed under section 503(b) and 507(a)(1) of the Bankruptcy Code that have not already been paid by the Debtors, including, without limitation, any actual and necessary costs and expenses of preserving the Debtors’ estates, any actual and necessary costs and expenses of operating the Debtors’ businesses, and indebtedness or obligations incurred or assumed by the Debtors, as debtors in possession, during the Chapter 11 Cases, any compensation and reimbursement of expenses to the extent allowed by Final Order under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors pursuant to section 1930, chapter 123 of title 28 of the United States Code, but excluding the DIP Lender Claims.

1.2

Allowed means with reference to any Claim, (a) any Claim against any Debtor that was listed by such Debtor in its Schedules, as such Schedules may be amended from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim listed on the Schedules or evidenced by a timely filed proof of Claim, as to which no objection to allowance has been interposed in accordance with Section 7.1 of this Plan or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, of the Bankruptcy Court, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder, or (c) any Claim expressly allowed by a Final Order.

1.3

Avoidance Action means any action commenced, or that may be commenced, before or after the Effective Date pursuant to sections 542, 543, 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

1.4

Ballot means the forms of ballot provided to holders of impaired Claims or Equity Interests pursuant to Bankruptcy Rule 3017(d), by which each holder may indicate acceptance or rejection of the Plan.

1.5

Bankruptcy Code means title 11 of the United States Code, as amended, as applicable to these Chapter 11 Cases.

1.6

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, or in the event such court ceases to exercise jurisdiction over the Chapter 11 Cases, the United States District Court for the Southern District of Texas or any adjunct thereof which comes to exercise jurisdiction over the Chapter 11 Cases.

1.7

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Cases, including applicable local rules of the Bankruptcy Court.

1.8

Bar Date means the applicable deadline for the assertion of a Claim in the Chapter 11 Cases.

3

1.9

Business Day means any day other than Saturday, Sunday, a legal holiday, or a day on which national banking institutions in New York, New York are required or authorized to close by law or executive order.

1.10

Cash means legal tender of the United States of America.

1.11

Causes of Action means the Avoidance Actions and any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims, and demands, all commercial tort claims and causes of actions, all claims and causes of actions against former employees, all claims and causes of actions for collection against customers, all claims and causes of actions against the Hamiltons, One Flow, and Water Transfer, all insurance claims and causes of actions for stolen property, whether known or unknown, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part on any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date.  Causes of Action shall expressly include, without limitation, those causes of action described in section 21.12 of the Disclosure Statement.

1.12

Chapter 11 Cases means the following cases initiated by the Debtors under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Texas: Case No. 15-60069, Case No. 15-60070, Case No. 15-60071, Case No. 15-60072, and Case No. 15-60073, jointly-administered under Case No. 15-60070.

1.13

Claim has the meaning set forth in section 101(5) of the Bankruptcy Code.

1.14

Class means any group of Claims or Equity Interests classified by the Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.

1.15

Collateral means all present or future, pre-petition and post-petition, existing and after acquired real and personal, tangible and intangible assets of the Debtors, including without limitation, all cash, cash equivalents, deposit accounts, bank accounts, accounts, other receivables, chattel paper, contract rights, inventory, instruments, documents, licensing agreements, securities (whether or not marketable), equipment, leases, leasehold interests, fixtures, real property interests, franchise rights, patents, trademarks, tradenames, copyrights, intellectual property, general intangibles (including without limitation, all known or unknown claims, Causes of Action, or choses in action under applicable federal and state law), all known or unknown commercial tort claims and Causes of Action and all proceeds thereof, all claims against former employees and all proceeds thereof, all claims for collection against customers and all proceeds thereof, all claims against the Hamiltons, One Flow, and Water Transfer and all proceeds thereof, all insurance claims for stolen property and all proceeds thereof, all Causes of Actions and claims (whether asserted now or after the Petition Date) under the Debtors’ existing directors and officers insurance policies and all insurance or other proceeds thereof, all claims and proceeds of actions of the Debtors or their estates under sections 502, 544, 547, 548, 549, 550 , 551, 553 and 724(a) of the Bankruptcy Code and all avoidance actions under applicable state law and all proceeds thereof; supporting obligations, letters of credit, letter-of-credit rights, investment property, and all cash or non-cash proceeds, products, offspring, substitutions, and accessions of any of the foregoing, wherever located, whether now or hereafter existing, whether presently owned or hereafter acquired, of every kind and description.

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1.16

Committee means the statutory committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

1.17

Confirmation Date means the date of entry of the Confirmation Order.

1.18

Confirmation Hearing means the hearing to be conducted by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code and Bankruptcy Rule 3020(b) to consider confirmation of the Plan, as the same may be continued from time to time.

1.19

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.20

Convenience Claim means a Claim held by a holder of a General Unsecured Claim (i) in the amount of $1,000, or less, or (ii) who has a Claim in an amount greater than $1000, but has elected to reduce the amount of their to $1,000 and to have their Claim treated as a Convenience Claim under Class 3.

1.21

Debtors means Apache Energy Services, LLC, Aqua Handling of Texas, LLC, HII Technologies, Inc., Sage Power Solutions, Inc. fka KMHVC, Inc., and Hamilton Investment Group, Inc.

1.22

DIP Agent means McLarty Capital Partners SBIC, L.P., in its capacity as the agent for the DIP Lenders under the DIP Facility.

1.23

DIP Facility means the loan facility described in paragraph I of the DIP Order.

1.24

DIP Lenders means Heartland Bank and McLarty Capital Partners SBIC, L.P., in their capacity as lenders under the DIP Facility approved pursuant to the DIP Order.

1.25

DIP Lender Claims means all Claims in favor of the DIP Lenders arising under the DIP Order, including, without limitation, the Super Priority Administrative Expense granted to the DIP Lenders under 11 U.S.C. § 364(c)(1) pursuant to paragraph 11 of the DIP Order and all out of pocket expenses, including, without limitation, legal fees and expenses, incurred and recoverable by the DIP Lenders in accordance with paragraph 18(e) of the DIP Order.  The DIP Lender Claims are comprised of the Postpetition Obligations and the Roll-Up Obligations, treated as described in Section 2.4.

1.26

DIP Lenders Beneficial Trust Interest means a fifty-five percent (55%) beneficial interest in the Litigation Trust and Litigation Trust Assets, paid in accordance with the Waterfall.

1.27

DIP Order means that certain order of the Bankruptcy Court entered on October 14, 2015, as docket number 149.

1.28

Disclosure Statement means the written statement, as amended, supplemented, or modified from time to time, describing the Plan that is approved and distributed in accordance with section 1125 of the Bankruptcy Code.

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1.29

Disputed means, with respect to any Claim that has not been Allowed pursuant to the Plan or a Final Order,

(a)

if no proof of Claim has been filed by the applicable deadline: a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent, or unliquidated, but as to which the Debtors or any other party in interest has interposed an objection or request for estimation which has not been withdrawn or determined by a Final Order; or

(b)

if a proof of Claim or request for payment of an Administrative Expense has been filed by the applicable deadline: a Claim for which a timely objection or request for estimation is interposed by the Debtors or any other party in interest which has not been withdrawn or determined by a Final Order.

Any Claim expressly allowed by a Final Order shall be an Allowed Claim, not a Disputed Claim.

1.30

Disputed Claims Reserve means, as applicable, (i) the Cash reserve established by Reorganized HIIT for payment of Disputed Administrative Expenses, Disputed Priority Tax Claims, Disputed Secured Claims and Disputed Priority Non-Tax Claims, and (ii) that portion of the Litigation Trust Assets reserved by the Litigation Trustee for Disputed General Unsecured Claims.

1.31

Distributable Cash means any and all Cash held by the Debtors on the Effective Date after reserving for (i) the Initial Litigation Trust Administrative Cash, (ii) the Disputed Claims Reserve, and (iii) the payment of all Administrative Expenses (other the DIP Lender Claims), Secured Claims, Priority Non-Tax Claims and Priority Tax Claims.

1.32

Distributable Trust Cash means at any given time after the Postpetition Obligations and the Initial Litigation Trust Administrative Cash have been paid in full in accordance with the Waterfall, Cash in the Litigation Trust net of the Litigation Trust Administrative Cash..

1.33

Distribution Record Date means (i) the Effective Date with respect to those Claims for which the Bar Date has passed by the time of the Effective Date, or (ii) the date on which a proof of claim or application for allowance of an Administrative Expense is filed to evidence a Claim with respect to those Claims for which the Bar Date has not passed by the time of the Effective Date.

1.34

Effective Date means the first Business Day on or after the Confirmation Date specified by the Debtors on which all conditions to the effectiveness of the Plan in Section 9.2 have been satisfied or waived. The Reorganized Debtors shall file a notice of the Effective Date with the Bankruptcy Court and the Securities and Exchange Commission.

1.35

Equity Interest means the interest of any holder of an equity security of any of the Debtors represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferrable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

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1.36

Estates means the bankruptcy estates of the Debtors.

1.37

Final Order means an order or judgment of the Bankruptcy Court or any other court or adjudicative body which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other court or adjudicative body shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired. The susceptibility of a Claim to a challenge under section 502(j) of the Bankruptcy Code shall not render a Final Order not a Final Order.

1.38

General Unsecured Claim means any Claim against any of the Debtors that is not an Administrative Expense, DIP Lender Claim, Priority Tax Claim, Secured Claim, Priority Non-Tax Claim, the Mulliniks/Cox Priority Claims, a Convenience Claim or a Subordinated Claim.

1.39

Initial Litigation Trust Administrative Cash means an amount of Cash not to exceed $500,000.  The actual amount of Initial Litigation Trust Administrative Cash will be set forth in the Litigation Trust Agreement.

1.40

Lien means any mortgage, lien, charge, security interest, encumbrance, or other security device of any kind affecting any asset or property of the Debtors contemplated by section 101(37) of the Bankruptcy Code.

1.41

Litigation Trust means the trust established pursuant to the Plan and the Litigation Trust Agreement.

1.42

Litigation Trustee means the entity appointed by the Debtors, with the consent of the DIP Lenders and the Committee, to serve as administrator of the Litigation Trust. The identity of the Litigation Trustee will be disclosed in the Plan Supplement.

1.43

Litigation Trust Administrative Cash means the Cash held and maintained by the Litigation Trustee for the purpose of paying the expenses incurred by the Litigation Trustee (including fees and expenses for professionals retained by the Litigation Trust) in connection with the Litigation Trust and any obligations imposed on the Litigation Trustee or the Litigation Trust, including expenses relating to the performance of the Litigation Trustee’s obligations under the Litigation Trust Agreement.

1.44

Litigation Trust Assets means all Causes of Action transferred by the Debtors and their Estates to the Litigation Trust on the Effective Date, and any proceeds thereof, and the Litigation Trust Administrative Cash.

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1.45

Litigation Trust Agreement means that certain trust agreement to be executed by the Debtors and the Litigation Trustee, substantially in the form included in the Plan Supplement, which must be satisfactory to the Committee and the DIP Lenders in form and substance.

1.46

Litigation Trust Beneficiaries means the DIP Lenders to the extent provided in section 2.4 of the Plan, the holders of the Allowed Mulliniks/Cox Priority Claims to the extent provided in section 4.3 of the Plan, and the holders of Allowed General Unsecured Claims to the extent provided in section 4.5 of the Plan.

1.47

Litigation Trust Representatives means the two representatives, one selected by the Committee and one selected by the DIP Lenders, responsible for assisting the Litigation Trustee in the management of the Litigation Trust pursuant to section 6.3(f).

1.48

Magna Secured Claims means, to the extent they are Allowed Secured Claims, all Claims in favor of Magna Equities II, LLC (“Magna”) secured by all of the Debtor’s right, title, and in interest in and to all Accounts (as defined in the DIP Order) arising on or after July 23, 2015 to secure the payment of amounts loaned under the Fourth and Fifth Modifications (as defined in the DIP Order), which as of the Petition Date totaled approximately $108,329.60.

1.49

Mediated Settlement Agreement means the Mediated Settlement Agreement dated February 29, 2016 attached to the Disclosure Statement as Schedule H, which memorializes the compromise and settlement between Brent Mulliniks, Billy Cox, Jr., the Ad Hoc Committee of Unsecured Creditors of Apache Energy Services, the Debtors, the DIP Lenders, and the Committee.

1.50

Mulliniks/Cox Priority Claims means the Allowed priority Claims of Brent Mulliniks and Billy Cox, Jr. described in section 4.3 of this Plan.

1.51

New HIIT Common Stock means common stock, or the warrants redeemable for common stock, of Reorganized HIIT issued on the Effective Date in accordance with section 6.4 of the Plan.

1.52

New HIIT Preferred Convertible Stock means convertible participating and voting preferred stock of Reorganized HIIT with a dividend that will be specified in the Plan Supplement, convertible into 95% of the New HIIT Common Stock, issued on the Effective Date in accordance with section 6.4 of the Plan.  An exemplar of the terms of offering is attached as Schedule 1.49, but the actual terms of offering could vary in nonmaterial terms from the Schedule.

1.53

Person has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.54

Petition Date means September 18, 2015.

1.55

Plan means this chapter 11 plan, as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

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1.56

Plan Supplement means the forms of documents effectuating the transactions contemplated by this Plan, including the Litigation Trust Agreement, which documents shall be filed with the Bankruptcy Court no later than ten (10) days prior to the Confirmation Hearing.

1.57

Postpetition Obligations means the outstanding, unpaid balance of the DIP Lender Claims, excluding only those amounts advanced to or incurred by the Debtors under the Roll-Up Loan (as defined in the DIP Order) and postpetition interest on the Roll-Up Loan.

1.58

Priority Non-Tax Claim means any Claim, other than an Administrative Expense or a Priority Tax Claim, entitled to priority in payment under sections 507(a)(3), (4), (5), (6) (7), or (9) of the Bankruptcy Code.

1.59

Priority Tax Claim means any Claim of a governmental unit of the kind entitled to priority in payment as specified in section 502(i) and 507(a)(8) of the Bankruptcy Code.

1.60

Pro Rata Share means the ratio (expressed as a percentage) of (i) the amount of any Allowed Claim in a particular Class to (ii) the sum of (x) the aggregate amount of all Allowed Claims in such Class and (y) the aggregate amount of Disputed Claims in Such Class.

1.61

Rejection Claim means any Claim arising under a lease or executory contract that the Debtors have rejected or will reject pursuant to section 365 of the Bankruptcy Code, including but not limited to any Claim arising under section 502(g) of the Bankruptcy Code as a consequence of such rejection, reduced by the limitations on such Claim provided by section 502(b)(6) of the Bankruptcy Code and any limitations on such Claim provided by applicable non-bankruptcy law.

1.62

Reorganized Debtors means the Debtors from and after the Effective Date.

1.63

Reorganized HIIT means the Debtor HII Technologies, Inc. from and after the Effective Date.

1.64

Roll-Up Obligations means that portion of the DIP Lenders Claims arising from advanced to or incurred by the Debtors under the Roll-Up Loan (as defined in the DIP Order) and postpetition interest on the Roll-Up Loan.

1.65

Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules or statements may be amended through the Confirmation Date.

1.66

Secured Claim means any Claim, other than DIP Lender Claims or the Subordinated Secured Seller Note Claims, (i) secured by Collateral, to the extent of the value of such Collateral (A) as set forth in the Plan, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any valid rights of setoff of the holder under section 553 of the Bankruptcy Code.

1.67

SEC  means the Securities and Exchange Commission of the United States.

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1.68

Security has the meaning set forth in section 101(49) of the Bankruptcy Code.

1.69

Subordinated Secured Seller Note Claim means any Claim arising from those certain subordinated secured promissory notes described below, which were subordinated (both in order of payment and liens) by agreement between those holders of Claims and the DIP Lenders:

(a)

Chris George, as payee, under that certain Subordinated Secured Promissory Note, dated November 12, 2013, in the principal amount of $245,000.00;

(b)

Brent Mulliniks, as payee, under that certain Subordinated Secured Promissory Note, dated September 27, 2012, in the principal amount of $650,000.00;

(c)

Branden Brewer, as payee, under that certain Subordinated Secured Promissory Note, dated November 12, 2013, in the principal amount of $255,000.00; and

(d)

Billy Cox, as payee, under that certain Subordinated Secured Promissory Note, dated September 27, 2012.

1.70

Solicitation Procedures means the procedures relating to the solicitation and tabulation of votes with respect to the Plan.

1.71

Subordinated Claim means any Claim that is subject to (i) subordination under section 510(b) of the Bankruptcy Code, including, without limitation, any Claim for or arising from the rescission of a purchase, sale, issuance, or offer of a Security of any Debtor; for damages arising from the purchase or sale of such a Security; or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim; or (ii) equitable subordination as determined by the Bankruptcy Court in a Final Order.

1.72

Unsecured Creditor Beneficial Trust Interest means a forty-five percent (45%) beneficial interest in the Litigation Trust and Litigation Trust Assets, paid in accordance with the Waterfall.

1.73

Voting Deadline means the date set by the Bankruptcy Court by which all completed Ballots must be received.

1.74

Waterfall means the order of priority of payments from the Litigation Trust to the Litigation Trust Beneficiaries under the Plan, described as follows:

(1) the first distributions will be paid to the DIP Lenders to repay the Postpetition Obligations and the Initial Litigation Trust Administrative Cash, in an amount not to cumulatively exceed $500,000;

(2) then up to $150,000 is to be paid on account of the Allowed Mulliniks/Cox Priority Claims, in accordance with Section 4.3 of the Plan and the Mediated Settlement Agreement;

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(3) then up to $500,000 to be paid to the DIP Lenders on account of the Initial Litigation Trust Administrative Cash to the extent amounts funded for the Postpetition Obligations and the Initial Litigation Trust Administrative Cash exceed $500,000 and are unpaid under subsection (1); and

(4) finally a division of all remaining Distributable Trust Cash as follows: (i) fifty-five percent (55%) on account the DIP Lenders Beneficial Trust Interest and (ii) forty-five percent (45%) on account of the Unsecured Creditor Beneficial Trust Interest, as provided in Section 2.4(b) and Section 4.5., respectively.

MISCELLANEOUS INTERPRETIVE PROVISIONS

1.75

Exhibits. All exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

1.76

Interpretation. Unless otherwise specified, all section, article and exhibit references in this Plan are to the respective section in, article of, or exhibit to, the Plan as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience and reference only and shall not limit or otherwise affect the provisions hereof.

1.77

Plan Controls. Except as set forth in Section 6.3, in the event of an inconsistency between the Plan and the Disclosure Statement or the Plan Supplement, the Plan shall control.  In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order controls, however, the Plan must incorporate the Mediated Settlement Agreement.

1.78

Other Terms. The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan.

ARTICLE II

ADMINISTRATIVE EXPENSES

AND PRIORITY TAX CLAIMS

2.1

Administrative Expenses.

(a)

Administrative Expenses Bar Date.  Except for the DIP Lenders’ administrative expenses granted under the Final DIP Order, the holder of any Administrative Expense other than (i) a Claim for Compensation or Reimbursement set forth in section 2.2 below, (ii) a liability incurred and paid in the ordinary course of business by the Debtor, or (iii) an Allowed Administrative Expense, must file with the Bankruptcy Court and serve notice of such Administrative Expense within 30 days after the Confirmation Date.  At a minimum, such notice must identify (i) the name of the holder of such Claim, (ii) the amount of such Claim, and (iii) the basis of such Claim.  FAILURE TO FILE THIS NOTICE TIMELY AND PROPERLY SHALL RESULT IN THE ADMINISTRATIVE EXPENSE BEING FOREVER BARRED AND DISCHARGED.

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(b)

Except to the extent a holder of an Allowed Administrative Expense agrees to a different treatment, and subject to the provisions of section 2.2 of the Plan (if applicable), on the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay to each holder of an Allowed Administrative Expense, in full satisfaction of such Allowed Administrative Expense, an amount of Cash equal to the Allowed amount of such Administrative Expense.

2.2

Compensation and Reimbursement Claims. All Persons seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 503(b)(2), 503(b)(3), or 503(b)(4) of the Bankruptcy Code (i) shall file their respective final applications for allowance of compensation for service rendered and reimbursement of expenses incurred by the date that is thirty (30) days after the Effective Date, and (ii) shall be paid in full such amounts as are allowed by the Bankruptcy Court (A) within 7 days of the date on which the order relating to any such Administrative Expenses is entered or (B) upon such other terms as may be mutually agreed upon between the holder of such Administrative Expense and the Reorganized Debtors.

2.3

Priority Tax Claims. Except to the extent a holder of an Allowed Priority Tax Claim agrees to a different treatment,1 on the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay to each holder of an Allowed Priority Tax Claim, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

2.4

DIP Lender Claims.

The DIP Lender Claims shall be satisfied in the following manner:

(a)

Satisfaction of Postpetition Obligations.  On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall distribute to the DIP Agent for the benefit of the DIP Lenders all Distributable Cash, which shall be applied by the DIP Agent, first, towards the satisfaction of Postpetition Obligations.  In the event that the full amount of the Postpetition Obligations is not satisfied from the Distributable Cash, then from and after the Effective Date, and until such time as the Postpetition Obligations have been paid in full, and after the payment of the Initial Litigation Trust Administrative Cash, the Litigation Trustee shall distribute all proceeds of the Causes of Action to pay the Postpetition Obligations, until such time as they are paid in full.  After the Postpetition Obligations and the Initial Litigation Trust Administrative Cash have been repaid in full in accordance with the Waterfall, proceeds of Causes of Action shall be paid to the Litigation Trust Beneficiaries in accordance with the Waterfall and as provided in section 2.4, 4.3, 4.4, or 4.5, as the case may be.

1 Such as the compromise with the Texas Comptroller regarding sales and franchise taxes, approved by order of the Bankruptcy Court (docket 337).

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(b)

Satisfaction of Roll-Up Obligations.  On the Effective Date, or as soon thereafter as is reasonably practicable, in satisfaction of the DIP Lender Claims (except as provided in sections 2.4(a) above): (i) Reorganized HIIT shall issue the New HIIT Preferred Convertible Stock to the DIP Agent for the benefit of the DIP Lenders; and (ii) the DIP Agent for the benefit of the DIP Lenders shall receive a fifty-five percent (55%) beneficial interest in the Litigation Trust and the Litigation Trust Assets, in accordance with the Waterfall, on account of which the DIP Agent for the benefit of the DIP Lenders shall receive, as soon as is reasonably practicable after the Litigation Trustee, from time to time, determines that there is sufficient Distributable Trust Cash to make a distribution to Litigation Trust Beneficiaries, its share of such Distributable Trust Cash based upon such fifty-five percent (55%) beneficial interest, in accordance with the Waterfall.

(c)

Reduction of DIP Lender Claims.

(1)

Insurance Proceeds Attributable to Collateral.  From and after the Effective Date, to the extent that any insurance proceeds attributable to Collateral securing the DIP Lender Claims are recovered/recoverable, the DIP Agent for the benefit of the DIP Lenders shall be entitled to receive such insurance proceeds directly from the applicable insurance carrier (and to the extent received by the Reorganized Debtors or the Litigation Trustee shall be immediately paid by the Reorganized Debtors or Litigation Trustee, as applicable, to the Heartland Bank for the benefit of the lenders under the APA), but only to the extent of the value of the DIP Lenders’ interest in such Collateral, and in no event shall the DIP Lenders receive more than 100% of the value of their interest in the Collateral from any source or set of sources.  The DIP Lender Claims shall be reduced dollar-for-dollar, for insurance proceeds paid to Heartland Bank under this section.  In the event of any dispute regarding application of insurance proceeds, the Bankruptcy Court shall be the exclusive forum within which to resolve such dispute.

(2)

APA Receivables. From and after the Effective Date, to the extent that receivables sold pursuant to the Prepetition A/R Agreement (as defined in the DIP Order) are collected by Reorganized HIIT or the Litigation Trust, such proceeds shall be immediately paid to Heartland Bank (as agent and designated payee of the DIP Lenders for further credit to the Lenders under the APA), and the DIP Lenders that were APA Lenders shall have their claim reduced dollar-for-dollar, for proceeds paid to Heartland Bank under this section.  In the event of any dispute regarding application of proceeds from APA Receivables, the Bankruptcy Court shall be the exclusive forum within which to resolve such dispute.

(3)    Recoveries Under Subordination Agreements.  Any proceeds that the DIP Lenders receive on a final, indefeasible, non-appealable basis from enforcement of the subordination agreements with Holders of the Subordinated Secured Seller Notes reduce the DIP Lender Claims dollar-for-dollar.

(d)

Retention of Liens.  The DIP Lenders shall retain their Liens on Collateral until such time as the Postpetition Obligations and the Initial Litigation Trust Administrative Cash are paid in accordance with the Waterfall, at which time the DIP Lenders Liens shall be released.  If requested by the Litigation Trustee, the DIP Lenders shall file all necessary documents to evidence the release of Liens on the Collateral.

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ARTICLE III

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

The following table designates the Classes of Claims against and Equity Interests in the Debtors and specifies which of those Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to reject the Plan.

Class	Designation	Impairment	Entitled to Vote
Class 1	Secured Claims	Unimpaired	No (deemed to accept)
Class 2	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
Class 2a	Mulliniks/Cox Priority Claims	Unimpaired	No (deemed to accept)
Class 3	Convenience Claims	Impaired	Yes
Class 4	General Unsecured Claims	Impaired	Yes
Class 5	Subordinated Claims	Impaired	No (deemed to reject)
Class 6	Equity Interests	Impaired	No (deemed to reject)

For convenience of identification, Allowed Claims in Class 1 are shown above as a single Class. As set forth in Article IV, below, Class 1 is actually a group of subclasses, depending on the underlying circumstances of such Allowed Claims, and each subclass is treated as a distinct Class for voting and distribution purposes.

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1

Class 1 – Secured Claims.

(a)

Class 1(a) – Magna Secured Claims.  To the extent the Magna Secured Claim has an Allowed Secured Claim, and except to the extent the holder agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, the holder of the Magna Secured Claim shall receive in full satisfaction of such Claim, Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim.  The Liens securing such Allowed Magna Secured Claim shall be deemed released upon payment in accordance with such clause.  To the extent Magna’s Claims are determined to be unsecured by Final Order, such unsecured Claims will be treated under Class 4.

(b)

Class 1(b) – Subordinated Secured Seller Note Claims.  To the extent (i) each of the Subordinated Secured Seller Notes has an Allowed Secured Claim, and (ii) after payment in full of the DIP Lender Claims, the holders of Subordinated Secured Seller Note Claims shall be treated as follows:

except to the extent a holder of an Allowed Subordinated Secured Seller Note Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, each holder of a Subordinated Secured Seller Note Claim shall receive, at the option of the Reorganized Debtors, and in full satisfaction of such Claim, either (i) Cash in an amount

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equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim, (ii) the proceeds of the sale or disposition of Collateral securing such Allowed Subordinated Secured Seller Note Claim, (iii) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Claim is entitled, or (iv) such other distribution as necessary to satisfy the requirement of section 1129 of the Bankruptcy Code.  In the event a Subordinated Secured Seller Note Claim is treated under clause (i) of this section, the Liens securing such Claim will be released upon payment in accordance with such clause.  To the extent a Subordinated Secured Seller Note Claim is determined to be unsecured, such unsecured Claim will be treated under Class 4.

Notwithstanding the foregoing, Notwithstanding the foregoing, Brent Mulliniks and Billy Cox will receive no distribution on account of their respective Subordinated Seller Note Claims, which are discharged under this Plan, and the Liens securing such Claims will be released and discharged on the Effective Date. All Claims held by Mr. Mulliniks and Mr. Cox are treated as provided in Section 4.3 of this Plan and the Mediated Settlement Agreement.

(a)

Class 1(c) – Other Secured Claims. To the extent Allowed as a Secured Claim, and except to the extent a holder of an Allowed Secured Claim agrees to a different treatment, on the Effective Date or as soon thereafter as is reasonably practicable, each holder of a Secured Claim shall receive, at the option of the Reorganized Debtors, and in full satisfaction of such Claim, either (i) Cash in an amount equal to one hundred percent (100%) of the unpaid amount of such Allowed Secured Claim, (ii) the proceeds of the sale or disposition of Collateral securing such Allowed Secured Claim, (iii) the return of the Collateral securing such Allowed Secured Claims (iv) such treatment that leaves unaltered the legal, equitable, and contractual rights to which the holder of such Claim is entitled, or (v) such other distribution as necessary to satisfy the requirement of section 1129 of the Bankruptcy Code. In the event a Secured Claim is treated under clause (i) or (iii) of this section, the Liens securing such Claim will be released upon payment in accordance with such clause.  To the extent an Other Secured Claim is determined to be unsecured, such unsecured Claim will be treated under Class 4.

(b)

Notwithstanding the foregoing, to the extent that any insurance proceeds attributable to Collateral securing an Allowed Class 1(a), (b) or (c) Secured Claim are recovered/recoverable, the holder of such Allowed Secured Claim shall be entitled to receive such insurance proceeds directly from the applicable insurance carrier (and to the extent received by the Reorganized Debtors or the Litigation Trustee shall be immediately paid by the Reorganized Debtors or Litigation Trustee, as applicable, to such holder), but only to the extent of the value of the holder’s interest in such Collateral, and in no event shall the holder of an Allowed Secured Claim receive more than 100% of the value of its interest in the Collateral from any source or set of sources.  In the event of any dispute regarding application of insurance proceeds, the Bankruptcy Court shall be the exclusive forum within which to resolve such dispute.

4.2

Class 2 – Priority Non-Tax Claims. Except to the extent a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, on the Effective Date, or as soon thereafter as is reasonably practicable, each such holder shall receive, in full satisfaction of such Claim, an amount in Cash equal to the Allowed amount of such Claim.

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4.3

Class 2a:  Mulliniks/Cox Priority Claims (based on the Mediated Settlement Agreement)

All Claims of Billy Cox, Jr. and Brent Mulliniks relating to any of the Debtors (including without limitation the Subordinated Seller Note Claims held by Mr. Cox and Mr. Mulliniks) shall be dealt with only as set forth in the Mediated Settlement Agreement  and this Section 4.3.  To the extent this Plan conflicts with Mediated Settlement Agreement regarding the treatment of the Claims of Mr. Cox and Mr. Mulliniks, the Mediated Settlement Agreement controls that treatment.

Brent Mulliniks and Billy Cox, Jr. shall be  Allowed the Mulliniks/Cox Priority Claims totaling, collectively, $150,000, with such Mulliniks/Cox Priority Claim of Brent Mulliniks totaling $75,000.00, individually, and such Mulliniks/Cox Priority Claim of Billy Cox, Jr. totaling $ 75,000.00.

The Mulliniks/Cox Priority Claims shall be Class 2a under this Plan and shall only be enforceable against the Chapter 11 estates through a confirmed Chapter 11 Plan. On the Effective Date, and in full satisfaction of the Mulliniks/Cox Priority Claims, Billy Cox and Brent Mulliniks shall receive priority beneficial interests in the Litigation Trust; provided, however, that no distribution shall be made on account of such priority beneficial interests until all of the Chapter 11 Estates’ claims against Brent Mulliniks and Billy Cox, Jr. have been fully resolved, through judgment, settlement or, or otherwise.

The Litigation Trustee will reserve the first $150,000 received by the Litigation Trust after payment of all Postpetition Obligations and advances to the Litigation Trust (but in no event to cumulatively exceed $500,000).  Immediately after the final resolution (whether by way of settlement or entry of a final and non-appealable judgment) of all of the claims of the Chapter 11 Estates asserted against Billy Cox, Jr. and Brent Mulliniks by the Litigation Trust, the Litigation Trustee will distribute to Mr. Cox and Mr. Mulliniks the $150,000 reserved for distribution on account of  such priority beneficial interest of Mr. Cox and Mr. Mulliniks in accordance with their respective Mulliniks/Cox Priority Claims, minus the amount of any final and non-appealable judgment obtained by the Litigation Trust against  Mr. Cox and  Mr. Mulliniks, respectively, for which there are inadequate or no insurance proceeds available to pay such a judgment.

Billy Cox, Jr. and Brent Mulliniks’ right to a distribution on account of their priority beneficial interests in the Litigation Trust is senior to the right of any other holder (but subject to an amount up to $500,000 as described earlier in this section 4.3) of a beneficial interest in the Litigation Trust to receive distributions from the Litigation Trust in accordance with the Waterfall and is subject only to the offset for judgment(s) obtained against  Mr. Cox and  Mr. Mulliniks and settlement payments as described in this section 4.3.

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The Litigation Trust will be vested with, and pending distribution of the $150,000.00 (subject to the offset above) will not divest itself of (but, of course, may retain contingency fee counsel on standard terms), all litigation rights and Causes of Action of the Chapter 11 Estates, including without limitation all matters disclosed in the Disclosure Statement.  Accordingly, collections from fraudulent conveyances, preferences, breach of fiduciary duty suits and all other matters will be placed into the Litigation Trust for distribution as set forth in this Plan, and the right of Mr. Cox and Mr. Mulliniks to the distribution of the first $150,000 received by the Litigation Trust may offset, but not otherwise release or discharge, any Causes of Action of the Litigation Trust.

4.4

Class 3 – Convenience Claims.  On the Effective Date, or as soon thereafter as is reasonably practicable, each holder of an Allowed Convenience Class Claim shall receive, in full satisfaction of such Claim, Cash in an amount equal to fifty percent (50%) of the unpaid amount of such Claim.

4.5

Class 4 – General Unsecured Claims.  In accordance with sections 6.3(j) and 6.4, below, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of such Claim: (i) its Pro Rata Share of 5% of the New HIIT Common Stock; and (ii) its Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest, in accordance with the Waterfall on account of which such holder shall receive, as soon as is reasonably practicable after the Litigation Trustee, from time to time, determines that there is sufficient Distributable Trust Cash to make a distribution to Litigation Trust Beneficiaries, its Pro Rata Share of such Distributable Trust Cash based upon such Pro Rata Share of the Unsecured Creditor Beneficial Trust Interest in accordance with the Waterfall; provided, however, that the maximum amount recoverable by holders of Allowed General Unsecured Claims shall be the Allowed amount of such Claims, without interest.

4.6

Class 5 – Subordinated Claims.  Holders of Subordinated Claims will not receive any property or distribution on account of their Claims; nor will they retain any claim against the Debtors, their Estates, the Reorganized Debtors, or the Litigation Trust.  Each holder of an Allowed Claim in Class 5 shall be deemed to reject the Plan.

4.7

Class 6 – Equity Interests. All prepetition Equity Interests in HIIT Technologies, Inc. shall be cancelled on the Effective Date. Each holder of an Equity Interest in HII Technologies, Inc. shall neither receive nor retain any property or interest on account of such Equity Interest.  Reorganized HIIT shall retain its Equity Interests in the remaining Reorganized Debtors.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

5.1

Distribution Record Date.  As of the close of business on the applicable Distribution Record Date, the various transfer registers for each of the Classes of Claims as maintained by the Debtors or Reorganized Debtors, or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims.  All distributions made on account of Claims pursuant to the terms of this Plan shall be made to the record holders of such Claims as of the applicable Distribution Record Date.

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5.2

Method of Distributions Under the Plan.

(a)

Payments and Transfers on the Effective Date.  On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall (i) remit to holders of Allowed Administrative Expenses, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Secured Claims and Allowed Convenience Claims an amount in Cash equal to the Allowed amount of such Claims, (ii) remit all Distributable Cash to the DIP Agent for the benefit of the DIP Lenders, and (iii) transfer the Litigation Trust Assets to the Litigation Trust free and clear of all Liens, Claims and encumbrances, but subject to any obligations imposed by this Plan and the Litigation Trust Agreement.  Beginning ninety days (90) days after the Effective Date, and continuing every ninety (90) days thereafter for each period in which it makes a payment under the Plan, Reorganized HIIT shall provide an accounting to the Litigation Trustee of all payments made under the Plan.

(b)

Distributions of Cash. At the option of the Reorganized Debtors or the Litigation Trustee, as applicable, any Cash payment to be made under the Plan or the Litigation Trust, as applicable, may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

5.3

Delivery of Distributions and Undeliverable Distributions. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or Reorganized Debtors or their agents or in a letter of transmittal unless the Reorganized Debtors or the Litigation Trustee, as applicable, have/has been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, no further distributions to such holder shall be made unless and until the Reorganized Debtors or the Litigation Trustee, as applicable, are/is notified of such holder’s then-current address, at which time all missed distributions shall be made to such holder, without interest. All demands for undeliverable distributions shall be made on or before ninety (90) days after the date such undeliverable distribution was initially made. Thereafter, the amount represented by such undeliverable distribution shall irrevocably revert to the Reorganized Debtors or the Litigation Trust, as applicable, and any Claim in respect of such undeliverable distribution shall be discharged and forever barred from assertion against the Reorganized Debtors or the Litigation Trust, and their respective property.

5.4

Withholding and Reporting Requirements.  In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash distribution under the Plan and all related agreements shall be subject to any such holding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding,

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the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Notwithstanding the foregoing, each holder of an Allowed Claim or Equity Interest that receives a distribution under the Plan shall have responsibility for any taxes imposed by any governmental unit, including income, withholding, and other taxes, on account of such distribution.  The aggregate consideration to be distributed to holders of Claims in each Class will be allocated first to the principal amount of such Claim, with any excess allocated to untaxed interest that accrued on such Claim, if any.

5.5

Time Bar to Cash Payments. Checks issued by the Reorganized Debtors or the Litigation Trustee, as applicable, in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Requests for re-issuance of any check shall be made to the Reorganized Debtors or the Litigation Trustee, as applicable, by the holder of the Allowed Claim to whom such check originally was issued. Any Claim in respect of such a voided check shall be made on or before thirty (30) days after the expiration of the one hundred eighty (180) day period following the date of issuance of such check. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors or the Litigation Trust, as applicable, and any Claim in respect of such voided check shall be discharged and forever barred.

5.6

Minimum Distributions and Fractional Shares or Units. No payment of Cash less than $25 shall be made by the Reorganized Debtors or the Litigation Trustee, as applicable, to any holder of an Allowed Claim. No fractional shares of New HIIT Common Stock shall be distributed. For purposes of distribution, fractional shares of New HIIT Common Stock shall be rounded down to the next whole number or zero, as applicable; provided, however, that if a Person’s fractional shares are rounded down to zero, such Person shall receive one share of New HIIT Common Stock. If a Person holds more than one Allowed Claim in a particular Class, such Person’s Allowed Claims in such Class shall be aggregated for purposes of rounding down pursuant to this section. After all distributions under the Plan have been made, any New HIIT Common Stock that is undistributable as a result of the foregoing shall be retained by Reorganized HIIT as treasury stock.

5.7

Setoffs. The Reorganized Debtors and/or the Litigation Trustee may, but shall not be required to, set off against any Claim (for purposes of determining the Allowed amount of such Claim on which distribution shall be made), any claims of any nature whatsoever that the Debtors, their Estates, the Reorganized Debtors or the Litigation Trust may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, their Estates, the Reorganized Debtors, the Litigation Trust and/or the Litigation Trustee, as applicable, of any such claim the Debtors, their Estates, the Reorganized Debtors or the Litigation Trust may have against the holder of such Claim.

5.8

Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under the Plan shall occur on a day that is not a Business Day, the transactions contemplated by the Plan to occur on such day shall instead occur on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

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ARTICLE VI

MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN

6.1

Limited Substantive Consolidation of the Debtors.

(a)

Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Debtors and their respective Estates for voting, confirmation, and distribution purposes under the Plan. Solely for such purposes, on and after the Effective Date, (i) all assets and all liabilities of the Debtors and their Estates shall be deemed merged into Reorganized HIIT, (ii) all guaranties of any Debtor of the payment, performance, or collection of obligations of another Debtor shall be eliminated and cancelled, (iii) any obligation of any Debtor and all guaranties thereof executed by one or more of the other Debtors shall be treated as a single obligation, and such guaranties shall be deemed a single Claim against the consolidated Debtors, (iv) all joint obligations of two or more Debtors and all multiple Claims against such entities on account of such joint obligations shall be treated and allowed only as a single Claim against the consolidated Debtors and shall be treated and allowed only as a single Claim against the consolidated Debtors, (v) all Claims between or among the Debtors shall be cancelled, and (vi) each Claim filed in the Chapter 11 Case of any Debtor shall be deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Effective Date.

(b)

The substantive consolidation effected pursuant to this section shall not affect (other than for purposes related to funding distributions under the Plan), (i) the legal and organizational structure of the Debtors, (ii) defenses to any Causes of Action or requirements for any third party to establish mutuality to assert a right of setoff, and (iii) distributions out of any insurance policies or proceeds of such policies.

6.2

Business Operations of the Reorganized Debtors.  The Reorganized Debtors shall operate independent from the Litigation Trust.  Except as set forth in the Plan, any assets or liabilities of the Reorganized Debtors are not assets or liabilities of the Litigation Trust and assets or liabilities of the Litigation Trust are not assets or liabilities of the Reorganized Debtors.

6.3

The Litigation Trust.  This section and the Litigation Trust Agreement sets forth certain of the rights, duties, and obligations of the Litigation Trustee. In the event of any conflict between the terms of this section and the terms of the Litigation Trust Agreement, the terms of the Litigation Trust Agreement shall govern, except that the Litigation Trust Agreement may not vary the terms of the Mediated Settlement Agreement and the priority of payments to the Litigation Trust Beneficiaries as set forth under the Waterfall (Section 1.73 of the Plan).

(a)

Execution of Litigation Trust Agreement. On the Effective Date, the Litigation Trust Agreement, in a form acceptable to the Debtors, the Committee, the DIP Lenders, and the Litigation Trustee, shall be executed, and all other necessary steps shall be taken to establish the Litigation Trust, which shall be for the benefit of the holders of DIP Lender Claims, of the Allowed Mulliniks/Cox Priority Claims, and of Allowed General Unsecured Claims

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(b)

Purpose of Litigation Trust. The Litigation Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, and shall be treated as “grantor trust” for federal and state income tax purposes.  Accordingly,  for all  purposes of the Tax Code, (i) the Debtors shall be treated as having distributed to the beneficiaries of the Trust such beneficiaries’ respective shares (as determined in accordance with the Plan) of the Litigation Trust Assets, (ii) such beneficiaries shall be treated as having received their respective shares of the such Litigation Trust Assets, (iii) such beneficiaries shall be treated as having contributed the respective shares of such Litigation Trust Assets so deemed to have been received them to the Litigation Trust, and (iv) such beneficiaries shall be treated as the grantors and deemed owners of the Litigation Trust. The Litigation Trustee shall, within a reasonable period of time after the Effective Date, make a good faith determination of the value of the Litigation Trust Assets, which valuation shall be made available to the Debtors, the Litigation Trustee, and the beneficiaries of the Litigation Trust.  The Debtors, the Litigation Trustee, and the Litigation Trust Beneficiaries shall use such valuation for all federal income tax purposes.

(c)

Litigation Trust Assets. The Litigation Trust shall consist of the Litigation Trust Assets. On the Effective Date, the Debtors shall transfer all of the Litigation Trust Assets to the Litigation Trust free and clear of all liens, claims, interests and encumbrances. Except as specifically set forth herein, Litigation Trust Beneficiaries, including, without limitation, holders of Allowed General Unsecured Claims and Allowed Mulliniks/Cox Priority Claims shall look solely to the Litigation Trust Assets for satisfaction of their Claims, and the Litigation Trust Assets shall be available for only Litigation Trust Beneficiaries.    For the avoidance of doubt, the Reorganized Debtors are not beneficiaries of the Litigation Trust and are not entitled to receive any distribution of Litigation Trust Assets.

(d)

The Litigation Trustee. The Litigation Trustee shall be selected by mutual agreement of the Committee and the DIP Lenders, and the identity of the Litigation Trustee and Litigation Trust Representatives shall be disclosed in the Plan Supplement.

(e)

Role of the Litigation Trustee. Consistent with the purpose of the Litigation Trust, the Plan, and the Litigation Trust Agreement, the Litigation Trustee shall (i) subject to the limitations as set forth in the Litigation Trust Agreement, have the power and authority to hold, invest, borrow against, pledge and/or manage the Litigation Trust Assets, (ii) hold the Litigation Trust Assets for the benefit of the Litigation Trust Beneficiaries, (iii) have the power and authority to prosecute and resolve Causes of Action, in the name of the Debtors and as the representative of their respective Estates pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, (iv) have the power to object to, settle, compromise, withdraw or litigate to judgment any objections to Claims, (v) have the power and authority to distribute to the DIP Agent for the benefit of the DIP Lenders Litigation Trust Assets in an amount necessary to satisfy in full the balance of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash in accordance with the Waterfall after distribution of the Distributable Cash to the DIP Agent for the benefit of the DIP Lenders, (vi) have the power and authority to distribute to the holders of Allowed Cox/Mulliniks Priority Claims, (vii) have the power and authority to distribute to other Litigation Trust Beneficiaries any remaining Litigation Trust Assets after payment of the Postpetition Obligations and

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Initial Litigation Trust Administrative Cash and the Initial Litigation Trust Administrative Cash in accordance with the Waterfall, (viii) have the power and authority to assert, prosecute, settle, and resolve, through judgment, settlement, or otherwise, any Causes of Action against Brent Mulliniks and Bill Cox, Jr. and to offset any settlement(s) or judgment(s) obtained against Brent Mulliniks and Bill Cox, Jr. against the Priority Claims of Brent Mulliniks and Bill Cox, Jr. under the Mediation Settlement Agreement, and (ix) have the power and authority to perform such other functions as are provided in the Plan and the Litigation Trust Agreement. The Litigation Trustee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets. In all circumstances, the Litigation Trustee shall act in the best interests of the Litigation Trust Beneficiaries and in furtherance of the purpose of the Litigation Trust.  No bond shall be required of the Litigation Trustee.

(f)

Establishment of Cash Reserves.  The Litigation Trustee shall consult with the Litigation Trust Representatives regarding the funding of the Litigation Trust Disputed Claims Reserve. In the event of a disagreement between the Litigation Trust Representatives regarding the funding of the Litigation Trust Disputed Claims Reserve, the Litigation Trustee shall have the deciding vote. The reserve for the Allowed Mulliniks/Cox Priority Claims shall be determined as set forth in section 4.3 and the Mediated Settlement Agreement.

(g)

Cash. The Litigation Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as would be permitted by section 345 of the Bankruptcy Code were the Litigation Trust a debtor under the Bankruptcy Code, or as otherwise permitted by an order of the Bankruptcy Court, which may include the Confirmation Order.

(h)

Costs and Expenses of the Litigation Trustee. The costs and expenses of the Litigation Trust, including the fees and expenses of the Litigation Trustee and its retained professionals, shall be paid out of the Litigation Trust Assets, subject to the provisions of the Litigation Trust Agreement.

(i)

Compensation of the Litigation Trustee. The Litigation Trustee shall be entitled to reasonable compensation, subject to the provisions of the Litigation Trust Agreement, in an amount consistent with that of similar functionaries in similar types of bankruptcy cases. Such compensation shall be payable solely from the Litigation Trust Assets.

(j)

Distribution of Litigation Trust Assets. After payment in full of the Postpetition Obligations and the Initial Litigation Trust Administrative Cash in accordance with the Waterfall, the Litigation Trustee shall distribute Distributable Trust Cash to Litigation Trust Beneficiaries, in accordance with the Waterfall, on a periodic basis, and at least once per year, except such amounts (i) as have been reserved on account of Disputed Claims or are otherwise part of the Disputed Claims Reserve established by the Litigation Trustee, (ii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Litigation Trust Assets during their liquidation, (iii) as are necessary to pay reasonable incurred or anticipated expenses (including, but not limited to, any taxes imposed on or payable by the Litigation Trust), or (iv) as are necessary to satisfy other liabilities incurred or anticipated by the Litigation Trust in accordance with the Plan or the Litigation Trust Agreement; provided, however, that the

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Litigation Trustee shall not be required to make a distribution pursuant to the Plan if the aggregate amount of Distributable Cash (taking into account the above-listed exclusions) is such as would make the distribution impractical as reasonably determined by the Litigation Trustee; and provided further, however, that all distributions to Mr. Brent Mulliniks and Mr. Billy Cox, Jr. on account of their priority beneficial interests in the Litigation Trust shall be made as described in section 4.3 of this Plan and the Mediated Settlement Agreement.

(k)

Retention of Professionals by the Litigation Trustee. The Litigation Trustee may retain and reasonably compensate counsel and other professionals to assist in his duties as Litigation Trustee on such terms as he deems appropriate without Bankruptcy Court approval, but subject to the provisions of the Litigation Trust Agreement. All fees and expenses incurred in connection with the foregoing shall be payable solely from the Litigation Trust Assets and shall be subject to the provisions of the Litigation Trust Agreement.

(l)

Dissolution. The Litigation Trustee and the Litigation Trust shall be discharged or dissolved, as applicable, at such time as (i) all Litigation Trust Assets have been liquidated, and (ii) all distributions required to be made by the Litigation Trustee under the Plan and the Litigation Trust Agreement have been made; provided, however, that, the Litigation Trust shall be dissolved by no later than five (5) years after the Effective Date unless, prior to such date, the Bankruptcy Court, on motion of the Litigation Trustee or any Litigation Trust Beneficiary, approves an extension of such deadline for a fixed period of time.

(m)

Indemnification of the Litigation Trustee and Litigation Trust Representatives. The Litigation Trustee (and its agents and professionals), and the Litigation Trust Representatives, shall not be liable for actions taken or omitted in its or their capacity as, or on behalf of, the Litigation Trustee, Litigation Trust Representative or the Litigation Trust, except those acts arising out of its or their own willful misconduct, gross negligence, bad faith, self-dealing, breach of fiduciary duty, or ultra vires acts, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its or their capacity as, or on behalf of, the Litigation Trustee, Litigation Trust Representative or the Litigation Trust, except for any actions or inactions involving willful misconduct, gross negligence, bad faith, self-dealing, or ultra vires acts. Any indemnification claim of the Litigation Trustee and the other parties entitled to indemnifications under this subsection shall be satisfied from the Litigation Trust Assets. The Litigation Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

(n)

Closing of Chapter 11 Cases. When all Disputed Claims filed against the Debtors have become Allowed Claims or have been disallowed by Final Order, and all of the Litigation Trust Assets have been distributed in accordance with the Plan, the Litigation Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

(o)

Cooperation from Reorganized Debtors. The Reorganized Debtors shall cooperate with the Litigation Trust and the Litigation Trustee and use commercially reasonable efforts to take or cause to be taken all appropriate actions and do or cause to be done all things necessary or appropriate to effectuate the transfer of the Litigation Trust Assets to the Litigation

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Trust. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated, to the extent practicable, to (i) provide the Litigation Trust with copies of insurance policies and settlement agreements included within or relating to the Litigation Trust Assets and (ii) execute further assignments or allow the Litigation Trust to pursue claims relating to the Litigation Trust Assets in its name, including by means of arbitration, alternative dispute resolution proceedings, or litigation, to the extent necessary or helpful to the efforts of the Litigation Trust to obtain insurance coverage under the Litigation Trust Assets.

(p)

Litigation Trust Tax Matters

(i)

The Litigation Trustee shall be responsible for filing all federal, state and local tax returns for the Litigation Trust.  The Litigation Trustee shall file all federal income tax returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4 unless otherwise required by applicable law.  The Litigation Trustee also will annually send to each beneficiary a separate statement regarding the receipts and expenditures of the Litigation Trust as relevant for U.S. federal income tax purposes and will instruct all such beneficiaries to use such information in preparing their U.S. federal income tax returns  or to forward the appropriate information to such beneficiaries or underlying beneficiaries with instructions to utilize such information in preparing their U.S. federal income tax returns.  The Litigation Trustee shall also file (or cause to be filed) any other statement, return, or a disclosure relating to the Litigation Trust that is required by any governmental entity.

(ii)

The Litigation Trust Assets (other than any assets allocated to the Disputed Claims Reserve) are treated, for U.S. federal income tax purposes, as having been transferred (subject to any obligations relating to those assets) directly to the Litigation Trust Beneficiaries in full or partial satisfaction of their Claims (with each holder receiving an undivided interest in such assets in accordance with their economic interest in such assets), followed by the transfer by the holders to the Litigation Trust in exchange for their respective beneficial interests in the Litigation Trust.

(iii)

Allocations of the taxable income of the Litigation Trust among the beneficiaries shall be determined by reference to the manner in which an amount of Cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all its assets (valued at their book value)  to the Litigation Trust beneficiaries adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Litigation Trust.  Similarly, taxable loss of the Litigation Trust shall be allocated by referenced to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Litigation Trust Assets. The tax book value of the Litigation Trust Assets for purposes of this paragraph shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Tax Code, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(iv)

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Litigation Trustee of a private letter ruling if the Litigation

24

Trustee so requests one, or an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), the Litigation Trustee shall (a) timely elect to treat the Disputed Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation Section 1.468B-9, and (b) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Litigation Trustee, the Debtors and the beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(v)

Interests in the Litigation Trust shall be non-transferable and any such transfer shall be disregarded by the Litigation Trustee except with respect to a transfer by will or under the laws of descent and distribution; provided however that such transfer shall not be effective unless and until the Litigation Trustee receives written notice of such transfer.

(vi)

The Litigation Trustee shall be further authorized to (i) administer and pay any domestic or foreign taxes imposed on the Litigation Trust or its assets (including the Disputed Claims Reserve) and (ii) file domestic and foreign tax returns for the Litigation Trust and the Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay the portion of any taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (a) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (b) to the extent such Disputed Claims have been subsequently resolved, deducted from any amounts otherwise distributable by the Litigation Trustee as a result of the resolution of such Disputed Claims.

6.4

Securities Law Matters.

(a)

Issuance of New Stock.  On the Effective Date, Reorganized HIIT shall (i) issue to the Litigation Trustee warrants for 50,000 shares equal to a non-dilutable five percent (5%) of New HIIT Common Stock, which shares shall be distributable to the holders of Allowed Claims in Class 4 in accordance with the terms of Section 4.5 of the Plan; and (ii) issue 950,000 shares of convertible participating and voting preferred stock with a dividend that will be specified in the Plan Supplement, convertible into ninety-five percent (95%) of the New HIIT Common Stock (the “New HIIT Preferred Convertible Stock”), which shares shall be distributed to the DIP Agent for the benefit of the DIP Lenders in accordance with the terms of section 2.4(b) of this Plan.  While the warrants for 5% are non-dilutable, the shares, after issuance, are subject to dilution as stock commonly is.

In reliance upon section 1145(a) of the Bankruptcy Code, the offer and/or issuance of the New HIIT Common Stock and New HIIT Preferred Convertible Stock by Reorganized HIIT is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any equivalent securities law provisions under state law. The exemption from Securities Act registration provided by section 1145(a) of the Bankruptcy Code (as well as any equivalent securities law provisions under state law) also is available for the offer and/or issuance of beneficial interests in the Litigation Trust in accordance with the Plan.

(b)

Consent to Administrative Proceeding Under Section 12(j) of the Exchange Act to Revoke HII Technologies, Inc.'s  Registration and Preservation of SEC Powers.  On

25

the Effective Date (or as soon as practicable thereafter), HII Technologies, Inc. shall consent to an administrative proceeding brought by the SEC under Section 12(j) of the Securities Exchange Act of 1934 (the "Exchange Act") to revoke its section 12 registration.  Upon entry of this order of the SEC, HII Technologies, Inc. will have no further obligation to file reports with the SEC, including past due reports and there will be no further trading in the common stock of HII Technologies, Inc.   Notwithstanding any provision herein to the contrary, nothing in the Confirmation Order or Plan, including Section 12.5 of the Plan, shall discharge or release any nondebtor person or entity from any claim, right, or cause of action held or assertable by the U.S. Securities and Exchange Commission, or otherwise impair, preclude or enjoin the SEC from commencing or continuing any investigation or taking any action against any person or entity in a nonbankruptcy forum.

(c)

Cancellation of Existing Securities and Agreements. Except for purposes of evidencing a right to distributions under the Plan of the Litigation Trust Agreement, on the Effective Date all the agreements and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including all Indentures and bonds, debentures, and notes issued thereunder evidencing such Claims, all Note Claims, and any options or warrants to purchase Equity Interests, or obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors, shall be cancelled and discharged. The Plan and Confirmation Order will extinguish all issued and outstanding shares of stock and other Equity Interests of Debtor HII Technologies, Inc.

6.5

Equity Interest in HIIT Subsidiaries Held by the Debtors. On the Effective Date, each respective Equity Interest of HII Technologies, Inc. in Debtors Apache Energy Services, LLC, Aqua Handling of Texas, LLC, Sage Power Solutions, Inc., and Hamilton Investment Group Inc. shall be unaffected by the Plan, in which case Reorganized HIIT shall continue to hold such Equity Interests.

6.6

Board of Directors/Officers of the Debtors  Upon entry of the Confirmation Order, in accordance with 1129(a)(5) of Bankruptcy Code and Section 303 of the Delaware Code, the board of directors of HII Technologies, Inc. shall consist solely of Loretta Cross.   In addition, in accordance with Section 1129(a)(5) of the Bankruptcy Code, Loretta Cross will also serve as the sole officer of HII Technologies, Inc. and the other Debtors, as its Chief Executive Officer.  Each of the Sage Power Solutions, Inc. and Hamilton Investment Group, Inc. will appoint Ms. Cross as their sole director upon entry of the Confirmation Order.

6.7

Corporate Action. Upon the Effective Date, the Debtors shall perform each of the actions and effect each of the transfers required by the terms of the Plan, in the time period allocated therefor, and all matters provided for under the Plan that would otherwise require approval of the stockholders, partners, members, directors, or comparable governing bodies of the Debtors shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law (or other applicable governing law) of the states in which the Debtors are incorporated or organized, without any requirement of further action by the stockholders, members, or directors (or other governing body) of the Debtors.

6.8

Effectuating Documents and Further Transactions. Each of the officers of each of the Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

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ARTICLE VII

PROCEDURES FOR DISPUTED CLAIMS

7.1

Objections to Claims and Resolution of Disputed Claims.

(a)

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, on and after the Effective Date, the Reorganized Debtors, the DIP Lenders, the Litigation Trustee, and the United States Trustee shall have the right to the exclusion of all others to object to Administrative Expenses, Compensation and Reimbursement Claims, Priority Tax Claims, Priority Non-Tax Claims, and Secured Claims, but not the Class 2a Mulliniks/Cox Claims Allowed under Section 4.3 of this Plan and the Mediated Settlement Agreement.

(b)

On and after the Effective Date, the Litigation Trustee shall have the exclusive right to object, and/or continue prosecution of objections to Convenience Claims, General Unsecured Claims and Subordinated Claims, but not the Class 2a Mulliniks/Cox Priority Claims Allowed under section 4.3 of this Plan and the Mediated Settlement Agreement.

(c)

The Reorganized Debtors, Debtors, or the Litigation Trustee, as applicable, shall file with the Bankruptcy Court and serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred eighty (180) days after the Effective Date. The Bankruptcy Court shall have the authority on request of the Reorganized Debtors or the Litigation Trustee, as applicable, to extend the foregoing dates ex parte. On and after the Effective Date, the Reorganized Debtors or the Litigation Trustee shall have the power and authority to prosecute objections to Disputed Claims. All objections shall be litigated to a Final Order except to the extent the Reorganized Debtors or the Litigation Trustee, as applicable, elects to withdraw any such objection or the Reorganized Debtors or the Litigation Trustee, as applicable, and the holder of such Disputed Claim elect to compromise, settle, or otherwise resolve any such objection, in which event they may compromise, settle, or otherwise resolve any Disputed Claim without approval of the Bankruptcy Court.

7.2

No Distribution Pending Allowance. Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder to the holder thereof shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Until such time, with respect to General Unsecured Claims, the Litigation Trustee shall withhold from the property to be distributed to holders of beneficial interests in the Litigation Trust the portion of such property allocable to such Disputed General Unsecured Claims.  To the extent any Disputed General Unsecured Claim is Disallowed, the Litigation Trust Assets reserved on account thereof shall be distributed to the holders of Allowed General Unsecured Claims in accordance with section 4.5 of the Plan based upon their recalculated Pro Rata Share thereof.

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7.3

Estimation.

The Reorganized Debtors or the Litigation Trustee, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors, Reorganized Debtors, the Litigation Trustee, or any other party in interest previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.

In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors or the Litigation Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim.

All the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. On and after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently (i) without further order of the Bankruptcy Court with the consent of the DIP Lenders, or (ii) with approval of the Bankruptcy Court by Final Order.

7.4

Allowance of Disputed Claim.

(a)

On the Effective Date, or as soon as reasonably possible thereafter, Reorganized HIIT and the Litigation Trustee shall establish respective Disputed Claims Reserves for the payment of subsequently Allowed Disputed Claims.

(b)

If, on or after the Effective Date, any Disputed Claim becomes, in whole or in part, an Allowed Claim, the Reorganized Debtors or the Litigation Trustee, shall, on the next applicable distribution date following when the Disputed Claim becomes an Allowed Claim, distribute to the holder thereof the distributions, if any, that such holder would have received had its Claim been Allowed on the Effective Date, except as otherwise provided herein.

ARTICLE VIII

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1

Executory Contracts and Unexpired Leases. The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Confirmation Date, all prepetition executory contracts and unexpired leases to which any of the Debtors are a party, except for executory contracts or unexpired leases that (a) have been specifically assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (b) are listed on Schedule 8 to this Plan.  On the Confirmation Date, Reorganized HIIT will be deemed to have assumed the prepetition executory contracts and unexpired leases listed on Schedule 8, without further motion or order of the Bankruptcy Court.  Reorganized HIIT will pay the cure amounts set forth on Schedule 8.

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8.2

Approval of Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall constitute the approval, pursuant to section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected as of the Effective Date pursuant to the Plan.

8.3

Rejection Claims. In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, the Litigation Trust, the Litigation Trustee, or any property to be distributed under the Plan or the Litigation Trust, unless a proof of Claim is filed with the Bankruptcy Court and served upon the Reorganized Debtors and the Litigation Trustee on or before the date that is thirty (30) days after the Effective Date.

ARTICLE IX

EFFECTIVENESS OF THE PLAN

9.1

Condition Precedent to Confirmation of Plan. The following is a condition precedent to the confirmation of the Plan:

(a)

The Bankruptcy Court shall have entered a Final Order approving the Mediated Settlement Agreement;

(b)

The Bankruptcy Court shall have entered the Confirmation Order in form and substance satisfactory to the Debtors and the DIP Lenders; and

(c)

The Bankruptcy Court shall have entered the Confirmation Order by no later than April 30, 2016, unless and except to the extent waived by the DIP Lenders in writing.

9.2

Conditions Precedent to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the subsections below:

(a)

The Confirmation Order shall be in full force and effect, and no stay thereof shall be in effect;

(b)

The Confirmation Order shall have become a Final Order by no later than May 15, 2016, unless and except to the extent waived by the DIP Lenders in writing;

(c)

The Litigation Trust Agreement shall have been executed;

(d)

The Litigation Trust Assets shall have been transferred to the Litigation Trust;

(e)

The Debtors shall have sufficient Cash on hand to: (i) pay all Allowed Administrative Expenses (excluding the DIP Lender Claims), Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and, if applicable, Allowed Secured Claims, (ii) reserve for the payment of Disputed

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Administrative Expenses, Disputed Priority Tax Claims, Disputed Priority Non-Tax Claims, and, if applicable, Disputed Secured Claims if all such Claims are subsequently Allowed, and (iii) fund the amount of the Initial Litigation Trust Administrative Cash; and

(f)

The Distributable Cash on the Effective Date shall equal at least $1.00, unless and except to the extent waived by the DIP Lenders in writing.

9.3

Satisfaction and Waiver of Conditions. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Debtors decide that any of the conditions precedent set forth above cannot be satisfied and the occurrence of such conditions is not waived or cannot be waived, then the Debtors, after written notice to and consultation with the DIP Lenders, shall file a notice of the failure of the Effective Date with the Bankruptcy Court.

9.4

Effect of Nonoccurrence of Conditions to Consummation. If each of the conditions to the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is one hundred eighty (180) days after the Confirmation Date, or such later date as shall be agreed by the Debtors, the Committee, and the DIP Lenders, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to this section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall constitute a waiver or release of any Claims against any of the Debtors.

ARTICLE X

EFFECT OF CONFIRMATION

10.1

Vesting of Assets. As of the Effective Date, the property of the Debtors’ Estates shall vest in the Reorganized Debtors and, in accordance with the Plan and subject to the exceptions contained therein, the Litigation Trust Assets shall be transferred to the Litigation Trust. From and after the Effective Date, the Litigation Trustee may dispose of the Litigation Trust Assets free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Litigation Trust Agreement. As of the Effective Date, all assets of the Reorganized Debtors and the Litigation Trust shall be free and clear of all Liens, Claims and encumbrances, except as provided in the Plan or the Confirmation Order.

10.2

Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

10.3

Term of Injunctions or Stays. Unless otherwise expressly provided herein, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or

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362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall terminate on the Effective Date.

10.4

Injunction. On and after the Effective Date, all Persons are permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively, or otherwise) on account of or respecting any claim, debt, right, or cause of action of the Debtors or the Estates for which the Reorganized Debtors or the Litigation Trustee retains sole and exclusive authority to pursue in accordance with the Plan.

10.5

Injunction Against Interference with Plan. Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

10.6

Preservation of Insurance Claims.  Nothing in the Plan or the Confirmation Order will impair any rights that a Person might otherwise have to assert a claim for insurance proceeds regarding any property owned by, or now or previously in the possession of, the Debtors.  This includes property that is, or is claimed to be, collateral of the DIP Lenders or any other secured party.  Likewise, nothing in the Plan or Confirmation order will adversely affect the DIP Lender’s rights to insurance proceeds or liens thereon.

ARTICLE XI

RETENTION OF JURISDICTION

11.1

Jurisdiction of Bankruptcy Court. The Bankruptcy Court shall retain jurisdiction of all matters arising under, arising out of, or related to the Chapter 11 Cases and the Plan, including, without limitation, pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes;

(a)

To hear and determine motions for the assumption, assumption and assignment, or rejection of executory contracts or unexpired leases and the allowance or disallowance of Claims resulting therefrom;

(b

)       To determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, including, without limitation, any proceeding with respect to a cause of action or Avoidance Action;

(c)

To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(d)

To consider Claims or the allowance, disallowance, classification, priority, compromise, estimation, or payment of any Claim;

(e)

To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

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(f)

To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g)

To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purpose and effects thereof;

(h)

To hear and determine all applications under sections 330 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(i)

To hear and determine disputes arising in connection with or related to the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Litigation Trust Agreement, or any transactions or payments contemplated hereby;

(j)

To hear and determine any Causes of Action, adversary proceeding, application, contested matter, and other litigated matter asserted, prosecuted, or resolved by the Litigation Trustee, through judgment, settlement, or otherwise, against Brent Mulliniks and Billy Cox, Jr.;

(k)

To hear and determine disputes arising in connection with or related to the interpretation, implementation, or enforcement of the Mediated Settlement Agreement;

(l)

To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following consummation;

(m)

To recover all assets of the Debtors, property of the Debtors’ Estates, and the Litigation Trust Assets, wherever located;

(n)

To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(o)

To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, matters with respect to any taxes payable by a trust or reserve established in furtherance of the Plan);

(p)

To enforce all orders previously entered by the Bankruptcy Court;

(q)

To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code; and

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(r)

To enter a final decree closing the Chapter 11 Cases.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1

Dissolution of the Committee. On the Effective Date, the Committee shall dissolve; provided, however, that, following the Effective Date, the Committee shall continue to have standing and a right to be heard with respect to (i) Claims and/or applications for compensation by professionals and requests for allowance of Administrative Expenses for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code, and (ii) any appeals of the Confirmation Order that remain pending as of the Effective Date to which the Committee is a party. Upon the dissolution of the Committee, the then-existing members of the Committee, solely in their capacity as Committee members, and their respective officers, employees, counsel, advisors, and agents, shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with their service on the Committee in these Debtors’ Chapter 11 Cases, and the retention or employment of the Committee’s attorneys, accountants, and other agents shall terminate.

12.2

Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3

Effectuating Documents and Further Transactions. An officer of each of the Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments. Releases, indentures, and other agreements or documents and take such actions as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

12.4

Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition of assets contemplated by the Plan (including transfers of assets to and by the Litigation Trust) shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use, or other similar tax.

12.5

Exculpation. Neither the Debtors, the directors of HIIT that were directors during the Bankruptcy Case (with the exception of Brent Mulliniks), the Litigation Trustee, the Committee, the then-existing members of the Committee as of the Effective Date (solely in their capacity as members of the Committee), the DIP Lenders, nor any of their respective professionals, representatives, or agents, shall have liability to any holder of a Claim or Equity Interest for any act or omission in connection with the Chapter 11 Cases, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.  In all respects, the Debtors, the directors of HIIT that were directors during the Bankruptcy Case (with the exception of Brent Mulliniks), the Litigation Trustee, the Committee, the then-existing members of the Committee as of the Effective Date (solely in their capacity as members of the Committee) are released from such Causes of Action unless explicitly disclosed and preserved in Section 21.12 of the Disclosure Statement.

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Notwithstanding the foregoing, the Committee will have until April 1, 2016 to notify the Debtors (with a copy to the DIP Lenders) of any Causes of Action that the Committee believes that the Estates may hold against any director of HIIT. Any Cause of Action described in this notice will not be released, and such director will not be exculpated from such Cause of Action, under this section.

12.6

Payment of Statutory Fees. On the Effective Date, the Reorganized Debtors, and thereafter as may be required, the Litigation Trustee, shall (i) pay all the respective fees payable pursuant to section 1930 of chapter 123 of title 28 of the United States Code and (ii) be responsible for the filing of post confirmation quarterly operating reports with the Bankruptcy Court.

12.7

Modification of Plan. With the prior written consent of the Committee and the DIP Lenders, the Plan may be amended, modified, or supplemented by the Debtors or Reorganized Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially adversely affect the treatment of the DIP Lenders, holders of Claims or Equity Interests under the Plan, the Debtors (and as of the Effective Date, the Litigation Trustee) may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

12.8

Revocation or Withdrawal of Plan. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date. If the Debtors take such action, the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors. Notwithstanding the foregoing, no such amendment can alter the terms of the compromise and settlement among Brent Mulliniks, Billy Cox, Jr., the Ad Hoc Committee of Unsecured Creditors of Apache Energy Services, the Debtors, the DIP Lenders, and the Committee, as memorialized in the Mediated Settlement Agreement.

12.9

Court of Competent Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

12.10

Severability. If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the

34

term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.11

Governing Law. Except to the extent the Bankruptcy Code or other U.S. federal law is applicable, or to the extent an Exhibit to the Plan or an Exhibit or schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

12.12

Exhibits. The Exhibits to the Plan and the Plan Supplement are incorporated into and as part of the Plan as if set forth herein.

12.13

Successors and Assigns. All the rights, benefits, and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such person.

12.14

Time. In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.15

Notices. To be effective, all notices, requests, and demands to or upon the Debtors, the Reorganized Debtors, the Committee, or the Litigation Trustee shall be in writing (including by facsimile or electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

Hugh M. Ray, III

McKool Smith, P.C.

600 Travis, Suite 7000

Houston, Texas 77002

USA

If to the Reorganized Debtors:

Mark Joachim

Arent Fox LLP

1717 K Street NW

Washington, DC 20006

USA

35

AND

Hugh M. Ray, III

McKool Smith, P.C.

600 Travis, Suite 7000

Houston, Texas 77002

USA

If to the Committee:

Elizabeth Guffy

Locke Lord, LLP

600 Travis, Suite 2800

Houston, Texas, 77002

USA

If to the Litigation Trustee:

[Insert]

ARTICLE XIII

EXCULPATION OF CERTAIN PARTIES WHO

ACTED DURING THE BANKRUPTCY CASE

13.1

Discharge/Release of Debtors, DIP Lenders and Estate Representatives.

The Reorganized Debtor and Litigation Trust shall have no liability for the Claims against any of the Debtors.

No Holder of a Claim or Interest or other party in interest shall have any Claim against (a) the Debtors; (b) the DIP Lenders and their professionals, representatives, or agents; (c) the Committee; (d) the professionals retained by Court Order in the Bankruptcy Case; and/or (e) with the exception of Brent Mulliniks, any directors of HIIT that were directors during the Bankruptcy Case for any act or omission in connection with, related to or arising out of 1) the Bankruptcy Case, 2) the decision to file bankruptcy, 3) the DIP Order, 4) the Prepetition Secured Claims, 4) the pursuit of confirmation of the Plan, 5) the consummation of the Plan, or 6) the administration of the Plan or the Chapter 11 Cases. Notwithstanding the foregoing and for purposes of clarity, this release will not release any director of HIIT for Avoidance Actions or other Causes of Action to the extent explicitly described in Section 21.12 of the Disclosure Statement.

In all instances, the Debtors’ directors (with the exception of Brent Mulliniks) have been entitled to reasonably rely on the advice of counsel retained with Bankruptcy Court approval with respect to their responsibilities relating to the Bankruptcy Case, Prepetition Secured Debt, DIP Loan, and/or Plan.

36

Notwithstanding the foregoing, the Committee will have until April 1, 2016 to notify the Debtors (with a copy to the DIP Lenders) of any Causes of Action that the Committee believes that the Estates may hold against any director of HIIT.  Any Cause of Action described in this notice will not be released, and such director will not be exculpated from such Claim or cause of action under this section.

13.2

Limitation of Releases as to Disclosed Litigation Targets

Notwithstanding anything in the Plan to the contrary, but subject in all respects to the Mediated Settlement Agreement, the exculpations and releases herein shall not apply to Brent Mulliniks, Billy Cox, Calen Baucom, William Mark Hamilton, Craig Hamilton, Sharon Hamilton, the entities they control or those in active concert with them, the auditors for the Debtors pre-petition, or any entity holding funds for the benefit of the Debtors. The Debtors and their Estates reserve all Causes of Action against such individuals and entities, including, without limitation, Causes of Action for breach of duty, negligence, malpractice, negligent misrepresentation, fraudulent transfer, claims against officers and directors not released in section 13.1, Avoidance Actions and any other claim or cause of action of any nature, whatsoever, whether at law or in equity; and from and after the Effective Date, the Litigation Trustee, as the representative of the Debtors and their Estates pursuant to section 1123(b)(3) of the Bankruptcy Code, shall have standing and the authority to pursue such Causes of Action and other claims and causes of action.

13.3

Sole Venue for Disputes.

The Confirmation Order will provide that the United States Bankruptcy Court for the Southern District of Texas shall retain jurisdiction over any suit brought on any alleged claim or cause of action related to the Chapter 11 Cases that exists as of the Effective Date, including suit against any of the following parties: (i) the Debtor; (ii) members of the Debtor’s Board of Directors in their representative capacity; (iii) any of the DIP Lenders; (iv) the Professionals retained in the Bankruptcy Case; and (v) any of such parties’ agents, successors and assigns. Any Person wishing to bring such a suit shall do so in the United States Bankruptcy Court for the Southern District of Texas (or, if necessary for the constitutional exercise of jurisdiction, the United States District Court for the Southern District of Texas, if said court has jurisdiction). Any disputes over insurance proceeds relating to Collateral or assets held by the Debtors will be determined by the Bankruptcy Court alone.

ARTICLE XIV

DEBTORS DISCHARGED

14.1

Injunction Enjoining Claimholders and Interestholders against Debtors.

Except as otherwise expressly provided elsewhere in the Plan, after the Effective Date, all Persons who have been, are, or may be holders of Claims against, or Equity Interests in, the

37

Debtors arising before the Effective Date shall be enjoined from taking any of the following actions against or affecting the Debtors, their Estates, the Reorganized Debtors, the Litigation Trust, or the Litigation Trustee regarding such Claims or Equity Interests (other than actions brought to enforce any rights or obligations under the Plan):

(a)

commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against the Debtors or the Estates, which shall be deemed to be withdrawn or dismissed with prejudice, regarding any claim, debt, liability, or other cause of action;

(b)

enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree, or order against the Litigation Trust, Reorganized Debtors, Debtors or their Estates;

(c)

creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the Litigation Trust, Reorganized Debtors, Debtors or their Estates;

(d)

asserting any right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtors; and

(e)

proceeding in any manner and in any place whatsoever that does not conform to or comply with the provisions of the Plan.

Respectfully submitted,

MCKOOL SMITH P.C.

By:  ___/s/ Hugh M. Ray, III_____________________

HUGH M. RAY, III

Texas Bar No. 24004246 CHRISTOPHER D. JOHNSON

Texas Bar No. 24012913

BENJAMIN HUGON

Texas Bar No. 24078702

600 Travis, Suite 7000

Houston, Texas 77002

Telephone: (713) 485-7300

Facsimile: (713) 485-7344

Counsel for the Debtors

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Schedule 8 – Executory Contract Assumption

Ergos

MSA and Cloud service contract beginning 12/23/2014 for two years.

Cure amount is $6,992.29

39

39

Case 15-60069 Document 37 Filed in TXSB on 02/18/16 Page 1 of 9

B7 (Official Form 7) (04/13)

United States Bankruptcy Court
Southern District of Texas

In re **Apache Energy Services, LLC** Case No. **15-60069**
Debtor(s) Chapter **11**

STATEMENT OF FINANCIAL AFFAIRS - AMENDED

This statement is to be completed by every debtor. Spouses filing a joint petition may file a single statement on which the information for both spouses is combined. If the case is filed under chapter 12 or chapter 13, a married debtor must furnish information for both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed. An individual debtor engaged in business as a sole proprietor, partner, family farmer, or self-employed professional, should provide the information requested on this statement concerning all such activities as well as the individual's personal affairs. To indicate payments, transfers and the like to minor children, state the child's initials and the name and address of the child's parent or guardian, such as "A.B., a minor child, by John Doe, guardian." Do not disclose the child's name. See, 11 U.S.C. § 112; Fed. R. Bankr. P. 1007(m).

Questions 1 - 18 are to be completed by all debtors. Debtors that are or have been in business, as defined below, also must complete Questions 19 - 25. **If the answer to an applicable question is "None," mark the box labeled "None."** If additional space is needed for the answer to any question, use and attach a separate sheet properly identified with the case name, case number (if known), and the number of the question.

DEFINITIONS

"In business." A debtor is "in business" for the purpose of this form if the debtor is a corporation or partnership. An individual debtor is "in business" for the purpose of this form if the debtor is or has been, within six years immediately preceding the filing of this bankruptcy case, any of the following: an officer, director, managing executive, or owner of 5 percent or more of the voting or equity securities of a corporation; a partner, other than a limited partner, of a partnership; a sole proprietor or self-employed full-time or part-time. An individual debtor also may be "in business" for the purpose of this form if the debtor engages in a trade, business, or other activity, other than as an employee, to supplement income from the debtor's primary employment.

"Insider." The term "insider" includes but is not limited to: relatives of the debtor; general partners of the debtor and their relatives; corporations of which the debtor is an officer, director, or person in control; officers, directors, and any persons in control of a corporate debtor and their relatives; affiliates of the debtor and insiders of such affiliates; and any managing agent of the debtor. 11 U.S.C. § 101(2), (31).

1. Income from employment or operation of business

None ☐

State the gross amount of income the debtor has received from employment, trade, or profession, or from operation of the debtor's business, including part-time activities either as an employee or in independent trade or business, from the beginning of this calendar year to the date this case was commenced. State also the gross amounts received during the **two years** immediately preceding this calendar year. (A debtor that maintains, or has maintained, financial records on the basis of a fiscal rather than a calendar year may report fiscal year income. Identify the beginning and ending dates of the debtor's fiscal year.) If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income of both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE
$-6,567,248.11	**2015 YTD: 2015 YTD Business Operations**
$-542,642.00	**2014: 2014 Business Operations**
$629,006.07	**2013: 2013 Business Operations**

2. Income other than from employment or operation of business

None ■

State the amount of income received by the debtor other than from employment, trade, profession, or operation of the debtor's business during the **two years** immediately preceding the commencement of this case. Give particulars. If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income for each spouse whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE

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Case 15-60069 Document 37 Filed in TXSB on 02/18/16 Page 2 of 9

B7 (Official Form 7) (04/13)
2

3. Payments to creditors

None ■ *Complete a. or b., as appropriate, and c.*

a. *Individual or joint debtor(s) with primarily consumer debts:* List all payments on loans, installment purchases of goods or services, and other debts to any creditor made within **90 days** immediately preceding the commencement of this case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $600. Indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS	AMOUNT PAID	AMOUNT STILL OWING

None ☐ b. *Debtor whose debts are not primarily consumer debts:* List each payment or other transfer to any creditor made within **90 days** immediately preceding the commencement of the case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $6,225*. If the debtor is an individual, indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments and other transfers by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS/ TRANSFERS	AMOUNT PAID OR VALUE OF TRANSFERS	AMOUNT STILL OWING
See Amended Attachment 3b		$878,341.17	Unknown

None ☐ c. *All debtors:* List all payments made within **one year** immediately preceding the commencement of this case to or for the benefit of creditors who are or were insiders. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR AND RELATIONSHIP TO DEBTOR	DATE OF PAYMENT	AMOUNT PAID	AMOUNT STILL OWING
See Amended Attachment 3c		$90,459.06	Unknown

4. Suits and administrative proceedings, executions, garnishments and attachments

None ☐ a. List all suits and administrative proceedings to which the debtor is or was a party within **one year** immediately preceding the filing of this bankruptcy case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

CAPTION OF SUIT AND CASE NUMBER	NATURE OF PROCEEDING	COURT OR AGENCY AND LOCATION	STATUS OR DISPOSITION
Case 2015-42553: Worldwide Power Products, LLC v. HII Technologies, Inc., Apache Energy Services, et. al.	Collection	129th District Court, Harris County, TX	Pending
Case No. 2015-38232: Precision Frac LLC v. Apache Energy Services LLC	Collection	129th District Court, Harris County, TX	Pending
Case No. 2:14-cv-00062: Ed Porter, Et Al. v. L&B Industrial, Inc., AES Safety Services	Civil	Southern District of Texas	Pending
Cause No. 2015-44263: Heartland Bank as Administrative Agent v. HII Technologies, Inc., Apache Energy Services, et. al.	Civil	129th District, Harris County, TX	Dismissed
Case No. 15-07-21079-CVR: AES Water Solutions v. OTG Services, LLC and Charles E. Wheeler	Collection	143rd District Court, Reeves County, TX	Pending

**Amount subject to adjustment on 4/01/16, and every three years thereafter with respect to cases commenced on or after the date of adjustment.*

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10:06 AM
02/08/16
Accrual Basis

Case 15-60069 Document 371 Filed in TXSB on 02/18/16 Page 1 of 11

Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

Amended
Attachment 3b

Apache Energy Services, LLC
Payments by Payee
06.21.15 - 09.18.15

AES Water Solutions

	Type	Date	Num	Name	Account	Amount
54th Street						
	Check	07/02/2015	DC	54th Street	Chase-9250	-91.00
Total 54th Street						-91.00
7H Oilfield Services LLC						
	Bill Pmt -Check	06/25/2015	ACH	7H Oilfield Services LLC	Heartland	-6,203.50
	Bill Pmt -Check	07/01/2015	ACH	7H Oilfield Services LLC	Heartland	-4,547.50
Total 7H Oilfield Services LLC						-10,751.00
Amer Parking						
	Check	06/29/2015	DC	Amer Parking	Chase-9250	-4.00
Total Amer Parking						-4.00
Antler's Inn						
	Check	06/30/2015	DC	Antler's Inn	Chase-9250	-66.66
Total Antler's Inn						-66.66
Apex Express Car Wash						
	Check	06/26/2015	DC	Apex Express Car Wash	Chase-9250	-18.00
Total Apex Express Car Wash						-18.00
Avis Rent-A-Car						
	Check	07/02/2015	DC	Avis Rent-A-Car	Chase-9250	-188.62
Total Avis Rent-A-Car						-188.62
BCBS						
	Check	09/03/2015	Wire	BCBS	Chase-9250	-749.40
Total BCBS						-749.40
Bizopia						
	Check	07/06/2015	DC	Bizopia	Chase-9250	-499.99
	Check	08/05/2015	ACH	Bizopia	Chase-9250	-499.99
	Check	09/04/2015	ACH	Bizopia	Chase-9250	-499.99
Total Bizopia						-1,499.97
BlueCross Blueshield of Texas						
	Bill Pmt -Check	07/29/2015	11719	BlueCross Blueshield of Texas	Chase-9250	-62,832.11
Total BlueCross Blueshield of Texas						-62,832.11
Bobs Steakchophouse						
	Check	06/23/2015	DC	Bobs Steakchophouse	Chase-9250	-165.32
Total Bobs Steakchophouse						-165.32
Branden Swan, Exp						
	Bill Pmt -Check	06/26/2015	30253	Branden Swan, Exp	Heartland	-400.00
Total Branden Swan, Exp						-400.00
Bru Burger Bar						
	Check	07/08/2015	DC	Bru Burger Bar	Chase-9250	-85.02
Total Bru Burger Bar						-85.02
Buc-Ees						
	Check	06/22/2015	DC	Buc-Ees	Chase-9250	-30.53
	Check	06/23/2015	DC	Buc-Ees	Chase-9250	-12.04
	Check	06/27/2015	DC	Buc-Ees	Chase-9250	-43.94
Total Buc-Ees						-86.51
Buffalo Wild Wings						
	Check	06/25/2015	DC	Buffalo Wild Wings	Chase-9250	-75.83
Total Buffalo Wild Wings						-75.83
Burger King						
	Check	06/23/2015	DC	Burger King	Chase-9250	-19.42
Total Burger King						-19.42
Burleson Car Wash						
	Check	07/01/2015	DC	Burleson Car Wash	Chase-9250	-35.75
Total Burleson Car Wash						-35.75
Calen Baucom, Exp						
	Bill Pmt -Check	07/01/2015	30261	Calen Baucom, Exp	Heartland	-1,600.00
Total Calen Baucom, Exp						-1,600.00
Capital Premium Ins.						
	Check	07/24/2015	ACH	Capital Premium Ins.	Chase-9250	-3,347.06
Total Capital Premium Ins.						-3,347.06
Casey Robinson, Exp						
	Bill Pmt -Check	07/01/2015	30262	Casey Robinson, Exp	Heartland	-800.00

Page 1 of 11

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Cash Disbursements Journal
June 21 through September 18, 2015
Case 15-60069 Document 37-1 Filed in TXSB on 02/18/16 Page 2 of 11

AES Water Solutions	Type	Date	Num	Name	Account	Amount
Total Casey Robinson, Exp						-800.00
Catarina One Stop						
	Check	07/02/2015	DC	Catarina One Stop	Chase-9250	-41.68
Total Catarina One Stop						-41.68
Cefco Store						
	Check	07/08/2015	DC	Cefco Store	Chase-9250	-43.99
Total Cefco Store						-43.99
Chase Bank						
	Check	06/30/2015	BankFee	Chase Bank	Chase-9250	-95.00
	Check	07/31/2015	BankFee	Chase Bank	Chase-9250	-265.00
	Check	08/31/2015	BankFee	Chase Bank	Chase-9250	-401.00
Total Chase Bank						-761.00
Checkers						
	Check	07/15/2015	DC	Checkers	Chase-9250	-20.00
Total Checkers						-20.00
Cheddars						
	Check	07/02/2015	DC	Cheddars	Chase-9250	-27.88
	Check	07/09/2015	DC	Cheddars	Chase-9250	-57.00
	Check	07/09/2015	DC	Cheddars	Chase-9250	-18.00
Total Cheddars						-102.88
Chevron						
	Check	07/06/2015	DC	Chevron	Chase-9250	-40.66
	Check	07/14/2015	DC	Chevron	Chase-9250	-16.54
	Check	07/14/2015	DC	Chevron	Chase-9250	-16.34
Total Chevron						-73.54
Chilis						
	Check	06/25/2015	DC	Chilis	Chase-9250	-16.10
	Check	06/30/2015	DC	Chilis	Chase-9250	-23.00
Total Chilis						-39.10
Chito's Mexican Restaurant						
	Check	06/29/2015	DC	Chito's Mexican Restaurant	Chase-9250	-46.09
Total Chito's Mexican Restaurant						-46.09
Christians Tailgate Bar						
	Check	07/29/2015	DC	Christians Tailgate Bar	Chase-9250	-26.72
Total Christians Tailgate Bar						-26.72
Chuy's						
	Check	08/07/2015	DC	Chuy's	Chase-9250	-33.43
Total Chuy's						-33.43
Corner Store						
	Check	06/25/2015	DC	Corner Store	Chase-9250	-3.58
Total Corner Store						-3.58
Courtyard by Marriott						
	Check	08/09/2015	DC	Courtyard by Marriott	Chase-9250	-310.00
Total Courtyard by Marriott						-310.00
Cracker Barrel						
	Check	06/23/2015	DC	Cracker Barrel	Chase-9250	-21.42
Total Cracker Barrel						-21.42
Days Inn						
	Check	06/27/2015	DC	Days Inn	Chase-9250	-367.25
	Check	06/27/2015	DC	Days Inn	Chase-9250	-367.25
Total Days Inn						-734.50
Delanyas Smoke Pit						
	Check	07/29/2015	DC	Delanyas Smoke Pit	Chase-9250	-21.68
Total Delanyas Smoke Pit						-21.68
Derek Rippe, Exp						
	Bill Pmt -Check	07/01/2015	30263	Derek Rippe, Exp	Heartland	-800.00
Total Derek Rippe, Exp						-800.00
Dilly Deli						
	Check	06/29/2015	DC	Dilly Deli	Chase-9250	-49.56
Total Dilly Deli						-49.56
DNCSS Texas BB						
	Check	06/23/2015	DC	DNCSS Texas BB	Chase-9250	-9.00
	Check	06/23/2015	DC	DNCSS Texas BB	Chase-9250	-27.50
	Check	06/24/2015	DC	DNCSS Texas BB	Chase-9250	-15.50
	Check	06/24/2015	DC	DNCSS Texas BB	Chase-9250	-5.00

Page 2 of 11

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Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

Case 15-60069 Document 37-1 Filed in TXSB on 02/18/16 Page 3 of 11

AES Water Solutions	Type	Date	Num	Name	Account	Amount
	Check	06/24/2015	DC	DNCSS Texas BB	Chase-9250	-13.75
	Check	06/24/2015	DC	DNCSS Texas BB	Chase-9250	-27.50
	Check	06/24/2015	DC	DNCSS Texas BB	Chase-9250	-18.00
	Check	06/24/2015	DC	DNCSS Texas BB	Chase-9250	-27.50
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-4.00
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-22.75
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-9.00
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-9.00
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-27.50
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-27.50
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-20.00
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-37.00
	Check	06/25/2015	DC	DNCSS Texas BB	Chase-9250	-20.00
Total DNCSS Texas BB						-320.50
Doubletree						
	Check	07/09/2015	DC	Doubletree	Chase-9250	-456.14
	Check	07/12/2015	DC	Doubletree	Chase-9250	-6.65
Total Doubletree						-462.79
Eagle Propane & Fuels						
	Check	07/07/2015	DC	Eagle Propane & Fuels	Chase-9250	-30.00
Total Eagle Propane & Fuels						-30.00
El Banquete Restaurant						
	Check	06/22/2015	DC	El Banquete Restaurant	Chase-9250	-36.73
Total El Banquete Restaurant						-36.73
Element by Starwood						
	Check	07/01/2015	DC	Element by Starwood	Chase-9250	-159.85
Total Element by Starwood						-159.85
Elite Hot Shot						
	Bill Pmt -Check	08/21/2015	11731	Elite Hot Shot	Chase-9250	-1,500.00
Total Elite Hot Shot						-1,500.00
Enterprise FM Trust						
	Check	06/22/2015	ACH	Enterprise FM Trust	Heartland	-12,309.29
Total Enterprise FM Trust						-12,309.29
Etoile Cuisine Et Bar						
	Check	06/22/2015	DC	Etoile Cuisine Et Bar	Chase-9250	-122.09
Total Etoile Cuisine Et Bar						-122.09
Everett Chevrolet						
	Check	06/26/2015	DC	Everett Chevrolet	Chase-9250	-32.87
Total Everett Chevrolet						-32.87
Fairmont Hotel						
	Check	06/24/2015	DC	Fairmont Hotel	Chase-9250	-173.34
	Check	06/24/2015	DC	Fairmont Hotel	Chase-9250	-187.95
Total Fairmont Hotel						-361.29
Fedex						
	Check	06/25/2015	DC	Fedex	Chase-9250	-25.75
	Check	06/28/2015	DC	Fedex	Chase-9250	-15.19
	Check	07/01/2015	DC	Fedex	Chase-9250	-41.82
Total Fedex						-82.76
Four Seasons Resort & Club						
	Check	06/26/2015	DC	Four Seasons Resort & Club	Chase-9250	-56.66
Total Four Seasons Resort & Club						-56.66
Gilman & Gilman Couselors at Law						
	Bill Pmt -Check	07/29/2015	11713	Gilman & Gilman Couselors at Law	Chase-9250	-884.67
Total Gilman & Gilman Couselors at Law						-884.67
Google						
	Check	07/04/2015	DC	Google	Chase-9250	-287.98
Total Google						-287.98
Grace						
	Check	07/12/2015	DC	Grace	Chase-9250	-98.35
Total Grace						-98.35
Hampton Inn						
	Check	08/04/2015	DC	Hampton Inn	Chase-9250	-100.91
Total Hampton Inn						-100.91
Heartland Bank						
	Check	06/30/2015	BankFee	Heartland Bank	Heartland	-25.00
	Check	06/30/2015	BankFee	Heartland Bank	Heartland	-25.00
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50

Page 3 of 11

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Case 15-60069 Document 37-1 Filed in TXSB on 02/18/16 Page 4 of 11

Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

AES Water Solutions	Type	Date	Num	Name	Account	Amount
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/13/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/14/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/31/2015	BankFee	Heartland Bank	Heartland	-50.00
	Check	07/31/2015	BankFee	Heartland Bank	Heartland	-220.50
	Check	08/03/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	08/04/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	08/14/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	08/17/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	08/28/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	08/31/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	08/31/2015	BankFee	Heartland Bank	Heartland	-25.00
	Check	08/31/2015	BankFee	Heartland Bank	Heartland	-25.00
Total Heartland Bank						-843.00
HEB						
	Check	07/02/2015	DC	HEB	Chase-9250	-38.03
Total HEB						-38.03
High Pressure Rental & Supply, LLC						
	Bill Pmt -Check	08/21/2015	11727	High Pressure Rental & Supply, LLC	Chase-9250	-5,000.00
Total High Pressure Rental & Supply, LLC						-5,000.00
Hilton Hotels						
	Check	06/25/2015	DC	Hilton Hotels	Chase-9250	-512.73
	Check	07/03/2015	DC	Hilton Hotels	Chase-9250	-669.98
	Check	07/14/2015	DC	Hilton Hotels	Chase-9250	-211.40
Total Hilton Hotels						-1,394.11
Holiday Inn						
	Check	06/23/2015	DC	Holiday Inn	Chase-9250	-137.99
	Check	07/01/2015	DC	Holiday Inn	Chase-9250	-131.95
	Check	07/02/2015	DC	Holiday Inn	Chase-9250	-175.50
	Check	07/08/2015	DC	Holiday Inn	Chase-9250	-485.44
	Check	07/15/2015	DC	Holiday Inn	Chase-9250	-175.95
Total Holiday Inn						-1,106.83
Home Depot						
	Check	06/21/2015	DC	Home Depot	Chase-9250	-11.67
	Check	06/25/2015	DC	Home Depot	Chase-9250	-55.67
Total Home Depot						-67.34
Homewood Suites						
	Check	06/30/2015	DC	Homewood Suites	Chase-9250	-164.30
Total Homewood Suites						-164.30
Hotel Derek						
	Check	06/23/2015	DC	Hotel Derek	Chase-9250	-90.47
Total Hotel Derek						-90.47
Hotel Tonight						
	Check	06/21/2015	DC	Hotel Tonight	Chase-9250	-319.00
Total Hotel Tonight						-319.00
Hotels.com						
	Check	06/25/2015	DC	Hotels.com	Chase-9250	-190.98
	Check	07/02/2015	DC	Hotels.com	Chase-9250	-353.82
Total Hotels.com						-544.80
Intercontinental Hotel						
	Check	06/23/2015	DC	Intercontinental Hotel	Chase-9250	-22.00
Total Intercontinental Hotel						-22.00
Jerrod Norton, Exp						
	Bill Pmt -Check	06/26/2015	30254	Jerrod Norton, Exp	Heartland	-600.00
Total Jerrod Norton, Exp						-600.00
Jim Shaffer, Exp						
	Bill Pmt -Check	06/26/2015	30255	Jim Shaffer, Exp	Heartland	-450.00
Total Jim Shaffer, Exp						-450.00
John Arrington, Exp						
	Bill Pmt -Check	07/01/2015	30264	John Arrington, Exp	Heartland	-1,550.00
Total John Arrington, Exp						-1,550.00
John Co						
	Check	07/01/2015	DC	John Co	Chase-9250	-150.00
Total John Co						-150.00

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Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

AES Water Solutions	Type	Date	Num	Name	Account	Amount
John Williams, Exp						
	Bill Pmt -Check	07/01/2015	30265	John Williams, Exp	Heartland	-100.00
Total John Williams, Exp						-100.00
Jorges Mex Cafe						
	Check	07/08/2015	DC	Jorges Mex Cafe	Chase-9250	-62.00
Total Jorges Mex Cafe						-62.00
Joseph Zipfel, Exp						
	Bill Pmt -Check	06/26/2015	30256	Joseph Zipfel, Exp	Heartland	-645.00
Total Joseph Zipfel, Exp						-645.00
Kent Tire						
	Check	06/25/2015	DC	Kent Tire	Chase-9250	-30.00
Total Kent Tire						-30.00
Knox Oilfield Supply, Inc.						
	Bill Pmt -Check	08/07/2015	11720	Knox Oilfield Supply, Inc.	Chase-9250	-5,000.00
	Bill Pmt -Check	08/21/2015	11732	Knox Oilfield Supply, Inc.	Chase-9250	-5,000.00
Total Knox Oilfield Supply, Inc.						-10,000.00
Kroger						
	Check	07/08/2015	DC	Kroger	Chase-9250	-54.13
Total Kroger						-54.13
La Bahia Restaurant						
	Check	07/02/2015	DC	La Bahia Restaurant	Chase-9250	-38.74
Total La Bahia Restaurant						-38.74
La Finca Chiquita						
	Check	06/23/2015	DC	La Finca Chiquita	Chase-9250	-32.57
Total La Finca Chiquita						-32.57
La Quinta Inn						
	Check	07/08/2015	DC	La Quinta Inn	Chase-9250	-142.74
Total La Quinta Inn						-142.74
Las Margaritas						
	Check	06/26/2015	DC	Las Margaritas	Chase-9250	-24.45
Total Las Margaritas						-24.45
LHB Energy Consultants, LLC						
	Bill Pmt -Check	06/25/2015	ACH	LHB Energy Consultants, LLC	Heartland	-6,829.75
	Bill Pmt -Check	07/01/2015	ACH	LHB Energy Consultants, LLC	Heartland	-12,697.75
	Bill Pmt -Check	07/08/2015	ACH	LHB Energy Consultants, LLC	Heartland	-14,475.58
	Bill Pmt -Check	08/07/2015	xfr to 6716	LHB Energy Consultants, LLC	Chase-9250	-130,848.72
	Bill Pmt -Check	08/21/2015	Withdrawal	LHB Energy Consultants, LLC	Chase-9250	-110,927.00
	Check	07/28/2015	xfr to 6716	LHB Energy Consultants, LLC	Chase-9250	-168,800.86
Total LHB Energy Consultants, LLC						-444,579.66
LinkedIn						
	Check	07/12/2015	DC	LinkedIn	Chase-9250	-85.27
Total LinkedIn						-85.27
Loves Country						
	Check	07/13/2015	DC	Loves Country	Chase-9250	-28.63
	Check	08/04/2015	DC	Loves Country	Chase-9250	-16.23
Total Loves Country						-44.86
Lowes						
	Check	06/24/2015	DC	Lowes	Chase-9250	-393.98
	Check	06/25/2015	DC	Lowes	Chase-9250	-34.76
Total Lowes						-428.74
Mckool Smith General						
	Check	07/29/2015	ACH	Mckool Smith General	Chase-9250	-45,000.00
Total Mckool Smith General						-45,000.00
Midland RV Campground						
	Check	06/29/2015	DC	Midland RV Campground	Chase-9250	-554.28
Total Midland RV Campground						-554.28
Mo's Irish Pub						
	Check	06/29/2015	DC	Mo's Irish Pub	Chase-9250	-58.69
Total Mo's Irish Pub						-58.69
Morgan Street Brewery						
	Check	07/04/2015	DC	Morgan Street Brewery	Chase-9250	-93.19
Total Morgan Street Brewery						-93.19
Nathan White, Exp						
	Bill Pmt -Check	06/26/2015	30257	Nathan White, Exp	Heartland	-400.00

Page 5 of 11

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Accrual Basis

Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

Case 15-60069 Document 37-1 Filed in TXSB on 02/18/16 Page 6 of 11

AES Water Solutions	Type	Date	Num	Name	Account	Amount
Total Nathan White, Exp						-400.00
Nitro-Lift Technologies, LLC						
	Bill Pmt -Check	06/26/2015	30258	Nitro-Lift Technologies, LLC	Heartland	-5,625.00
	Bill Pmt -Check	07/08/2015	30272	Nitro-Lift Technologies, LLC	Heartland	-29,975.00
	Bill Pmt -Check	08/21/2015	11733	Nitro-Lift Technologies, LLC	Chase-9250	0.00
Total Nitro-Lift Technologies, LLC						-35,600.00
Noodles & Co						
	Check	06/22/2015	DC	Noodles & Co	Chase-9250	-10.44
Total Noodles & Co						-10.44
Nordstrom						
	Check	07/03/2015	DC	Nordstrom	Chase-9250	-39.24
Total Nordstrom						-39.24
O'Reilly Auto Parts						
	Check	07/14/2015	DC	O'Reilly Auto Parts	Chase-9250	-42.20
Total O'Reilly Auto Parts						-42.20
Office Depot						
	Check	06/22/2015	DC	Office Depot	Chase-9250	-61.45
	Check	06/26/2015	DC	Office Depot	Chase-9250	-186.25
	Check	06/26/2015	DC	Office Depot	Chase-9250	-125.18
Total Office Depot						-372.88
Ohio Bureau of Workers' Compensation						
	Check	07/22/2015	54115	Ohio Bureau of Workers' Compensation	Chase-9250	-541.15
Total Ohio Bureau of Workers' Compensation						-541.15
OneBeacon Insurance Group						
	Check	07/13/2015	ACH	OneBeacon Insurance Group	Heartland	-14,753.33
	Bill Pmt -Check	08/21/2015		OneBeacon Insurance Group	Chase-9250	0.00
Total OneBeacon Insurance Group						-14,753.33
Outback						
	Check	06/25/2015	DC	Outback	Chase-9250	-35.41
Total Outback						-35.41
Pantry Store						
	Check	06/26/2015	DC	Pantry Store	Chase-9250	-78.45
Total Pantry Store						-78.45
Pappadeaux						
	Check	07/01/2015	DC	Pappadeaux	Chase-9250	-73.54
Total Pappadeaux						-73.54
Parking Systems						
	Check	06/23/2015	DC	Parking Systems	Chase-9250	-34.00
Total Parking Systems						-34.00
PCC						
	Check	08/01/2015	DC	PCC	Chase-9250	-75.00
	Check	08/01/2015	DC	PCC	Chase-9250	-75.00
Total PCC						-150.00
PDFFiller.com						
	Check	07/01/2015	DC	PDFFiller.com	Chase-9250	-71.88
Total PDFFiller.com						-71.88
Peter's Happy Hour						
	Check	07/11/2015	DC	Peter's Happy Hour	Chase-9250	-82.24
Total Peter's Happy Hour						-82.24
Priceline Hotels						
	Check	07/30/2015	DC	Priceline Hotels	Chase-9250	-110.02
Total Priceline Hotels						-110.02
Raisin Windmill						
	Check	07/10/2015	DC	Raisin Windmill	Chase-9250	-47.99
Total Raisin Windmill						-47.99
Raising Canes						
	Check	06/24/2015	DC	Raising Canes	Chase-9250	-35.59
Total Raising Canes						-35.59
Reata						
	Check	07/13/2015	DC	Reata	Chase-9250	-20.13
Total Reata						-20.13
Red Lobster						
	Check	07/02/2015	DC	Red Lobster	Chase-9250	-50.21
	Check	07/03/2015	DC	Red Lobster	Chase-9250	-31.15

Page 6 of 11

10:06 AM
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Accrual Basis

Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

Case 15-60069 Document 37-1 Filed in TXSB on 02/18/16 Page 7 of 11

AES Water Solutions	Type	Date	Num	Name	Account	Amount
Total Red Lobster						-81.36
Red Robin						
	Check	07/13/2015	DC	Red Robin	Chase-9250	-39.32
Total Red Robin						-39.32
Ruta Maya Thundercloud						
	Check	06/23/2015	DC	Ruta Maya Thundercloud	Chase-9250	-13.12
Total Ruta Maya Thundercloud						-13.12
Sac N Pac						
	Check	07/02/2015	DC	Sac N Pac	Chase-9250	-18.10
Total Sac N Pac						-18.10
Samuel Barriga, Exp						
	Bill Pmt -Check	07/01/2015	30266	Samuel Barriga, Exp	Heartland	-800.00
Total Samuel Barriga, Exp						-800.00
Shane Montez, Exp						
	Bill Pmt -Check	07/01/2015	30267	Shane Montez, Exp	Heartland	-800.00
Total Shane Montez, Exp						-800.00
Shawn Stout, Exp						
	Bill Pmt -Check	07/01/2015	30268	Shawn Stout, Exp	Heartland	-800.00
Total Shawn Stout, Exp						-800.00
Shell Oil						
	Check	06/23/2015	DC	Shell Oil	Chase-9250	-26.70
	Check	06/24/2015	DC	Shell Oil	Chase-9250	-58.02
	Check	06/24/2015	DC	Shell Oil	Chase-9250	-12.39
	Check	06/29/2015	DC	Shell Oil	Chase-9250	-21.00
	Check	06/29/2015	DC	Shell Oil	Chase-9250	-12.50
	Check	07/08/2015	DC	Shell Oil	Chase-9250	-43.25
Total Shell Oil						-173.86
Sheraton						
	Check	06/23/2015	DC	Sheraton	Chase-9250	-120.00
	Check	06/24/2015	DC	Sheraton	Chase-9250	-35.00
	Check	06/25/2015	DC	Sheraton	Chase-9250	-29.00
	Check	06/27/2015	DC	Sheraton	Chase-9250	-159.00
	Check	06/28/2015	DC	Sheraton	Chase-9250	-71.71
Total Sheraton						-414.71
Sienna Mercato						
	Check	07/07/2015	DC	Sienna Mercato	Chase-9250	-69.30
Total Sienna Mercato						-69.30
Snuffers						
	Check	06/24/2015	DC	Snuffers	Chase-9250	-35.07
Total Snuffers						-35.07
Southwest Airlines						
	Check	06/21/2015	DC	Southwest Airlines	Chase-9250	-456.00
	Check	06/28/2015	DC	Southwest Airlines	Chase-9250	-273.51
Total Southwest Airlines						-729.51
Spaghetti Warehouse						
	Check	06/29/2015	DC	Spaghetti Warehouse	Chase-9250	-35.29
Total Spaghetti Warehouse						-35.29
Stacy Smith						
	Bill Pmt -Check	07/01/2015	30269	Stacy Smith	Heartland	-500.00
Total Stacy Smith						-500.00
Starbucks						
	Check	06/24/2015	DC	Starbucks	Chase-9250	-4.06
	Check	07/01/2015	DC	Starbucks	Chase-9250	-11.04
	Check	07/07/2015	DC	Starbucks	Chase-9250	-7.75
Total Starbucks						-22.85
State Comptroller - TX						
	Sales Tax Payment	06/22/2015	wire	State Comptroller - TX	Heartland	-42,774.56
Total State Comptroller - TX						-42,774.56
Steak 42						
	Check	07/08/2015	DC	Steak 42	Chase-9250	-57.67
Total Steak 42						-57.67
Stephen Brown, Exp						
	Bill Pmt -Check	07/01/2015	30270	Stephen Brown, Exp	Heartland	-800.00
Total Stephen Brown, Exp						-800.00
Stop & Start Center						

Page 7 of 11

10:06 AM
02/08/16
Accrual Basis

Case 15-60069 Document 371-1 Filed in TXSB on 02/18/16 Page 8 of 11

Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

AES Water Solutions	Type	Date	Num	Name	Account	Amount
	Check	07/12/2015	DC	Stop & Start Center	Chase-9250	-48.24
Total Stop & Start Center						-48.24
Stripes						
	Check	06/24/2015	DC	Stripes	Chase-9250	-41.85
Total Stripes						-41.85
Sutherland Asbill & Brennan LLP						
	Bill Pmt -Check	07/29/2015	11714	Sutherland Asbill & Brennan LLP	Chase-9250	-3,449.53
Total Sutherland Asbill & Brennan LLP						-3,449.53
Target						
	Check	06/30/2015	DC	Target	Chase-9250	-93.15
Total Target						-93.15
Terrys Trailers						
	Check	06/25/2015	DC	Terrys Trailers	Chase-9250	-57.30
Total Terrys Trailers						-57.30
Texas Bar						
	Check	06/22/2015	DC	Texas Bar	Chase-9250	-66.02
Total Texas Bar						-66.02
Texas Rangers						
	Check	06/24/2015	DC	Texas Rangers	Chase-9250	-64.80
	Check	06/25/2015	DC	Texas Rangers	Chase-9250	-84.24
Total Texas Rangers						-149.04
The Burger Palace						
	Check	08/07/2015	DC	The Burger Palace	Chase-9250	-34.58
	Check	08/10/2015	DC	The Burger Palace	Chase-9250	-42.03
Total The Burger Palace						-76.61
The Caboose Restaurant						
	Check	07/14/2015	DC	The Caboose Restaurant	Chase-9250	-360.41
Total The Caboose Restaurant						-360.41
The Country Store						
	Check	07/15/2015	DC	The Country Store	Chase-9250	-54.41
Total The Country Store						-54.41
The Finest Touch						
	Check	06/22/2015	DC	The Finest Touch	Chase-9250	-250.00
Total The Finest Touch						-250.00
The Rig						
	Check	07/01/2015	DC	The Rig	Chase-9250	-20.05
Total The Rig						-20.05
Titan Test Pumps						
	Bill Pmt -Check	07/01/2015	30271	Titan Test Pumps	Heartland	-5,000.00
	Bill Pmt -Check	08/21/2015	11726	Titan Test Pumps	Chase-9250	-10,000.00
Total Titan Test Pumps						-15,000.00
Tractor Supply						
	Check	07/07/2015	DC	Tractor Supply	Chase-9250	-27.05
	Check	07/08/2015	DC	Tractor Supply	Chase-9250	-68.15
	Check	07/11/2015	DC	Tractor Supply	Chase-9250	-38.60
	Check	07/13/2015	DC	Tractor Supply	Chase-9250	-41.11
Total Tractor Supply						-174.91
Trevino's Restaurant						
	Check	06/24/2015	DC	Trevino's Restaurant	Chase-9250	-83.58
Total Trevino's Restaurant						-83.58
Twilight Services, Inc.						
	Bill Pmt -Check	08/21/2015	11730	Twilight Services, Inc.	Chase-9250	-3,000.00
Total Twilight Services, Inc.						-3,000.00
TxTag						
	Bill Pmt -Check	06/26/2015	30259	TxTag	Heartland	-9.73
Total TxTag						-9.73
Uber Technologies						
	Check	07/10/2015	DC	Uber Technologies	Chase-9250	-42.00
	Check	07/11/2015	DC	Uber Technologies	Chase-9250	-7.51
	Check	07/11/2015	DC	Uber Technologies	Chase-9250	-6.74
	Check	07/11/2015	DC	Uber Technologies	Chase-9250	-6.25
	Check	07/11/2015	DC	Uber Technologies	Chase-9250	-5.00
	Check	07/11/2015	DC	Uber Technologies	Chase-9250	-30.00
	Check	07/12/2015	DC	Uber Technologies	Chase-9250	-6.28
	Check	07/12/2015	DC	Uber Technologies	Chase-9250	-5.23
	Check	07/12/2015	DC	Uber Technologies	Chase-9250	-4.92

Page 8 of 11

10:06 AM
02/08/16
Accrual Basis
Case 15-60069 Document 371-1 Filed in TXSB on 02/18/16 Page 9 of 11
Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

AES Water Solutions	Type	Date	Num	Name	Account	Amount
	Check	07/13/2015	DC	Uber Technologies	Chase-9250	-7.52
Total Uber Technologies						-121.45
United States Treasury						
	Liability Check	07/31/2015	Wire	United States Treasury	Chase-9250	-5,112.00
	Liability Check	08/20/2015	I/C	United States Treasury	Chase-9250	-295.54
Total United States Treasury						-5,407.54
Universal Premium Fleet Card						
	Bill Pmt -Check	06/25/2015	ACH	Universal Premium Fleet Card	Heartland	-32,969.12
	Bill Pmt -Check	07/09/2015	ACH	Universal Premium Fleet Card	Heartland	-27,521.58
Total Universal Premium Fleet Card						-60,490.70
UPS						
	Check	06/29/2015	DC	UPS	Chase-9250	-28.68
Total UPS						-28.68
USPS						
	Check	06/29/2015	DC	USPS	Chase-9250	-19.99
Total USPS						-19.99
W Hotel						
	Check	07/03/2015	DC	W Hotel	Chase-9250	-43.97
Total W Hotel						-43.97
Wall Street Bar & Grill						
	Check	07/08/2015	DC	Wall Street Bar & Grill	Chase-9250	-435.59
Total Wall Street Bar & Grill						-435.59
Whip In RV Park						
	Check	06/26/2015	DC	Whip In RV Park	Chase-9250	-404.12
Total Whip In RV Park						-404.12
White House Parks Legado						
	Check	06/30/2015	DC	White House Parks Legado	Chase-9250	-27.43
Total White House Parks Legado						-27.43
Willow Park Hardware						
	Check	07/06/2015	DC	Willow Park Hardware	Chase-9250	-15.13
Total Willow Park Hardware						-15.13
Zelko Bistro						
	Check	07/03/2015	DC	Zelko Bistro	Chase-9250	-123.92
Total Zelko Bistro						-123.92
TOTAL AES Water Solutions						**-807,822.34**

AES Safety Services	Type	Date	Num	Name	Account	Amount
Adobe Systems						
	Check	06/23/2015	DC	Adobe Systems	Chase	-194.72
	Check	07/03/2015	DC	Adobe Systems	Chase	-32.46
Total Adobe Systems						-227.18
Amazon Mktplace Pmts						
	Check	06/23/2015	DC	Amazon Mktplace Pmts	Chase	-5.86
Total Amazon Mktplace Pmts						-5.86
Amazon.com						
	Check	06/24/2015	DC	Amazon.com	Chase	-88.03
	Check	07/07/2015	DC	Amazon.com	Chase	-30.38
	Check	07/07/2015	DC	Amazon.com	Chase	-16.11
	Check	07/07/2015	DC	Amazon.com	Chase	-9.49
	Check	07/08/2015	DC	Amazon.com	Chase	-45.60
	Check	07/11/2015	DC	Amazon.com	Chase	-24.33
	Check	07/12/2015	DC	Amazon.com	Chase	-6.06
	Check	07/12/2015	DC	Amazon.com	Chase	-15.19
	Check	07/12/2015	DC	Amazon.com	Chase	-30.33
Total Amazon.com						-265.52
AT&T						
	Bill Pmt -Check	07/01/2015	30137	AT&T	Heartland	-85.10
	Check	07/13/2015	DC	AT&T	Chase	-1,129.83
	Check	07/13/2015	DC	AT&T	Chase	-424.89
Total AT&T						-1,639.82
Bell, Carey						
	Bill Pmt -Check	06/26/2015	ACH	Bell, Carey	Heartland	-3,850.00
	Bill Pmt -Check	07/01/2015	ACH	Bell, Carey	Heartland	-3,300.00
Total Bell, Carey						-7,150.00
BiTerra Rentals						
	Bill Pmt -Check	07/01/2015	30138	BiTerra Rentals	Heartland	-2,000.00
Total BiTerra Rentals						-2,000.00
Bizopia						
	Check	06/22/2015	DC	Bizopia	Chase	-499.99
	Check	07/22/2015	ACH	Bizopia	Chase	-499.99
Total Bizopia						-999.98

Page 9 of 11

10:06 AM
02/08/16
Accrual Basis

Case 15-60069 Document 37-1 Filed in TXSB on 02/18/16 Page 10 of 11

Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

AES Water Solutions	Type	Date	Num	Name	Account	Amount
Blue Cross Blue Shield of Texas						
	Bill Pmt -Check	07/01/2015	30139	Blue Cross Blue Shield of Texas	Heartland	0.00
Total Blue Cross Blue Shield of Texas						0.00
Caldwell, Jordan						
	Bill Pmt -Check	06/26/2015	ACH	Caldwell, Jordan	Heartland	-2,400.00
Total Caldwell, Jordan						-2,400.00
Callaway, Ken						
	Bill Pmt -Check	07/01/2015	ACH	Callaway, Ken	Heartland	-3,000.00
Total Callaway, Ken						-3,000.00
Cano, Eleazar Jr						
	Bill Pmt -Check	07/01/2015	ACH	Cano, Eleazar Jr	Heartland	-2,000.00
Total Cano, Eleazar Jr						-2,000.00
Cellular Solutions						
	Check	06/26/2015	DC	Cellular Solutions	Chase	-1,356.45
Total Cellular Solutions						-1,356.45
Chevron						
	Check	06/27/2015	DC	Chevron	Chase	-263.73
Total Chevron						-263.73
Clements, Dwyane						
	Bill Pmt -Check	07/01/2015	ACH	Clements, Dwyane	Heartland	-3,300.00
Total Clements, Dwyane						-3,300.00
Colorado Valley						
	Check	06/30/2015	DC	Colorado Valley	Chase	-116.90
Total Colorado Valley						-116.90
Cook III, John F.						
	Bill Pmt -Check	07/01/2015	ACH	Cook III, John F.	Heartland	-3,000.00
Total Cook III, John F.						-3,000.00
Crowson, Ryan						
	Bill Pmt -Check	06/26/2015	ACH	Crowson, Ryan	Heartland	-4,550.00
Total Crowson, Ryan						-4,550.00
Davis, Korie						
	Bill Pmt -Check	06/26/2015	ACH	Davis, Korie	Heartland	-640.00
	Bill Pmt -Check	07/01/2015	ACH	Davis, Korie	Heartland	-512.00
Total Davis, Korie						-1,152.00
Exxonmobil						
	Check	06/24/2015	DC	Exxonmobil	Chase	-64.86
	Check	07/11/2015	DC	Exxonmobil	Chase	-98.73
	Check	07/11/2015	DC	Exxonmobil	Chase	-47.95
Total Exxonmobil						-211.54
Farmco						
	Check	07/06/2015	DC	Farmco	Chase	-68.04
Total Farmco						-68.04
Fayette Electric Co						
	Check	06/29/2015	DC	Fayette Electric Co	Chase	-219.21
Total Fayette Electric Co						-219.21
Fedex						
	Check	06/25/2015	DC	Fedex	Chase	-94.04
	Check	06/25/2015	DC	Fedex	Chase	-94.04
Total Fedex						-188.08
Google						
	Check	07/02/2015	DC	Google	Chase	-232.49
Total Google						-232.49
Grant, Brandon						
	Bill Pmt -Check	07/01/2015	ACH	Grant, Brandon	Heartland	-2,250.00
Total Grant, Brandon						-2,250.00
Grasshopper Group						
	Check	07/15/2015	DC	Grasshopper Group	Chase	-79.82
Total Grasshopper Group						-79.82
Heartland Bank						
	Check	06/30/2015	BankFee	Heartland Bank	Heartland	-25.00
	Check	06/30/2015	BankFee	Heartland Bank	Heartland	-25.00
	Check	07/09/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/13/2015	BankFee	Heartland Bank	Heartland	-31.50
	Check	07/31/2015	BankFee	Heartland Bank	Heartland	-50.00
	Check	08/31/2015	BankFee	Heartland Bank	Heartland	-25.00
	Check	08/31/2015	BankFee	Heartland Bank	Heartland	-25.00
Total Heartland Bank						-213.00
Howell, Richard						
	Bill Pmt -Check	06/26/2015	ACH	Howell, Richard	Heartland	-2,375.00
	Bill Pmt -Check	07/01/2015	ACH	Howell, Richard	Heartland	-1,900.00
Total Howell, Richard						-4,275.00
Kainer Pest Control						
	Check	07/02/2015	DC	Kainer Pest Control	Chase	-81.19
Total Kainer Pest Control						-81.19
Leopard Wash						
	Check	07/03/2015	DC	Leopard Wash	Chase	-10.00
Total Leopard Wash						-10.00
Los Cabos Mexican Grill						
	Check	07/08/2015	DC	Los Cabos Mexican Grill	Chase	-17.45
Total Los Cabos Mexican Grill						-17.45
Lowe's Market						
	Check	07/09/2015	DC	Lowe's Market	Chase	-9.27

Page 10 of 11

10:06 AM
02/08/16
Accrual Basis
Case 15-60069 Document 37-1 Filed in TXSB on 02/18/16 Page 11 of 11

Apache Energy Services, LLC-New
Cash Disbursements Journal
June 21 through September 18, 2015

AES Water Solutions	Type	Date	Num	Name	Account	Amount
Total Lowe's Market						-9.27
Lowes						
	Check	06/28/2015	DC	Lowes	Chase	-41.96
Total Lowes						-41.96
Maron, Christopher						
	Bill Pmt -Check	06/26/2015	ACH	Maron, Christopher	Heartland	-3,500.00
	Bill Pmt -Check	07/01/2015	ACH	Maron, Christopher	Heartland	-3,000.00
Total Maron, Christopher						-6,500.00
Meadows, Jake						
	Bill Pmt -Check	06/26/2015	ACH	Meadows, Jake	Heartland	-4,550.00
Total Meadows, Jake						-4,550.00
Office Max						
	Check	06/24/2015	DC	Office Max	Chase	-142.61
Total Office Max						-142.61
Perez, Norma						
	Bill Pmt -Check	06/26/2015	ACH	Perez, Norma	Heartland	-350.00
	Bill Pmt -Check	07/01/2015	ACH	Perez, Norma	Heartland	-350.00
Total Perez, Norma						-700.00
Rice, Jason						
	Bill Pmt -Check	06/26/2015	ACH	Rice, Jason	Heartland	-4,550.00
Total Rice, Jason						-4,550.00
Rincon, Zabdiel						
	Bill Pmt -Check	06/26/2015	ACH	Rincon, Zabdiel	Heartland	-3,150.00
Total Rincon, Zabdiel						-3,150.00
Sam's Club						
	Check	06/24/2015	DC	Sam's Club	Chase	-263.74
Total Sam's Club						-263.74
Sarver, James						
	Bill Pmt -Check	06/26/2015	30136	Sarver, James	Heartland	-500.00
Total Sarver, James						-500.00
Stavinoha Tire Oil & Battery						
	Check	07/03/2015	DC	Stavinoha Tire Oil & Battery	Chase	-1,137.31
Total Stavinoha Tire Oil & Battery						-1,137.31
Suddenlink Communications						
	Check	07/15/2015	DC	Suddenlink Communications	Chase	-279.80
Total Suddenlink Communications						-279.80
T and L Sales						
	Check	06/26/2015	DC	T and L Sales	Chase	-11.79
	Check	07/10/2015	DC	T and L Sales	Chase	-80.00
	Check	07/14/2015	DC	T and L Sales	Chase	-109.88
Total T and L Sales						-201.67
Tew, Randy						
	Bill Pmt -Check	06/26/2015	ACH	Tew, Randy	Heartland	-3,500.00
Total Tew, Randy						-3,500.00
Touchless Shine Car Wash						
	Check	07/15/2015	DC	Touchless Shine Car Wash	Chase	-5.00
Total Touchless Shine Car Wash						-5.00
Wal-Mart						
	Check	06/28/2015	DC	Wal-Mart	Chase	-3.07
	Check	07/06/2015	DC	Wal-Mart	Chase	-27.62
	Check	07/13/2015	DC	Wal-Mart	Chase	-83.52
Total Wal-Mart						-114.21
Wright, Mark						
	Bill Pmt -Check	07/01/2015	ACH	Wright, Mark	Heartland	-3,600.00
Total Wright, Mark						-3,600.00
TOTAL AES Safety Services						**-70,518.83**
GRAND TOTAL						**-878,341.17**

Page 11 of 11

Case 15-60069 Document 37-2 Filed in TXSB on 02/18/16 Page 1 of 1

Amended
Attachment 3c

3:11 PM
02/16/16
Accrual Basis

Apache Energy Services, LLC-New
Cash Disbursements Journal
September 1, 2014 through September 18, 2015

Type	Date	Num	Name	Account	Amount
Billy Cox					
Bill Pmt -Check	10/01/2014	11667	Billy Cox	Chase-9250	-1,814.73
Bill Pmt -Check	10/31/2014	30001	Billy Cox	Heartland	-59.85
Bill Pmt -Check	11/04/2014	30036	Billy Cox	Heartland	-44,292.24
Bill Pmt -Check	03/31/2015		Billy Cox	Heartland	0.00
Total Billy Cox					-46,166.82
Brent Mulliniks					
Bill Pmt -Check	11/04/2014	30037	Brent Mulliniks	Heartland	-44,292.24
Bill Pmt -Check	03/31/2015		Brent Mulliniks	Heartland	0.00
Total Brent Mulliniks					-44,292.24
TOTAL					**-90,459.06**

Page 1

Case 15-60070 Document 372 Filed in TXSB on 02/18/16 Page 1 of 9

B7 (Official Form 7) (04/13)

United States Bankruptcy Court
Southern District of Texas

In re	HII Technologies, Inc.	Case No.	15-60070
	Debtor(s)	Chapter	11

STATEMENT OF FINANCIAL AFFAIRS - AMENDED

This statement is to be completed by every debtor. Spouses filing a joint petition may file a single statement on which the information for both spouses is combined. If the case is filed under chapter 12 or chapter 13, a married debtor must furnish information for both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed. An individual debtor engaged in business as a sole proprietor, partner, family farmer, or self-employed professional, should provide the information requested on this statement concerning all such activities as well as the individual's personal affairs. To indicate payments, transfers and the like to minor children, state the child's initials and the name and address of the child's parent or guardian, such as "A.B., a minor child, by John Doe, guardian." Do not disclose the child's name. See, 11 U.S.C. § 112; Fed. R. Bankr. P. 1007(m).

Questions 1 - 18 are to be completed by all debtors. Debtors that are or have been in business, as defined below, also must complete Questions 19 - 25. **If the answer to an applicable question is "None," mark the box labeled "None."** If additional space is needed for the answer to any question, use and attach a separate sheet properly identified with the case name, case number (if known), and the number of the question.

DEFINITIONS

"In business." A debtor is "in business" for the purpose of this form if the debtor is a corporation or partnership. An individual debtor is "in business" for the purpose of this form if the debtor is or has been, within six years immediately preceding the filing of this bankruptcy case, any of the following: an officer, director, managing executive, or owner of 5 percent or more of the voting or equity securities of a corporation; a partner, other than a limited partner, of a partnership; a sole proprietor or self-employed full-time or part-time. An individual debtor also may be "in business" for the purpose of this form if the debtor engages in a trade, business, or other activity, other than as an employee, to supplement income from the debtor's primary employment.

"Insider." The term "insider" includes but is not limited to: relatives of the debtor; general partners of the debtor and their relatives; corporations of which the debtor is an officer, director, or person in control; officers, directors, and any persons in control of a corporate debtor and their relatives; affiliates of the debtor and insiders of such affiliates; and any managing agent of the debtor. 11 U.S.C. § 101(2), (31).

1. Income from employment or operation of business

None ☐

State the gross amount of income the debtor has received from employment, trade, or profession, or from operation of the debtor's business, including part-time activities either as an employee or in independent trade or business, from the beginning of this calendar year to the date this case was commenced. State also the gross amounts received during the **two years** immediately preceding this calendar year. (A debtor that maintains, or has maintained, financial records on the basis of a fiscal rather than a calendar year may report fiscal year income. Identify the beginning and ending dates of the debtor's fiscal year.) If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income of both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE
$-9,083,678.12	2015 YTD: 2015 YTD Business Operations
$-980,946.00	2014: 2014 YTD Business Operations
$-1,729,477.96	2013: 2013 YTD Business Operations

2. Income other than from employment or operation of business

None ■

State the amount of income received by the debtor other than from employment, trade, profession, or operation of the debtor's business during the **two years** immediately preceding the commencement of this case. Give particulars. If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income for each spouse whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE

Software Copyright (c) 1996-2016 Best Case, LLC - www.bestcase.com Best Case Bankruptcy

Case 15-60070 Document 372 Filed in TXSB on 02/18/16 Page 2 of 9

B7 (Official Form 7) (04/13)
2

3. Payments to creditors

None ■ *Complete a. or b., as appropriate, and c.*

a. *Individual or joint debtor(s) with primarily consumer debts:* List all payments on loans, installment purchases of goods or services, and other debts to any creditor made within **90 days** immediately preceding the commencement of this case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $600. Indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS	AMOUNT PAID	AMOUNT STILL OWING

None ☐ b. *Debtor whose debts are not primarily consumer debts:* List each payment or other transfer to any creditor made within **90 days** immediately preceding the commencement of the case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $6,225*. If the debtor is an individual, indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments and other transfers by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS/ TRANSFERS	AMOUNT PAID OR VALUE OF TRANSFERS	AMOUNT STILL OWING
See Amended Attachment 3b		$3,153,182.34	Unknown

None ☐ c. *All debtors:* List all payments made within **one year** immediately preceding the commencement of this case to or for the benefit of creditors who are or were insiders. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR AND RELATIONSHIP TO DEBTOR	DATE OF PAYMENT	AMOUNT PAID	AMOUNT STILL OWING
See Amended Attachment 3c		$391,744.93	Unknown

4. Suits and administrative proceedings, executions, garnishments and attachments

None ☐ a. List all suits and administrative proceedings to which the debtor is or was a party within **one year** immediately preceding the filing of this bankruptcy case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

CAPTION OF SUIT AND CASE NUMBER	NATURE OF PROCEEDING	COURT OR AGENCY AND LOCATION	STATUS OR DISPOSITION
Case No. 2015-42553: Worldwide Power Products, LLC v. HII Technologies, Inc., et. al.	Collection	129th District Court, Harris County, TX	Pending
Case No. 2015-44263: Heartland Bank as Administrative Agent v. HII Technologies, Inc., et. al.	Civil	129th District Court, Harris County, TX	Dismissed
Case No. CJ-2015-142: S&M Assets, LLC, Mark Hamilton, and Sharon Hamilton v. Hamilton Investment Group, Inc., and HII Technologies, Inc.	Civil	District Court of Logan County, OK	Dismissed

Amount subject to adjustment on 4/01/16, and every three years thereafter with respect to cases commenced on or after the date of adjustment.

Software Copyright (c) 1996-2016 Best Case, LLC - www.bestcase.com Best Case Bankruptcy

11:07 AM
02/08/16
Accrual Basis

Case 15-60070 Document 372-1 Filed in TXSB on 02/18/16 Page 1 of 5

HII Technologies, Inc
Cash Disbursements Journal
June 21 through September 18, 2015

Amended
Attachment 3b

HII Technologies, inc.
Payments by Payee
06.21.15 - 09.18.15

	Type	Date	Num	Name	Account	Amount
Adobe Systems						
	Check	07/12/2015	DC	Adobe Systems	1002 · Chase 2981	-21.64
Total Adobe Systems						-21.64
Amazon.com						
	Check	06/23/2015	DC	Amazon.com	1002 · Chase 2981	-144.11
	Check	07/06/2015	DC	Amazon.com	1002 · Chase 2981	-16.13
	Check	07/07/2015	DC	Amazon.com	1002 · Chase 2981	-246.95
Total Amazon.com						-407.19
Basin Taxi						
	Check	06/23/2015	DC	Basin Taxi	1002 · Chase 2981	-38.85
Total Basin Taxi						-38.85
BayView Funding						
	Check	08/20/2015	Wire	BayView Funding	1002 · Chase 2981	-1,500.00
Total BayView Funding						-1,500.00
Beaver Run Reservation						
	Check	07/06/2015	DC	Beaver Run Reservation	1002 · Chase 2981	-1,061.35
Total Beaver Run Reservation						-1,061.35
Billy Cox						
	Bill Pmt -Check	08/28/2015	20376	Billy Cox	1002 · Chase 2981	-4,789.46
Total Billy Cox						-4,789.46
BMC Group VDR, LLC						
	Bill Pmt -Check	07/29/2015	20343	BMC Group VDR, LLC	1002 · Chase 2981	-497.59
Total BMC Group VDR, LLC						-497.59
BRN Merger Network						
	Check	07/19/2015	DC	BRN Merger Network	1002 · Chase 2981	-34.95
Total BRN Merger Network						-34.95
Capital Premium Financing, Inc.						
	Check	06/22/2015	ACH	Capital Premium Financing, Inc.	1003 · Heartland	-3,322.06
	Bill Pmt -Check	08/21/2015	20374	Capital Premium Financing, Inc.	1002 · Chase 2981	-3,322.06
	Bill Pmt -Check	09/16/2015	ACH	Capital Premium Financing, Inc.	1002 · Chase 2981	-3,322.06
Total Capital Premium Financing, Inc.						-9,966.18
Chase Tower Garage						
	Check	07/08/2015	DC	Chase Tower Garage	1002 · Chase 2981	-35.00
	Check	07/10/2015	DC	Chase Tower Garage	1002 · Chase 2981	-35.00
Total Chase Tower Garage						-70.00
Chick-Fil-A						
	Check	07/27/2015	DC	Chick-Fil-A	1002 · Chase 2981	-20.61
Total Chick-Fil-A						-20.61
Collina's Italian						
	Check	06/22/2015	DC	Collina's Italian	1002 · Chase 2981	-97.41
Total Collina's Italian						-97.41
ConstantContact.com						
	Check	07/15/2015	DC	ConstantContact.com	1002 · Chase 2981	-15.87
Total ConstantContact.com						-15.87
Corporation Service Company						
	Bill Pmt -Check	07/29/2015	20344	Corporation Service Company	1002 · Chase 2981	-366.00
Total Corporation Service Company						-366.00
Cortex						
	Check	07/02/2015	DC	Cortex	1002 · Chase 2981	-26.60
	Check	08/02/2015	DC	Cortex	1002 · Chase 2981	-26.60
Total Cortex						-53.20
Darija Bajraktarevic						
	Bill Pmt -Check	07/29/2015	20345	Darija Bajraktarevic	1002 · Chase 2981	-900.00
	Bill Pmt -Check	08/07/2015	20356	Darija Bajraktarevic	1002 · Chase 2981	-975.00
	Bill Pmt -Check	08/13/2015	20362	Darija Bajraktarevic	1002 · Chase 2981	-900.00
	Bill Pmt -Check	08/21/2015	20369	Darija Bajraktarevic	1002 · Chase 2981	-1,050.00
	Bill Pmt -Check	08/28/2015	20377	Darija Bajraktarevic	1002 · Chase 2981	-1,100.00
	Bill Pmt -Check	09/04/2015	20386	Darija Bajraktarevic	1002 · Chase 2981	-1,500.00
	Bill Pmt -Check	09/11/2015	20396	Darija Bajraktarevic	1002 · Chase 2981	-1,250.00
	Bill Pmt -Check	09/15/2015	20401	Darija Bajraktarevic	1002 · Chase 2981	-400.00
	Bill Pmt -Check	09/18/2015	20405	Darija Bajraktarevic	1002 · Chase 2981	-850.00
Total Darija Bajraktarevic						-8,925.00
Domino's Pizza						
	Check	06/23/2015	DC	Domino's Pizza	1002 · Chase 2981	-37.20
Total Domino's Pizza						-37.20
Dropbox						
	Check	06/22/2015	DC	Dropbox	1001 · Cash-Wells Fargo	-9.99
	Check	06/26/2015	DC	Dropbox	1002 · Chase 2981	-9.99
	Check	07/13/2015	DC	Dropbox	1002 · Chase 2981	-9.99
	Check	07/15/2015	DC	Dropbox	1001 · Cash-Wells Fargo	-9.99
	Check	07/26/2015	DC	Dropbox	1002 · Chase 2981	-9.99
Total Dropbox						-49.95
eFax						
	Check	07/02/2015	DC	eFax	1002 · Chase 2981	-16.95
	Check	07/07/2015	DC	eFax	1002 · Chase 2981	-16.95
	Check	07/15/2015	DC	eFax	1002 · Chase 2981	-16.95
	Check	08/02/2015	DC	eFax	1002 · Chase 2981	-16.95
	Check	08/07/2015	DC	eFax	1002 · Chase 2981	-16.95
Total eFax						-84.75
Elizabeth Bowden						

Page 1 of 5

11:07 AM
02/08/16
Accrual Basis

Case 15-60070 Document 372-1 Filed in TXSB on 02/18/16 Page 2 of 5

HII Technologies, Inc
Cash Disbursements Journal
June 21 through September 18, 2015

	Type	Date	Num	Name	Account	Amount
	Bill Pmt -Check	08/28/2015	20378	Elizabeth Bowden	1002 · Chase 2981	-946.59
	Bill Pmt -Check	09/04/2015	20394	Elizabeth Bowden	1002 · Chase 2981	-946.58
Total Elizabeth Bowden						-1,893.17
Enterprise						
	Check	07/24/2015	DC	Enterprise	1002 · Chase 2981	-14.96
Total Enterprise						-14.96
EnTouch Systems						
	Bill Pmt -Check	08/10/2015	ACH	EnTouch Systems	1002 · Chase 2981	-861.42
	Bill Pmt -Check	09/01/2015	ACH	EnTouch Systems	1002 · Chase 2981	-911.56
Total EnTouch Systems						-1,772.98
Equisolve						
	Check	07/01/2015	DC	Equisolve	1002 · Chase 2981	-499.00
	Check	07/15/2015	DC	Equisolve	1002 · Chase 2981	-450.00
	Check	07/20/2015	DC	Equisolve	1002 · Chase 2981	-400.00
	Check	08/01/2015	DC	Equisolve	1002 · Chase 2981	-499.00
	Bill Pmt -Check	09/04/2015	20387	Equisolve	1002 · Chase 2981	-499.00
Total Equisolve						-2,347.00
ERGOS Technology						
	Bill Pmt -Check	07/29/2015	20346	ERGOS Technology	1002 · Chase 2981	-2,738.47
	Bill Pmt -Check	09/02/2015	ACH	ERGOS Technology	1002 · Chase 2981	-2,738.47
Total ERGOS Technology						-5,476.94
Eurasia Fusion Sushi						
	Check	07/07/2015	DC	Eurasia Fusion Sushi	1002 · Chase 2981	-92.97
Total Eurasia Fusion Sushi						-92.97
Expedia						
	Check	07/03/2015	DC	Expedia	1002 · Chase 2981	-128.91
Total Expedia						-128.91
Fajita Petes						
	Check	06/23/2015	DC	Fajita Petes	1002 · Chase 2981	-52.90
Total Fajita Petes						-52.90
FedEx						
	Check	07/02/2015	DC	FedEx	1002 · Chase 2981	-25.39
	Check	07/04/2015	DC	FedEx	1002 · Chase 2981	-26.43
	Check	07/13/2015	DC	FedEx	1002 · Chase 2981	-18.48
	Bill Pmt -Check	08/07/2015	20359	FedEx	1002 · Chase 2981	-22.02
Total FedEx						-92.32
Firehouse Sub						
	Check	06/23/2015	DC	Firehouse Sub	1002 · Chase 2981	-30.68
	Check	07/23/2015	DC	Firehouse Sub	1002 · Chase 2981	-34.24
Total Firehouse Sub						-64.92
Fleetmatics USA, LLC						
	General Journal	09/09/2015	FMpmt090915	Fleetmatics USA, LLC	1002 · Chase 2981	-3,921.97
Total Fleetmatics USA, LLC						-3,921.97
Francisco Sauceda HR						
	Bill Pmt -Check	08/28/2015	20381	Francisco Sauceda HR	1002 · Chase 2981	-600.00
	Bill Pmt -Check	09/04/2015	20388	Francisco Sauceda HR	1002 · Chase 2981	-900.00
Total Francisco Sauceda HR						-1,500.00
Gary Russell Exp.						
	Bill Pmt -Check	09/15/2015	20402	Gary Russell Exp.	1002 · Chase 2981	-776.96
Total Gary Russell Exp.						-776.96
Gilman & Gilman						
	Bill Pmt -Check	07/29/2015	20347	Gilman & Gilman	1002 · Chase 2981	-337.50
	Check	09/15/2015	Wire	Gilman & Gilman	1002 · Chase 2981	-2,166.00
Total Gilman & Gilman						-2,503.50
Google						
	Check	07/04/2015	DC	Google	1002 · Chase 2981	-105.00
	Check	08/02/2015	DC	Google	1002 · Chase 2981	-105.00
	Check	09/08/2015	ACH	Google	1002 · Chase 2981	-517.73
	Check	09/08/2015	DC	Google	1002 · Chase 2981	-105.00
Total Google						-832.73
Greenwood Insurance Group						
	Bill Pmt -Check	08/13/2015	20363	Greenwood Insurance Group	1002 · Chase 2981	-54,600.75
Total Greenwood Insurance Group						-54,600.75
Guadalajara hacienta						
	Check	07/13/2015	DC	Guadalajara hacienta	1002 · Chase 2981	-151.87
	Check	07/13/2015	DC	Guadalajara hacienta	1002 · Chase 2981	-18.05
Total Guadalajara hacienta						-169.92
Heartland Bank						
	General Journal	06/29/2015	BM150629RP	Heartland Bank - Repurchased Invoices 06/29/15	1004 · Heartland BM Reserve	-217,966.79
	Check	06/30/2015	BankFee	Heartland Bank	1002 · Chase 2981	-95.00
	Check	07/01/2015	LoanPymt	Heartland Bank	1003 · Heartland	-226,096.88
	Check	07/02/2015	DDA Trans	Heartland Bank - BM Payment for overfunded invoice	1003 · Heartland	-35,500.59
	Check	07/09/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	1005 · Cash-Heartland Debt Reserve	-31.50
	Check	07/10/2015	Withdrawal	Heartland Bank - Cash Sweep	1003 · Heartland	-59,279.91
	Check	07/10/2015	Withdrawal	Heartland Bank - Cash Sweep	1003 · Heartland	-41,997.15
	Check	07/10/2015	Loan Pmt	Heartland Bank	1005 · Cash-Heartland Debt Reserve	-675,000.00
	Check	07/15/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/15/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/15/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/20/2015	BankFee	Heartland Bank	1003 · Heartland	-20.00
	Check	07/20/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/20/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	General Journal	07/20/2015	BMpmt	Heartland Bank - Cash Sweep	1004 · Heartland BM Reserve	-1,151,662.69

Page 2 of 5

11:07 AM
02/08/16
Accrual Basis

Case 15-60070 Document 372-1 Filed in TXSB on 02/18/16 Page 3 of 5

HII Technologies, Inc
Cash Disbursements Journal
June 21 through September 18, 2015

	Type	Date	Num	Name	Account	Amount
	Check	07/20/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/20/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	07/21/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/01/2015	BankFee	Heartland Bank	1002 · Chase 2981	-95.00
	Check	08/03/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/04/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/04/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/05/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/07/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Transfer	08/07/2015		Heartland Bank	1002 · Chase 2981	-103,537.00
	Check	08/10/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/12/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/13/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/20/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/21/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/24/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/25/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/28/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	08/31/2015	BankFee	Heartland Bank	1002 · Chase 2981	-95.00
	Check	09/01/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	09/02/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	09/02/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	09/02/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	09/03/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	09/03/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
	Check	09/08/2015	BankFee	Heartland Bank	1003 · Heartland	-31.50
Total Heartland Bank						-2,512,354.01
Hermann Sons Steak House						
	Check	06/26/2015	DC	Hermann Sons Steak House	1002 · Chase 2981	-25.31
Total Hermann Sons Steak House						-25.31
Holiday Inn Express						
	Check	06/27/2015	DC	Holiday Inn Express	1002 · Chase 2981	-119.78
Total Holiday Inn Express						-119.78
Horalia Worrell						
	Bill Pmt -Check	07/29/2015	20348	Horalia Worrell	1002 · Chase 2981	-300.00
	Bill Pmt -Check	08/07/2015	20357	Horalia Worrell	1002 · Chase 2981	-1,200.00
	Bill Pmt -Check	08/13/2015	20364	Horalia Worrell	1002 · Chase 2981	-600.00
	Bill Pmt -Check	08/21/2015	20370	Horalia Worrell	1002 · Chase 2981	-900.00
	Bill Pmt -Check	08/28/2015	20379	Horalia Worrell	1002 · Chase 2981	-750.00
	Bill Pmt -Check	09/04/2015	20389	Horalia Worrell	1002 · Chase 2981	-600.00
Total Horalia Worrell						-4,350.00
Houston Chronicle						
	Check	08/01/2015	DC	Houston Chronicle	1002 · Chase 2981	-11.00
Total Houston Chronicle						-11.00
Indeglia & Carney LLP (New)						
	Bill Pmt -Check	09/15/2015	Wire	Indeglia & Carney LLP (New)	1002 · Chase 2981	-15,000.00
Total Indeglia & Carney LLP (New)						-15,000.00
Jason's Deli						
	Check	06/30/2015	DC	Jason's Deli	1002 · Chase 2981	-23.88
Total Jason's Deli						-23.88
Jimmy Johns						
	Check	08/04/2015	DC	Jimmy Johns	1002 · Chase 2981	-81.75
Total Jimmy Johns						-81.75
LinkedIn						
	Check	07/06/2015	DC	LinkedIn	1002 · Chase 2981	-63.95
Total LinkedIn						-63.95
Loaf N' Jug Mini						
	Check	07/06/2015	DC	Loaf N'Jug Mini	1002 · Chase 2981	-6.15
Total Loaf N'Jug Mini						-6.15
Matthew Flemming						
	Check	07/06/2015	AcctTrans	Matthew Flemming	1001 · Cash-Wells Fargo	-30.00
Total Matthew Flemming						-30.00
McKool Smith						
	Check	09/02/2015	Wire	McKool Smith	1002 · Chase 2981	-36,000.00
	Check	09/15/2015	Wire	McKool Smith	1002 · Chase 2981	-33,585.00
Total McKool Smith						-69,585.00
Meggen Rhodes						
	Bill Pmt -Check	07/29/2015	20349	Meggen Rhodes	1002 · Chase 2981	-1,000.00
	Bill Pmt -Check	08/07/2015	20358	Meggen Rhodes	1002 · Chase 2981	-1,375.00
	Bill Pmt -Check	08/13/2015	20365	Meggen Rhodes	1002 · Chase 2981	-2,000.00
	Bill Pmt -Check	08/21/2015	20371	Meggen Rhodes	1002 · Chase 2981	-2,000.00
	Bill Pmt -Check	08/28/2015	20380	Meggen Rhodes	1002 · Chase 2981	-2,600.00
	Bill Pmt -Check	09/04/2015	20390	Meggen Rhodes	1002 · Chase 2981	-4,800.00
	Bill Pmt -Check	09/11/2015	20397	Meggen Rhodes	1002 · Chase 2981	-2,500.00
	Bill Pmt -Check	09/15/2015	20403	Meggen Rhodes	1002 · Chase 2981	-1,450.00
	Bill Pmt -Check	09/18/2015	20406	Meggen Rhodes	1002 · Chase 2981	-1,250.00
Total Meggen Rhodes						-18,975.00
Meggen Rhodes, Exp						
	Bill Pmt -Check	07/01/2015	30230	Meggen Rhodes, Exp	1003 · Heartland	-200.00
Total Meggen Rhodes, Exp						-200.00
Nations Equipment Finance						
	Check	07/01/2015	ACH	Nations Equipment Finance	1003 · Heartland	-52,652.65
Total Nations Equipment Finance						-52,652.65
New York Pizzeria						
	Check	07/02/2015	DC	New York Pizzeria	1002 · Chase 2981	-80.00
Total New York Pizzeria						-80.00
Nichamoff Law, P.C.						

Page 3 of 5

11:07 AM
02/08/16
Accrual Basis

HII Technologies, Inc
Case 15-60070 Document 372-1 Filed in TXSB on 02/18/16 Page 4 of 5
Cash Disbursements Journal
June 21 through September 18, 2015

	Type	Date	Num	Name	Account	Amount
	Bill Pmt -Check	07/29/2015	20350	Nichamoff Law, P.C.	1002 · Chase 2981	-3,185.00
Total Nichamoff Law, P.C.						-3,185.00
Office Max						
	Check	07/26/2015	DC	Office Max	1002 · Chase 2981	-25.96
Total Office Max						-25.96
One Beacon Insurance Group						
	General Journal	08/21/2015	OBI082115	One Beacon Insurance Group	1002 · Chase 2981	-14,753.33
	General Journal	09/03/2015	OBI090315	One Beacon Insurance Group	1002 · Chase 2981	-14,828.33
Total One Beacon Insurance Group						-29,581.66
Panda Express						
	Check	07/17/2015	DC	Panda Express	1002 · Chase 2981	-9.46
Total Panda Express						-9.46
Pappy's Cafe'						
	Check	07/09/2015	DC	Pappy's Cafe'	1002 · Chase 2981	-23.39
Total Pappy's Cafe'						-23.39
Pei Wei						
	Check	06/22/2015	DC	Pei Wei	1002 · Chase 2981	-28.85
Total Pei Wei						-28.85
PitneyBowes						
	Bill Pmt -Check	08/07/2015	20360	PitneyBowes	1002 · Chase 2981	-81.16
Total PitneyBowes						-81.16
Portfolio Guru						
	General Journal	09/01/2015	CK#30185R	Portfolio Guru	1003 · Heartland	3,750.00
Total Portfolio Guru						3,750.00
Residence Property						
	Bill Pmt -Check	06/29/2015	ACH	Residence Property	1003 · Heartland	-320.28
	Bill Pmt -Check	07/02/2015	ACH	Residence Property	1003 · Heartland	-2,382.95
	Check	09/09/2015	ACH	Residence Property	1003 · Heartland	-25.00
Total Residence Property						-2,728.23
Rolf Flemming						
	Bill Pmt -Check	06/22/2015	ACH	Rolf Flemming	1003 · Heartland	-4,160.00
	Bill Pmt -Check	07/01/2015	ACH	Rolf Flemming	1003 · Heartland	-3,200.00
Total Rolf Flemming						-7,360.00
RPMG						
	General Journal	09/15/2015	Wire091515	RPMG	1002 · Chase 2981	-55,000.00
Total RPMG						-55,000.00
Russell Energy Insights LLC						
	Bill Pmt -Check	09/15/2015	20404	Russell Energy Insights LLC	1002 · Chase 2981	-5,040.00
	Bill Pmt -Check	09/18/2015	20407	Russell Energy Insights LLC	1002 · Chase 2981	-1,580.00
Total Russell Energy Insights LLC						-6,620.00
Ryan Whaley Coldiron Jantzen Peters & Web						
	General Journal	07/21/2015	JE#072115	Ryan Whaley Coldiron Jantzen Peters & Web	1003 · Heartland	-15,000.00
Total Ryan Whaley Coldiron Jantzen Peters & Web						-15,000.00
Salt Grass						
	Check	06/23/2015	DC	Salt Grass	1002 · Chase 2981	-64.07
Total Salt Grass						-64.07
Sauceda, Cisco Exp						
	Bill Pmt -Check	06/26/2015	30225	Sauceda, Cisco Exp	1003 · Heartland	-300.74
	Bill Pmt -Check	09/04/2015	20391	Sauceda, Cisco Exp	1002 · Chase 2981	-20.22
Total Sauceda, Cisco Exp						-320.96
Secretary of State of Texas						
	Bill Pmt -Check	06/23/2015	30220	Secretary of State of Texas	1003 · Heartland	-15.00
	Bill Pmt -Check	06/23/2015	30221	Secretary of State of Texas	1003 · Heartland	-15.00
	Bill Pmt -Check	06/23/2015	30222	Secretary of State of Texas	1003 · Heartland	-15.00
	Bill Pmt -Check	06/23/2015	30223	Secretary of State of Texas	1003 · Heartland	-15.00
Total Secretary of State of Texas						-60.00
Sharon & Mark Hamilton						
	General Journal	09/01/2015	CK#30213R	Sharon & Mark Hamilton	1003 · Heartland	20,039.92
Total Sharon & Mark Hamilton						20,039.92
Shell Oil						
	Check	07/15/2015	DC	Shell Oil	1002 · Chase 2981	-9.82
Total Shell Oil						-9.82
Shelley Goff						
	Bill Pmt -Check	07/29/2015	20352	Shelley Goff	1002 · Chase 2981	-1,083.00
Total Shelley Goff						-1,083.00
Soft Suds Auto Spa						
	Check	06/25/2015	DC	Soft Suds Auto Spa	1002 · Chase 2981	-19.49
Total Soft Suds Auto Spa						-19.49
Southwest Airlines						
	Check	06/30/2015	DC	Southwest Airlines	1002 · Chase 2981	-12.50
	Check	06/30/2015	DC	Southwest Airlines	1002 · Chase 2981	-12.50
Total Southwest Airlines						-25.00
Spencer's Breckenridge						
	Check	07/05/2015	DC	Spencer's Breckenridge	1002 · Chase 2981	-66.26
Total Spencer's Breckenridge						-66.26
Starbucks						
	Check	07/08/2015	DC	Starbucks	1002 · Chase 2981	-10.72
Total Starbucks						-10.72
Stout Risius Ross, Inc.						
	Check	07/31/2015	ACH	Stout Risius Ross, Inc.	1002 · Chase 2981	-25,000.00

Page 4 of 5

11:07 AM
02/08/16
Accrual Basis

Case 15-60070 Document 372-1 Filed in TXSB on 02/18/16 Page 5 of 5

HII Technologies, Inc
Cash Disbursements Journal
June 21 through September 18, 2015

	Type	Date	Num	Name	Account	Amount
	Bill Pmt -Check	08/07/2015	20361	Stout Risius Ross, Inc.	1002 · Chase 2981	-9,367.50
	Bill Pmt -Check	08/21/2015	20372	Stout Risius Ross, Inc.	1002 · Chase 2981	-58,142.50
	Bill Pmt -Check	09/04/2015	20393	Stout Risius Ross, Inc.	1002 · Chase 2981	-34,347.00
	Bill Pmt -Check	09/14/2015	Wire	Stout Risius Ross, Inc.	1002 · Chase 2981	-16,910.25
	Bill Pmt -Check	09/15/2015	Wire	Stout Risius Ross, Inc.	1002 · Chase 2981	-28,338.25
	Check	09/15/2015	Wire	Stout Risius Ross, Inc.	1002 · Chase 2981	-15,000.00
Total Stout Risius Ross, Inc.						-187,105.50
Stripes						
	Check	07/13/2015	DC	Stripes	1002 · Chase 2981	-32.20
Total Stripes						-32.20
Subway						
	Check	07/07/2015	DC	Subway	1002 · Chase 2981	-18.94
Total Subway						-18.94
Telecon (Intercall)						
	Check	07/05/2015	DC	Telecon (Intercall)	1002 · Chase 2981	-134.05
	Check	08/07/2015	DC	Telecon (Intercall)	1002 · Chase 2981	-453.11
Total Telecon (Intercall)						-587.16
Ten Voss, Ltd						
	Bill Pmt -Check	07/02/2015	ACH	Ten Voss, Ltd	1003 · Heartland	-8,872.60
	Bill Pmt -Check	07/29/2015	20353	Ten Voss, Ltd	1002 · Chase 2981	-8,797.60
	Bill Pmt -Check	09/08/2015	20395	Ten Voss, Ltd	1002 · Chase 2981	-8,797.60
Total Ten Voss, Ltd						-26,467.80
The Street						
	Check	07/13/2015	DC	The Street	1002 · Chase 2981	-34.95
Total The Street						-34.95
TownePlace Suites						
	Check	06/28/2015	DC	TownePlace Suites	1002 · Chase 2981	-906.30
Total TownePlace Suites						-906.30
United Airlines						
	Check	06/21/2015	DC	United Airlines	1002 · Chase 2981	-329.10
	Check	06/23/2015	DC	United Airlines	1002 · Chase 2981	-210.00
	Check	07/15/2015	DC	United Airlines	1002 · Chase 2981	-529.20
	Check	08/01/2015	DC	United Airlines	1002 · Chase 2981	-173.00
	Check	08/01/2015	DC	United Airlines	1002 · Chase 2981	-200.00
Total United Airlines						-1,441.30
United States Treasury {2}						
	Check	07/31/2015	ACH	United States Treasury {2}	1002 · Chase 2981	-5,314.52
	Liability Check	08/12/2015	ACH	United States Treasury {2}	1002 · Chase 2981	-2,044.80
	Liability Check	09/01/2015	Wire	United States Treasury {2}	1002 · Chase 2981	-216.14
	Liability Check	09/01/2015	Wire	United States Treasury {2}	1002 · Chase 2981	-3,700.76
	Check	09/01/2015	Wire	United States Treasury {2}	1002 · Chase 2981	-5,112.00
Total United States Treasury {2}						-16,388.22
UPS						
	Bill Pmt -Check	06/26/2015	30227	UPS	1003 · Heartland	-262.22
Total UPS						-262.22
Vcorp Services						
	Bill Pmt -Check	06/26/2015	DC	Vcorp Services	1002 · Chase 2981	-99.00
Total Vcorp Services						-99.00
Wells Fargo						
	Check	06/30/2015	BankFee	Wells Fargo	1001 · Cash-Wells Fargo	-8.00
Total Wells Fargo						-8.00
Wendys						
	Check	07/06/2015	DC	Wendys	1002 · Chase 2981	-14.70
Total Wendys						-14.70
Francisco Sauceda						
	Paycheck	07/29/2015	20338	Francisco Sauceda	1002 · Chase 2981	-2,193.79
	Paycheck	08/07/2015	20354	Francisco Sauceda	1002 · Chase 2981	-2,193.79
	Paycheck	08/28/2015	20375	Francisco Sauceda	1002 · Chase 2981	-1,170.89
Total Francisco Sauceda						-5,558.47
Gary Russell						
	Paycheck	07/29/2015	20339	Gary Russell	1002 · Chase 2981	-3,007.09
	Paycheck	08/07/2015	20355	Gary Russell	1002 · Chase 2981	-3,007.08
	Paycheck	08/21/2015	20367	Gary Russell	1002 · Chase 2981	-3,007.08
	Paycheck	09/04/2015	20385	Gary Russell	1002 · Chase 2981	-3,007.07
	Paycheck	09/11/2015	20399	Gary Russell	1002 · Chase 2981	-1,017.83
Total Gary Russell						-13,046.15
Matthew Flemming {2}						
	Paycheck	07/29/2015	20340	Matthew Flemming {2}	1002 · Chase 2981	-5,755.84
	Paycheck	08/21/2015	20366	Matthew Flemming {2}	1002 · Chase 2981	-5,900.20
	Paycheck	09/04/2015	20384	Matthew Flemming {2}	1002 · Chase 2981	-6,232.77
	Paycheck	09/11/2015	20398	Matthew Flemming {2}	1002 · Chase 2981	-6,232.77
Total Matthew Flemming {2}						-24,121.58
Rolf Flemming {2}						
	Paycheck	07/29/2015	20341	Rolf Flemming {2}	1002 · Chase 2981	-1,738.16
Total Rolf Flemming {2}						-1,738.16
TOTAL						-3,153,182.34

Page 5 of 5

Case 15-60070 Document 372-2 Filed in TXSB on 02/18/16 Page 1 of 2

Amended
Attachment 3c

3:46 PM
02/16/16
Accrual Basis

HII Technologies, Inc
Cash Disbursements Journal
September 1, 2014 through September 18, 2015

Type	Date	Num	Name	Account	Amount
Acie Palmer, Exp					
Bill Pmt -Check	01/01/2015	30073	Acie Palmer, Exp	1003 · Heartland	-257.00
Bill Pmt -Check	02/17/2015	30116	Acie Palmer, Exp	1003 · Heartland	-344.99
Bill Pmt -Check	05/01/2015	30168	Acie Palmer, Exp	1003 · Heartland	-274.54
Total Acie Palmer, Exp					-876.53
Alex Newton					
Bill Pmt -Check	09/15/2014	20268	Alex Newton	1002 · Chase 2981	-1,000.00
Bill Pmt -Check	09/26/2014		Alex Newton	1002 · Chase 2981	0.00
Bill Pmt -Check	09/26/2014	20302	Alex Newton	1002 · Chase 2981	-2,972.22
Bill Pmt -Check	10/01/2014	20311	Alex Newton	1002 · Chase 2981	-517.20
Bill Pmt -Check	10/29/2014	20334	Alex Newton	1002 · Chase 2981	-130.19
Total Alex Newton					-4,619.61
Billy Cox					
Bill Pmt -Check	08/28/2015	20376	Billy Cox	1002 · Chase 2981	-4,789.46
Total Billy Cox					-4,789.46
Ken Chickering					
Bill Pmt -Check	09/15/2014	20269	Ken Chickering	1002 · Chase 2981	-1,000.00
Bill Pmt -Check	09/17/2014	20280	Ken Chickering	1002 · Chase 2981	-530.80
Bill Pmt -Check	09/26/2014	20290	Ken Chickering	1002 · Chase 2981	-1,402.78
Bill Pmt -Check	12/29/2014	30068	Ken Chickering	1003 · Heartland	-5,000.00
Total Ken Chickering					-7,933.58
Leo Womack					
Bill Pmt -Check	09/15/2014	20270	Leo Womack	1002 · Chase 2981	-1,000.00
Bill Pmt -Check	12/29/2014	30069	Leo Womack	1003 · Heartland	0.00
Bill Pmt -Check	12/29/2014	30072	Leo Womack	1003 · Heartland	-5,000.00
Total Leo Womack					-6,000.00
Matthew Flemming					
Check	09/29/2014	20304	Matthew Flemming	1002 · Chase 2981	-1,400.00
Check	09/29/2014	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-39.00
Check	10/09/2014	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-2,000.00
Check	11/12/2014	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-500.00
Check	12/22/2014	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-1,000.00
Check	01/02/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-600.00
Bill Pmt -Check	01/06/2015	30084	Matthew Flemming	1003 · Heartland	0.00
Bill Pmt -Check	01/06/2015	20336	Matthew Flemming	1002 · Chase 2981	-1,500.00
Check	01/21/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-1,000.00
Check	01/29/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-2,000.00
Check	02/02/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-490.00
Check	02/03/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-230.00
Check	02/04/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-750.00
Check	02/17/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-1,000.00
Check	02/26/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-1,000.00
Check	06/09/2015	Wire	Matthew Flemming	1001 · Cash-Wells ...	-500.00
Check	07/06/2015	AcctT...	Matthew Flemming	1001 · Cash-Wells ...	-30.00

Page 1

Case 15-60070 Document 372-2 Filed in TXSB on 02/18/16 Page 2 of 2

3:46 PM
02/16/16
Accrual Basis

HII Technologies, Inc
Cash Disbursements Journal
September 1, 2014 through September 18, 2015

Type	Date	Num	Name	Account	Amount
Total Matthew Flemming					-14,039.00
S & M Assets, LLC					
Bill Pmt -Check	09/04/2014	20266	S & M Assets, LLC	1002 · Chase 2981	-16,000.00
Bill Pmt -Check	10/03/2014	20321	S & M Assets, LLC	1002 · Chase 2981	0.00
Bill Pmt -Check	11/03/2014	30024	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	11/03/2014	30026	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	12/01/2014	30046	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	01/01/2015	30081	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	02/01/2015	30101	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	03/01/2015	30130	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	04/01/2015	30147	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	05/01/2015	30171	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	06/12/2015	30206	S & M Assets, LLC	1003 · Heartland	-16,000.00
Bill Pmt -Check	07/01/2015	30231	S & M Assets, LLC	1003 · Heartland	0.00
Total S & M Assets, LLC					-160,000.00
Sharon & Mark Hamilton					
Bill Pmt -Check	10/03/2014	20322	Sharon & Mark Hamilton	1002 · Chase 2981	-12,282.16
Bill Pmt -Check	11/03/2014	30027	Sharon & Mark Hamilton	1003 · Heartland	-20,039.32
Bill Pmt -Check	12/01/2014	30047	Sharon & Mark Hamilton	1003 · Heartland	-19,392.89
Bill Pmt -Check	01/01/2015	30082	Sharon & Mark Hamilton	1003 · Heartland	-20,039.32
Bill Pmt -Check	02/01/2015	30102	Sharon & Mark Hamilton	1003 · Heartland	-20,039.32
Bill Pmt -Check	03/01/2015	30131	Sharon & Mark Hamilton	1003 · Heartland	-18,100.03
Bill Pmt -Check	04/01/2015	30148	Sharon & Mark Hamilton	1003 · Heartland	-20,039.32
Bill Pmt -Check	05/01/2015	30172	Sharon & Mark Hamilton	1003 · Heartland	-19,392.89
Bill Pmt -Check	06/19/2015	30213	Sharon & Mark Hamilton	1003 · Heartland	-20,039.92
Bill Pmt -Check	07/01/2015	30232	Sharon & Mark Hamilton	1003 · Heartland	0.00
Total Sharon & Mark Hamilton					-169,365.17
Matthew Flemming {2}					
Paycheck	07/29/2015	20340	Matthew Flemming {2}	1002 · Chase 2981	-5,755.84
Paycheck	08/21/2015	20366	Matthew Flemming {2}	1002 · Chase 2981	-5,900.20
Paycheck	09/04/2015	20384	Matthew Flemming {2}	1002 · Chase 2981	-6,232.77
Paycheck	09/11/2015	20398	Matthew Flemming {2}	1002 · Chase 2981	-6,232.77
Total Matthew Flemming {2}					-24,121.58
TOTAL					**-391,744.93**

Page 2

Case 15-60071 Document 34 Filed in TXSB on 02/18/16 Page 1 of 8

B7 (Official Form 7) (04/13)

United States Bankruptcy Court
Southern District of Texas

In re **Aqua Handling of Texas, LLC** Debtor(s) Case No. **15-60071** Chapter **11**

STATEMENT OF FINANCIAL AFFAIRS - AMENDED

This statement is to be completed by every debtor. Spouses filing a joint petition may file a single statement on which the information for both spouses is combined. If the case is filed under chapter 12 or chapter 13, a married debtor must furnish information for both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed. An individual debtor engaged in business as a sole proprietor, partner, family farmer, or self-employed professional, should provide the information requested on this statement concerning all such activities as well as the individual's personal affairs. To indicate payments, transfers and the like to minor children, state the child's initials and the name and address of the child's parent or guardian, such as "A.B., a minor child, by John Doe, guardian." Do not disclose the child's name. See, 11 U.S.C. § 112; Fed. R. Bankr. P. 1007(m).

Questions 1 - 18 are to be completed by all debtors. Debtors that are or have been in business, as defined below, also must complete Questions 19 - 25. **If the answer to an applicable question is "None," mark the box labeled "None."** If additional space is needed for the answer to any question, use and attach a separate sheet properly identified with the case name, case number (if known), and the number of the question.

DEFINITIONS

"In business." A debtor is "in business" for the purpose of this form if the debtor is a corporation or partnership. An individual debtor is "in business" for the purpose of this form if the debtor is or has been, within six years immediately preceding the filing of this bankruptcy case, any of the following: an officer, director, managing executive, or owner of 5 percent or more of the voting or equity securities of a corporation; a partner, other than a limited partner, of a partnership; a sole proprietor or self-employed full-time or part-time. An individual debtor also may be "in business" for the purpose of this form if the debtor engages in a trade, business, or other activity, other than as an employee, to supplement income from the debtor's primary employment.

"Insider." The term "insider" includes but is not limited to: relatives of the debtor; general partners of the debtor and their relatives; corporations of which the debtor is an officer, director, or person in control; officers, directors, and any persons in control of a corporate debtor and their relatives; affiliates of the debtor and insiders of such affiliates; and any managing agent of the debtor. 11 U.S.C. § 101(2), (31).

1. Income from employment or operation of business

None ☐

State the gross amount of income the debtor has received from employment, trade, or profession, or from operation of the debtor's business, including part-time activities either as an employee or in independent trade or business, from the beginning of this calendar year to the date this case was commenced. State also the gross amounts received during the **two years** immediately preceding this calendar year. (A debtor that maintains, or has maintained, financial records on the basis of a fiscal rather than a calendar year may report fiscal year income. Identify the beginning and ending dates of the debtor's fiscal year.) If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income of both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE
$-1,061,326.86	**2015 YTD: 2015 YTD Business Operations**
$1,165,172.00	**2014: 2014 YTD Business Operations**
$-15,312.49	**2013: 2013 YTD Business Operations**

2. Income other than from employment or operation of business

None ■

State the amount of income received by the debtor other than from employment, trade, profession, or operation of the debtor's business during the **two years** immediately preceding the commencement of this case. Give particulars. If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income for each spouse whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE

Software Copyright (c) 1996-2016 Best Case, LLC - www.bestcase.com Best Case Bankruptcy

Case 15-60071 Document 34 Filed in TXSB on 02/18/16 Page 2 of 8

B7 (Official Form 7) (04/13)
2

3. Payments to creditors

None ■

Complete a. or b., as appropriate, and c.

a. *Individual or joint debtor(s) with primarily consumer debts:* List all payments on loans, installment purchases of goods or services, and other debts to any creditor made within **90 days** immediately preceding the commencement of this case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $600. Indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS	AMOUNT PAID	AMOUNT STILL OWING

None ☐

b. *Debtor whose debts are not primarily consumer debts:* List each payment or other transfer to any creditor made within **90 days** immediately preceding the commencement of the case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $6,225*. If the debtor is an individual, indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments and other transfers by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS/ TRANSFERS	AMOUNT PAID OR VALUE OF TRANSFERS	AMOUNT STILL OWING
See Amended Attachment 3b		**$12,489.79**	Unknown

None ☐

c. *All debtors:* List all payments made within **one year** immediately preceding the commencement of this case to or for the benefit of creditors who are or were insiders. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR AND RELATIONSHIP TO DEBTOR	DATE OF PAYMENT	AMOUNT PAID	AMOUNT STILL OWING
See Amended Attachment 3c		**$26,597.47**	Unknown

4. Suits and administrative proceedings, executions, garnishments and attachments

None ☐

a. List all suits and administrative proceedings to which the debtor is or was a party within **one year** immediately preceding the filing of this bankruptcy case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

CAPTION OF SUIT AND CASE NUMBER	NATURE OF PROCEEDING	COURT OR AGENCY AND LOCATION	STATUS OR DISPOSITION
Case No. 2015-42553: Worldwide Power Products, LLC v. HII Technologies, Inc., Aqua Handling of Texas, LLC, et. al.	**Collection**	**129th District Court, Harris County, TX**	**Pending**
Case No. 2015-44263: Heartland Bank as Administrative Agent v. HII Technologies, Inc., Aqua Handling of Texas, LLC, et. al.	**Civil**	**129th District Court, Harris County, TX**	**Dismissed**

None ■

b. Describe all property that has been attached, garnished or seized under any legal or equitable process within **one year** immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning property of either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

* *Amount subject to adjustment on 4/01/16, and every three years thereafter with respect to cases commenced on or after the date of adjustment.*

Software Copyright (c) 1996-2016 Best Case, LLC - www.bestcase.com Best Case Bankruptcy

10:46 AM
02/08/16
Accrual Basis
Case 15-60071 Document 34-1 Filed in TXSB on 02/18/16 Page 1 of 1

Aqua Handling of Texas
Custom Transaction Detail Report
June 21 through September 18, 2015

Amended
Attachment 3b

Aqua Handling of Texas, LLC
Payments by Payee
06.21.15 - 09.18.15

	Type	Date	Num	Account	Amount
Anthony Mills					
	Bill Pmt -Check	06/26/2015	30087	Heartland	-1,000.00
Total Anthony Mills					-1,000.00
Bizopia					
	Check	07/06/2015	DC	Chase 2289	-499.99
Total Bizopia					-499.99
Chase Bank					
	Check	06/30/2015	BankFee	Chase 2289	-129.00
	Check	07/31/2015	BankFee	Chase 2289	-95.00
Total Chase Bank					-224.00
Heartland Bank					
	Check	06/30/2015	BankFee	Heartland	-25.00
	Check	06/30/2015	BankFee	Heartland	-25.00
	Check	07/09/2015	BankFee	Heartland	-31.50
	Check	07/31/2015	Bank Fee	Heartland	-25.00
	Check	07/31/2015	Bank Fee	Heartland	-25.00
	Check	07/31/2015	BankFee	Heartland	-31.50
	Check	08/03/2015	BankFee	Heartland	-31.50
	Check	08/03/2015	BankFee	Heartland	-31.50
	Check	08/31/2015	BankFee	Heartland	-31.50
	Check	08/31/2015	BankFee	Heartland	-25.00
	Check	08/31/2015	BankFee	Heartland	-25.00
	Check	09/17/2015	BankFee	Heartland	-31.50
	Check	09/18/2015	BankFee	Heartland	-31.50
Total Heartland Bank					-370.50
State Comptroller - TX					
	Sales Tax Payment	06/22/2015	wire	Heartland	-9,871.35
Total State Comptroller - TX					-9,871.35
TXU Energy					
	Bill Pmt -Check	07/01/2015	30088	Heartland	-523.95
Total TXU Energy					-523.95
TOTAL					**-12,489.79**

Page 1 of 1

Case 15-60071 Document 34-2 Filed in TXSB on 02/18/16 Page 1 of 1

Amended
Attachment 3c

3:36 PM
02/16/16
Accrual Basis

Aqua Handling of Texas
Custom Transaction Detail Report
September 1, 2014 through September 18, 2015

Type	Date	Num	Clr	Split	Amount
Christopher S. George					
Bill Pmt -Check	11/04/2014	30015	X	Accounts Payable	-22,597.47
Bill Pmt -Check	01/01/2015	30039	X	Accounts Payable	-1,600.00
Bill Pmt -Check	02/20/2015	30055	X	Accounts Payable	-2,400.00
Bill Pmt -Check	03/31/2015		X	Accounts Payable	0.00
Total Christopher S. George					-26,597.47
TOTAL					**-26,597.47**

Page 1

Case 15-60072 Document 34 Filed in TXSB on 02/18/16 Page 1 of 9

B7 (Official Form 7) (04/13)

United States Bankruptcy Court
Southern District of Texas

In re **Hamilton Investment Group, Inc.** Debtor(s)

Case No. **15-60072**
Chapter **11**

STATEMENT OF FINANCIAL AFFAIRS - AMENDED

This statement is to be completed by every debtor. Spouses filing a joint petition may file a single statement on which the information for both spouses is combined. If the case is filed under chapter 12 or chapter 13, a married debtor must furnish information for both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed. An individual debtor engaged in business as a sole proprietor, partner, family farmer, or self-employed professional, should provide the information requested on this statement concerning all such activities as well as the individual's personal affairs. To indicate payments, transfers and the like to minor children, state the child's initials and the name and address of the child's parent or guardian, such as "A.B., a minor child, by John Doe, guardian." Do not disclose the child's name. See, 11 U.S.C. § 112; Fed. R. Bankr. P. 1007(m).

Questions 1 - 18 are to be completed by all debtors. Debtors that are or have been in business, as defined below, also must complete Questions 19 - 25. **If the answer to an applicable question is "None," mark the box labeled "None."** If additional space is needed for the answer to any question, use and attach a separate sheet properly identified with the case name, case number (if known), and the number of the question.

DEFINITIONS

"In business." A debtor is "in business" for the purpose of this form if the debtor is a corporation or partnership. An individual debtor is "in business" for the purpose of this form if the debtor is or has been, within six years immediately preceding the filing of this bankruptcy case, any of the following: an officer, director, managing executive, or owner of 5 percent or more of the voting or equity securities of a corporation; a partner, other than a limited partner, of a partnership; a sole proprietor or self-employed full-time or part-time. An individual debtor also may be "in business" for the purpose of this form if the debtor engages in a trade, business, or other activity, other than as an employee, to supplement income from the debtor's primary employment.

"Insider." The term "insider" includes but is not limited to: relatives of the debtor; general partners of the debtor and their relatives; corporations of which the debtor is an officer, director, or person in control; officers, directors, and any persons in control of a corporate debtor and their relatives; affiliates of the debtor and insiders of such affiliates; and any managing agent of the debtor. 11 U.S.C. § 101(2), (31).

---

1. Income from employment or operation of business

None ☐

State the gross amount of income the debtor has received from employment, trade, or profession, or from operation of the debtor's business, including part-time activities either as an employee or in independent trade or business, from the beginning of this calendar year to the date this case was commenced. State also the gross amounts received during the **two years** immediately preceding this calendar year. (A debtor that maintains, or has maintained, financial records on the basis of a fiscal rather than a calendar year may report fiscal year income. Identify the beginning and ending dates of the debtor's fiscal year.) If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income of both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE
$-2,439,012.53	**2015 YTD: 2015 YTD Business Operations**
$-1,674,676.00	**2014: 2014 YTD Business Operations**

---

2. Income other than from employment or operation of business

None ■

State the amount of income received by the debtor other than from employment, trade, profession, or operation of the debtor's business during the **two years** immediately preceding the commencement of this case. Give particulars. If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income for each spouse whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT SOURCE

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Case 15-60072 Document 34 Filed in TXSB on 02/18/16 Page 2 of 9

B7 (Official Form 7) (04/13)
2

3. Payments to creditors

None ■ *Complete a. or b., as appropriate, and c.*

a. *Individual or joint debtor(s) with primarily consumer debts:* List all payments on loans, installment purchases of goods or services, and other debts to any creditor made within **90 days** immediately preceding the commencement of this case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $600. Indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS	AMOUNT PAID	AMOUNT STILL OWING

None ☐ b. *Debtor whose debts are not primarily consumer debts:* List each payment or other transfer to any creditor made within **90 days** immediately preceding the commencement of the case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $6,225*. If the debtor is an individual, indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments and other transfers by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS/ TRANSFERS	AMOUNT PAID OR VALUE OF TRANSFERS	AMOUNT STILL OWING
See Amended Attachment 3b		$21,887.50	Unknown
TMG Service Company 4420 N Santa Fe Oklahoma City, OK 73118	9/15/15	$78,575.00	Unknown

None ☐ c. *All debtors:* List all payments made within **one year** immediately preceding the commencement of this case to or for the benefit of creditors who are or were insiders. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR AND RELATIONSHIP TO DEBTOR	DATE OF PAYMENT	AMOUNT PAID	AMOUNT STILL OWING
See Amended Attachment 3c		$102,044.01	Unknown

4. Suits and administrative proceedings, executions, garnishments and attachments

None ☐ a. List all suits and administrative proceedings to which the debtor is or was a party within **one year** immediately preceding the filing of this bankruptcy case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

CAPTION OF SUIT AND CASE NUMBER	NATURE OF PROCEEDING	COURT OR AGENCY AND LOCATION	STATUS OR DISPOSITION
Case No. 2015-42553: Worldwide Power Products, LLC v. HII Technologies, Inc., Hamilton Investment Group, Inc., et. al.	Collection	129th District Court, Harris County, TX	Pending
Case No. 2015-44263: Heartland Bank as Administrative Agent v. HII Technologies, Inc., Hamilton Investment Group, Inc., et. al.	Civil	129th District Court, Harris County, TX	Dismissed

* *Amount subject to adjustment on 4/01/16, and every three years thereafter with respect to cases commenced on or after the date of adjustment.*

Software Copyright (c) 1996-2016 Best Case, LLC - www.bestcase.com Best Case Bankruptcy

10:52 AM
02/08/16
Accrual Basis

Case 15-60072 Document 34-1 Filed in TXSB on 02/18/16 Page 1 of 1

HAMILTON INVESTMENT GROUP, INC.
Custom Transaction Detail Report
June 21 through September 18, 2015

Amended
Attachment 3b

Hamilton Investment Group, Inc.
Payments by Payee
06.21.15 - 09.18.15

	Type	Date	Num	Name	Account	Amount
ADP, Fees						
	Check	06/26/2015	Debit	ADP, Fees	Heartland (Checking)	-251.50
Total ADP, Fees						-251.50
AT&T Mobility						
	Bill Pmt -Check	07/01/2015	30460	AT&T Mobility	Heartland (Checking)	-590.65
Total AT&T Mobility						-590.65
Bizopia						
	Check	07/14/2015	ACH	Bizopia	Heartland (Checking)	-499.99
Total Bizopia						-499.99
Enterprise FM Trust						
	Bill Pmt -Check	06/22/2015	ACH	Enterprise FM Trust	Heartland (Checking)	-20,223.55
Total Enterprise FM Trust						-20,223.55
Heartland Bank						
	Check	06/22/2015	BankFee	Heartland Bank	Heartland (Checking)	-31.50
	Check	06/30/2015	BankFee	Heartland Bank	Heartland (Checking)	-25.00
	Check	07/31/2015	BankFee	Heartland Bank	Heartland (Checking)	-25.00
	Check	08/12/2015	BankFee	Heartland Bank	Heartland (Checking)	-31.50
	Check	08/13/2015	BankFee	Heartland Bank	Heartland (Checking)	-31.50
	Check	08/31/2015	BankFee	Heartland Bank	Heartland (Checking)	-25.00
Total Heartland Bank						-169.50
OG&E Electric Services						
	Bill Pmt -Check	07/01/2015	30461	OG&E Electric Services	Heartland (Checking)	-144.18
Total OG&E Electric Services						-144.18
TxTag						
	Bill Pmt -Check	07/01/2015	30462	TxTag	Heartland (Checking)	-8.13
Total TxTag						-8.13
TOTAL						**-21,887.50**

Page 1 of 1

Case 15-60072 Document 34-2 Filed in TXSB on 02/18/16 Page 1 of 1

3:23 PM
02/16/16
Accrual Basis

HAMILTON INVESTMENT GROUP, INC.
Custom Transaction Detail Report
September 1, 2014 through September 18, 2015

Amended
Attachment 3c

	Type	Date	Num	Name	Account	Amount
Hamilton, Sharon K.						
	Check	09/05/2014	20211	Hamilton, Sharon K.	F & M Bank (checking)	-769.04
	Check	10/27/2014	20324	Hamilton, Sharon K.	F & M Bank (checking)	-69,118.99
	Check	02/05/2015	30118	Hamilton, Sharon K.	Heartland (Checking)	-4,821.70
	Check	02/12/2015	20393	Hamilton, Sharon K.	F & M Bank (checking)	-26,087.72
	Check	04/07/2015	2236	Hamilton, Sharon K.	CHASE BANKING (Checking)	-1,246.56
Total Hamilton, Sharon K.						-102,044.01
TOTAL						**-102,044.01**

Page 1

Case 15-60073 Document 33 Filed in TXSB on 02/18/16 Page 1 of 9

B7 (Official Form 7) (04/13)

United States Bankruptcy Court
Southern District of Texas

In re	Sage Power Solutions, Inc.	Case No.	15-60073
	Debtor(s)	Chapter	11

STATEMENT OF FINANCIAL AFFAIRS - AMENDED

This statement is to be completed by every debtor. Spouses filing a joint petition may file a single statement on which the information for both spouses is combined. If the case is filed under chapter 12 or chapter 13, a married debtor must furnish information for both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed. An individual debtor engaged in business as a sole proprietor, partner, family farmer, or self-employed professional, should provide the information requested on this statement concerning all such activities as well as the individual's personal affairs. To indicate payments, transfers and the like to minor children, state the child's initials and the name and address of the child's parent or guardian, such as "A.B., a minor child, by John Doe, guardian." Do not disclose the child's name. See, 11 U.S.C. § 112; Fed. R. Bankr. P. 1007(m).

Questions 1 - 18 are to be completed by all debtors. Debtors that are or have been in business, as defined below, also must complete Questions 19 - 25. **If the answer to an applicable question is "None," mark the box labeled "None."** If additional space is needed for the answer to any question, use and attach a separate sheet properly identified with the case name, case number (if known), and the number of the question.

DEFINITIONS

"In business." A debtor is "in business" for the purpose of this form if the debtor is a corporation or partnership. An individual debtor is "in business" for the purpose of this form if the debtor is or has been, within six years immediately preceding the filing of this bankruptcy case, any of the following: an officer, director, managing executive, or owner of 5 percent or more of the voting or equity securities of a corporation; a partner, other than a limited partner, of a partnership; a sole proprietor or self-employed full-time or part-time. An individual debtor also may be "in business" for the purpose of this form if the debtor engages in a trade, business, or other activity, other than as an employee, to supplement income from the debtor's primary employment.

"Insider." The term "insider" includes but is not limited to: relatives of the debtor; general partners of the debtor and their relatives; corporations of which the debtor is an officer, director, or person in control; officers, directors, and any persons in control of a corporate debtor and their relatives; affiliates of the debtor and insiders of such affiliates; and any managing agent of the debtor. 11 U.S.C. § 101(2), (31).

---

1. Income from employment or operation of business

None ☐

State the gross amount of income the debtor has received from employment, trade, or profession, or from operation of the debtor's business, including part-time activities either as an employee or in independent trade or business, from the beginning of this calendar year to the date this case was commenced. State also the gross amounts received during the **two years** immediately preceding this calendar year. (A debtor that maintains, or has maintained, financial records on the basis of a fiscal rather than a calendar year may report fiscal year income. Identify the beginning and ending dates of the debtor's fiscal year.) If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income of both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE
$-813,180.09	2015 YTD: 2015 YTD Business Operations
$-463,209.00	2014: 2014 YTD Business Operations
$-82,350.04	2013: 2013 YTD Business Operations

---

2. Income other than from employment or operation of business

None ■

State the amount of income received by the debtor other than from employment, trade, profession, or operation of the debtor's business during the **two years** immediately preceding the commencement of this case. Give particulars. If a joint petition is filed, state income for each spouse separately. (Married debtors filing under chapter 12 or chapter 13 must state income for each spouse whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

AMOUNT	SOURCE

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Case 15-60073 Document 33 Filed in TXSB on 02/18/16 Page 2 of 9

B7 (Official Form 7) (04/13)
2

3. Payments to creditors

None ■

Complete a. or b., as appropriate, and c.

a. *Individual or joint debtor(s) with primarily consumer debts:* List all payments on loans, installment purchases of goods or services, and other debts to any creditor made within **90 days** immediately preceding the commencement of this case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $600. Indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS	AMOUNT PAID	AMOUNT STILL OWING

None ☐

b. *Debtor whose debts are not primarily consumer debts:* List each payment or other transfer to any creditor made within **90 days** immediately preceding the commencement of the case unless the aggregate value of all property that constitutes or is affected by such transfer is less than $6,225*. If the debtor is an individual, indicate with an asterisk (*) any payments that were made to a creditor on account of a domestic support obligation or as part of an alternative repayment schedule under a plan by an approved nonprofit budgeting and credit counseling agency. (Married debtors filing under chapter 12 or chapter 13 must include payments and other transfers by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR	DATES OF PAYMENTS/ TRANSFERS	AMOUNT PAID OR VALUE OF TRANSFERS	AMOUNT STILL OWING
See Amended Attachment 3b		$73,064.61	Unknown

None ☐

c. *All debtors:* List all payments made within **one year** immediately preceding the commencement of this case to or for the benefit of creditors who are or were insiders. (Married debtors filing under chapter 12 or chapter 13 must include payments by either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF CREDITOR AND RELATIONSHIP TO DEBTOR	DATE OF PAYMENT	AMOUNT PAID	AMOUNT STILL OWING
See Amended Attachment 3c		$9,606.83	Unknown

4. Suits and administrative proceedings, executions, garnishments and attachments

None ■

a. List all suits and administrative proceedings to which the debtor is or was a party within **one year** immediately preceding the filing of this bankruptcy case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

CAPTION OF SUIT AND CASE NUMBER	NATURE OF PROCEEDING	COURT OR AGENCY AND LOCATION	STATUS OR DISPOSITION

None ■

b. Describe all property that has been attached, garnished or seized under any legal or equitable process within **one year** immediately preceding the commencement of this case. (Married debtors filing under chapter 12 or chapter 13 must include information concerning property of either or both spouses whether or not a joint petition is filed, unless the spouses are separated and a joint petition is not filed.)

NAME AND ADDRESS OF PERSON FOR WHOSE BENEFIT PROPERTY WAS SEIZED	DATE OF SEIZURE	DESCRIPTION AND VALUE OF PROPERTY

* *Amount subject to adjustment on 4/01/16, and every three years thereafter with respect to cases commenced on or after the date of adjustment.*

Software Copyright (c) 1996-2016 Best Case, LLC - www.bestcase.com Best Case Bankruptcy

10:59 AM
02/08/16
Accrual Basis
Case 15-60073 Document 33-1 Filed in TXSB on 02/18/16 Page 1 of 4
STP
Cash Disbursement Journal
June 21 through September 18, 2015

Amended
Attachment 3b

Sage Power Solutions, Inc.
Payments by Payee
06.21.15 - 09.18.15

	Type	Date	Num	Name	Account	Amount
Ferezco Power System						
	Check	06/21/2015	DC	Ferezco Power System	1003 · Cash - Chase 3619	-500.00
Total Ferezco Power System						-500.00
A and A Auto Parts						
	Check	07/14/2015	DC	A and A Auto Parts	1003 · Cash - Chase 3619	-151.50
	Check	07/14/2015	DC	A and A Auto Parts	1003 · Cash - Chase 3619	-97.40
Total A and A Auto Parts						-248.90
Affordable Tires						
	Check	06/25/2015	DC	Affordable Tires	1003 · Cash - Chase 3619	-279.89
Total Affordable Tires						-279.89
AG-Pro Texas						
	Check	07/13/2015	DC	AG-Pro Texas	1003 · Cash - Chase 3619	-418.93
	Check	07/15/2015	DC	AG-Pro Texas	1003 · Cash - Chase 3619	-83.82
Total AG-Pro Texas						-502.75
Amilles Coffee						
	Check	07/08/2015	DC	Amilles Coffee	1003 · Cash - Chase 3619	-9.33
Total Amilles Coffee						-9.33
AOC B/P Laredo						
	Check	07/02/2015	DC	AOC B/P Laredo	1003 · Cash - Chase 3619	-515.66
	Check	07/14/2015	DC	AOC B/P Laredo	1003 · Cash - Chase 3619	-655.05
	Check	07/15/2015	DC	AOC B/P Laredo	1003 · Cash - Chase 3619	-655.05
Total AOC B/P Laredo						-1,825.76
Art's Welding & Fabrication						
	Check	06/29/2015	DC	Art's Welding & Fabrication	1003 · Cash - Chase 3619	-650.00
	Check	06/30/2015	DC	Art's Welding & Fabrication	1003 · Cash - Chase 3619	-325.00
	Check	07/01/2015	DC	Art's Welding & Fabrication	1003 · Cash - Chase 3619	-455.00
Total Art's Welding & Fabrication						-1,430.00
AT&T						
	Bill Pmt -Check	07/01/2015	30097	AT&T	1005 · Heartland	-2,230.24
Total AT&T						-2,230.24
Beps Auto Supply						
	Check	07/07/2015	DC	Beps Auto Supply	1003 · Cash - Chase 3619	-269.54
	Check	07/07/2015	DC	Beps Auto Supply	1003 · Cash - Chase 3619	-23.71
Total Beps Auto Supply						-293.25
Bizopia						
	Check	07/07/2015	DC	Bizopia	1003 · Cash - Chase 3619	-499.99
Total Bizopia						-499.99
Blue Cross Blue Shield of Texas						
	Bill Pmt -Check	07/01/2015	30098	Blue Cross Blue Shield of Texas	1005 · Heartland	0.00
Total Blue Cross Blue Shield of Texas						0.00
Carlos Garcia Tire Shop						
	Check	06/26/2015	DC	Carlos Garcia Tire Shop	1003 · Cash - Chase 3619	-211.09
Total Carlos Garcia Tire Shop						-211.09
Chad Crady						
	Bill Pmt -Check	07/02/2015	Wire	Chad Crady	1003 · Cash - Chase 3619	-1,000.00
Total Chad Crady						-1,000.00
Chevron						
	Check	07/09/2015	DC	Chevron	1003 · Cash - Chase 3619	-6.42
Total Chevron						-6.42
Chilis						
	Check	07/06/2015	DC	Chilis	1003 · Cash - Chase 3619	-48.94
Total Chilis						-48.94
Chris Package Store						
	Check	07/02/2015	DC	Chris Package Store	1003 · Cash - Chase 3619	-95.00
Total Chris Package Store						-95.00
Coastal Diesel Injection						
	Check	07/10/2015	DC	Coastal Diesel Injection	1003 · Cash - Chase 3619	-821.05
Total Coastal Diesel Injection						-821.05

Page 1 of 4

10:59 AM
02/08/16
Accrual Basis

Case 15-60073 Document 33-1 Filed in TXSB on 02/18/16 Page 2 of 4

STP
Cash Disbursement Journal
June 21 through September 18, 2015

	Type	Date	Num	Name	Account	Amount
Comfort Inn						
	Check	07/12/2015	DC	Comfort Inn	1003 · Cash - Chase 3619	-89.27
Total Comfort Inn						-89.27
Comptroller of Public Accounts						
	Sales Tax Payment	06/22/2015	wire	Comptroller of Public Accounts	1005 · Heartland	-14,503.14
Total Comptroller of Public Accounts						-14,503.14
Corner Bakery Cafe						
	Check	06/25/2015	DC	Corner Bakery Cafe	1003 · Cash - Chase 3619	-2.70
Total Corner Bakery Cafe						-2.70
Days Inn						
	Check	06/29/2015	DC	Days Inn	1003 · Cash - Chase 3619	-271.17
Total Days Inn						-271.17
Dietz Tools						
	Check	07/03/2015	DC	Dietz Tools	1003 · Cash - Chase 3619	-200.00
Total Dietz Tools						-200.00
Disa, Inc						
	Check	07/06/2015	DC	Disa, Inc	1003 · Cash - Chase 3619	-90.00
Total Disa, Inc						-90.00
Donut Palace						
	Check	06/24/2015	DC	Donut Palace	1003 · Cash - Chase 3619	-45.50
Total Donut Palace						-45.50
Dropbox						
	Check	06/28/2015	DC	Dropbox	1003 · Cash - Chase 3619	-9.99
Total Dropbox						-9.99
Fastenal						
	Check	07/13/2015	DC	Fastenal	1003 · Cash - Chase 3619	-303.74
Total Fastenal						-303.74
Ferezco Power Systems						
	Check	06/28/2015	DC	Ferezco Power Systems	1003 · Cash - Chase 3619	-811.00
	Check	07/05/2015	DC	Ferezco Power Systems	1003 · Cash - Chase 3619	-811.88
Total Ferezco Power Systems						-1,622.88
Franks Restaurant						
	Check	06/25/2015	DC	Franks Restaurant	1003 · Cash - Chase 3619	-61.26
	Check	07/08/2015	DC	Franks Restaurant	1003 · Cash - Chase 3619	-90.05
Total Franks Restaurant						-151.31
Genie Car Wash						
	Check	07/03/2015	DC	Genie Car Wash	1003 · Cash - Chase 3619	-54.99
Total Genie Car Wash						-54.99
Gilman & Gilman						
	Bill Pmt -Check	07/29/2015	20275	Gilman & Gilman	1003 · Cash - Chase 3619	-1,886.50
Total Gilman & Gilman						-1,886.50
Google Apps						
	Check	07/04/2015	DC	Google Apps	1003 · Cash - Chase 3619	-70.00
Total Google Apps						-70.00
Harris County Toll						
	Check	07/08/2015	DC	Harris County Toll	1003 · Cash - Chase 3619	-40.00
Total Harris County Toll						-40.00
Heartland Bank						
	Check	06/30/2015	BankFee	Heartland Bank	1005 · Heartland	-25.00
	Check	06/30/2015	BankFee	Heartland Bank	1005 · Heartland	-25.00
	Check	06/30/2015	BankFee	Heartland Bank	1003 · Cash - Chase 3619	-95.00
	Check	07/09/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/09/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/13/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/15/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/15/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/20/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/20/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	07/31/2015	BankFee	Heartland Bank	1003 · Cash - Chase 3619	-238.00
	Check	07/31/2015	BankFee	Heartland Bank	1005 · Heartland	-50.00
	Check	08/03/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	08/04/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50

Page 2 of 4

10:59 AM
02/08/16
Accrual Basis

Case 15-60073 Document 33-1 Filed in TXSB on 02/18/16 Page 3 of 4

STP
Cash Disbursement Journal
June 21 through September 18, 2015

	Type	Date	Num	Name	Account	Amount
	Check	08/05/2015	BankFee	Heartland Bank	1003 · Cash - Chase 3619	-95.00
	Check	08/28/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	08/31/2015	BankFee	Heartland Bank	1003 · Cash - Chase 3619	-95.00
	Check	08/31/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	08/31/2015	BankFee	Heartland Bank	1005 · Heartland	-25.00
	Check	08/31/2015	BankFee	Heartland Bank	1005 · Heartland	-25.00
	Check	09/01/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
	Check	09/02/2015	BankFee	Heartland Bank	1005 · Heartland	-31.50
Total Heartland Bank						-1,114.00
Holiday Inn Express						
	Check	06/25/2015	DC	Holiday Inn Express	1003 · Cash - Chase 3619	-135.55
	Check	07/08/2015	DC	Holiday Inn Express	1003 · Cash - Chase 3619	-144.59
	Check	07/08/2015	DC	Holiday Inn Express	1003 · Cash - Chase 3619	-144.59
Total Holiday Inn Express						-424.73
Hush Puppies						
	Check	07/07/2015	DC	Hush Puppies	1003 · Cash - Chase 3619	-45.32
Total Hush Puppies						-45.32
iTunes						
	Check	07/06/2015	DC	iTunes	1003 · Cash - Chase 3619	-10.81
Total iTunes						-10.81
Kassandra Valenzuela						
	Bill Pmt -Check	07/01/2015	30099	Kassandra Valenzuela	1005 · Heartland	-1,024.75
Total Kassandra Valenzuela						-1,024.75
Legendary Oaks Golf						
	Check	06/25/2015	DC	Legendary Oaks Golf	1003 · Cash - Chase 3619	-70.11
	Check	06/25/2015	DC	Legendary Oaks Golf	1003 · Cash - Chase 3619	-29.25
	Check	06/25/2015	DC	Legendary Oaks Golf	1003 · Cash - Chase 3619	-12.50
Total Legendary Oaks Golf						-111.86
Lowe's						
	Check	07/11/2015	DC	Lowe's	1003 · Cash - Chase 3619	-142.73
Total Lowe's						-142.73
McDonalds						
	Check	07/07/2015	DC	McDonalds	1003 · Cash - Chase 3619	-22.14
Total McDonalds						-22.14
Mec Cushman Motor Sales						
	Check	06/24/2015	DC	Mec Cushman Motor Sales	1003 · Cash - Chase 3619	-66.44
Total Mec Cushman Motor Sales						-66.44
Nations Equipment Finance						
	Check	07/01/2015	ACH	Nations Equipment Finance	1005 · Heartland	-30,228.35
Total Nations Equipment Finance						-30,228.35
Oreilly Auto						
	Check	06/22/2015	DC	Oreilly Auto	1003 · Cash - Chase 3619	-230.50
	Check	07/08/2015	DC	Oreilly Auto	1003 · Cash - Chase 3619	-108.23
	Check	07/09/2015	DC	Oreilly Auto	1003 · Cash - Chase 3619	-6.26
Total Oreilly Auto						-344.99
Pacho's Cafe						
	Check	06/23/2015	DC	Pacho's Cafe	1003 · Cash - Chase 3619	-30.50
Total Pacho's Cafe						-30.50
Palm Restaurant						
	Check	07/06/2015	DC	Palm Restaurant	1003 · Cash - Chase 3619	-87.79
Total Palm Restaurant						-87.79
Pilot						
	Check	07/11/2015	DC	Pilot	1003 · Cash - Chase 3619	-423.80
Total Pilot						-423.80
Rudys						
	Check	07/01/2015	DC	Rudys	1003 · Cash - Chase 3619	-41.60
Total Rudys						-41.60
Serious Cigars						
	Check	07/08/2015	DC	Serious Cigars	1003 · Cash - Chase 3619	-8.82
Total Serious Cigars						-8.82
Shell						
	Check	07/07/2015	DC	Shell	1003 · Cash - Chase 3619	-24.16
Total Shell						-24.16

Page 3 of 4

10:59 AM
02/08/16
Accrual Basis
Case 15-60073 Document 33-1 Filed in TXSB on 02/18/16 Page 4 of 4

STP
Cash Disbursement Journal
June 21 through September 18, 2015

	Type	Date	Num	Name	Account	Amount
Shirley Staples						
	Bill Pmt -Check	07/01/2015	30100	Shirley Staples	1005 · Heartland	-3,500.00
Total Shirley Staples						-3,500.00
Stone Creek						
	Check	06/22/2015	DC	Stone Creek	1003 · Cash - Chase 3619	-41.75
Total Stone Creek						-41.75
Stripes						
	Check	07/16/2015	DC	Stripes	1003 · Cash - Chase 3619	-28.30
Total Stripes						-28.30
Taco Palenque						
	Check	07/09/2015	DC	Taco Palenque	1003 · Cash - Chase 3619	-52.50
Total Taco Palenque						-52.50
Tractor Supply						
	Check	06/24/2015	DC	Tractor Supply	1003 · Cash - Chase 3619	-99.56
	Check	07/13/2015	DC	Tractor Supply	1003 · Cash - Chase 3619	-43.28
Total Tractor Supply						-142.84
Uber Conference						
	Check	07/08/2015	DC	Uber Conference	1003 · Cash - Chase 3619	-22.82
Total Uber Conference						-22.82
Uber Technologies						
	Check	06/25/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-10.00
	Check	07/01/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-19.11
	Check	07/01/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-7.90
	Check	07/01/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-7.78
	Check	07/05/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-12.84
	Check	07/06/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-15.58
	Check	07/08/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-29.00
	Check	07/08/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-25.00
	Check	07/08/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-22.00
	Check	07/11/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-3.79
	Check	07/12/2015	DC	Uber Technologies	1003 · Cash - Chase 3619	-3.38
Total Uber Technologies						-156.38
Walmart						
	Check	06/24/2015	DC	Walmart	1003 · Cash - Chase 3619	-104.94
	Check	06/24/2015	DC	Walmart	1003 · Cash - Chase 3619	-154.94
	Check	06/29/2015	DC	Walmart	1003 · Cash - Chase 3619	-156.33
	Check	06/29/2015	DC	Walmart	1003 · Cash - Chase 3619	-138.31
Total Walmart						-554.52
Wendy's						
	Check	07/14/2015	DC	Wendy's	1003 · Cash - Chase 3619	-18.15
Total Wendy's						-18.15
Whataburger						
	Check	07/08/2015	DC	Whataburger	1003 · Cash - Chase 3619	-23.19
Total Whataburger						-23.19
Wing Stop						
	Check	06/26/2015	DC	Wing Stop	1003 · Cash - Chase 3619	-27.57
Total Wing Stop						-27.57
WorldWide Power Products						
	Bill Pmt -Check	06/30/2015	30096	WorldWide Power Products	1005 · Heartland	-5,000.00
Total WorldWide Power Products						-5,000.00
TOTAL						**-73,064.61**

Page 4 of 4

Case 15-60073 Document 33-2 Filed in TXSB on 02/18/16 Page 1 of 1

Amended
Attachment 3c

3:30 PM
02/16/16
Accrual Basis

STP
Cash Disbursement Journal
September 1, 2014 through September 18, 2015

Type	Date	Num	Name	Account	Amount
Chad Crady					
Bill Pmt -Check	09/04/2014	WIRE	Chad Crady	1003 · Cash - Chas...	-850.00
Bill Pmt -Check	10/21/2014	Wire	Chad Crady	1003 · Cash - Chas...	-850.00
Bill Pmt -Check	10/22/2014	Wire	Chad Crady	1003 · Cash - Chas...	-1,428.80
Bill Pmt -Check	11/20/2014	Wire	Chad Crady	1003 · Cash - Chas...	-850.00
Bill Pmt -Check	12/23/2014	Wire	Chad Crady	1003 · Cash - Chas...	-850.00
Bill Pmt -Check	03/01/2015	30067	Chad Crady	1005 · Heartland	-850.00
Bill Pmt -Check	03/16/2015	30076	Chad Crady	1005 · Heartland	-850.00
Bill Pmt -Check	04/24/2015	Wire	Chad Crady	1003 · Cash - Chas...	-850.00
Bill Pmt -Check	04/24/2015	Wire	Chad Crady	1003 · Cash - Chas...	-1,228.03
Bill Pmt -Check	07/02/2015	Wire	Chad Crady	1003 · Cash - Chas...	-1,000.00
Total Chad Crady					-9,606.83
TOTAL					**-9,606.83**

Page 1

HII Technologies - Projections Model

Pro Forma Model ($)

Profit and Loss Statement	Apr-16	Q2E 2016	Q3 2016	Q4 2016	2016E	2017E
Calendar Days	30	91	92	92	366	365
Revenues						
Hydroflow Rentals		$ 15,772	$ 23,657	$ 23,657	$ 63,087	$ 94,630
Other Equipment Rentals		-	2,200	6,600	8,800	89,400
Asset Sales		-	-	-	-	-
Other Revenues		-	-	-	-	-
Total Revenues		$ 15,772	$ 25,857	$ 30,257	$ 71,887	$ 184,030
Cost of Sales						
Cost of Sales		$ -	$ -	$ -	$ -	$ -
Total Cost of Sales		$ -	$ -	$ -	$ -	$ -
% Revenues		*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Total Gross Profit		$ 15,772	$ 25,857	$ 30,257	$ 71,887	$ 184,030
% Gross Margin		*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
Selling, General & Administrative Expenses						
Accounting Staff - Contract		$ -	$ -	$ -	$ -	$ -
A/R Collections - Contract		2,000	3,000	3,000	8,000	12,000
Rent		4,000	6,000	6,000	16,000	24,000
Phone		150	225	225	600	900
Cloud Services		2,000	3,000	3,000	8,000	12,000
Web Hosting		1,000	1,500	1,500	4,000	6,000
Miscellaneous		600	900	900	2,400	3,600
Tax Return Fees		2,500	2,500	2,500	7,500	10,000
Consulting (SRR)		10,000	15,000	15,000	40,000	60,000
A/R Collections - Legal		55,000	38,000	-	93,000	-
Other Expenses		-	-	-	-	-
Annual Review		40,000	-	-	40,000	15,000
Total Selling, General & Administrative Expenses		$ 117,250	$ 70,125	$ 32,125	$ 219,500	$ 143,500
% Revenues		*743.4%*	*271.2%*	*106.2%*	*305.3%*	*78.0%*
Total EBITDA		$ (101,478)	$ (44,268)	$ (1,868)	$ (147,613)	$ 40,530
% Margin		*(643.4%)*	*(171.2%)*	*(6.2%)*	*(205.3%)*	*22.0%*
Growth						
Depreciation		$ 10,170	$ 15,254	$ 15,254	$ 40,678	$ 61,017
Amortization		-	-	-	-	-
Bad Debt Expense		-	-	-	-	-
Earnings Before Taxes		$ (111,648)	$ (59,522)	$ (17,122)	$ (188,291)	$ (20,487)
Taxes		$ -	$ -	$ -	$ -	$ 4,465
Net Income		$ (111,648)	$ (59,522)	$ (17,122)	$ (188,291)	$ (24,952)
% Margin		*(707.9%)*	*(230.2%)*	*(56.6%)*	*(261.9%)*	*(13.6%)*
Cumulative EBITDA		**$ (101,478)**	**$ (145,746)**	**$ (147,613)**	**$ (147,613)**	**$ (107,084)**

Note: P&L assumes no additional rental fees for Hydroflow units or other assets.
Q2E column reflects post-reorganization results.

Subject to disclaimers included in the Disclosure Statement

HII Technologies - Projections Model

Pro Forma Model ($)

Balance Sheet	Apr-16	Q2E 2016	Q3 2016	Q4 2016	2016E	2017E
Assets						
Cash	$ 296,401	$ 225,939	$ 345,833	$ 343,966	$ 343,966	$ 430,031
Accounts Receivable	928,254	378,254	-	-	-	-
Total Current Assets	$ 1,224,656	$ 604,193	$ 345,833	$ 343,966	$ 343,966	$ 430,031
Net Property Plant & Equipment	$ 305,085	$ 294,916	$ 279,661	$ 264,407	$ 264,407	$ 303,390
Goodwill	-	-	-	-	-	-
Other Assets	4,622,322	4,622,322	4,622,322	4,622,322	4,622,322	4,622,322
Total Assets	$ 6,152,062	$ 5,521,430	$ 5,247,816	$ 5,230,694	$ 5,230,694	$ 5,355,742
Liabilities						
Accounts Payable	$ -	$ -	$ -	$ -	$ -	$ -
Administrative Expenses Payable	434,892	214,092	-	-	-	-
Other Current Liabilities	298,184	-	-	-	-	-
Total Current Liabilities	$ 733,076	$ 214,092	$ -	$ -	$ -	$ -
Revolver	$ -	$ -	$ -	$ -	$ -	$ -
Senior Debt	-	-	-	-	-	-
Other Liabilities	-	-	-	-	-	-
Total Liabilities	$ 733,076	$ 214,092	$ -	$ -	$ -	$ -
Shareholders' Equity						
Shareholders' Equity	$ 5,418,986	$ 5,418,986	$ 5,418,986	$ 5,418,986	$ 5,418,986	$ 5,568,986
Retained Earnings	-	(111,648)	(171,170)	(188,291)	(188,291)	(213,243)
Total Shareholders' Equity	$ 5,418,986	$ 5,307,338	$ 5,247,816	$ 5,230,694	$ 5,230,694	$ 5,355,742
Total Liabilities & Shareholders' Equity	$ 6,152,062	$ 5,521,430	$ 5,247,816	$ 5,230,694	$ 5,230,694	$ 5,355,742
Check	-	-	-	-	-	-

Note: Balance sheet based on the estimated Fair Market Value at closing.

Subject to disclaimers included in the Disclosure Statement

HII Technologies - Projections Model

Pro Forma Model ($)

Cash Flow Statement	Apr-16	Q2E 2016	Q3 2016	Q4 2016	2016E	2017E
Operating Cash Flow						
Net Income		$ (111,648)	$ (59,522)	$ (17,122)	$ (188,291)	$ (24,952)
Depreciation & Amortization		10,170	15,254	15,254	40,678	61,017
Change in Accounts Receivable		550,000	378,254	-	928,254	-
Change in Accounts Payable		-	-	-	-	-
Change in Administrative Expenses Payable		(220,800)	(214,092)	-	(434,892)	-
Change in Other Current Liabilities		(298,184)	-	-	(298,184)	-
Total Operating Cash Flow		$ (70,463)	$ 119,895	$ (1,868)	$ 47,565	$ 36,065
Investing Cash Flow						
Other (Acquisitions/Sales)		-	-	-	-	(100,000)
Total Investing Cash Flow		$ -	$ -	$ -	$ -	$ (100,000)
Debt Payments						
Equity Contributions		$ -	$ -	$ -	$ -	$ 150,000
Fees		-	-	-	-	-
Total Financing Cash Flow Pre-Debt		$ -	$ -	$ -	$ -	$ 150,000
Total Cash Flow Pre-Debt		$ (70,463)	$ 119,895	$ (1,868)	$ 47,565	$ 86,065
Less: Minimum Cash Balance		-	-	-	-	-
Plus: Beginning Cash		-	225,939	345,833	296,401	343,966
Cash Available for Debt Repayment		$ (70,463)	$ 345,833	$ 343,966	$ 343,966	$ 430,031
Less: Revolver Paydown		-	-	-	-	-
Less: Senior Debt Paydown		-	-	-	-	-
Ending Cash Balance		$ (70,463)	$ 345,833	$ 343,966	$ 343,966	$ 430,031

Subject to disclaimers included in the Disclosure Statement

Assumption on the Pro Forma Financials

- Assumes a plan confirmation or conversion date of April 30, 2016.

REVENUES

- Assumes nine total Hydroflow units will be leased to Enservco, for a total of $7,886 per month.
- Assumes other existing equipment will be leased for $2,200 in Q3 2016.
- Assumes a $150,000 equity contribution in Q1 2017 will be used purchase $100,000 of additional rental equipment, which will be leased for an additional $7,000 per month.

EXPENSES

- All expense assumptions are based upon historical rates, adjusted for the expected level of operational activity after reorganization.
- Assumes accounts receivable bookkeeping will be $1,000 per month.
- Assumes rent expense will be $2,000 per month.
- Assumes phone, cloud services, web hosting, and miscellaneous expenses will total $1,875 per month.
- Assumes preparation and filing of tax returns will cost $2,500 per quarter.
- Assumes consulting fees will be $5,000 per month.
- Assumes collections legal fees will be 10% of monthly collections.
- Assumes an annual review will cost $25,000 in 2016 and $15,000 in 2017.
- Assumes legal fees related to SEC filings will cost $15,000 in 2016.

BALANCE SHEET & CASH FLOWS

- Assumes beginning cash will be the remaining cash available upon plan confirmation, based upon our current projections.
- Assumes beginning accounts receivable is the net collectible receivables remaining at plan confirmation, based on current projections.
- Assumes net property, plant & equipment is the estimated fair market value of the existing property, plant & equipment at plan confirmation.
- Other current assets is the value of the net operating losses. Assumes that $33.0 million of net operating losses (NOL's) after the conversion of debt to equity. Assuming a tax rate of 35% and a 40% chance that they will be utilized against future operations, the value would be approximately $4.6 million.
- Assumes February and March administrative fees (including professionals), as well as the 20% of fees withheld, will be payable upon confirmation. Administrative expenses will be paid as cash becomes available from receivable collections.
- Other current liabilities include trustees fees, the $100,000 AES settlement, priority tax claims, and Classes 1-3 as defined in the plan of reorganization. Other current liabilities will be paid upon confirmation of the plan or shortly thereafter.

Subject to disclaimers included in the Disclosure Statement

HII Technologies Inc.
Liquidation Analysis ($ Thousands)

Estimated Claims		
Administrative Expenses Including Professional Fees	$	435
AES Settlement Agreement		100
Priority Tax Claims		48
DIP Lenders Secured Claim		9,757
Class 1(a) - Magna Secured Claims		43
Class 1(b) - Subordinated Secured Seller Note Claims		-
Class 1(c) - Other Secured Claims		10
Class 2 - Priority Non-Tax Claims		73
Class 3 - Convenience Claims		25
Class 4 - General Unsecured Claims		10,072
Class 5 - Subordinated Unsecured Claims		-
Class 6 - Equity Interests		-
	$	20,563

Liquidation Analysis		Chapter 11		Chapter 7
Assets				
Cash for Company and Trust	$	296	$	-
Accounts Receivable		928		-
Total Current Assets		1,225		-
Equipment		305		-
Value of Tax Attributes		4,622		-
Total Non-Current Assets		4,927		-
Causes of Action		5,000		500
Total Sources of Recovery	**$**	**11,152**	**$**	**500**
Claims Satisfied at the Effective Date or Shortly Thereafter				
Trustees Fees	$	12	$	38
Adminstrative Expenses (including Professional Fees)		435		-
AES Settlement		100		-
Priority Tax Claims		48		-
Class 1(a) Claims		43		-
Class 1(b) Claims		-		-
Class 1(c) Claims		10		-
Class 2 Claims		73		-
Class 3 Claims		13		-
Total Claims Satisfied at the Effective Date or Shortly Thereafter	**$**	**733**	**$**	**38**
Claims Satisfied from Proceeds of Causes of Action				
Cash to Fund Litigation Trust	$	500	$	-
Out of Pocket Costs to Pursue Litigation		(500)		(100)
Litigation Gross Recovery		5,000		500
Contingency Fee for Attorney		(1,500)		(150)
Repayment of Litigation Funding		(500)		-
Post-petition Obligations		(1,848)		-
Litigation Net Recovery	$	1,152	$	250
Settlement with Brent Mulliniks & Billy Cox		(150)		-
Cash Available for Distribution		1,002		250
Adminstrative Expenses (including Professional Fees)	$	-	$	250
Priority Tax Claims		-		-
Class 1(a) Claims		-		-
Class 1(b) Claims		-		-
Class 1(c) Claims		-		-
Class 2 Claims		-		-
Class 3 Claims		-		-
Class 4 Claims				
DIP Lenders (55%)		551		-
General Unsecured Claims (45%)		451		-
Class 5 Claims		-		-
Class 6 Interests		-		-
Total Claims Satisfied from Proceeds of Causes of Action	**$**	**1,002**	**$**	**250**
Claims Satisfied from Stock in the Reorganized Entity				
DIP Lenders (95%)	$	5,148	$	-
Class 4 Claims (5%)		271		-
Total Claims Satisfied from Stock in the Reorganized Entity	**$**	**5,419**	**$**	**-**

Subject to disclaimers included in the Disclosure Statement

HII Technologies Inc.
Liquidation Analysis ($ Thousands)

Total Recovery	Chapter 11	Chapter 7
Administrative Expenses Including Professional Fees	$ 435	$ 250
AES Settlement Agreement	100	-
Priority Tax Claims	48	-
DIP Lenders Secured Claim	7,547	-
Class 1(a) - Magna Secured Claims	43	-
Class 1(b) - Subordinated Secured Seller Note Claims	-	-
Class 1(c) - Other Secured Claims	10	-
Class 2 - Priority Non-Tax Claims	73	-
Class 3 - Convenience Claims	13	-
Class 4 - General Unsecured Claims	722	-
Class 5 - Subordinated Unsecured Claims	-	-
Class 6 - Equity Interests	-	-
Total Recoveries	**$ 8,990**	**$ 250**

Percentage Recovery	Chapter 11	Chapter 7
Administrative Expenses Including Professional Fees	100.0%	57.5%
AES Settlement Agreement	100.0%	0.0%
Priority Tax Claims	100.0%	0.0%
DIP Lenders Secured Claim	77.3%	0.0%
Class 1(a) - Magna Secured Claims	100.0%	0.0%
Class 1(b) - Subordinated Secured Seller Note Claims	100.0%	0.0%
Class 1(c) - Other Secured Claims	100.0%	0.0%
Class 2 - Priority Non-Tax Claims	100.0%	0.0%
Class 3 - Convenience Claims	50.0%	0.0%
Class 4 - General Unsecured Claims	7.2%	0.0%
Class 5 - Subordinated Unsecured Claims	0.0%	0.0%
Class 6 - Equity Interests	0.0%	0.0%

Subject to disclaimers included in the Disclosure Statement

Assumption on the Liquidation Analysis

- Assumes a plan confirmation or conversion date of April 30, 2016
- Assumes that recoveries from causes of action is $5 million. This amount may vary greatly, as there are a number of avenues for which claims are being pursued, and the outcome could be impacted by numerous factors. A recovery from causes of action (e.g. litigation, insurance claims, preferences, fraudulent transfers, etc.) is expected.
- Assumes that legal fees are based on a contingency fee of 30%, and that out of pocket expenses are paid for with funds from the litigating trust or the Chapter 7 estate.
- $20.1 million is the total gross Class 4 Unsecured Claim amount, but this does not take into consideration objections to claims, insurance claims on missing equipment, or other factors that may reduce the amount of unsecured claims. When adjusted for i.) insurance recoveries by unsecured creditors to collect for missing and/or damaged collateral, ii.) disallowance and/or withdrawal of certain general unsecured claims, and iii.) Series B convertible debt that will participate at the Class 6 Equity level, the anticipated Class 4 claims pool is approximately $10.1 million.

Gross unsecured claims	$	20,743
Claims paid from insurance proceeds		(5,305)
Claims objections		(2,569)
Withdrawn claims		(342)
Convertible debt		(2,455)
Net unsecured claims	$	10,072

CHAPTER 11 PLAN

- Assumes all the cash in excess of $800,000 pays down the New Money Advances and the Debtor in Possession Financing. This analysis assumes that only $288,515 of New Money Advances remain at confirmation.
- Assumes claims process is administered on consolidated basis allowing for greater efficiency and lower costs.
- Assumes all remaining accounts receivable and equipment remain with the Company.
- Assumes that $33.0 million of Net operating Losses (NOL's) after the conversion of debt to equity. Assuming a tax rate of 35% and a 40% chance that they will be utilized against future operations, the value would be approximately $4.6 million dollars.
- 100% of administrative costs related to the Chapter 11 proceeding are paid through cash collateral prior to Plan implementation or through the cash that remains after the plan is confirmed.
- Proceeds of the Causes of action will be applied 100% to any remaining New Money Advances, then 55% to DIP Lender and 45% to Unsecured Creditors and deficiency claims.
- The DIP Lender will receive 95% of the common stock of the company and the unsecured creditor and holders of deficiency claims will receive 5% of the company upon confirmation.
- The Company will continue to operate in the area of water management in the oil field services space. The Company will provide leasing services to Enservco for 7 new Hydro-Flow units under a 2 year lease, along with 2 additional units under lease with an early option buy out. The Company also has other equipment available for lease in the oil field services space.
- The DIP lender will be leaving adequate liquidity behind in the form of cash and accounts receivable at the time of exit which will provide cash flow to support continuing operations.

ALTERNATIVE CHAPTER 7 PLAN

- Chapter 7 alternative presents $0 cash as the sale of substantially all of the assets has occurred.
- Out of pocket costs of litigation are assumed to be $100,000.
- Secured lender assumed to successfully seek and receive lift of stay and undertake a foreclosure against collateral, thus no accounts receivable or equipment will remain with the company.
- Trustee fees in the Chapter 7 reflect compensation as per section 330 not to exceed 25% on the first $5,000, 10% on amounts between $5,000 and $50,000, 5% amounts between $50,000 and $1,000,000, 3% for moneys in excess of $1,000,000.

EXHIBIT E

LITIGATION TRUST AGREEMENT
[to be filed separately]

HII Technologies Inc.

Waterfall for Litigation Proceeds

Amounts in $ Thousands		
Cash to Fund Litigation Trust	$	500
Less: Out of Pocket Expenses to Pursue Litigation		(500)
Litigation Gross Recovery		5,000 *
Contingency Fee for Attorney		(1,500)
Repayment of Litigation Funding		(500)
Post-petition Obligations		(1,848)
Litigation Net Recovery	$	1,152
Settlement with Brent Mulliniks & Billy Cox		(150)
Cash Available for Distribution		1,002
Adminstrative Expenses (including Professional Fees)	$	-
Priority Tax Claims		-
Class 1(a) Claims		-
Class 1(b) Claims		-
Class 1(c) Claims		-
Class 2 Claims		-
Class 3 Claims		-
Class 4 Claims		-
DIP Lenders (55%)		551
General Unsecured Claims (45%)		451
Class 5 Claims		-
Class 6 Interests		-
Total Disbursements from Litigation	$	1,002

* The Hamiltons do not believe the trust will recover $5 Million and assert that litigation recoveries should not exceed $500,000, in which case unsecured creditors would receive nothing.

Subject to disclaimers included in the Disclosure Statement

EXHIBIT G

ORDER CONDITIONALLY APPROVING THE DISCLOSURE STATEMENT

TO BE ENTERED BY THE COURT

Case 15-60070 Document 407 Filed in TXSB on 03/10/16 Page 1 of 2

United States Bankruptcy Court Southern - Texas
ENTERED
03/10/2016

ORDER (1) CONDITIONALLY APPROVING DISCLOSURE STATEMENT; (2) FIXING RECORD DATE FOR VOTING; (3) APPROVING PLAN SOLICITATION PACKAGE AND VOTING PROCEDURES; (4) SETTING DEADLINES TO VOTE ON PLAN AND OBJECT TO PLAN AND DISCLOSURE STATEMENT; AND (5) SETTING HEARING ON FINAL APPROVAL OF DISCLOSURE STATEMENT AND PLAN CONFIRMATION

(Docket No. 403)

On consideration of the *Debtors' Motion for Order (1) Conditionally Approving Disclosure Statement; (2) Fixing Record Date for Voting; (3) Approving Plan Solicitation Package and Voting Procedures; (4) Setting Deadlines to Vote on Plan and Object to Plan and Disclosure Statement; and (5) Setting Hearing on Final Approval of Disclosure Statement and Plan Confirmation* (Dkt. No. 394, the "Motion"), filed by the above-captioned debtors and debtors-in-possession (collectively, the "Debtors");[2] the Court having reviewed the Motion and having heard the statements of counsel regarding the relief requested in the Motion at a hearing before the Court (the "Hearing"); and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein;

IT IS HEREBY FOUND AND CONCLUDED, as follows:

A. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.

B. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

C. Venue for this matter is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Notice of the Motion and the Hearing and the relief granted herein was adequate under the circumstances and in full compliance with the requirement of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

---

[2] Capitalized terms not otherwise defined herein have the meanings given to them in the Motion or the applicable exhibits to the Motion.

McKool 1164038v1

Case 15-60070 Document 407 Filed in TXSB on 03/10/16 Page 2 of 2

IT IS HEREBY ORDERED THAT:

1. The Disclosure Statement[3] is conditionally approved, pursuant to section 1125 of the Bankruptcy Code. A hearing on final approval of the Disclosure Statement will be held on April 15, 2016 at 2:00 p.m. Central time 515 Rusk, Courtroom 400, Houston Texas 77002, USA, being the same time as the hearing on confirmation of the Plan.

2. The date by which creditors must hold claims in order to be eligible to vote for the Plan[4] (the "Record Date"), is the same date as the entry of this Disclosure Statement Order.

3. The Solicitation Package and Voting Procedures set forth in the Motion are approved and the Debtors are authorized to send the notices as requested in the Motion.

4. The Service Date is set for March 15, 2016.

5. The Voting Deadline is set for April 8, 2016 at 5:00 p.m. prevailing United States Central Time as the time for the receipt of ballots on the Plan.

6. The Objection Deadline is set for April 8, 2016 at 5:00 p.m. prevailing United States Central time to file and serve objections to approval of the Disclosure Statement and objections to confirmation of the Plan. Responses to any such objections must be filed on or before April 14, 2016.

7. The hearing on confirmation of the Plan and final approval of the Disclosure Statement is set for April 15, 2016 at 2:30 p.m.

8. The Ballot for voting on the Plan (Exhibit A-2 of the Motion) is approved.

SIGNED: 3-10-2016, ~~2016.~~

UNITED STATES BANKRUPTCY JUDGE

3 "Disclosure Statement" refers to the Debtors' Second Amended Disclosure Statement in Support of Joint Amended Plan of Reorganization (docket no. 403), including ~~any~~ amendments ~~thereto~~. announced on the record.

4 "Plan" refers to the Debtors' Second Amended Joint Plan of Reorganization (docket no. 402), including any amendments thereto.

2

McKool 1164038v1

MEDIATED SETTLEMENT AGREEMENT

This is a Mediated Settlement Agreement between (i) the Chapter 11 Bankruptcy Estates of HII Technologies, Inc., Apache Energy Services L.L.C., Aqua Handling of Texas, L.L.C., Hamilton Investment Group, Inc. and Sage Power Solutions, Inc. (collectively, the "Chapter 11 Estates") in the jointly administered bankruptcy cases styled *In re HII Technologies, Inc.*, Case No. 15-60070 (jointly administered) pending in the United States Bankruptcy Court for the Southern District of Texas (Houston Division), (ii) the Ad Hoc Committee of Unsecured Creditors of Debtor Apache Energy Services, (iii) Brent Mulliniks, (iv) Billy Cox Jr., (v) the DIP Lenders[1]; and (vi) the Official Committee of Unsecured Creditors of HII Technologies, Inc., et al. (the "Committee").

1. This Agreement is subject to the approval of the United States Bankruptcy Court for the Southern District of Texas. If this Agreement is not approved, this Agreement will have no force and effect except as explicitly set forth below.

2. This Agreement will be presented to the Bankruptcy Court in the form of a motion to compromise under Fed. R. Bankr. P. 9019 to be filed by the Debtors not later than March 7, 2016. The Debtors will request that the motion to compromise be considered along with plan confirmation; provided, if the final hearing on plan confirmation is scheduled for later than April 30, 2016, then the parties will jointly request standalone consideration at a final hearing prior to April 30, 2016. All parties must cooperate in good faith to obtain approval of the Motion to Compromise, a plan and disclosure statement incorporating the Motion to Compromise (as further explained below), and the actions proposed herein. The Ad Hoc Committee (including Cox and Mulliniks) will (a) request that the Court abate all pending motions immediately upon execution of this Agreement, (b) not prosecute further objections to the Debtors' plan, the disclosure Statement, any professional fees, or other actions in the Bankruptcy Cases once the settlement funds in paragraph 3 are funded, (c) vote in favor of the Debtors' plan and not take any actions inconsistent with supporting the plan, and (d) not sell, transfer or encumber their claims against the Debtors (unless the other party agrees in writing to abide by this Agreement). The parties will request emergency consideration prior to March 15, 2016 for an extension of the challenge deadline, which extension will terminate upon the earlier of (i) the receipt by Brent Mulliniks and Billy Cox Jr. of the $100,000.00 provided in paragraph 3; and (ii) May 14, 2016.

3. Not later than 10 business days after the entry of a final and non-appealable order approving the motion to compromise, the Estates will pay $100,000.00 to Brent Mulliniks and Billy Cox Jr., jointly and severally, c/o their attorney Leonard Simon. The $100,000 will come from 1) $50,000 released from the sales proceeds previously escrowed for the name "Apache"

[1] Heartland Bank and McLarty Capital Partners SBIC, L.P., as defined in the Final DIP Order.

b. In addition to the parties to this Agreement, the plan will provide that reorganized debtor and the litigation trust will be bound by the terms of this Agreement.

5. If a plan providing for these terms is not confirmed, then the parties may file successive plans, each of which implement this Mediated Settlement Agreement. Pending confirmation of a plan, the priority claims awarded to Billy Cox Jr. and Brent Mulliniks may not be enforced against the chapter 11 Estate.

6. If this case is converted to a case under Chapter 7 of the Bankruptcy Code prior to confirmation, this Mediated Settlement Agreement will be ineffective for all purposes. If this case is converted to a case under Chapter 7 of the Bankruptcy Code after confirmation, Billy Cox, Jr. and Brent Mulliniks will have a priority claim entitled to a priority distribution from the chapter 7 estate with the same economic terms as set forth in this Mediated Settlement Agreement. The Chapter 7 Trustee will be bound by all of the other terms of this Mediated Settlement Agreement, including without limitation the Limited Execution Agreement.

7. Upon approval of the compromise and the receipt of the $100,000.00 provided in paragraph 3 of this Mediated Settlement Agreement, the following events will occur without further action by any person:

a. The Ad Hoc Committee of Unsecured Creditors of Debtor Apache Energy Services, Brent Mulliniks, Billy Cox Jr., and each of the Releasing Parties (as defined in paragraph 6 of this Agreement) fully, completely, and irrevocably will have released (i) the Chapter 11 Estates; (ii) the DIP Lenders (including their employees, directors, officers and affiliates); (iii) the Committee and its individual members; and (iv) each of their attorneys, advisors, and agents from all Claims (as that term is defined in the Bankruptcy Code, and including all matters known and unknown, including all sanctions motions) arising from the beginning of time. Provided, this Release is not a release of the

$150,000.00 Priority Claim set forth in paragraph 4(a), which claim will survive in the manner and under the conditions set forth in this Mediated Settlement Agreement. Notwithstanding anything to the contrary, this paragraph does not require any member of the Ad Hoc Committee other than Brent Mulliniks and Billy Cox Jr. to release their claims against the Chapter 11 Estates, nor are such persons released and their claims remain subject to appropriate objections, if any.

b. The Chapter 11 Estates, the DIP Lender, Heartland Bank, McLarty Capital Partners SBIC, LP, and the Committee will be irrevocably bound by the Limited Execution agreement set forth in paragraph 10 of this Agreement, as to all Claims (as that term is defined in the Bankruptcy Code, and including all matters known and unknown) arising from the beginning of time.

c. The Chapter 11 Estates, the DIP Lender, Heartland Bank, McLarty Capital Partners SBIC, LP, and the Committee fully, completely, and irrevocably will have released all Claims (as that term is defined in the Bankruptcy Code, and including all matters known and unknown, and including any sanctions motions) arising from the beginning of time against Kirk Kennedy, Leonard Simon, and their law firms.

d. Upon approval of the motion to compromise, the Chapter 11 Estates agree and stipulate that Brent Mulliniks and Billy Cox Jr. will have no future or further duty of non-competition or nonsoliciation (if any presently exists); provided that Brent Mulliniks and Billy Cox Jr. shall not compete with Enservco or HeatWaves Water Management LLC based on the HydroFlow distribution agreement conveyed by the Chapter 11 Estates.

e. The Ad Hoc Committee, Brent Mulliniks, and Billy Cox Jr., withdraw all pending motions filed by them, with prejudice and do not oppose further actions by the Chapter 11 Estates (including without limitation seeking approval of a disclosure statement describing a plan, and confirmation of a plan, that incorporates the provisions of this Mediated Settlement Agreement, except to the extent (and only to the extent) that the relief sought by the Chapter 11 Estates is contrary to this Agreement.

8. The Releasing Parties are Hydrotech Solutions, Inc. and The Phoenix Group, LLC.

9. The following events will be effective immediately, and without the requirement of Court approval:

a. The Debtors will promptly file a plan and disclosure statement implementing the terms of this Mediated Settlement Agreement.

b. The Debtors will seek conditional approval of the disclosure statement and a confirmation hearing date to be concluded prior to April 30, 2016.

c. The parties will be bound to jointly request a hearing on the motion to compromise, with a hearing date to be not later than April 30, 2016.

d. The parties, and each of their agents, officers, attorneys and persons acting in concert with them will be obligated to use their good faith efforts to obtain approval of the agreements reflected in this Mediated Settlement Agreement.

10. The Limited Execution Agreement is defined as set forth in this paragraph. The collection of any final judgment or Claim against The Ad Hoc Committee of Unsecured Creditors of Debtor Apache Energy Services, Brent Mulliniks, Billy Cox Jr., and each of the Releasing Parties may be made solely from (i) proceeds of available insurance; and (ii) if there are inadequate or no insurance proceeds available to pay a final judgment, an offset against any distributions that may arise under paragraph 4(a) of this Agreement. In no event may any collection be made from (or an offset asserted against) the payments due under paragraph 3 or from any other assets of Brent Mulliniks, Billy Cox Jr., or any of the Releasing Parties.

11. Brent Mulliniks, Billy Cox Jr. and the Releasing Parties reserve the right fully to defend against any Claim that is asserted against them, and waive no rights to assert a full and complete defense, including without limitation the right to seek sanctions of claims arising under Rule 11 of the Federal Rules of Civil Procedure, Rule 9011 of the Federal Rules of Bankruptcy Procedure, or equivalent sanctions under applicable state law, but only as to actions taken after approval of the motion to compromise. Provided, Brent Mulliniks, Billy Cox Jr. and the Releasing Parties may not assert counterclaims or offsets for matters that are released by this Agreement.

12. The Debtor, the Committee or the DIP Lenders may withdraw from this Agreement at any time prior to March 14, 2016 at 5:00 p.m. If they do withdraw from this Agreement, then the Challenge Deadline will expire on March 31, 2016 and all abated matters will be automatically revived. If no withdrawal occurs by that date and time, then Brent Mulliniks will immediately resign from all Boards of Directors of the Debtors and their affiliates and will not serve as an officer of the Debtors or affiliates.

13. If any member of the Ad Hoc Committee, acting individually or with a newly formed entity, opposes the approval or implementation of this Mediated Settlement Agreement in any pleading filed with the Bankruptcy Court, this Agreement may be terminated without notice by the DIP Lenders, the Debtor or the Committee.

14. If any other person or entity opposes the approval of implementation of this Mediated Settlement Agreement, then all parties to this Mediated Settlement Agreement, their officers, agents and attorneys, will cooperate to defeat any such opposition; provided, if the motion to compromise is approved, then no termination of this Mediated Settlement Agreement may occur.

15. This Agreement will be interpreted under Texas law and the Bankruptcy laws of the United States of America.

16. Enforcement of this Agreement is vested exclusively in the United States Bankruptcy Court for the Southern District of Texas to the maximum extent of its subject matter jurisdiction. If subject matter jurisdiction is lacking, this Agreement may be enforced in any Court of competent jurisdiction. Notwithstanding the foregoing, the release provisions and the Limited Execution Agreement may be asserted and enforced by any Court in which a claim is asserted.

February 29, 2016

Billy Cox
____

[illegible]
____

Brent Mullins, Brent Mullins
____
Individually & Ad Hoc Committee

Phil Thomas, Phil Thomas
____
EVP/CLO Heartland Bank

[illegible] Austin Trawick
____
Chairman, Official Committee of Unsecured Creditors of HII Technologies

[illegible], HII CRO
____
on behalf of the Debtors

[illegible], Tedmond Wong
____
Vice President, McLarty Capital Partners SBIC, L.P.

____